This Settlement Agreement (“Agreement”) is entered into between the United States acting through the United States Department of Justice (“Department of Justice”), along with the States of California, Delaware, Illinois, Maryland, and New York, and the Commonwealth of Kentucky, acting through their respective Attorneys General (collectively, “the States”), and Bank of America Corporation, Bank of America, N.A., and Banc of America Mortgage Securities, as well as their current and former subsidiaries and affiliates (collectively, “Bank of America”). The United States, the States, and Bank of America are collectively referred to herein as “the Parties.” RECITALS A. The United States Attorney’s Offices for the District of New Jersey, the Western District of North Carolina, the Northern District of Georgia, and the Central District of California conducted investigations of the packaging, origination, marketing, sale, structuring, arrangement, and issuance of residential mortgage-backed securities (“RMBS”) and collateralized debt obligations (“CDOs”) by Bank of America; Countrywide Financial Corporation, Countrywide Home Loans, Inc., and Countrywide Securities Corporation, as well as their current and former subsidiaries and affiliates (collectively, “Countrywide”); Merrill Lynch, Pierce, Fenner & Smith, Inc., Merrill Lynch Mortgage Lending, Inc., and Merrill Lynch Mortgage Investors, Inc., as well as their current and former subsidiaries and affiliates (collectively, “Merrill Lynch”); and First Franklin Financial Corporation, as well as its current and former subsidiaries and affiliates (“First Franklin”). Based on these investigations, the United States believes that there are potential legal claims by the United States against Bank of America, Countrywide, Merrill Lynch and First Franklin for violations of federal law. Furthermore, based on its investigation, the United States Attorney’s Office for the Western District of North Carolina filed a civil action,

United States v. Bank of America Corp., et al., No. 13-cv-446-MOC (W.D.N.C.), against Bank of America seeking a civil monetary penalty pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), 12 U.S.C. § 1833a. B. The States, based on their independent investigations of the same conduct, believe that there are potential legal claims by California, Delaware, Illinois, Maryland, Kentucky, and New York against Bank of America, Countrywide, Merrill Lynch, and First Franklin for state law violations in connection with the packaging, origination, marketing, sale, structuring, arrangement, and issuance of RMBS and CDOs. C. The United States Attorney’s Office for the Southern District of New York has conducted investigations of Countrywide and Bank of America’s origination and sale of defective residential mortgage loans to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively, “government-sponsored enterprises” or “GSEs”), including investigating allegations asserted by: i. Relator, who filed a complaint on or about June 21, 2011, under the qui tam provisions of the False Claims Act, 31 U.S.C. §§ 3729, et seq., against Bank of America, three of its subsidiaries (Countrywide Financial Corporation, Landsafe Appraisal Services, Inc. and U.S. Trust), and another defendant, asserting inter alia, that, from 2004 to 2011, Bank of America and its subsidiaries originated residential mortgage loans using inflated appraisals and fraudulently sold those loans to the GSEs with misrepresentations as to the loans’ quality; ii. Relator, who filed a complaint on or about June 4, 2014, under the qui tam provisions of the False Claims Act against Countrywide and Bank of America, alleging, inter alia, that, from 2009 to 2014, these entities fraudulently sold 2 defective residential mortgage loans originated by Countrywide’s Consumer Markets Division and later Bank of America to the GSEs with misrepresentations as to the loans’ quality; and iii. Relator, who filed a complaint on or about January 14, 2014, under the qui tam provisions of the False Claims Act against Defendants Countrywide, Bank of America, Merrill Lynch, and First Franklin, alleging, inter alia, that, from 2008 to 2013, those entities breached representations and warranties by failing to report thousands of defective loans to the GSEs. Based on these investigations, the United States believes that there are potential legal claims by the United States against Bank of America for violations of federal law. D. The United States Attorney’s Office for the Western District of North Carolina has also conducted an investigation of Bank of America and Countrywide submitting false claims to the Federal Housing Administration (“FHA”), an agency within the United States Department of Housing and Urban Development, including investigating allegations asserted by Mortgage Now, Inc., which filed a complaint on or about June 7, 2012, under the qui tam provisions of the False Claims Act against Bank of America alleging inter alia, that Bank of America and Countrywide submitted claims to FHA for reimbursement of amounts Bank of America and Countrywide already had recovered from third-party correspondent lenders. As part of this investigation, the United States Attorney’s Office for the Western District of North Carolina examined whether Bank of America settled repurchase claims with Freddie Mac and Fannie Mae concerning residential mortgages for which Bank of America or Countrywide received compensation from third party correspondent lenders that Bank of America did not disclose to Freddie Mac and Fannie Mae. 3

E. The United States Attorney’s Office for the Eastern District of New York has conducted an investigation of Bank of America’s origination of loans insured by the FHA from May 1, 2009 through March 31, 2012. F. The United States Department of Housing and Urban Development has conducted an investigation of Bank of America’s performance as Master Subservicer under Contract Number C-OPC-23289 with the Government National Mortgage Association (“Ginnie Mae”). G. Bank of America, Countrywide, Merrill Lynch, and/or certain affiliates thereof have resolved claims filed by the Federal Deposit Insurance Corporation (“FDIC”) as Receiver for 1st Pacific Bank of California, the FDIC as Receiver for Affinity Bank, the FDIC as Receiver for CF Bancorp, the FDIC as Receiver for Citizens National Bank, the FDIC as Receiver for Colonial Bank, the FDIC as Receiver for Eurobank, the FDIC as Receiver for First Banking Center, the FDIC as Receiver for First Dupage Bank, the FDIC as Receiver for Franklin Bank, S.S.B., the FDIC as Receiver for Guaranty Bank, the FDIC as Receiver for Horizon Bank, the FDIC as Receiver for Imperial Capital Bank, the FDIC as Receiver for Independent Bankers Bank, the FDIC as Receiver for Los Padres Bank, the FDIC as Receiver for Palos Bank & Trust Co., the FDIC as Receiver for Prosperan Bank, the FDIC as Receiver for SCB Bank, the FDIC as Receiver for Security Savings Bank, the FDIC as Receiver for ShoreBank, the FDIC as Receiver for Statewide Bank, the FDIC as Receiver for Strategic Capital Bank, the FDIC as Receiver for United Western Bank, F.S.B., the FDIC as Receiver for USA Bank, the FDIC as Receiver for Venture Bank, and the FDIC as Receiver for Warren Bank (the FDIC in its capacity as receiver for each of the Failed Banks referred to as “FDIC-R”), and claims filed by Bank of America, N.A. The terms of the resolution of those claims are memorialized in a separate agreement, attached hereto as Exhibit A. 4

H. Bank of America and Merrill Lynch have reached an agreement in principle to resolve claims by the United States Securities and Exchange Commission (“SEC”). The terms of the resolution of those claims are reflected in separate documents, attached hereto as Exhibit B. I. Bank of America acknowledges the facts set out in the Statement of Facts set forth in Annex 1, attached hereto and hereby incorporated. J. In consideration of the mutual promises and obligations of this Agreement, the Parties agree and covenant as follows: TERMS AND CONDITIONS 1. Payment. Bank of America shall pay a total amount of $9,650,000,000.00 to resolve pending and potential legal claims in connection with the Covered Conduct, as defined below (the “Settlement Amount”), of which $5,020,000,000.00 shall be paid as a civil monetary penalty. As set out in Paragraph 1(A)(i), $5,000,000,000.00 of the Settlement Amount will be paid as a penalty recovered pursuant to FIRREA, 12 U.S.C. § 1833a. The remainder will be paid as set out in Paragraphs 1(A)(ii) to 1(A)(ix) and Paragraphs 1(B) to 1(G) and the Total Tax Relief Payment Amount as set out in Paragraph 2. As set out in the settlement documents attached hereto as Exhibit B, $20,000,000.00 of the Settlement Amount will be paid as a penalty in connection with the claims referenced in Recital Paragraph H. A. Within sixty (60) days of receiving written payment processing instructions from the Department of Justice, Office of the Associate Attorney General, Bank of America shall pay $8,216,840,000.00 of the Settlement Amount by electronic funds transfer to the Department of Justice. 5

i. $5,000,000,000.00, and no other amount, is a civil monetary penalty recovered pursuant to FIRREA, 12 U.S.C. § 1833a. It will be deposited in the General Fund of the United States Treasury. ii. $350,000,000.00, and no other amount, is in settlement of the claims of the United States identified in Recital Paragraph C and United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America. iii. $350,000,000.00, and no other amount, is in settlement of the claims of the United States identified in Recital Paragraph C and United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America. iv. $50,000,000.00, and no other amount, is in settlement of the claims of the United States identified in Recital Paragraph D and United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America. v. $300,000,000.00, and no other amount, is in settlement of the claims of the United States identified in Recital Paragraph C and United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America. vi. $800,000,000.00, and no other amount, is in settlement of Bank of America’s submission of claims through December 31, 2013 for FHA loans originated by Bank of America or Countrywide on or after May 1, 2009. Any amount that FHA receives will be deposited into the Federal Housing Administration’s Capital Reserve Account. vii. $200,000,000.00, and no other amount, is in settlement of potential contractual claims related to Bank of America’s and Countrywide’s performance as Master Subservicer under Contract Number C-OPC-23289 6 with Ginnie Mae. Any amount that Ginnie Mae receives will be deposited into the Government National Mortgage Association’s Financing Account. viii.$1,031,000,000.00, is paid by Bank of America in settlement of the claims of the FDIC identified in Recital Paragraph G, pursuant to the settlement agreement attached hereto as Exhibit A, the terms of which are not altered or affected by this Agreement. ix. $135,840,000.00, and no other amount, is paid by Bank of America in settlement of the claims of the SEC identified in Recital Paragraph H, pursuant to the settlement documents attached hereto as Exhibit B, the terms of which are not altered or affected by this Agreement. B. $300,000,000.00, and no other amount, will be paid by Bank of America to the State of California pursuant to Paragraph 8, below, and the terms of written payment instructions from the State of California, Office of the Attorney General. Payment shall be made by electronic funds transfer within sixty (60) days of receiving written payment processing instructions from the State of California, Office of the Attorney General. C. $45,000,000.00, and no other amount, will be paid by Bank of America to the State of Delaware pursuant to Paragraph 9, below, and the terms of written payment instructions from the State of Delaware, Office of the Attorney General. Payment shall be made by electronic funds transfer within sixty (60) days of receiving written payment processing instructions from the State of Delaware, Office of the Attorney General. D. $200,000,000.00, and no other amount, will be paid by Bank of America to the State of Illinois pursuant to Paragraph 10, below, and the terms of written payment instructions from the State of Illinois, Office of the Attorney General. Payment shall be made by electronic 7 funds transfer within sixty (60) days of receiving written payment processing instructions from the State of Illinois, Office of the Attorney General. E. $23,000,000.00, and no other amount, will be paid by Bank of America to the Commonwealth of Kentucky pursuant to Paragraph 11, below, and the terms of written payment instructions from the Commonwealth of Kentucky, Office of the Attorney General. Payment shall be made by electronic funds transfer within sixty (60) days of receiving written payment processing instructions from the Commonwealth of Kentucky, Office of the Attorney General. F. $75,000,000.00, and no other amount, will be paid by Bank of America to the State of Maryland pursuant to Paragraph 12, below, and the terms of written payment instructions from the State of Maryland, Office of the Attorney General. Payment shall be made by electronic funds transfer within sixty (60) days of receiving written payment processing instructions from the State of Maryland, Office of the Attorney General. G. $300,000,000.00, and no other amount, will be paid by Bank of America to the State of New York pursuant to Paragraph 13, below, and the terms of written payment instructions from the State of New York, Office of the Attorney General. Payment shall be made by electronic funds transfer within sixty (60) days of receiving written payment processing instructions from the State of New York, Office of the Attorney General. 2. Consumer Relief. In addition, Bank of America shall provide $7,000,000,000.00 worth of consumer relief as set forth in Annex 2, attached hereto and hereby incorporated as a term of this Agreement, to remediate harms resulting from the alleged unlawful conduct of Bank of America. The value of consumer relief provided shall be calculated and enforced pursuant to the terms of Annex 2. An independent monitor will determine whether Bank of America has satisfied the obligations contained in Annex 2 (such monitor to be Eric Green), and Bank of 8

America will provide the Monitor with all documentation the Monitor needs to do so, excluding all privileged information. All costs associated with said Monitor shall be borne solely by Bank of America; notwithstanding the fact that Bank of America bears the costs associated with the Monitor, the Monitor shall be fully independent of Bank of America. Bank of America will refrain from retaining the Monitor to represent Bank of America in any capacity prior to two years after the date upon which Bank of America satisfies the Consumer Relief obligations set forth in Annex 2. Bank of America will also refrain from engaging the Monitor as a mediator in any matter to which Bank of America is a party until Bank of America satisfies the Consumer Relief obligations set forth in Annex 2. Bank of America shall also pay $490,160,000.00 (such amount to be referred to as the “Total Tax Relief Payment Amount”) of the Settlement Amount, in addition to the $7,000,000,000.00 worth of consumer relief, for the payment of consumer tax liability as a result of consumer relief as set forth in Annex 3, attached hereto and incorporated as a term of this Agreement. Such $490,160,000.00 will be deposited into an escrow account (such account to be referred to as the “Tax Relief Payment Account”) that is a Qualified Settlement Fund in accordance with Treasury Regulation 1.468B-1(a), and all aspects of the payments therefrom shall be handled by the Monitor provided for herein and shall not be the responsibility of Bank of America. 3. Covered Conduct. “Covered Conduct” as used herein is defined as: A. The creation, origination, pooling, structuring, arranging, formation, packaging, marketing, underwriting, sale, or issuance prior to January 1, 2009 by the Released Entities (as defined further below) of the RMBS and CDOs identified in Annex 4, attached hereto and hereby incorporated. Covered Conduct includes representations, disclosures, or non-disclosures to RMBS investors about, or made in connection with, the underlying residential mortgage loans, 9 where the representation, disclosure, or non-disclosure involves information about or obtained during the process of originating, acquiring, securitizing, underwriting, or servicing residential mortgage loans in the RMBS identified in Annex 4. Covered Conduct also includes representations, disclosures, or non-disclosures made in connection with the activities set forth above about the CDOs identified in Annex 4, attached hereto and hereby incorporated. Covered Conduct as set forth in this Paragraph 3(A) does not include: (i) representations or non- disclosures made in connection with the trading of RMBS or CDOs, except to the extent that the representations, disclosures, or non-disclosures are in the offering materials for the underlying RMBS or CDOs listed in Annex 4, attached hereto and hereby incorporated; (ii) any conduct where Bank of America, Countrywide, Merrill Lynch, and First Franklin acted only in the role of trustee; or (iii) the servicing of residential mortgage loans, except representations or non- disclosures to investors in the RMBS listed in Annex 4 about servicing, or information obtained in the course of servicing, such loans. B. Covered Conduct includes the administration of RMBS and CDOs identified in Annex 4, attached hereto and hereby incorporated, as of the Execution Date, to the extent such administration relates to any actions or inactions with respect to representation and warranties or the cure, substitution, or repurchase (or failure to do or seek any of the same) of residential mortgage loans. Covered Conduct includes representations, disclosures, or non-disclosures to trustees made in connection with the activities set forth above about the residential mortgage loans included in the RMBS identified in Annex 4, attached hereto and hereby incorporated. C. The underwriting and origination of residential mortgage loans by Bank of America and Countrywide that were sold by Bank of America and Countrywide prior to December 31, 2013 to the GSEs, including the appraisal of properties in connection with the 10 origination of such residential mortgage loans, and representations by Bank of America and Countrywide made prior to December 31, 2013 to the GSEs regarding the underwriting, origination, and quality control with respect to those residential mortgage loans. D. The repurchase, investigation, and reporting obligations of Bank of America, Countrywide, and First Franklin from January 1, 2006 to December 31, 2013, under the representations and warranties contained in the GSE Seller/Servicer Guide with respect to concurrent residential mortgage loans. E. The origination, including the appraisal of properties in connection with the origination of such residential mortgage loans, underwriting, quality control, and endorsement of single-family residential mortgage loans by Bank of America and Countrywide, as set forth more fully in Annex 1, originated on or after May 1, 2009, on which claims were submitted on or before December 31, 2013 to the FHA. F. All claims as alleged in the following actions relating to the Covered Conduct described in Paragraphs 3(A)-3(E), supra: i. United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America ii. United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America; iii. United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America; and iv. United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America, relating to the submission of claims by Bank of America or Countrywide on or before December 31, 2013 to FHA for residential mortgages that: (i) Bank of America or Countrywide acquired from third 11 party correspondent lenders and (ii) Bank of America or Countrywide received any form of compensation from third party correspondent lenders that was not disclosed to FHA. Covered Conduct relating to this matter also includes Bank of America settling repurchase claims with Freddie Mac and Fannie Mae concerning residential mortgages for which Bank of America or Countrywide received compensation from third party correspondent lenders in connection with actual or anticipated losses on those mortgages that Bank of America did not disclose to Freddie Mac and Fannie Mae. Notwithstanding anything to the contrary, all conduct described in this Paragraph 3(F)(iv) shall be deemed Covered Conduct under this Agreement. G. Bank of America’s and Countrywide’s performance as Master Subservicer under Contract Number C-OPC-23289, with Ginnie Mae for the period March 1, 2009 through August 31, 2014. H. The underwriting and origination of residential mortgage loans, including the appraisal of properties in connection with the origination of such residential mortgage loans, by Bank of America, Countrywide, Merrill Lynch, and First Franklin that were securitized by non- governmental entities in private label securitizations prior to January 1, 2009. 4. Cooperation. Until the date upon which all investigations and any prosecution arising out of the Covered Conduct are concluded by the Department of Justice, whether or not they are concluded within the term of this Agreement, Bank of America shall, subject to applicable laws or regulations: (a) cooperate fully with the Department of Justice (including the Federal Bureau of Investigation) and any other law enforcement agency designated by the Department of Justice 12 regarding matters arising out of the Covered Conduct; (b) assist the Department of Justice in any investigation or prosecution arising out of the Covered Conduct by providing logistical and technical support for any meeting, interview, grand jury proceeding, or any trial or other court proceeding; (c) use its best efforts to secure the attendance and truthful statements or testimony of any officer, director, agent, or employee of any of the entities released in Paragraph 5 at any meeting or interview or before the grand jury or at any trial or other court proceeding regarding matters arising out of the Covered Conduct; and (d) provide the Department of Justice, upon request, all non-privileged information, documents, records, or other tangible evidence regarding matters arising out of the Covered Conduct about which the Department or any designated law enforcement agency inquires. 5. Releases by the United States. Subject to the exceptions in Paragraph 15 (“Excluded Claims”), and conditioned upon Bank of America’s full payment of the Settlement Amount and Bank of America’s agreement, by executing this Agreement, to satisfy the terms in Paragraph 2 (“Consumer Relief”) and Paragraph 4 (“Cooperation”), the United States fully and finally releases Bank of America, Countrywide, Merrill Lynch, and First Franklin, (“Released Entities”) and each of their respective successors and assigns: a. For the Covered Conduct contained in Paragraphs 3(A), 3(B), 3(C), 3(D), 3(E), and 3(F) from any civil claims the United States has for the Covered Conduct arising under FIRREA, 12 U.S.C. § l833a; the False Claims Act, 31 U.S.C. §§ 3729, et seq.; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801, et seq.; the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. §§ 1961, et seq.; the Injunctions Against Fraud Act, 18 U.S.C. § 1345; common law theories of negligence, gross negligence, indemnification, payment by mistake, unjust enrichment, money had and 13 received, breach of fiduciary duty, breach of contract, misrepresentation, deceit, fraud, and aiding and abetting any of the foregoing; or that the Civil Division of the Department of Justice has actual and present authority to assert and compromise pursuant to 28 C.F.R. § 0.45. b. For the Covered Conduct contained in Paragraph 3(H) from any civil claims the United States has for the Covered Conduct arising under FIRREA, 12 U.S.C. § 1833a. 6. Releases by the FHA. Subject to the exceptions in Paragraph 15 (“Excluded Claims”), and conditioned upon Bank of America’s full payment of the Settlement Amount relating to the submission of claims to the FHA ($800,000,000.00) and Bank of America’s agreement, by executing this Agreement, to satisfy the terms in Paragraph 2 (“Consumer Relief”) and Paragraph 4 (“Cooperation”), the United States Department of Housing and Urban Development, acting on behalf of FHA, fully and finally releases the Released Entities and their successors and assigns from any monetary administrative claim the FHA has for the Covered Conduct described in Paragraphs 3(E) and 3(F), supra. 7. Releases by the Ginnie Mae. Subject to the exceptions in Paragraph 15 (“Excluded Claims”), and conditioned upon: (i) Bank of America’s full payment of the Settlement Amount relating to Ginnie Mae ($200,000,000.00) and (ii) Bank of America’s agreement, by executing this Agreement, to satisfy the terms in Paragraph 2 (“Consumer Relief”) and Paragraph 4 (“Cooperation), the United States Department of Housing and Urban Development, acting on behalf of Ginnie Mae, fully and finally releases the Released Entities and their successors and assigns from any civil or administrative monetary claim Ginnie Mae has against Bank of 14

America for the Covered Conduct contained in Paragraph 3(G) under the common law theory of breach of contract. 8. Releases by the California Attorney General. Subject to the exceptions in Paragraph 15 (Excluded Claims), and conditioned upon Bank of America’s full payment of the Settlement Amount (of which $300,000,000.00 will be paid to the Office of the California Attorney General, in accordance with written payment instructions from the California Attorney General, to remediate harms to the State, pursuant to California Government Code §§ 12650- 12656 and 12658, allegedly resulting from unlawful conduct of the Released Entities), the California Attorney General fully and finally releases the Released Entities from any civil or administrative claim for the Covered Conduct contained in Paragraph 3(A) only that the California Attorney General has authority to bring, including but not limited to: California Corporate Securities Law of 1968, Cal. Corporations Code § 25000 et seq., California Government Code §§ 12658 and 12660 and California Government Code §§ 12650-12656, common law theories of negligence, payment by mistake, unjust enrichment, money had and received, breach of fiduciary duty, breach of contract, misrepresentation, deceit, fraud and aiding and abetting any of the foregoing. The California Attorney General executes this release in her official capacity and releases only claims that the California Attorney General has the authority to release for the Covered Conduct contained in Paragraph 3(A). The California Attorney General agrees that no portion of the funds in this paragraph is received as a civil penalty or fine, including, but not limited to any civil penalty or fine imposed under California Government Code § 12651. The California Attorney General and Bank of America acknowledge that they have been advised by their attorneys of the contents and effect of Section 1542 of the California 15

Civil Code (“Section 1542”) and hereby expressly waive with respect to this Agreement any and all provisions, rights, and benefits conferred by Section 1542. 9. Releases by the State of Delaware. Subject to the exceptions in Paragraph 15 (Excluded Claims), and conditioned solely upon Bank of America's full payment of the Settlement Amount (of which $45,000,000.00 will be paid to the State of Delaware, in accordance with written payment instructions from the State of Delaware, Office of the Attorney General, to remediate harms to the State allegedly resulting from unlawful conduct of the Released Entities), the Delaware Department of Justice fully and finally releases the Released Entities from any civil or administrative claim for the Covered Conduct contained in Paragraph 3(A) only that it has authority to bring, including but not limited to: 6 Del. C. Chapter 12 (the Delaware False Claims and Reporting Act), 6 Del. C. §§ 2511 et seq. (the Delaware Consumer Fraud Act), 6 Del. C. Chapter 73 (the Delaware Securities Act), and common law theories of negligence, payment by mistake, unjust enrichment, money had and received, breach of fiduciary duty, breach of contract, misrepresentation, deceit, fraud and aiding and abetting any of the foregoing. The payment to the State of Delaware shall be used, to the maximum extent possible, for purposes of providing restitution and remediating harms to the State and its communities allegedly resulting from unlawful conduct of the Released Entities, including efforts to address the mortgage and foreclosure crisis, financial fraud and deception, and housing-related issues. The State of Delaware agrees that no portion of the funds in this paragraph is received as a civil penalty or fine, including, but not limited to any civil penalty or fine imposed under 6 Del. C. § 1201 or § 2522. 10. Releases by the State of Illinois. Subject to the exceptions in Paragraph 15 (Excluded Claims), and conditioned solely upon Bank of America’s full payment of the Settlement Amount 16

(of which $200,000,000.00 will be paid to the State of Illinois, Office of the Attorney General, in accordance with the written payment instructions from the State of Illinois, Office of the Attorney General, to remediate harms to the State allegedly resulting from unlawful conduct of the Released Entities), the Illinois Attorney General of the State of Illinois fully and finally releases the Released Entities from any civil or administrative claim for the Covered Conduct contained in Paragraph 3(A) only that it has authority to bring or compromise, including but not limited to: Illinois Securities Law of 1953, 815 Ill. Comp. Stat. 5/1 et seq., and common law theories of negligence, gross negligence, payment by mistake, unjust enrichment, money had and received, breach of fiduciary duty, breach of contract, misrepresentation, deceit, fraud and aiding and abetting any of the foregoing. The State of Illinois agrees that no portion of the funds in this paragraph is received as a civil penalty or fine. 11. Releases of the Commonwealth of Kentucky. Subject to the exceptions in Paragraph 15 (Excluded Claims), and conditioned solely upon Bank of America’s full payment of the Settlement Amount (of which $23,000,000.00 will be paid to the Commonwealth of Kentucky, in accordance with written payment instructions from the Commonwealth of Kentucky, Office of the Attorney General, to remediate harms to the State allegedly resulting from allegedly unlawful conduct of the Released Entities), the Attorney General of the Commonwealth of Kentucky fully and finally releases the Released Entities from any civil or administrative claim for the Covered Conduct contained in Paragraph 3(A) only that it has the authority to bring or compromise, including but not limited to under: KRS 292.310-292.480 (Kentucky Securities Act), 367.110-367.300 (Kentucky Consumer Protection Act), and common law theories of negligence, gross negligence, recklessness, willful misconduct, payment by mistake, unjust enrichment, money had and received, breach of fiduciary duty, breach of 17 contract, misrepresentation, deceit, fraud, gross negligence, recklessness, willful misconduct, and aiding and abetting or conspiracy regarding any of the foregoing, as well as claims of unfair, abusive, or deceptive practices. The Commonwealth of Kentucky agrees that no portion of the funds in this paragraph is received as a civil penalty or fine. 12. Releases of the State of Maryland. Subject to the exceptions in Paragraph 15 (Excluded Claims), and conditioned solely upon Bank of America’s full payment of the Settlement Amount (of which $75,000,000.00 will be paid to the State of Maryland, in accordance with written payment instructions from the State of Maryland, Office of the Attorney General, to remediate harms to the State allegedly resulting from unlawful conduct of the Released Entities), the Attorney General of the State of Maryland (“Maryland Attorney General”) fully and finally releases the Released Entities from any civil or administrative claim for the Covered Conduct contained in Paragraph 3(A) only that the Maryland Attorney General has authority to bring, including but not limited to: Maryland Securities Act, Md. Code Ann., Corps. & Assn’s, §§ 11-101 et seq., Maryland Consumer Protection Act, Com. Law §§ 13-101 et seq., statutes and regulations in the nature of the False Claims Act or similar Laws, and common law theories of negligence, gross negligence, recklessness, willful misconduct, payment by mistake, unjust enrichment, money had and received, breach of fiduciary duty, breach of contract, misrepresentation, deceit, fraud, indemnification, contribution, restitution, rescission, and aiding and abetting or conspiracy claims regarding any of the foregoing, as well as claims of unfair, abusive, or deceptive practices, but excluding any liability arising under the tax provisions of the Maryland Code and any claims that may arise in any non-enforcement legal action related to any Maryland governmental entity in its capacity as an investor. The Maryland Attorney General executes this release in his official capacity and releases only claims that the Maryland Attorney 18

General has the authority to release for the Covered Conduct. The payment to the State of Maryland shall be made to the Maryland Attorney General, which shall hold the monies and distribute them as directed by the Maryland Attorney General for restitution to certain investors, including state and local governmental entities, and for costs incurred in connection with restitution, with any remaining funds to be credited to the Mortgage Loan Servicing Practices Settlement Fund to be used in accordance with Maryland law. The State of Maryland agrees that no portion of the funds in this paragraph is received as a civil penalty or fine. 13. Releases by the State of New York. Subject to the exceptions in Paragraph 15 (Excluded Claims), and conditioned solely upon Bank of America’s full payment of the Settlement Amount (of which $300,000,000.00 will be paid to the State of New York, in accordance with written payment instructions from the State of New York, Office of the Attorney General, to remediate harms to the State allegedly resulting from unlawful conduct of the Released Entities), the State of New York, by Eric T. Schneiderman, Attorney General of the State of New York, fully and finally releases the Released Entities from any civil or administrative claim for the Covered Conduct contained in Paragraph 3(A) only that it has authority to bring, including but not limited to any such claim under: New York General Business Law Article 23A, New York Executive Law § 63(12), and common law theories of negligence, payment by mistake, unjust enrichment, money had and received, breach of fiduciary duty, breach of contract, misrepresentation, deceit, fraud and aiding and abetting any of the foregoing. The payment to the State of New York shall be used, to the maximum extent possible, for purposes of redeveloping and revitalizing housing and home ownership and rebuilding communities in the State, and for programs intended to avoid preventable foreclosures, to ameliorate the effects of the foreclosure crisis, to provide funding for housing 19 counselors and legal assistance, housing remediation and anti-blight projects, to enhance housing code compliance efforts aimed at addressing blight and disinvestment, and to enhance efforts to remediate the effects of financial fraud or unfair or deceptive acts or practices. The State of New York agrees that no portion of the funds in this paragraph is received as a civil penalty or fine. 14. Releases by the FDIC and the SEC. The release of claims by the FDIC and the SEC are contained in separate settlement documents with Bank of America, attached as Exhibits A and B. Any release of claims by the FDIC and the SEC are governed solely by those separate settlement documents. 15. Excluded Claims. Notwithstanding the releases in Paragraphs 5-14 of this Agreement, or any other term(s) of this Agreement, the following claims are specifically reserved and not released by this Agreement: a. Any criminal liability; b. Any liability of any individual; c. Any liability of any person or entity other than the Released Entities and their successors and assigns; d. Any liability arising under Title 26 of the United States Code (the Internal Revenue Code); e. Any liability arising under Title XI of the Kentucky Revised Statutes. f. Any liability to or claims of the FDIC (in its capacity as a corporation, receiver, or conservator) and the SEC, except as expressly set forth in the separate agreements with those entities; 20

g. Any claim related to compliance with the National Mortgage Settlement (“NMS”), or to compliance with the related agreements reached between the settling banks and individual states; h. Any liability to, or claims brought by, the Federal Reserve Board and its member institutions, and/or by the United States Department of the Treasury; i. Any liability to, or claims brought by, the Department of Veterans Affairs relating to whole loans insured, guaranteed, or purchased by the Department of Veterans Affairs; j. Any liability to, or claims brought by, Fannie Mae or Freddie Mac relating to whole loans insured, guaranteed, or purchased by Fannie Mae or Freddie Mac; k. Any administrative liability, including the suspension and debarment rights of any federal agency, except to the extent expressly released in Paragraphs 6 and 7; l. Any liability based upon obligations created by this Settlement Agreement; m. Any liability for the claims or conduct alleged in the following qui tam actions, and no setoff related to amounts paid under this Agreement shall be applied to any recovery in connection with any of these actions: (i) United States ex rel. O’Donnell v. Bank of America Corp. et al., No. 12-cv- 1422 (S.D.N.Y.); (ii) United States ex rel. Adams, et al. v. Aurora Loan Servs. LLC et al., No. 11-cv-00535 (D. Nev.) & 14-15031 (9th Cir.); (iii) United States, et al. ex rel. Szymoniak v. American Home Mortgage Servicing, Inc., et al., No. 10-cv-01465-JFA (D.S.C.), and United States ex 21

rel. Szymoniak v. ACE Securities Corp., et al., No. 13-cv-464-JFA (D.S.C.), to the extent any claims survive dismissal; (iv) United States ex rel. Fisher v. Bank of America, N.A., No. 13-cv-01913- TPG (S.D.N.Y.); (v) United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America; (vi) United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America; (vii) United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America; (viii) United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America; (ix) United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America; (x) United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America; (xi) In re [CONFIDENTIAL]; (xii) United States ex rel. Armendariz v. Wiles, et al., No. 14-cv-00551 (D.D.C.); and (xiii) United States ex rel. [Sealed] v. [Sealed], as disclosed to Bank of America, to the extent it alleges any false or fraudulent statements, claims, and/or certifications to United States Department of Housing and Urban Development and/or the GSEs in connection with the reimbursement of costs or expenses incurred in connection with foreclosure-related proceedings anywhere in the United States (including foreclosure proceedings or other proceedings, such as bankruptcy or eviction proceedings, involving claims or issues relating to foreclosure), any failure to comply with, or any false or fraudulent statements, claims, and/or certifications to United States Department of Housing and Urban 22

Development and/or the GSEs concerning compliance with, quality control and/or monitoring requirements applicable to such costs or expenses. n. Any dispute, claim, or defense which may arise between any Relator and Bank of America in the matters identified in Paragraph 3(F) regarding attorneys’ fees, expenses and costs of the Relator under 31 U.S.C. § 3730(d). o. Any liability arising under: the Fair Housing Act; the Equal Credit Opportunity Act; the Home Mortgage Disclosure Act; or any other statute or law that prohibits discrimination because of race, color, national origin, gender, disability, or any other protected status. p. Any claims related to the alleged manipulation of the London Interbank Offered Rate or other currency benchmarks. 16. Releases by Bank of America. Bank of America and any current or former affiliated entity and any of its respective successors and assigns fully and finally releases the United States and the States, and their officers, agents, employees, and servants, from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) that Bank of America has asserted, could have asserted, or may assert in the future against the United States and the States, and their officers, agents, employees, and servants, related to the Covered Conduct to the extent released hereunder and the investigation and civil prosecution to date thereof. 17. Waiver of Potential FDIC Indemnification Claims by Bank of America. Bank of America hereby irrevocably waives any right that it otherwise might have to seek (and in any event agrees that it shall not seek) any form of indemnification, reimbursement or contribution from the FDIC in any capacity, including the FDIC in its Corporate Capacity or the FDIC in its 23

Receiver Capacity for any payment that is a portion of the Settlement Amount set forth in Paragraph 1 of this Agreement or of the Consumer Relief set forth in Paragraph 2 of this Agreement, including payments to the United States, the States, and the SEC made pursuant to Paragraphs 1 and 2 of this Agreement. 18. Waiver of Potential Defenses by Bank of America. Bank of America and any current or former affiliated entity (to the extent that Bank of America retains liability for the Covered Conduct associated with such affiliated entity) and any of their respective successors and assigns waive and shall not assert any defenses Bank of America may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action. 19. Unallowable Costs Defined. All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47) incurred by or on behalf of Bank of America, and its present or former officers, directors, employees, shareholders, and agents in connection with: a. the matters covered by this Agreement; b. the United States’ audit(s) and civil investigation(s) of the matters covered by this Agreement; c. Bank of America’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil and any criminal investigation(s) in connection with the matters covered by this Agreement (including attorney’s fees); d. the negotiation and performance of this Agreement; and 24

e. the payment Bank of America makes to the United States pursuant to this Agreement, are unallowable costs for government contracting purposes (hereinafter referred to as “Unallowable Costs”). 20. Future Treatment of Unallowable Costs. Unallowable Costs will be separately determined and accounted for by Bank of America, and Bank of America shall not charge such Unallowable Costs directly or indirectly to any contract with the United States. 21. Miscellaneous. a. This Agreement is intended to be for the benefit of the Parties only and does not create any third-party rights. b. This Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the District of New Jersey. c. The Parties acknowledge that this Agreement is made without any trial or adjudication or finding of any issue of fact or law, and is not a final order of any court or governmental authority. d. Each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement. e. Each party and signatory to this Agreement represents that it freely and voluntarily enters into this Agreement without any degree of duress or compulsion. f. Nothing in this Agreement in any way alters the terms of the NMS, or Bank of America’s obligations under the NMS. 25

g. Nothing in this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for the purposes of the Internal Revenue laws, Title 26 of the United States Code. h. For the purposes of construing the Agreement, this Agreement shall be deemed to have been drafted by all Parties and shall not, therefore, be construed against any Party for that reason in any dispute. i. This Agreement, including all Annexes and Exhibits attached hereto, shall not apply to, or be used in, United States ex rel. O’Donnell v. Bank of America Corp., et al., No. 12-cv-1422 (S.D.N.Y.). j. This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of the Parties. k. The undersigned counsel represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below. l. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement. m. This Agreement is binding on Bank of America’s successors, transferees, heirs, and assigns. n. All parties consent to the disclosure to the public of this Agreement by Bank of America, the United States, the States, the FDIC, and the SEC whose separate settlement agreements are referenced herein and attached as exhibits to this Agreement. 26

o. This Agreement is effective on the date of signature of the last signatory to the Agreement (“Effective Date of this Agreement”). Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Agreement. 27

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For the State of T1linois: LISA MADIGAN Attorney General State of II1inois 500 South Second Street Springfield, IL 62706 Phone: (217) 782-1090 " 1 ~ J / «;/ La \!.,{ADated: "'I - - +-- - - - -

For the State of Maryland: Senter S Commissioner Office of the Attorney General of Maryland, Securities Division 200 St, Paul Place Baltimore, Maryland 21202 Dated Douglas F Attorney General Office of the Attomey General of Maryland 200 St. Paul Place Baltimore, Maryland 21202 Dared: 4t C.øt+ t8,"2ot{ I (

ANNEX 1 Bank of America Corporation Statement of Facts BANK OF AMERICA - RMBS In late 2007 and early 2008, Bank of America structured, offered and sold over $850 million in residential mortgage-backed security (“RMBS”) certificates in a securitization trust known as the BOAMS 2008-A securitization to investors, including federally insured financial institutions. Bank of America marketed these RMBS as backed by Bank-originated, prime mortgages. Bank of America issued these RMBS certificates using a shelf registration statement and other offering documents filed with the U.S. Securities and Exchange Commission (“SEC”) by a Bank of America affiliate, Banc of America Mortgage Securities, Inc. (“BOAMS”). In the BOAMS 2008-A offering documents, Bank of America represented that “each mortgage [backing the securitization] . . . is underwritten in accordance with guidelines established in Bank of America’s Product and Policy Guides.” It further represented that “[a] loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.” Bank of America also represented that it “permits [a loan applicant’s debt-to- income ratio] to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines . . . .” At the time Bank of America made these representations, its internal reporting showed that “wholesale” mortgages—that is, loans originated through third-party mortgage brokers—had decreased in performance and were experiencing an increase in underwriting exceptions. Additionally, a report that Bank of America prepared for qualified institutional buyers showed that wholesale loans from an industry lender, on average, experienced a higher Conditional Prepayment Rate (“CPR”) than retail mortgages. These reports were received by Bank of America employees involved in the BOAMS 2008-A securitization prior to its marketing and sale. Bank of America did not disclose this information in the BOAMS 2008-A offering documents. Bank of America also did not disclose in the BOAMS 2008-A offering documents the percentage of wholesale mortgage loans collateralizing the securitization. Over 70 percent of the mortgage loans collateralizing the BOAMS 2008-A securitization consisted of mortgages Bank of America originated through its wholesale channel. Approximately six weeks before the transaction closed, Bank of America disclosed preliminary data relating to the percentage of wholesale mortgage loans collateralizing the BOAMS 2008-A RMBS to certain investors but it did not disclose the percentage to all buyers of the BOAMS 2008-A offering. The preliminary loan tapes containing the information about the wholesale loan percentage that Bank of America provided to certain investors were “ABS informational and computational material” because they were “factual information regarding the pool assets underlying the asset-backed securities, including origination . . . and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as . . . the programs under which the loans were originated.” Bank of America did not 1 publicly file the preliminary loan tapes containing this information with the SEC and only disclosed it to the aforementioned investors, who ultimately invested. Bank of America did not have third-party, loan-level due diligence conducted on the specific mortgage loans collateralizing the BOAMS 2008-A securitization. This was contrary to its past practice. Third-party, loan level due diligence had been conducted on previous BOAMS securitizations that closed in March, April, and August 2007; these diligence reviews revealed that some of the mortgages reviewed did not conform to Bank of America underwriting standards. Third-party due diligence also had revealed data errors in the preliminary loan tapes that Bank of America had provided to investors. Bank of America did not disclose in the BOAMS 2008-A offering documents that third-party, loan-level due diligence was not conducted on the loans collateralizing BOAMS 2008-A. MERRILL LYNCH - RMBS Throughout 2006 and 2007, Merrill Lynch issued approximately 72 RMBS consisting of thousands of subprime mortgage loans. Merrill Lynch acquired some of these loans from third- party originators in whole loan transactions. Merrill Lynch also securitized loans from two originators in which Merrill Lynch had an ownership interest: Ownit Mortgage Solutions, Inc. (“Ownit”) and First Franklin Financial Corporation (“First Franklin”). Merrill Lynch made certain representations in the offering documents it filed with the SEC concerning the loans securitized in these RMBS. Merrill Lynch also submitted information about these RMBS to the ratings agencies. Prior to making these representations, Merrill Lynch received information as part of its due diligence process showing that, for certain loan pools, significant numbers of the loans it was considering for securitization did not conform to the representations made in the offering documents it filed with the SEC. In particular, the offering documents for Merrill Lynch subprime RMBS regularly included representations that “[a]ll of the Mortgage Loans were originated generally in accordance with the [originator’s] Underwriting Guidelines.” The offering documents also regularly represented that exceptions were made to these guidelines on a “case-by-case basis” based on the presence of “compensating factors.” (According to offering documents filed with the SEC, the underwriting guidelines were “primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan.”) The offering documents also represented that the loans securitized by Merrill Lynch conformed to applicable federal, state, and local laws. Prior to making these representations, employees at Merrill Lynch’s Whole Loan Trading Desk conducted due diligence on the loans to be purchased. This due diligence process typically included a review of the files for a sample of the loans from each pool. This review was conducted by a third-party vendor and overseen by Merrill Lynch. The sample would contain randomly selected loans, as well as loans selected using “adverse sampling” techniques designed to identify loans that had particular characteristics that Merrill Lynch believed warranted further review. This loan file review included an evaluation of the loans’ compliance with the 2 originators’ underwriting guidelines (the “credit review”), as well as an evaluation of whether the origination of the loans complied with federal, state, and local laws, rules, and regulations (the “compliance review”). The third-party vendors that performed the credit and compliance reviews assigned grades to each of the loans they reviewed. The vendor graded a loan an “Event Grade 1” loan, or EV1, if it determined that the loan was underwritten according to the originator’s underwriting guidelines and in compliance with relevant rules and regulations. Loans that the vendor determined did not strictly comply with applicable underwriting guidelines, but that had sufficient compensating factors, were rated as an EV2. Vendors graded a loan an EV3 when the loan was not originated in compliance with applicable laws and regulations, the loan did not comply with applicable underwriting guidelines and lacked the sufficient offsetting compensating factors, or the loan file was missing a key piece of documentation. The underwriting and compliance attributes considered by the vendors in grading loans as EV3 included, among other things, loans to borrowers who had recently declared bankruptcy in certain lending programs where bankrupt borrowers were not permitted; “high cost” loans that appeared to violate state lending laws; debt-to-income ratios that did not comply with applicable product guidelines; inadequate or missing documentation of income, assets, and rental or mortgage history for the relevant loan program; and stated incomes the vendors concluded were unreasonable. Merrill Lynch’s subprime due diligence manager received the vendors’ reports and the results of the due diligence reviews throughout the whole loan acquisition process. The vendors’ reports were also available to others in Merrill Lynch’s RMBS business, including those on the trading desk and in the securitization group. These reports showed that some due diligence samples had an EV3 rate as high as 50% of the loans sampled. Merrill Lynch typically did not review the unsampled portion of the loan pools to determine whether they also included loans with material credit or compliance defects. In addition, due diligence personnel and, in certain instances, traders on Merrill Lynch’s Whole Loan Trading Desk, reevaluated certain loans graded EV3 by the vendor and, in certain circumstances, overruled the vendor’s grade and “waived” particular loans into the purchased pool. Merrill Lynch’s contemporaneous records did not in all cases document Merrill Lynch’s reasons for directing the due diligence vendors to re-grade loans. In an internal email that discussed due diligence on one particular pool of loans, a consultant in Merrill Lynch’s due diligence department wrote: “[h]ow much time do you want me to spend looking at these [loans] if [the co-head of Merrill Lynch’s RMBS business] is going to keep them regardless of issues? . . . Makes you wonder why we have due diligence performed other than making sure the loan closed.” In 2006 and 2007, Merrill Lynch’s due diligence vendors provided Merrill Lynch with reports reflecting that the vendors graded certain of the sampled loans as EV3. For some pools, the reports showed that the vendors had graded more than 20 percent of the sampled loans as EV3. The following examples provide the approximate percentages of EV3 loans that were 3 present in the samples taken from particular pools and the approximate percentage of those EV3 loans that were waived in by Merrill Lynch for acquisition: • Sampled loans from five pools of loans originated by ResMAE Mortgage Corporation fed into four securitizations issued by Merrill Lynch Mortgage Investors Trust in 2006: MLMI 2006-RM1, MLMI 2006-RM2, MLMI 2006-RM3 and MLMI 2006- RM5. For one pool, the vendor graded 24% of the due diligence sample EV3, and Merrill Lynch waived into the purchase pool 16% of these loans. For a second pool, the vendor graded 32% of the due diligence sample EV3, and Merrill Lynch waived into the purchase pool 14% of these loans. For a third pool, the vendor graded 22% of the due diligence sample EV3, and Merrill Lynch waived into the purchase pool 27% of these loans. For a fourth pool, the vendor graded 57% of the due diligence sample EV3. Finally, for a fifth pool, the vendor graded 40% of the due diligence sample EV3, and Merrill Lynch waived into the purchase pool 50% of these loans. • Sampled loans from two pools of loans originated by Mortgage Lenders Network USA, Inc. fed into MLMI 2006-MLN1, a securitization issued by Merrill Lynch Mortgage Investors Trust in 2006. Vendors graded 22% and 23% of the due diligence sample EV3 for these two pools. For the latter sample, Merrill Lynch waived into the purchase pool 22% of the loans that had received an EV3 rating. • Sampled loans from two pools of loans originated by WMC Mortgage Corporation fed into two securitizations issued by Merrill Lynch Mortgage Investors Trust in 2006: MLMI 2006-WMC1 and MLMI 2006-WMC2. For these two pools, the vendors graded 22% and 45% of the loans in the due diligence sample EV3. For the latter sample, Merrill Lynch waived into the purchase pool 26% of the loans that had received an EV3 rating. • Sampled loans from a pool of loans originated by Accredited Home Lenders, Inc. fed into MLMI 2006-AHL1, a securitization issued by Merrill Lynch Mortgage Investors Trust in 2006. For this pool, vendors graded 55% of the due diligence sample EV3. Merrill Lynch waived into the purchase pool 31% of the loans that had received an EV3 rating. Merrill Lynch securitized most of the EV3 loans it waived in and acquired in this fashion, typically within a matter of months. These due diligence results are consistent with a “trending report” prepared for client marketing purposes by one of Merrill Lynch’s due diligence vendors (later described by the vendor to be a “beta” or test report) that tracked EV3 and waiver rates in the samples from the Merrill Lynch loan pools that the vendor reviewed from the first quarter of 2006 through the second quarter of 2007. During those six quarters, the vendor reported that it reviewed 55,529 loans for Merrill Lynch. The vendor reported that 12,888 of the loans reviewed, or 23%, received an initial grade of EV3. The report notes that 4,099 loans, or 31.8% of the loans that received an initial EV3 grade, were “waived” into the purchase pools by Merrill Lynch. 4

Through the due diligence process in 2005 and 2006, Merrill Lynch also learned that certain originators were loosening their underwriting guidelines, resulting in Merrill Lynch’s identifying, for example, an increasing number of loans with unreasonable stated incomes. Merrill Lynch’s due diligence manager brought this to the attention of Merrill Lynch’s head of whole loan trading in a memorandum written in November 2005. Merrill Lynch, however, continued to acquire and securitize loans from some of these originators without substantially altering its disclosures to investors. A year later, in December 2006, Merrill Lynch’s due diligence manager again brought the loosening of originator guidelines to the attention of the head of whole loan trading in another memorandum. Merrill Lynch still continued to acquire and securitize loans from some of those originators without substantially altering its disclosures to investors. With its acquisition of originator First Franklin in December 2006, Merrill Lynch vertically integrated all significant aspects of its RMBS business, from origination through securitization. This integration gave Merrill Lynch greater visibility into First Franklin’s loan origination practices. Following its acquisition of First Franklin, Merrill Lynch sometimes reviewed a smaller due diligence sample when securitizing First Franklin loans than it had when acquiring and securitizing loans from First Franklin prior to the acquisition. In an email, one Merrill Lynch employee stated that certain post-acquisition First Franklin loans were being securitized “without the equivalent of a whole loan due diligence” and as a result “valuation and other credit kickouts will not occur” to the same extent as prior to the First Franklin acquisition. Moreover, for a period of time in 2007, Merrill Lynch gave its wholly owned subsidiary First Franklin the authority in certain circumstances to make the final decision about what First Franklin loans should be waived in and securitized. For example, according to a May 2007 report, the due diligence vendor graded 7% of the loans in one sample of First Franklin loans EV3 and 58% of those loans were waived into the purchase pool. Most of these loans were ultimately securitized by Merrill Lynch. The offering documents for Merrill Lynch subprime RMBS also made representations concerning the value of the properties that secured the mortgage loans it securitized. In particular, the offering documents made representations to investors concerning the loan to value (“LTV”) and combined loan to value (“CLTV”) ratios of the securitized loans. Originators generally made their LTV and CLTV determinations by comparing the appraised value of the property at the time of origination or the purchase price of the property (whichever was lower) to the amount of the loan or loans secured by the property. Merrill Lynch hired third-party valuation firms to test the reasonableness of the appraised values of mortgaged properties. These checks were performed through a variety of methods that generated valuation estimates, including (i) “automated valuation models,” or “AVMs,” (ii) desk reviews of the appraisals by licensed appraisers, and (iii) broker price opinions. After reviewing the relevant data, the valuation firm would provide its results to Merrill Lynch. Merrill Lynch had an internal “tolerance” of 10 to 15%. As a result of this practice, Merrill Lynch accepted certain loans for purchase and securitization where the reported appraised value at the time of origination was as much as 10 to 15% higher than the valuation firm’s estimated value of the property. In addition, some of the RMBS issued by Merrill Lynch potentially contained loans 5 with an LTV in excess of 100%, based on valuations obtained from AVMs. The offering documents did not disclose facts about Merrill Lynch’s “tolerance” levels. The conduct described above with respect to Merrill Lynch all occurred prior to Bank of America’s acquisition of Merrill Lynch in January 2009. COUNTRYWIDE - RMBS Between 2005 and 2007, Countrywide Financial Corporation (“CFC”) was the parent corporation of Countrywide Home Loans (“CHL”), Countrywide Bank, FSB (“CB”), and Countrywide Securities Corporation (“CSC”). CHL originated and acquired residential mortgage loans. CB was a federally chartered savings bank, the deposits of which were federally insured. CSC was a registered broker-dealer that was engaged in underwriting RMBS, which were often backed by “pools” of loans originated by CHL. CFC, CHL, CB, and CSC are referred to herein collectively as “Countrywide.” As discussed below, from 2005 to 2007, Countrywide originated an increasing number of loans as exceptions to its Loan Program Guides. At the same time, employees of Countrywide received information indicating that there was an increased risk of poor performance for certain mortgage programs and products that were being included in RMBS. Despite having access to this information, Countrywide’s RMBS offering documents generally did not disclose the extent to which underlying loans were originated as exceptions to its Loan Program Guides. Nor did Countrywide disclose in its RMBS offering documents the results of certain reviews and internal reports related to loan performance. I. Countrywide Business Model Between 2005 and 2007, Countrywide was a diversified financial services company engaged in mortgage lending, banking, mortgage loan servicing, mortgage warehouse lending, securities, and insurance. At this time, Countrywide was among the largest originators of residential mortgage loans in the United States. Countrywide’s SEC filings show that it originated $229 billion in residential mortgage loans in 2005, $243 billion in 2006, and $205 billion in 2007. Countrywide’s business model was to serve as an intermediary between borrowers seeking residential mortgages and investors seeking to purchase loans in the secondary market. As disclosed in Countrywide’s Form 10-K for 2005, most of the mortgage loans Countrywide produced were sold into the secondary mortgage market, primarily in the form of RMBS. From 2005 to 2007, Countrywide sponsored and sold approximately $332 billion of prime, Alt-A, second lien, home equity line of credit, and subprime RMBS backed by loans originated by, among others, CHL. Countrywide employed, among others, a corporate strategy sometimes referred to as the “Supermarket Strategy.” The Supermarket Strategy was developed to create a one-stop shopping experience for borrowers. In addition to offering its own products, Countrywide strove to offer to 6 borrowers every kind of mortgage product that was available from legitimate competing lenders. A component of the Supermarket Strategy, which has sometimes been referred to as the “matching strategy,” was a process by which Countrywide would learn about and evaluate loan product offerings from its competitors and expand its product offering to match or exceed its competitors’ product offerings. II. Countrywide Loan Origination Process CHL originated and acquired residential mortgage loans through a variety of channels, including its own retail branches, mortgage brokers, and a network of third-party correspondent lenders. Countrywide’s retail branches were referred to as the Consumer Markets Division (“CMD”) and the Full Spectrum Lending Division (“FSL”). Countrywide provided its CMD and FSL branch underwriters with sets of lending guidelines, including Loan Program Guides, that listed borrower and loan characteristics, including credit scores and debt-to-income (“DTI”) and LTV ratios, that branch underwriters were to consider when underwriting a potential loan. Branch underwriters had authority to approve loans that fit within the parameters outlined in the Loan Program Guides. When branch underwriters received loan applications that did not meet the program parameters in the Loan Program Guides (e.g., credit score, LTV, loan amount), the branch underwriters were authorized to refer the applications to more experienced underwriters at the relevant divisional “Structured Loan Desk” (“SLD”) for consideration of an “exception.” Underwriters at the SLD were authorized to approve requests to make an “exception” to the Loan Program Guides if the proposed loan and borrower complied with the characteristics described in another set of guidelines, referred to as so-called “Shadow Guidelines,” and the loan contained compensating factors supporting the exception request. The Shadow Guidelines generally permitted loans to be made to borrowers with lower credit scores and allowed for higher LTV ratios than the Loan Program Guides. If the SLD underwriter did not believe that an exception was appropriate as presented, the SLD underwriter either could deny the exception request or could propose a counter-offer to the branch underwriter. A counter-offer was a rejection of the exception request accompanied by a proposal that the loan could be originated under a different set of terms from those originally proposed by the branch underwriter. For example, a counter-offer might propose a different loan product or program or request that the borrower increase the size of a down payment. Countrywide’s policies indicated that after an exception approval or counter-offer was delivered to the branch underwriter, the branch underwriter would then be responsible for deciding whether to approve the loan. If a loan application did not meet the credit standards of the Shadow Guidelines, Structured Loan Desk underwriters were authorized to submit a request to Countrywide’s Secondary Marketing Structured Loan Desk (“SMSLD”), which would then determine whether the requested loan, if originated, could be priced and sold in the secondary market. If a loan could be priced and sold, SMSLD would provide a price for the loan and ultimately it would be returned to the branch underwriter. 7

III. RMBS Securitization Process Countrywide sold the majority of the loans that it originated. Many such loans were sold in the form of RMBS underwritten by CSC. The CHL loans that CSC underwrote in these securitizations were sourced in a variety of ways, including through third-party correspondent lenders. Countrywide structured and securitized these CHL or third-party mortgage loans under its own shelf registrations, such as Countrywide Alternative Loan Trust. Due Diligence When Countrywide securitized loans into RMBS, it would typically engage a third-party due diligence provider to perform due diligence on a sample of the loans. During this process, third-party due diligence providers generally reviewed a sample of the loans to be securitized against underwriting guidelines provided by Countrywide. In certain instances, Countrywide provided the due diligence providers with what were known as “Seller Loan Program Guides,” which were guidelines based on the characteristics of loans that Countrywide had been able to make and sell in the past. Seller Loan Program Guides reflected the credit attributes of the loans that Countrywide had previously made and sold, and as a result they frequently listed lower credit scores or higher DTI and LTV ratios than the applicable Loan Program Guides or the applicable Shadow Guidelines. For example, certain of the Seller Loan Program Guides stated that they allowed DTIs of up to 55% for certain loans. The due diligence providers would then report the results of their review of the loans that were contained in the selected samples, including whether they complied with the underwriting guidelines provided by Countrywide and/or whether exceptions to those guidelines were supported by compensating factors. Offering Document Representations and Disclosures Countrywide prepared and filed with the SEC certain documents in connection with offering RMBS. Those documents included Prospectuses and Prospectus Supplements (together, “Offering Documents”), as well as Pooling and Servicing Agreements that memorialized agreements among Countrywide entities that offered or serviced the RMBS and the trustee for the RMBS once they were issued. Portions of the Pooling and Servicing Agreements were described and/or incorporated by reference in the Offering Documents. In certain of the Offering Documents that were provided to investors in RMBS, Countrywide represented that it maintained an underwriting system that was intended to evaluate residential borrowers’ credit standing and repayment ability. Although the Offering Documents were not uniform, Countrywide typically represented in them that it originated loans substantially in accordance with its credit, appraisal and underwriting standards. For example, Countrywide typically represented that it applied its underwriting standards “to evaluate the borrower’s credit standing and repayment ability” and that “a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and to meet the borrower’s monthly obligations on the proposed mortgage loan.” For certain RMBS, Countrywide also generally stated that “exceptions” to CHL’s “underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.” 8

In certain of the Offering Documents, Countrywide stated that it originated loans under “Standard Underwriting Guidelines” and “Expanded Underwriting Guidelines.” Countrywide stated that certain Standard Underwriting Guidelines generally permitted DTI ratios based on monthly housing expenses up to 33% and, when based on total debt, up to 38%. Certain Offering Documents disclosed that under Countrywide’s Standard Underwriting Guidelines, loans could be originated pursuant to the “Full,” “Alt,” “Reduced,” “CLUES Plus,” and “Streamlined” documentation programs, and that under certain of these programs, “some underwriting documentation concerning income, employment and asset verification is waived,” that “information relating to a prospective borrower’s income and employment is not verified,” and that therefore DTI for those loans was calculated “based on the information provided by the borrower in the mortgage loan application.” Certain Offering Documents also disclosed that under Countrywide’s Expanded Underwriting Guidelines, loans could be originated under additional documentation programs, namely “Stated Income/Stated Assets,” “No Income/No Assets,” and “No Ratio.” Under the “Stated Income/Stated Asset” program, borrowers stated their incomes on a loan application without providing supporting documentation that could then be verified. The Offering Documents disclosed that in connection with the Stated Income/Stated Assets program, the loan application was reviewed to determine whether the income as stated by the borrower was reasonable for the borrower’s stated employment. The description of the Expanded Underwriting Guidelines also stated that they generally permitted DTI ratios up to 36% on the basis of housing debt and up to 40% on the basis of total debt. Countrywide entities made representations to securitization trustees in Pooling and Servicing Agreements. For example, CHL typically represented that each CHL mortgage loan supporting the subject RMBS was underwritten in all material respects in accordance with CHL’s underwriting guidelines. In certain Pooling and Servicing Agreements, CHL also represented that the mortgage loan pools backing the subject RMBS were “selected from among the . . . portfolios of the Sellers at the Closing Date as to which the representations and warranties [set forth in the Pooling & Servicing Agreement] can be made” and were not “selected in a manner intended to adversely affect the interests of the Certificateholders.” CHL also represented in certain Pooling and Servicing Agreements that, to the best of its knowledge, “there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration” as to any mortgage loan serving as collateral for the RMBS. IV. Countrywide Expanded Its Loan Offerings Based on Salability In the early to mid-2000s, mortgage originators across the mortgage lending industry began to offer more types of mortgage products. In furtherance of its goal to obtain a 30% market share and its “Supermarket Strategy,” Countrywide began to offer products that featured more permissive lending criteria. Examples of these more permissive lending criteria included loans with higher combined-loan-to-value ratios or with lower credit scores. Countrywide also began to offer products that required less documentation from borrowers or offered flexible payment options. Examples of these mortgage products included “Stated Income” loans and Pay- Option Adjustable Rate Mortgages (“ARMs”). Stated Income loans did not require borrowers to 9 substantiate their claimed incomes with tax forms or other documentary proof. Pay-Option ARMs featured variable interest rates and flexible repayment options, including the ability to pay only the interest due for a certain period of time. In a memo sent in October 2004, CFC’s then Chief Credit Officer wrote: “my impression since arriving here is that the Company’s standard for products and Guidelines has been: ‘If we can price it, then we will offer it.’” In a May 13, 2007 internal memorandum, the same executive wrote: A core principal [sic] underlying product guidelines is salability. The only exception to this principle is specific ‘Bank only’ programs where loans are originated or purchased for the Bank portfolio. Similarly, in an email dated June 7, 2007, CFC’s Chief Investment Officer wrote to CFC’s President, “[W]hen credit was easily salable, SLD was a way to take advantage of the ‘salability’ and do loans outside guidelines and not let our views of risk get in the way.” Increase in Exception Loans Countrywide originated an increasing number of loans as exceptions to its Loan Program Guides. A June 28, 2005, a Countrywide Financial Corporate Credit Risk Committee presentation noted that approximately 15% of nonconforming loans1 that Countrywide was originating through CMD were exception loans. On July 28, 2005, a Countrywide executive sent an email informing the SLD that it could begin to expand the programs for which it could approve “exception” loans to programs other than the 30 year fixed and 5/1 ARM loan products. He wrote: [T]o the widest extent possible, we are going to start allowing exceptions on all requests, regardless of program, for all loans less than $3 million, effective immediately. * * * * The pricing methodology we will use will be similar to that which we use for 30-year fixed rates and 5-1 Hybrids. We will assume securitization in all cases. By June 7, 2006, less than a year later, an internal Countrywide email indicated that during May 2006, for prime loans, exceptions constituted by dollar amount approximately 30% of fundings for certain fixed loans, 40% for Pay-Option ARMs, and 50% for expanded criteria hybrid loans. 1 Loans that did not meet requirements for sale to Fannie Mae or Freddie Mac. 10

Extreme Alt-A Program In late 2006, Countrywide, after analyzing the mortgage products offered by certain of its competitors, implemented an expansion of its underwriting guidelines used by SLD underwriters, internally referred to as “Extreme Alt-A.” The Extreme Alt-A initiative resulted in underwriting guidelines that, among other things, permitted higher LTV ratios and allowed for lower FICO scores from prospective borrowers. Extreme Alt-A loans were originated with the intent that they would be sold and that no credit risk would be retained by Countrywide. Some loans with Extreme Alt-A characteristics were sold in RMBS securitizations. In connection with approving the Extreme Alt-A guideline expansion, Countrywide conducted various stress tests to model the loans’ expected performance. Under certain adverse economic assumptions, Countrywide’s models predicted that certain bands of Extreme Alt-A loans could perform more like subprime loans than like Alt-A loans. In or around late March 2006, the Extreme Alt-A program was presented to Countrywide’s Responsible Conduct Committee (“RCC”) for consideration. The presentation included Model Foreclosure Frequency Estimates which projected that, under stressed economic conditions, certain bands of the loans originated under Extreme Alt-A guidelines could exceed a 21.62% foreclosure frequency. The model described in the presentation predicted that a number of categories of loans within the Extreme Alt-A program could experience default percentages into the high 30’s or low 40’s, and even a few in the 50’s. The presentation indicated that “poor performance should be expected.” On April 5, 2006, a Countrywide executive sent an email regarding the Extreme Alt-A program that read, “[b]ecause this is a ‘hazardous product’ (direct quote from [another Countrywide executive]), ... [that Countrywide executive] wants to see a detailed implementation plan which addresses the process for originating and selling these loans such that we are not left with credit risk.” Countrywide began offering the Extreme Alt-A program in 2006 and began originating and selling loans under its expanded underwriting guidelines. As with most exception loans, the Extreme Alt-A guidelines called for Extreme Alt-A loans to be processed at the SLD level, but the Extreme Alt-A guidelines did not require SLD underwriters to identify compensating factors in connection with underwriting the loans. V. Countrywide Received Information Concerning Risks and Quality of Its Mortgage Loans During the period from August 2005 to 2007, Countrywide received information regarding the performance and characteristics of loans that it originated under various products and programs and securitized into RMBS. That information suggested that certain products had the potential to perform poorly, particularly in a challenging economic environment. Exception Loan Performance Using its SLD and SMSLD processes, Countrywide originated a substantial number of loans as exceptions to its Loan Program Guides. Internal reporting indicated that certain categories of exception loans performed poorly compared to loans originated within the parameters set out in Loan Program Guides. For example, a June 28, 2005 CFC Credit Risk 11

Committee report indicated that certain exception loans greater than $650,000 were “performing 2.8x worse overall” than non-exception loans. Pay-Option ARM Loans Countrywide began issuing Pay-Option ARM loans around 2000, and by 2004 they were a large part of Countrywide’s loan originations. In some instances, Pay-Option ARM borrowers were able to make payments that were less than the interest that accrued on the principal balance each month. The difference between the amount of interest that accrued on the loan and that lower payment is called “negative amortization” and was added to the principal balance of the loan. If the loan’s principal balance reached a certain amount, frequently 110% or 115% of the original loan amount, the loan payment “reset” to the amount necessary to amortize the principal balance. This “reset” could result in substantially higher payments for borrowers, resulting in a form of what became known in the industry as “payment shock.” Starting in mid-2005, Countrywide received information indicating, among other things, that a majority of Pay-Option ARM borrowers were opting to make the minimum payment on their loans. In response to certain information, CFC and CB decided to limit the types of Pay- Option ARM loans that CB held for investment. On August 1, 2005, CFC’s Chairman sent an email to CHL’s President and head of loan production and CB’s President stating: I am becoming increasingly concerned about the environment surrounding the borrowers who are utilizing the pay option loan and the price level of real estate in general but particularly relative to condos and specifically condos being purchased by speculators (non owner occupants). I have been in contact with developers who have told me that they are anticipating a collapse in the condo market very shortly simply related to the fact that in Dade County alone 70% of the condos being sold are being purchased by speculators. The situation being reported in Broward County, Las Vegas as well as other so called “hot” areas of the Country. We must therefore re-think what assets [we] should be putting in the bank. For example you should never put a non-owner occupied pay option Arm on the balance sheet. I know you have already done this but it is unacceptable. Secondly only 660 fico’s and above, owner occupied should be accepted and only on a limited basis. The focus should be on 700 and above (owner occupied) for this product. The simple reason is that when the loan resets in five years there will be enormous payment shock and the borrower is not sufficiently sophisticated to truly understand the consequences then the bank will be dealing with foreclosure in potentially a deflated real estate market. This would be both a financial and reputational catastrophe. On August 2, 2005, CHL’s president responded to this email, writing that this approach had “securitization implications”: 12

We need to analyze what remains if the bank is only cherry picking and what remains to be securitized/sold is overly concentrated with higher risk loans. The concern and issue gets magnified as we put a bigger percentage of our pay option production into the Bank because the remaining production then increasingly looks like an adversely selected pool. On August 2, 2005, CFC’s Chairman responded to this email: I absolutely understand your position however there is a price no matter what we do. The difference being that by placing less attractive loans in the secondary market we will know exactly the economic price we will pay when the sales settle. In accordance with the direction of CFC’s Chairman, CB later limited the Pay-Option ARM loans that it held for its own investment to loans with relatively higher credit characteristics. Beginning in October 2005, Countrywide tracked its Pay-Option ARM portfolio through monthly “Flash Reports.” Countrywide’s analysis showed that the percentage of borrowers who chose to make the minimum mortgage payment each month was trending higher than predicted and, thus, certain loans were at risk of “resetting” earlier than anticipated. This “resetting,” which was an inherent risk of the Pay-Option ARM product, could result in higher payments and, thus, could cause “payment shock” for borrowers. On February 3, 2006, an article in Inside Mortgage Finance Publications reported on a study that Countrywide presented at the American Securitization Forum Conference. The article reported that a Countrywide executive had stated that “Pay Option Arms were found to be the riskiest product on the market.” On April 3, 2006, CFC’s Chairman sent to CHL’s President and head of loan origination an email observing that there was: important data that could portend serious problems with [Pay- Option ARMs]. Since over 70% have opted to make the lower payments it appears that it is just a matter of time that we will be faced with a substantial amount of resets and therefore much higher delinquencies. We must limit [CB’s retained investment in] this product to high ficos otherwise we could face both financial and regulatory consequences. On May 18, 2006, CFC’s Chairman sent to CFC’s CFO, CHL’s President, and others an email in which he warned: “As for pay options the Bank faces potential unexpected losses because higher rates will cause these loans to reset much earlier than anticipated and as [a] result caus[e] mortgagors to default due to the substantial increase in their payments.” On June 7, 2006, a Countrywide executive sent an email, observing that “exceptions” constituted 40% of prime Pay-Option ARM loans by dollar amount. 13

On September 13, 2006, CFC’s Chairman spoke at a Countrywide Fixed Income Investor Forum and disclosed that, with respect to Pay-Option ARMs, “in the first year 78% of the borrowers employ the lower payment.” On September 26, 2006, CFC’s Chairman sent an internal email in which he described Pay-Option ARM loans as “the lightening [sic] rod of ‘exotic loans’” and then described his concern with how the product would perform in stressed market conditions: The bottom line is that we are flying blind on how these loans will perform in a stressed environment of higher unemployment, reduced value and slowing home sales . . . It [sic] therefore I [sic] believe the timing is right for us to sell all newly originated pay options and begin rolling off the bank balance sheet, in an orderly manner, pay options currently on their port[folio]. Throughout 2006 and 2007, Countrywide continued to originate Pay-Option ARMs, including as exceptions to its Loan Program Guides, and to securitize these Pay-Option ARMs into RMBS. As disclosed in Offering Documents, in certain RMBS backed by Pay-Option ARMs, as many as 90% of the loans that backed the certificates were originated under reduced documentation programs. Stated Income Loans Countrywide also received information indicating that some borrowers who applied for loans in which they stated their incomes without providing verification may have been overstating their incomes on their loan applications. In a May 26, 2006, CB Credit Risk Committee Report, CB presented the results of a review of the tax returns of a sample of borrowers who had filled out IRS Form 4506-Ts in connection with their mortgage applications. A form 4506-T allows a mortgage lender to request a borrower’s previous year’s income tax return from the IRS. The audit described in the CB Credit Risk Committee Report compared the income a borrower provided in connection with a mortgage application to the income reported on the borrower’s income tax return in the prior tax year. The presentation, assuming that borrowers correctly reported (and did not understate) their income on their tax returns, suggested: that approximately 40% of the Bank’s reduced documentation loans in the portfolio could potentially have income overstated by more than 10% and a significant percent of those loans would have income overstated by 50% or more. The study further suggested that, among the group of borrowers who may have overstated their income by more than 10%, 68% had a variance of greater than 50%, 25% had a variance between 25% and 50%, and 7% had a variance between 10% and 25%. For Pay-Option ARM loans, the overwhelming majority of which were stated income loans, the study indicated that 72% of the Pay-Option ARM loans that showed greater than 10% variance showed greater than 50% variance. In a June 2, 2006, email drafted in response to this presentation, CFC’s Chief Risk Officer wrote: 14

These results are basically identical to what I’ve seen other times (both here and other places) this type of analysis has been done. You will observe similar results for other types of consumer loans (e.g., credit cards, installment loans) where income is not documented. While I’m no fan of reduced doc, we should also keep in mind: 1) Any income growth since the last tax return won’t be reflected in this type of analysis .... 2) Borrowers are not underwriters. Some of what we would not count as income (e.g., support from relatives) would be considered by most borrowers. Most borrowers are not going to knowingly take on an obligation they don’t believe they can afford. 3) Many (most?) borrowers seek to report as little income as possible on their tax return. 4) Unlike many loan programs, the reduced doc is not differentially priced for most PayOption loans. So we may not have as much adverse selection here as other programs. We need to be careful painting all of this as a “misrep.” Although that is obviously the case in some (perhaps many) instances, it won’t be the case in all cases. If a borrower overstated his or her income, it would affect the accuracy of DTI calculations, and also could affect an underwriter’s ability to evaluate a borrower’s repayment ability. VI. Disclosures in Offering Documents Did Not Reflect Certain Information That Countrywide Received Although Countrywide originated an increasing number of mortgage loans as exceptions to its Loan Program Guides from 2005 to 2007, Countrywide generally did not disclose in its RMBS Offering Documents the scope of the exceptions to its Loan program Guides. Throughout this time period, Countrywide received information on risks associated with certain mortgage products and programs. Countrywide did not disclose in its RMBS Offering Documents the results of certain reviews and internal reports that analyzed this information. Countrywide’s Offering Documents did not include a description of its Supermarket Strategy, whereby Countrywide sought to achieve more market share and growth by creating a one-stop shopping experience for borrowers by offering a complete suite of mortgage products that were available in the industry from legitimate competing lenders. Countrywide did not disclose in its Offering Documents that according to the June 28, 2005 CFC Credit Risk Committee report, non-conforming loans greater than $650,000 that were originated since 2004 via the retail branch network or mortgage brokers through the exception 15 process were “performing 2.8x worse” than loans originated without exceptions. Nor did Countrywide’s Offering Documents identify the percentage of loans backing an offering that were originated as exceptions to Countrywide’s Loan Program Guides. The Offering Documents also did not disclose certain information concerning specific mortgage products that served as collateral for certain of Countrywide’s RMBS offerings. For example, the Offering Documents did not disclose historical information on the percentage of Pay-Option ARM borrowers who chose to make the minimum payments. Although Countrywide disclosed in certain of its SEC filings (i) the attributes of Pay-Option ARMs that were held by CB and (ii) the increasing volume and dollar amount of loans that were experiencing negative amortization, the Offering Documents did not disclose that certain Pay-Option ARM loans included as collateral were loans that CB had elected not to hold for its own investment portfolio because they had risk characteristics that CFC management had identified as inappropriate for CB. With respect to stated income loans, Countrywide did not describe in its Offering Documents the results of the tax return study described in the May 26, 2006 CB Credit Risk Committee Report. Nor did the Offering Documents describe the impact that an overstatement of income could have had on DTI calculations. Although the Offering Documents included detailed loan-level statistics about the pool of loans serving as collateral for the RMBS, the Offering Documents were not revised to describe the Extreme Alt-A program. In particular, the Offering Documents did not disclose that under the Phase 1 (roll-out) of the Extreme Alt-A program Countrywide originated CMD and Wholesale Lending Division loans whose characteristics fell outside of the Loan Program Guides, and that documents drafted in connection with implementing the program indicated that in Phase 1“loans [would] be treated as exceptions and routed to SLD for guideline and price determination” without requiring compensating factors as a basis for approval. The Offering Documents also did not disclose whether Extreme Alt-A loans were included in the collateral for a given RMBS. Nor did the Offering Documents describe the default rates predicted by the model used to generate the March 2006 RCC presentation on Extreme Alt-A performance. VII. Bank of America’s Acquisition of Countrywide On July 1, 2008, after the events described herein, Countrywide was acquired by Bank of America Corporation. FHA UNDERWRITING Bank of America is a mortgage lender that participates in a federal program sponsored by the Department of Housing and Urban Development (“HUD”) called the “Direct Endorsement Program.” Subject to the requirements of the program, Bank of America is authorized to “originate” - i.e., make - and to underwrite mortgage loans to first-time and low-income home buyers and to low-income home owners refinancing mortgages, that are insured by the Federal Housing Administration (“FHA”), an agency within HUD. In exchange for having the authority to originate and underwrite FHA-insured loans, Bank of America is obligated to determine 16 whether prospective borrowers meet minimal credit-worthiness criteria and to certify to HUD that borrowers who received loans met the criteria. In the event that an FHA-insured loan originated by Bank of America goes into default, the FHA guarantees payment of the outstanding portion of the mortgage principal, accrued interest, and costs owed by the borrower. During the period May 1, 2009 through March 31, 2012, Bank of America underwrote and insured for FHA insurance loans to borrowers who did not qualify for loans under the criteria set by HUD. In certain cases, Bank of America, inter alia, did not properly verify borrowers’ income, did not adequately verify the source of gift funds borrowers used to make the statutory minimum down payment, and approved borrowers that may have lacked the ability to make monthly mortgage payments. Many of Bank of America’s borrowers have defaulted on their mortgage loans and have either lost or are in the process of losing their homes to foreclosure. As a result of Bank of America’s conduct, HUD-FHA insured loans that were not eligible for FHA mortgage insurance and that HUD-FHA would not otherwise have insured. HUD consequently incurred hundreds of millions of dollars of losses when it paid insurance claims on those Bank of America-endorsed loans. I. FHA MORTGAGE INSURANCE AND THE DIRECT ENDORSEMENT PROGRAM The National Housing Act of 1934 authorizes the FHA to insure home mortgages for first-time and low-income home buyers. 12 U.S.C. § 1709. The FHA only insures mortgage loans issued by approved mortgage lenders or “mortgagees” to qualified borrowers. Under the Direct Endorsement Program, approved mortgage lenders (“Direct Endorsers”) determine whether loan applicants are eligible for FHA mortgage insurance. See 24 C.F.R. §203.5(a). A Direct Endorser must submit a mortgage insurance application for each borrower to HUD, with documentation of the borrower’s income, assets and credit-worthiness, and of the Direct Endorser’s review and analysis of the loan. HUD authorizes some Direct Endorsers to endorse mortgage loans for FHA mortgage insurance on an expedited basis, after the company’s own pre-endorsement review of the file. This endorsement occurs without a required pre-endorsement review of the mortgage insurance application file by HUD. This is known as the Lender Insurance Program. Under this program, Direct Endorsers are still required to comply with all HUD regulations concerning the origination of FHA-insured mortgages. Additionally, there is no reduction in the documents required, and the mortgage lender is required to retain all loan origination documents. Further, Direct Endorsers are required to submit the full mortgage loan file to HUD upon HUD’s request. During the relevant time period, Bank of America participated in the Lender Insurance program. Bank of America originated mortgages nationally through its direct lending branch. Direct lending branches of FHA-approved mortgage lenders contact consumers and originate mortgages through the internet, or through a call center. 17

A. Underwriting and Eligibility Requirements for FHA Mortgage Insurance In determining whether a loan applicant qualifies for an FHA-insured mortgage loan, a Direct Endorser must comply with HUD underwriting requirements which establish the minimum standard of due diligence in underwriting mortgage loans. 24 C.F.R. § 203.5(c). Among other things, a Direct Endorser is required by law to “exercise the same level of care which it would exercise in obtaining and verifying information for a loan in which the [Direct Endorser] would be entirely dependent on the property as security to protect its investment.” Id. Put another way, a Direct Endorser may not underwrite an FHA-insured mortgage loan less carefully than it would if the mortgage loan was not insured by the FHA. 1. Income, Credit History and Ability to Make Mortgage Payments Specifically, HUD requires a Direct Endorser to be responsible for evaluating a borrower’s credit characteristics, including past credit history and demonstrated willingness to pay debts. Additionally, a Direct Endorser must assess the adequacy of a borrower’s income, including the adequacy and stability of income to meet periodic mortgage payments and any other recurring debt payments and the adequacy of a borrower’s available assets to cover the statutory minimum down payment. 24 C.F.R. § 203.5(d). For each FHA-insured loan, a Direct Endorser must establish that the borrower has the ability and willingness to repay the loan. A Direct Endorser’s determination must be predicated on sound underwriting principles consistent with HUD’s requirements and must be supported by requisite documentation. See HUD Handbook 4155.1, Mortgage Credit Analysis for Mortgage Insurance, One to Four Family Properties, May 10, 2009 (“Credit Analysis Handbook”),. A Direct Endorser must therefore pay specific attention to a borrower’s rent or mortgage payment history, and any collection actions, judgments, foreclosures or bankruptcies. Id. HUD requires a Direct Endorser to submit documentation that the borrower has the ability to responsibly manage his or her financial affairs. See Credit Analysis Handbook,. For example, if a borrower has gone through a bankruptcy, the Direct Endorser must document that the borrower’s current situation indicates that the events that led to the bankruptcy are not likely to recur. HUD regulations further require that a Direct Endorser calculate a borrower’s verifiable income and determine the likelihood that the income will continue through at least the first three years of the mortgage. See Credit Analysis Handbook. In particular, a Direct Endorser must review: a. salaries, wages, and other regular payments such as social security or retirement benefits; b. alimony, child support or maintenance income; and c. net rental income from property owned by the borrower. 18

A Direct Endorser may include rental income from properties owned by borrowers in its analysis, if the lender can document that the rental income is stable through a lease, an agreement to lease, or a rental over the past twenty-four months free of unexplained gaps. A Direct Endorser must further verify and document a borrower’s minimum required cash investment in the property by obtaining a Verification of Deposit form from the borrower’s bank to verify its current bank deposits, along with the most recent bank statement. See Credit Analysis Handbook,. A Direct Endorser must also list a borrower’s recurring obligations, including installment loans, charge accounts, and real estate loans, and consider their impact on the borrower’s ability to pay the mortgage. Id. 2. Debt, Qualifying Ratios and Overall Merit of Loan Application Additionally, a Direct Endorser must compute two “Qualifying Ratios” to determine whether the borrower can reasonably be expected to meet the expenses involved in home ownership, and otherwise provide for the borrower’s family: a. Mortgage Payment to Effective Income: the mortgage payment, including payments into an escrow account for taxes, insurance and any other assessments, should not exceed 31% of a borrower’s effective income. See Credit Analysis Handbook; Mortgagee-Letter 2005-16, April 13, 2005. b. Total Fixed Payment to Effective Income: the borrower’s mortgage payments and all other recurring payment obligations should not exceed 43% of effective income. See Credit Analysis Handbook; Mortgagee-Letter 2005-16, April 13, 2005. Where a borrower exceeds either Qualifying Ratio, a Direct Endorser must determine whether there are “Compensating Factors” that justify the making of the loan. See Credit Analysis Handbook. Compensating Factors include whether: a. Housing Expense Payments: The borrower has successfully demonstrated the ability to pay housing expenses greater than or equal to the proposed monthly housing expenses for the new mortgage over the past 12-24 months; b. Down Payment: The borrower makes a large down payment of 10 percent or higher toward the purchase of the property; c. Accumulated Savings: The borrower has demonstrated: • an ability to accumulate savings, and • a conservative attitude toward using credit; d. Previous Credit History: A borrower’s previous credit history shows that he/she has the ability to devote a greater portion of income to housing expenses; 19

e. Compensation or Income Not Reflected in Effective Income: The borrower receives documented compensation or income that is not reflected in effective income, but directly affects his/her ability to pay the mortgage. This type of income includes food stamps, and similar public benefits; f. Minimal Housing Expense Increase: There is only a minimal increase in the borrower’s housing expense; g. Substantial Cash Reserves: The borrower has substantial documented cash reserves (at least three month’s worth) after closing. The lender must judge if the substantial cash reserve asset is liquid or readily convertible to cash, and can be done so absent retirement or job termination, when determining if the asset can be included as cash reserves, or cash to close. Funds and/or “assets” that are not to be considered as cash reserves include equity in other properties, and proceeds from a cash-out refinance. Lenders may use a portion of a borrower's retirement account, subject to the conditions stated below. To account for withdrawal penalties and taxes, only 60% of the vested amount of the account may be used. The lender must document the existence of the account with the most recent depository or brokerage account statement. In addition, evidence must be provided that the retirement account allows for withdrawals for conditions other than in connection with the borrower's employment termination, retirement, or death. If withdrawals can only be made under these circumstances, the retirement account may not be included as cash reserves. If any of these funds are also to be used for loan settlement, that amount must be subtracted from the amount included as cash reserves. Similarly, any gift funds that remain in the borrower's account following loan closing, subject to proper documentation, may be considered as cash; h. Substantial Non-Taxable Income: The borrower has substantial non- taxable income; i. Potential for Increased Earnings: The borrower has a potential for increased earnings, as indicated by job training or education in his/her profession; and j. Primary Wage-Earner Relocation: The home is being purchased because the primary wage-earner is relocating, and the secondary wage-earner • has an established employment history • is expected to return to work, and • has reasonable prospects for securing employment in a similar occupation in the new area 20

HUD further requires that a Direct Endorser judge the overall merit of a borrower’s loan application. Simply establishing that a loan transaction meets minimal standards does not necessarily constitute prudent underwriting. See Credit Analysis Handbook. A Direct Endorser must therefore analyze the probability that a borrower will repay the mortgage obligation. Id. . A Direct Endorser must document each loan submitted for mortgage insurance. See Credit Analysis Handbook. A Direct Endorser must ask questions that will elicit a complete picture of the borrower’s financial situation. When a borrower’s credit history reveals delinquent accounts, the Direct Endorser must document its analysis of whether the late payments were based on a disregard for, or inability to pay or manage debts. See Credit Analysis Handbook 3. Supporting Documents Must Come From Disinterested Parties A Direct Endorser may receive Verification of Employment forms from a borrower’s employer by fax, if the borrower’s employer is clearly identified as the source of the fax. The lender is accountable for ascertaining the authenticity of employment verification documents, by examining information in its header and footer. See Credit Analysis Handbook. Mortgage lenders may not accept or use documents relating to the employment, income or credit of borrowers that are handled or transmitted from or through interested third parties, including real estate agents, or by using their equipment. See Credit Analysis Handbook B. Specific Due Diligence Required of Direct Endorsement Lenders HUD relies on Direct Endorsement Lenders to conduct due diligence on Direct Endorsement loans. The purposes of due diligence include (a) determining a borrower’s ability and willingness to repay a mortgage debt, thus limiting the probability of default and collection difficulties, see 24 C.F.R. § 203.5(d), and (b) examining a property offered as security for the loan to determine if it provides sufficient collateral, see 24 C.F.R. § 203.5(e)(3). Due diligence thus requires an evaluation of, among other things, a borrower’s credit history, capacity to pay, cash to close, and collateral. HUD has set specific rules for due diligence predicated on sound underwriting principles. In particular, HUD requires Direct Endorsement Lenders to be familiar with, and to comply with, governing HUD Handbooks and Mortgagee Letters, which provide detailed processing instructions to Direct Endorsement Lenders. These materials specify the minimum due diligence with which Direct Endorsement Lenders must comply. With respect to ensuring that borrowers have sufficient credit, a Direct Endorsement Lender must comply with governing HUD Handbooks, such as HUD 4155.1, Mortgage Credit Analysis for Mortgage Insurance on One-to-Four Family Properties, to evaluate a borrower’s credit. The rules set forth in HUD 4155.1 exist to ensure that a Direct Endorsement Letter sufficiently evaluates whether a borrower has the ability and willingness to repay the mortgage debt. HUD has informed Direct Endorsement Lenders that past credit performance serves as an essential guide in determining a borrower’s attitude toward credit obligations and in predicting a borrower’s future actions. 21

To properly evaluate a borrower’s credit history, a Direct Endorsement Lender must, at a minimum, obtain and review credit histories; analyze debt obligations; reject documentation transmitted by unknown or interested parties; inspect documents for proof of authenticity; obtain adequate explanations for collections, judgments, recent debts and recent credit inquiries; establish income stability and make income projections; obtain explanations for any gaps in employment; document any gift funds; calculate debt and income ratios and compare those ratios to the fixed ratios set by HUD rules; and consider and document any compensating factors permitting deviations from those fixed ratios. With respect to appraising the mortgaged property (i.e., collateral for the loan), a Direct Endorsement Lender must ensure that an appraisal and its related documentation satisfy the requirements in governing HUD Handbooks, such as HUD 4150.2, Valuation Analysis for Home Mortgage Insurance. The rules set forth in HUD 4150.2 exist to ensure that a Direct Endorsement Lender obtains an accurate appraisal that properly determines the value of the property for HUD’s mortgage insurance purposes. C. Direct Endorser Certifications To HUD 1. Annual Certifications As a condition for maintaining its participation in the Direct Endorsement Program, a Direct Endorser, by its President or Vice-President, must certify to HUD annually that the Direct Endorser conforms to all HUD-FHA regulations necessary to maintain its HUD-FHA approval. See Title II Yearly Verification Report, Home Office. The officer must further certify that the Direct Endorser is responsible for all its employees’ actions. Id. The Direct Endorsement Lender must make the following annual certification, in sum and substance: I know or am in the position to know, whether the operations of the above named mortgage conform to HUD-FHA regulations, handbooks, and policies. I certify that to the best of my knowledge, the above named mortgagee conforms to all HUD-FHA approval, and that the above named mortgagee is fully responsible for all actions of its employees including those of its HUD-FHA approved branch offices. The annual certification requires compliance with the basic eligibility requirements for Direct Endorsement Lenders, which includes compliance with HUD rules concerning lender’s quality control. 22

2. Loan Application Certifications For each mortgage loan insured by FHA under the Direct Endorsement Program, a Direct Endorser and its Underwriter must make a number of certifications required by HUD. See Direct Endorsement Approval for a HUD/FHA Insured Mortgage form; HUD Handbook 4000.4 Rev-1, Single Family Direct Endorsement Program, 9/2/88 (“Direct Endorsement Handbook”). Specifically, a Direct Endorser and/or the Direct Endorsement Underwriter must make a series of certifications in the HUD 1003 Addendum, also known as the HUD/VA Addendum to Uniform Residential Loan Application and the Direct Endorsement Approval for a HUD/FHA Insured Mortgage, including: a. The loan terms furnished in the Uniform Residential Loan Application and the Addendum are true, accurate and complete. b. The information contained in the Uniform Residential Loan Application and the Addendum was obtained directly from the borrower by an employee of the undersigned lender or its duly authorized agent and is true to the best of the lender’s knowledge and belief. c. The verification of employment was requested and received by the lender or its duly authorized agent without passing through the hands of any third persons and are true to the best of the lender’s knowledge and belief. d. The verification of deposit was requested and received by the lender or its duly authorized agent without passing through the hands of any third persons and are true to the best of the lender’s knowledge and belief. e. The proposed loan to the borrower meets the income and credit requirements of the governing law in the lender’s judgment. f. That the statements made in its application for insurance and the Lender’s Certificate as part of the Direct Endorsement Approval for a HUD/FHA Insured Mortgage are true and correct. g. That complete disbursement of the loan has been made to the borrower, or to his/her creditors for his/her account and with his/her consent. h. No charge has been made to or paid by the borrower except as permitted under HUD regulations. i. The Lender has not paid any kickbacks, fee or consideration of any type, directly or indirectly, to any party in connection with the transaction except as permitted under HUD regulations and administrative instructions. 23

j. The Lender’s officer has personally reviewed the mortgage loan documents, closing statements, application for insurance endorsement, and all accompanying documents. k. All certifications required for the mortgage by the Direct Endorsement Handbook. D. Submission To HUD A Direct Endorser must submit a mortgage insurance application for each borrower to HUD, together with documentation of the borrower’s assets and credit-worthiness, and documentation of the Direct Endorser’s review and analysis of the loan, including: a. The Uniform Residential Loan Application and Addendum signed and dated by all borrowers and the Direct Endorser. See Credit Analysis Handbook; b. Mortgage Credit Analysis Worksheet where the Direct Endorser must truthfully and accurately break out and review the borrower’s available assets and income, versus the expected costs of both the mortgage and other fixed payments owed by the borrower. The Direct Endorser further must truthfully apply HUD-mandated ratios and ratings of the borrower’s credit as well as their current and future ability to pay their debts; c. Credit Report for all borrowers; d. Verification of employment; e. Verification of available funds from borrower’s bank, and the borrower’s most recent bank statements; f. Verification of Rent or Payment History of Present/Previous Mortgages; and g. Settlement Statement (also known as the “HUD-1”). Direct Endorsers also electronically submit information for mortgage insurance applications to HUD, including the borrower’s name and social security number, the property address, the appraiser’s name, and the borrower’s Qualifying Ratios. After HUD receives a Direct Endorser’s mortgage insurance application, HUD will issue a mortgage insurance certificate for the mortgage if several criteria are met, including that the application contains all the required documentation and that the Direct Endorser and its Underwriter have made their certifications. 24 C.F.R. § 203.255(c)(1)-(7). As noted above, at all times relevant to this action Bank of America participated in the Lender Insurance program, which permitted it to endorse mortgage loans for FHA mortgage insurance. HUD monitors Direct Endorsers’ compliance with HUD regulations. HUD tracks the delinquency and default rates (delinquencies of greater than ninety days) of borrowers from each approved branch office of a Direct Endorsement mortgage lender for the first two years of each 24 loan, to detect whether the mortgage lenders may be violating HUD standards in originating insured mortgage loans. HUD’s primary means to monitor compliance with its underwriting regulations is through the Neighborhood Watch system. HUD monitors compliance with its underwriting regulations by mortgagees, like Bank of America, through its Neighborhood Watch system (“Neighborhood Watch”). Neighborhood Watch is a tool which identifies lenders, loan types, and locations by zip code that have a high incidence of single family insured mortgages going into default (90 days delinquent) within the first two years after loan origination (“Early Default Loans”). The system is designed to highlight exceptions, so that potential problems are readily identifiable. Neighborhood Watch is designed as an Early Warning System and is intended, inter alia, to aid HUD/FHA staff in monitoring lenders and our programs. E. Automated Underwriting Systems A Direct Endorsement Lender may use an FHA-approved automated underwriting system to review loan applications. The automated underwriting system processes information entered by the Direct Endorsement Lender and rates loans as either an “accept”/”approve” or a “refer”/”caution.” In cases where a Direct Endorsement Lender uses an FHA-approved automated underwriting system, and the system rates a loan as an “accept” or “approve”, the Direct Endorsement Lender must make the following certification: This mortgage was rated an “accept” or “approve” by a FHA- approved automated underwriting system. As such, the undersigned representative of the mortgagee certifies to the integrity of the data supplied by the lender used to determine the quality of the loan, that a Direct Endorsement Underwriter reviewed the appraisal (if applicable) and further certifies that this mortgage is eligible for HUD mortgage insurance under the Direct Endorsement program. I hereby make all certifications required by this mortgage as set forth in HUD Handbook 4000.4. In cases where a Direct Endorsement Lender uses an FHA-approved automated underwriting system, and the system rates a loan as “refer” or “caution,” or in cases where a Direct Endorsement lender does not use an FHA-approved automated underwriting system, the underwriter must make the following certification: This mortgage was rated as a “refer” or “caution” by a FHA-approved automated underwriting system, and/or was manually underwritten by a Direct Endorsement underwriter. As such, the undersigned Direct Endorsement Underwriter certifies that I have personally reviewed the appraisal report (if applicable), credit application, and all associated documents and have used due diligence in underwriting this mortgage. I find that this mortgage is 25 eligible for HUD mortgage insurance under the Direct Endorsement program and I hereby make all certifications required by this mortgage as set forth in HUD Handbook 4000.4. The certifications in HUD Handbook 4000.4, incorporated by reference in the certifications above, include the certification that the mortgage complies with HUD underwriting requirements contained in all outstanding HUD Handbooks and Mortgagee Letters. Bank of America used an automated underwriting system referred to as the Countrywide Loan Underwriting Expert System (“CLUES”). Bank of America used CLUES to underwrite loans for FHA-insurance. CLUES interfaced with FHA’s Technology Open to Approved Lenders (“TOTAL”), an automated tool that evaluates many of the new loans insured by the FHA. Lenders certify they are in compliance with requirements applicable to the use of TOTAL, including that they “not disassemble, decompile, reverse engineer, derive or otherwise reproduce any part of the source code or algorithm in TOTAL.” Absent a truthful mortgage eligibility certification, a Direct Endorsement Lender may not endorse a mortgage for FHA insurance. II. BANK OF AMERICA’S NON-COMPLIANCE RELATED TO FHA-INSURED LOANS As of December 31, 2013, Bank of America had submitted for payment claims for loans that were originated by the Bank of America and insured by the FHA on or after May 1, 2009, or for which the terms and conditions of the mortgage loan were approved by an FHA direct endorsement underwriter on or after May 1, 2009. Review of Bank of America’s early default loans indicates that for many loans, Bank of America did not always meet FHA requirements. The deficiencies include non-compliance with the applicable regulations. Bank of America engaged in the following types of conduct: (a) it did not establish income stability; (b) it did not verify income; (c) it inaccurately evaluated borrower’s previous mortgage or rental payment history; (d) it did not account for a major derogatory on a borrower’s credit; (e) it did not verify and document earnest money; (f) it did not verify and document checking and savings account information; (g) it did not document gift fund monies and verify wire transfers of same; (h) it did not document and verify the borrower’s investment in the property; (i) it under-reported borrower liabilities; (j) it did not always present adequate compensating factors when the borrower exceeded HUD-established income-to-debt ratios; and (k) it sometimes incorrectly calculated income for purposes of such ratios. Review of samples of FHA loans originated by Bank of America showed unacceptable rates of material underwriting defects. For example, in one instance, Bank of America refinanced a Countrywide-held non-FHA loan into a government-backed FHA loan. The loan, which was in the amount of $156,491 for a 24-year-old mobile home, contained numerous unresolved income discrepancies. The borrower was also delinquent on his initial loan at the time of closing. In addition, the borrower was improperly permitted to roll $12,623 of credit card and auto debt into the new FHA loan. The borrower made only two payments before defaulting on the new FHA loan. 26

In another example, Bank of America allowed a borrower to roll $65,356 of credit card debt into a new, larger refinanced loan insured by the FHA. Bank of America also failed to verify the borrower’s employment and omitted the borrower’s debts from the credit analysis. The original mortgage was $140,000 but Bank of America refinanced the loan for $207,824 in a declining market. With respect to another loan, Bank of America endorsed a loan for FHA insurance even though the borrower lived with a relative rent-free and, thus, had no history of paying rent or other housing expense. Bank of America also did not verify the borrower’s income, and the borrower was on a leave of absence from employment eight days prior to closing. Despite the requirement that the borrower show two months’ complete bank statements, the borrower’s bank account was opened a mere twelve days prior to closing. The borrower made only four payments before defaulting on the $314,204 FHA loan. When using the CLUES system, Bank of America sometimes changed an applicant’s financial information and then re-submitted the loan multiple times in an effort to get a CLUES “accept”. For example, in at least one instance, Bank of America’s underwriter attempted to get a CLUES accept rating more than forty times and in other cases underwriters regularly changed the relevant data and re-submitted the loans through CLUES more than twenty times. In a case note, one underwriter characterized what she was doing as trying to “trick” the CLUES system into giving an “accept” rating. COUNTRYWIDE AND BANK OF AMERICA - ORIGINATIONS SOLD TO GSEs From at least 2004 through 2008, Countrywide Home Loans, Inc. and Countrywide Bank, FSB (collectively, “Countrywide”) originated residential mortgage loans and sold certain of those loans to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively, “government-sponsored enterprises” or “GSEs”). After acquiring Countrywide in 2008, Bank of America, N.A. (“Bank of America”) continued to originate residential mortgage loans and sell certain of those loans to the GSEs. In selling residential mortgage loans to the GSEs, Countrywide and Bank of America made representations and warranties to the GSEs that the loans complied in all respects with the standards outlined in the Single Family Selling Guide (the “Fannie Guide”), Single-Family Seller/Servicer Guide (the “Freddie Guide”), and the applicable purchase contracts, including in the case of Fannie Mae, the Strategic Alliance Agreements entered into between Fannie Mae and Countrywide, which collectively set forth underwriting, documentation, quality control, and self- reporting requirements. Countrywide and Bank of America made representations and warranties to Fannie Mae concerning each residential mortgage loan that they originated and sold to Fannie Mae, including but not limited to, the following: a. The mortgage conformed to all the applicable requirements in the Fannie Guide and the purchase contracts; b. The mortgage was an “acceptable investment”; 27

c. All required loan data was true, correct, and complete; d. Automated underwriting conditions were met for loans processed through an automated underwriting system; and e. No fraud or material misrepresentation was committed by any party, including the borrower. Countrywide and Bank of America made similar representations and warranties to Freddie Mac concerning each residential mortgage loan they originated and sold to Freddie Mac, including, but not limited to, the following: a. The terms, conditions, and requirements stated in the Freddie Guide and purchase contracts were fully satisfied; b. All warranties and representations of Countrywide and Bank of America were true and correct; c. The loan was “investment quality”; and d. Countrywide and Bank of America had not misstated or omitted any material fact about the mortgage. Countrywide and Bank of America were also generally required to self-report to Fannie Mae and Freddie Mac any loans they identified as defective and/or otherwise ineligible for sale to the GSEs. A significant percentage of the loans that Countrywide sold to the GSEs during 2004 to 2008 were originated by Countrywide’s prime retail division, known as the Consumer Markets Division (“CMD”). During this time, Countrywide was aware that many of the residential mortgage loans originated through CMD were defective and/or otherwise ineligible for sale to the GSEs. After acquiring Countrywide Bank in 2008, Bank of America continued to originate mortgage loans for sale to the GSEs through its retail lending channel that were defective and/or otherwise ineligible for sale to the GSEs. Thus, Countrywide and Bank of America sold residential mortgage loans that they originated to the GSEs with representations and warranties that the loans conformed to the Fannie Guide, Freddie Guide and/or applicable purchase contracts; that the loans were acceptable investments or investment quality; that all required loan data was true, correct, and complete; that automated underwriting conditions had been met; that no material misrepresentations were committed in connection with the loans; and that they had not misstated or omitted any material fact about the loans; when, in fact, many of those representations or warranties were not accurate, as many of the loans were defective and/or otherwise ineligible for sale to the GSEs. Countrywide and Bank of America also did not self-report to the GSEs mortgage loans originated through CMD and Bank of America’s retail lending channel that were internally identified as defective and/or otherwise ineligible for sale to the GSEs. 28

COUNTRYWIDE AND BANK OF AMERICA – “PIGGYBACK LOANS” From at least 2006 through 2013, Countrywide Financial Corporation, Countrywide Home Loans, Inc., Countrywide Bank, FSB, First Franklin Financial Corp., and Bank of America, N.A. (collectively, “Bank of America”) originated residential mortgage loans and sold certain of them to Fannie Mae and Freddie Mac. Among the loans that were originated were “Piggyback Loans,” i.e., multiple residential mortgage loans made to the same borrower at the same time on the same property and which are subject to the same or similar representations and warranties. Given the nature of the representations and warranties made with respect to each loan, if one of the two Piggyback Loans is found to be defective or otherwise subject to repurchase, the other frequently will be as well. Bank of America sold first lien loans from piggyback transactions to Fannie Mae and Freddie Mac and sold such first and second lien loans to RMBS trusts. In selling residential mortgage loans to the GSEs, representations and warranties were made to the GSEs that the loans complied in all respects with the standards outlined in the GSE selling guides and sales contracts, which set forth underwriting, documentation, quality control, and self-reporting requirements. Specifically, loans sold to Fannie Mae are sold with the representations and warranties contained in its Single Family Selling Guide (the “Fannie Guide”) and the applicable purchase contracts, including in the case of Countrywide the Strategic Alliance Agreements entered into between Fannie Mae and Countrywide. Loans sold to Freddie Mac are sold with the representations and warranties contained in its Single-Family Seller/Servicer Guide (the “Freddie Guide”) and purchase contracts. Bank of America made representations and warranties to Fannie Mae concerning each residential mortgage loan that they originated and sold to Fannie Mae, including but not limited to, the following: a. The mortgage conformed to all the applicable requirements in the Fannie Guide and the purchase contracts; b. The mortgage was an “acceptable investment”; c. All required loan data was true, correct, and complete; d. Automated underwriting conditions were met for loans processed through an automated underwriting system; and e. No fraud or material misrepresentation was committed by any party, including the borrower. Bank of America likewise made representations and warranties to Freddie Mac concerning each residential mortgage loan sold to Freddie Mac, including but not limited to, the following: a. The terms, conditions, and requirements stated in the Freddie Guide and purchase contracts were fully satisfied; 29

b. All warranties and representations of the seller were true and correct; c. The loan was “investment quality;” and d. Bank of America had not misstated or omitted any material fact about the mortgage. Bank of America was also generally required to self-report to Fannie Mae and Freddie Mac any loans it identified as defective and/or otherwise ineligible for sale to the GSEs. When purchasing or providing reimbursement for a second lien mortgage that violated its representations and warranties, Bank of America did not regularly review the corresponding first lien mortgage loan that had been sold to Fannie Mae and Freddie Mac to determine whether it was required to self-report that loan, and typically did not self-report the related first lien mortgage loan. 30

Consumer Relief Eligibility: The Consumer Relief eligibility criteria shall reflect only the terms set forth below and the following principles and conditions: (1) Consumer Relief will not be implemented through any policy that violates the Fair Housing Act or the Equal Credit Opportunity Act; (2) Consumer Relief will not be conditioned on a waiver or release by a borrower, provided that waivers and releases shall be permitted in the case of a contested claim where the borrower would not otherwise have received as favorable terms or consideration; and (3) Eligible modifications may be made under the Making Home Affordable Program (including the Home Affordable Modification Program and the Housing Finance Agency Hardest Hit Fund) and any proprietary or other modification program. Nothing herein shall preclude the implementation of pilot programs in particular geographic areas that do not violate the Fair Housing Act, the Equal Opportunity Credit Act, or any other federal or state civil rights law.

Menu[1]

Menu Item[2]	**Credit Towards Settlement**	**Minimum/Cap**
1. **Modification – Forgiveness/Forbearance[3,4]**		
A. First Lien – Principal Forgiveness[5,6]	$1.00 Forgiveness = $1.00 Credit	**Menu Item 1.A Minimum = $2.15 Billion Credit**

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1 Start date of crediting is July 1, 2014 (based on first payment date for completed modifications and other actions under this Menu). Consumer Relief to be completed no later than August 31, 2018. No Credit will be provided for a modification if payments are required unless the borrower makes the first three scheduled payments under the modification (including trial period payments). With respect to earned forgiveness principal reduction modifications, Credit can be immediate, provided the borrower makes the required payments (to include any trial payments) and the earned forgiveness period is a maximum of 3 years. If a borrower receives more than one form of Consumer Relief, Credit shall be provided for each form of relief, provided that the forms of relief must be segregated for purposes of determining Credit. The Credits for principal forgiveness modifications shall be net of any state or federal funds paid to Bank of America, such netting calculated on a basis consistent with the National Mortgage Servicing Settlement Consent Judgment entered into by Bank of America and various government parties on April 4, 2012 and filed in the U.S. District Court for the District of Columbia ("National Mortgage Settlement"). Credit can be earned for all forms of relief in the 50 states, the District of Columbia, and the U.S. territories.

2 Credit will be provided for any Consumer Relief completed by any subservicer pursuant to this Annex 2 and for loans sold to other servicers (including sales of servicing rights) where a modification is completed by the deadline set forth in footnote 1 for Bank of America to complete its Consumer Relief obligations, and provided that the agreement providing for such sale of servicing allows for the tracking and reporting of such subsequent Consumer Relief to the satisfaction of the Monitor. With respect to loans held in securitizations, Consumer Relief shall be credited in accordance with this Annex 2 from July 1, 2014 for all eligible modifications described in this "Menu," provided that all principal forgiveness modifications performed on loans in securitizations shall be eligible only where Bank of America has confirmed that: (1) the modification is permitted under the operative documents for the securitization; or (2) Bank of America has permission from the relevant investors and/or trustees to provide the principal reduction under the operative documents for the securitization or another agreement with trustees/investors. In addition, Credit will be provided for Consumer Relief completed pursuant to this Annex 2 with respect to loans serviced by Bank of America as well as loans owned by Bank of America with servicing rights owned by others ("SBO") unless otherwise limited under the Menu.

3 For Menu Item 1.A, eligibility is limited to non-performing loans and loans in imminent default (as defined by Bank of America in its written policies with respect to its implementation of the Home Affordable Modification Program). With respect to all other categories, Credit is available for Consumer Relief provided to all borrowers unless otherwise limited under the Menu.

4 With respect to Credits achieved under Menu Items 1.A, 1.B, and 1.C, modifications must be for loans with an unpaid principal balance prior to capitalization at or below the local GSE conforming loan limit cap as of July 1, 2014.

5 With respect to any principal forgiveness modification performed on Bank of America held-for-investment loans (including SBO) pursuant to Menu Item 1.A, the non-adjustable post-modification interest rate on the remaining first lien unpaid principal balance shall be no greater than 2% and the post-modification LTV must be equal to or less than 75% LTV. With respect to any principal forgiveness modification performed on loans serviced by Bank of America (excluding loans in subservicing) pursuant to Menu Item 1.A, the post-modification LTV must be reduced to equal to or less than 100% or principal must be reduced in order to achieve a post-modification debt-to-income ratio of 25%. As used in this Menu, "LTV" shall refer to loan-to-value ratio. Subject to any applicable investor or contractual requirements, the property value used to calculate the LTV under this Menu shall be based upon a property valuation meeting the standards acceptable under the Making Home Affordable programs received within three months of the transaction.

6 With respect to any borrower who is eligible for the Home Affordable Modification Program or any of its component programs ("HAMP") and, with the written consent of the borrower (it being understood that, so long as the borrower states he or she consents to be evaluated for a principal modification consistent with that of Menu Item 1.A of this Annex 2 in lieu of HAMP and such statement is reflected by Bank of America in its servicing system or mortgage file, such written consent will be obtained only from borrowers who enter into a final modification agreement), Bank of America may, in lieu of any evaluation of such borrower under HAMP, evaluate such borrower for a principal modification under Menu Item 1.A of this Annex 2, should Bank of America obtain the appropriate HAMP Waiver from the Department of the Treasury ("Treasury"). Such waiver will not be contained within this Settlement Agreement.

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Menu Item[2]	Credit Towards Settlement	Minimum/Cap
	$1.00 Forgiveness on FHA-insured Loans[7] or VA-guaranteed Loans[8] = $1.75 Credit	
	150% Enhanced Early Incentive Credit[9] 115% Early Incentive Credit[10]	
	115% Credit for incremental LTV reduction between 90% and 100% 120% Credit for incremental LTV reduction between 76% and 90%	
	If post-modification LTV equal to or less than 75%, 125% Credit for entire amount of principal forgiven.	
	115% Credit for incremental relief in Hardest Hit Areas ("HHA") beyond the minimum of deriving 50% of Menu Item 1 Credit from HHA[11]	
	$1.00 Forgiveness on loans serviced by Bank of America but owned by other	

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[7] Credit at the $1.75 level may not be earned for any indemnified loan or for any loan listed on the schedule attached hereto as Exhibit 1. No Credit may be given for Title I or HECM loans. With respect to FHA-insured loans, Credit may only be earned where the following conditions are met: the loan is a Bank of America held for investment loan, the pre-modification LTV is equal to or greater than 90%, Bank of America is not compensated for the actions taken (i.e., where no loss mitigation claim is filed with the Federal Housing Administration ("FHA")), and where Bank of America receives no loss mitigation incentives from FHA in connection with these actions.

[8] With respect to VA-guaranteed loans, Credit can only be earned where the following conditions are met: the loan is a Bank of America held-for-investment loan; principal reductions are completed in accordance with 38 C.F.R. § 36.4311; and Bank of America executes an indemnification agreement as set forth in Exhibit 2. Subject to the foregoing conditions, the Department of Veterans Affairs ("VA") grants prior approval, pursuant to 38 C.F.R. § 36.4315, for modification of the VA-guaranteed loans that meet these conditions. To earn Credit under this Menu Item, modifications of VA-guaranteed loans must be reported to VA in accordance with 38 C.F.R. § 36.4317. Bank of America only agrees to execute an indemnification agreement with respect to loans for which a modification has been completed. Bank of America agrees to provide notice to VA within 30 days of any solicitation concerning a VA-guaranteed loan. That notice will include the VA Loan Number, Servicer Loan Number, Borrower Name and Property Address for each loan.

[9] Enhanced Early Incentive Credit applies to all Consumer Relief activity under Menu Item 1.A completed by May 31, 2015 (based upon the first payment date, excluding trial payments, for modifications requiring a payment), provided that no Enhanced Early Incentive Credit will be provided for a modification if payments are required unless the borrower makes the first three scheduled payments under the modification (including trial period payments). Enhanced Early Incentive Credit and other Credits are cumulative (e.g., $1.00 of principal forgiveness as part of a modification resulting in an LTV of 75% completed prior to May 31, 2015 would receive $1.875 Credit), except that no Early Incentive Credit applies to consumer relief activity receiving Enhanced Early Incentive Credit.

[10] Early Incentive Credit applies to all Consumer Relief activity offered or completed by August 31, 2015. Early Incentive Credit and other Credits are cumulative (e.g., $1.00 of principal forgiveness as part of a modification resulting in an LTV of 75% completed prior to August 31, 2015 in a Participating State (as described below under "State-Specific Consumer Relief") where Bank of America has already met its state-specific minimum in an amount beyond that state-specific minimum would receive $1.653125 Credit).

[11] Hardest Hit Areas or "HHA" are defined as the hardest hit census tracts in the "Distressed Census Tracts only.csv" file provided by the Department of Justice to Bank of America on August 11, 2014.

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Menu Item[2]	Credit Towards Settlement	Minimum/Cap
	investors = $0.50 Credit $1.00 Investor incentive payments (when paid) consistent with those paid in HAMP (if applicable) = $1.00 Credit[12]	
B. Principal Forgiveness of Forbearance	$1.00 Forgiveness = $1.00 Credit 115% Early Incentive Credit 115% Credit for incremental LTV reduction below 100% 115% Credit for incremental relief in HHA beyond the minimum of deriving 50% of Menu Item 1 Credit from HHA $1.00 Forgiveness on loans serviced by Bank of America but owned by other investors = $0.50 Credit $1.00 Investor incentive payments (when paid) consistent with those paid in HAMP for principal reduction of first liens (if applicable) = $1.00 Credit Credit limited to principal reduction that reduces LTV to equal to or less than 100% LTV	
C. First Lien – Forbearance (Payment Forgiveness)	$Forgiveness = Pre Mod Rate x Forborne UPB x Avg Life[13] 115% Early Incentive Credit 115% Credit for incremental relief in HHA beyond the minimum of deriving 50% of Menu Item 1 Credit from HHA $1.00 Forgiveness on loans serviced by Bank of America but owned by other investors = $0.50 Credit $1.00 Investor incentive payments (when paid) consistent with those paid in HAMP (if applicable) = $1.00 Credit	
D. Second Lien Extinguishments[14,15]	Performing (90 days or less past due on the related Second Lien)[16]:	**Menu Items 1.D + 1.E Cap = $2.5 Billion Credit**

12 With respect to investor incentive payments under Menu Item 1, Bank of America can apply for servicer and investor incentive payments under HAMP, but Credit cannot be earned for these incentives.

13 Based on an average life of 8 years.

14 Bank of America may not earn Credit under Menu Items 1.D and 1.E for extinguishment of a second lien, junior lien, or unsecured mortgage debt where Bank of America owns or services the first lien and Bank of America initiates or

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Menu Item[2]	Credit Towards Settlement	Minimum/Cap
	$1.00 Forgiveness = $1.00 Credit 115% Early Incentive Credit 115% Credit for incremental relief in HHA beyond the minimum of deriving 50% of Menu Item 1 Credit from HHA $1.00 Forgiveness on loans serviced by Bank of America but owned by other investors = $0.50 Credit $1.00 Investor incentive payments (when paid) consistent with those paid in HAMP (if applicable) = $1.00 Credit	**Menu Items 1.D + 1.E + 3.A Cap = $3.0 Billion Credit**
	<u>Seriously Delinquent & Non-Performing (> 90 days past due on the related Second Lien)</u>: $1.00 Forgiveness = $0.40 Credit 115% Early Incentive Credit 115% Credit for incremental relief in HHA beyond the minimum of deriving 50% of Menu Item 1 Credit from HHA $1.00 Investor incentive payments (when paid) consistent with those paid in HAMP (if applicable) = $1.00 Credit	
E. Junior Liens (Liens less than Second Lien position) Outstanding Unsecured Mortgage Debt Principal Forgiveness/ Extinguishment	$1.00 Forgiveness = $0.40 Credit 115% Early Incentive Credit 115% Credit for incremental relief in HHA beyond the minimum of deriving 50% of Menu Item 1 Credit from HHA	

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prosecutes a foreclosure with respect to the first lien within 6 months of the extinguishment of the second lien. Bank of America may not earn Credit under Menu Items 1.D and 1.E for debt that has become unenforceable by operation of state law (e.g., California Code of Civil Procedure sections 580b and 580d). To the extent that any form of relief under Menu Items 1.D or 1.E is offered on an opt-out basis, the opt-out period must be at least 90 days in length.

15 Eligibility under Menu Items 1.D and 1.E is limited to borrowers with second lien UPBs at or below $208,500 nationwide with the exception of Alaska, Guam, Hawaii and Virgin Islands, where eligibility is limited to borrowers with second lien UPBs at or below $312,750. Credit can only be earned under Menu Items 1.D and 1.E for extinguishment of second liens, junior liens, or unsecured mortgage debt.

16 As used in this Menu, delinquency will be determined using either the MBA or OTS definition of delinquency depending upon the method reflected in Bank of America's applicable system of record. "MBA" refers to the Mortgage Bankers Association definition of delinquency. "OTS" refers to the Office of Thrift Supervision definition of delinquency.

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-6- Menu Item2 Credit Towards Settlement Minimum/Cap With respect to Menu Item 1, 50% of the Credit must be from HHA. 2. Low to Moderate Income and Other Lending A. Low to Moderate Income and Other Lending $10,000 Credit for purchase money loans to credit worthy borrowers: (1) in HHA; (2) who lost a primary residence to foreclosure or short sale; or (3) who are first time LMI homebuyers17 115% Early Incentive Credit 3. Community Reinvestment and Neighborhood Stabilization A. Forgiveness of principal associated with a property where foreclosure is not pursued and liens are released18 $1.00 Forgiveness = $1.00 Credit Menu Item 3.A Cap = $2.5 Billion Credit Menu Items 1.D + 1.E + 3.A Cap = $3 Billion Credit B. Cash costs paid for demolition and property remediation of abandoned and uninhabitable residential properties as part of a comprehensive local strategy to stabilize neighborhoods $1.00 Payment = $1.00 Credit $1.00 Reasonable Remediation Costs = $1.00 Credit C. Mortgages or REO properties donated to accepting municipalities, land banks, or non-profits or to servicemembers with disabilities or relatives of deceased servicemembers $1.00 Property Value19 = $1.00 Credit $1.00 Reasonable Rehabilitation Costs = $1.00 Credit 17 Any LMI loan must be made to borrowers with income at or below 100% of the area median income (“AMI”) and originated after July 1, 2014. AMI shall be as calculated in accordance with the parameters used by the U.S. Department of Housing and Urban Development (“HUD”). 18 Credit can only be earned for extinguishment on occupied properties. To the extent that any relief provided under Menu Item 3.A is offered on an opt-out basis, the opt-out period must be at least 90 days in length. 19 Subject to any applicable investor or contractual requirements, any property value used to calculate Credits for this provision shall have a property valuation meeting the standards acceptable under the Making Home Affordable programs received within three months of the transaction.

Menu Item[2]	Credit Towards Settlement	Minimum/Cap
D. Donations to non-profits to facilitate reduction, rehabilitation, or maintenance of abandoned and uninhabitable residential properties donated under Menu Item 3C	D. $1.00 Payment = $2.00 Credit	
E. Donations to capitalize certified Community Development Financial Institutions ("CDFIs")[20], land banks subject to state or local regulation, or community development funds administered by non-profits or local governments	$1.00 Payment = $2.00 Credit	**Menu Item 3.E Minimum = $50 Million Payment**
F. Donations to state-based Interest on Lawyers' Trust Account (IOLTA) organizations (or other statewide bar-association affiliated intermediaries) that provide funds to legal aid organizations, to be used for foreclosure prevention legal assistance and community redevelopment legal assistance[21]	$1.00 Payment = $2.00 Credit	**Menu Item 3.F Minimum = $30 Million Payment**
G. Donations to HUD-approved housing counseling agencies to provide foreclosure prevention assistance and other housing counseling activities[22]	$1.00 Payment = $2.00 Credit	**Menu Item 3.G Minimum = $20 Million Payment**
	115% Early Incentive Credit for Menu Items 3.A-G	

[20] The list of Community Development Institutions certified by the CDFI Fund of the U.S. Treasury is available on the Treasury Department website at http://www.cdfifund.gov/what_we_do/programs_id.asp?programID=9.

[21] For purposes of Menu Item 3.F, to the extent practicable, "state-based" IOLTA organizations includes those in the 50 states, the District of Columbia, and all U.S. territories or possessions. A minimum amount of $200,000 will be provided to the IOLTA or other eligible organization in each jurisdiction, with all remaining donation funds under this Menu Item 3.F to be distributed pro rata among all jurisdictions based on poverty population data, in the manner employed for funding distribution by the Legal Services Corporation based on data collected by the U.S. Census Bureau.

[22] The list of HUD-approved housing counseling agencies is available on the HUD website at http://www.hud.gov/offices/hsg/sfh/hcc/hcs.cfm.

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-8- 4. Affordable Rental Housing For Critical Need Family Housing23 developments: $1.00 Loss24 = $3.75 Credit For other developments: $1.00 Loss = $3.25 Credit 115% Early Incentive Credit Credits for Critical Need Family Housing developments and for other developments will be given for developments that are equivalent to affordable housing developed through LIHTC. For example, developments eligible for Credits (i) must have at least 20% of the residential units affordable up to 50% AMI or at least 40% of the units affordable up to 60% AMI, (ii) must have a Land Use Restriction Agreement for at least 30 years, and (iii) must agree to accept Housing Choice vouchers. Other features also must be equivalent to affordable housing developed through LIHTC. Menu Item 4 Minimum = $100 Million Loss With respect to Menu Item 4, at least 50% of units generating Credit must be in Critical Family Need Housing developments. Each year, at least 40% of all units generating credit in Critical Need Family Housing developments must have 2 or more bedrooms. Each year, at least 10% of all units generating Credit in Critical Need Family Housing developments must have 3 or more bedrooms. To earn Credit, developments must meet the same affirmative marketing standards as are set forth in 24 C.F.R. § 200.620. Total Credit Minimum (Menu Items 1+2+3+4) = $7 Billion Credit 23 “Critical Need Family Housing” is defined as affordable low-income rental housing developments selected by Bank of America that (i) are located within Small Area DDAs or State-Defined High Opportunity/Low Poverty Areas, and (ii) none of the units have age restrictions for any of the occupants. For these purposes, “Small Area DDAs” are Small Area Difficult Development Areas defined by HUD as set forth in 78 Fed. Reg. 69,113 (Nov. 18, 2013), and “State-Defined High Opportunity/Low Poverty Areas” refers to “high opportunity” or “low poverty” areas as defined in State Qualified Allocation Plans (for those states that use such designations). The list of Small Area DDAs for 2014 for purposes of this agreement shall be the list of Hypothetical Small Area DDAs for 2014 that was transmitted to Bank of America by the Department of Justice on August 8, 2014. The list of Small Area DDAs for subsequent years will be available on HUD’s website. 24 Loss is measured as the difference between the fair value and par value, as reflected on the books and records of Bank of America, on the origination date of the subordinated loan made to facilitate the construction, rehabilitation, or preservation of affordable low-income rental housing. Credit will only be given up to $100,000 per affordable housing unit. Origination date is defined as the date the commitment to lend is issued. For crediting purposes, origination date is the determinative date for crediting as described above. If Bank of America’s Loss is substantially reversed due to circumstances such as cancellation of the project during the term of this Annex 2, Bank of America’s Credit shall be calculated on the actual Loss incurred. The Credit shall be reduced to $3.25 for $1.00 Loss if the location of the project is moved outside a Small Area DDA or State-Defined High Opportunity/Poverty Area.

-9- State-Specific Consumer Relief Minimum Credit, which can be derived from any Menu Item (1-4 above), must be earned in the following Participating States and denominations (which shall be known as the “Participating State Minimum Amounts”): $500 million for California25, $500 million for New York26, $100 million for Illinois, and $150 million for Delaware, Maryland, and Kentucky combined. 115% Additional Credit (which shall be known as “Participating State Additional Credit”) for Credit Amounts in Menu Items 1, 2, and 3.A-C in excess of the Participating State Minimum Amounts for each Participating State. Required Outreach Bank of America agrees to hold eight events each year until Bank of America has achieved the Total Credit Minimum. These events will be carried out on a rotational basis to provide geographically dispersed borrower access, with priority given to the Hardest Hit Areas and Participating States. In preparation for each event, Bank of America will conduct targeted borrower outreach through personalized invitational letters, emails and/or outbound phone calls with eligible customers. The multi-lingual event team will conduct this outreach in English and Spanish, and, on a best efforts basis, other languages to encourage customers to make appointments in advance. As part of this preparation, Bank of America will notify the State Attorneys General, State Housing Finance Authorities, and local not-for-profits of the schedule of events to build further awareness and encourage increased participation. Specialists in both loss mitigation and refinancing programs will be on-site at each event to provide a setting where a customer can be guided across the full range of consumer relief alternatives. In addition, specialists in new mortgage origination will be available to assist any borrowers in Hardest Hit Areas, borrowers who lost homes to foreclosure or short sales, and first time low-to-moderate income homebuyers who may be interested in purchasing a new home. Multilingual translation and interpretation services for Spanish and, on a best efforts basis, other languages will be offered and available to customers requesting such support. In addition to Bank of America-sponsored events, Bank of America will continue to provide a qualified staff of agents to participate in and support additional events annually across the nation sponsored by national intermediaries and local not-for-profits throughout the term of the agreement, as invited. Finally, within 90 days of execution of this Settlement Agreement, Bank of America will prepare a short, plain-language document (translated into Spanish, Chinese, Tagalog, Vietnamese, and Korean), available online, that can be distributed by third parties to explain to customers the forms of relief available under this agreement. Bank of America shall translate this document into other languages as appropriate on a best efforts basis. The Monitor will evaluate and certify Bank of America’s compliance with the Required Outreach set forth above using a methodology similar to the methodology employed to determine Bank of America’s compliance with the remainder of this Annex 2. 25 Within California, the following minimums also apply (which shall be referred to as the “California-Specific Minimum Amount”): Menu Items 1.A + 1.B Credit Minimum = $380 Million. Participating State Additional Credit can only be earned in California once the California-Specific Minimum Amount has been achieved. 26 Within New York, the following minimums also apply (which shall be referred to as the “New York-Specific Minimum Amounts”): Menu Item 1.A Credit Minimum = $60 Million; Menu Item 3.C Credit Minimum = $20 Million (provided that to be creditable for purposes of this Menu 3.C Credit Minimum, any donation must be accompanied by a donation under Menu Item 3.D); Menu Item 3.E Payment Minimum = $8.1 Million; Menu Item 3.F Payment Minimum = payment as determined by the methodology set forth in footnote 19 of this Annex 2; Menu Item 3.G Payment Minimum = $8.1 Million; and Menu Item 4 Loss Minimum = $35.7 Million. Participating State Additional Credit can only be earned in New York once the New York-Specific Minimum Amount has been achieved.

-10- Additional Parameters Bank of America shall not be responsible for any tax consequences to borrowers of the Consumer Relief described in the Menu beyond that described in Annex 3, but Bank of America is required to clearly disclose to borrowers the tax consequences of any relief offered or provided, and recommend that borrowers seek appropriate counsel as needed. Credit Minimums, Reporting Requirements, and Liquidated Damages Bank of America shall endeavor to satisfy the Consumer Relief obligations set forth in this Annex 2 by August 31, 2017, but shall have until August 31, 2018 to complete all Consumer Relief obligations set forth in this Annex 2. An independent Monitor acceptable to the parties and paid for by Bank of America shall be appointed to publicly: 1) report progress towards completion of Consumer Relief, including reporting on overall progress on a quarterly basis commencing no later than 180 days after the date of this Agreement; 2) report on Credits earned as promptly as practicable following the date the Monitor has confirmed the methodology for validation of Credits under this Menu (including a description of the distribution of Credits at the census block level); 3) ultimately determine and certify Bank of America’s compliance with the terms of this Annex 2; and 4) report on the Tax Relief Payments under Annex 3. If the Monitor determines that a shortfall in that obligation remains as of August 31, 2018, Bank of America shall make a compensatory payment in cash in an amount equal to the shortfall (the “Liquidated Damages”), 25% of which shall be to Neighborworks America, to provide housing counselling, neighborhood stabilization, foreclosure prevention or similar programs, and 75% of which shall be to state-based Interest on Lawyers’ Trust Account (IOLTA) organizations (or other statewide bar-association affiliated intermediaries) that provide funds to legal aid organizations, to be used for foreclosure prevention legal assistance and community redevelopment legal assistance.27 The payment of Liquidated Damages shall be the sole remedy for any failure to complete the Consumer Relief. The calculations regarding the Credit Minimums shall be performed by the Monitor and the Monitor shall determine at the end of the period whether there are Liquidated Damages and, if so, the amount due. In the event that Bank of America is unable to satisfy the Credit Minimums set forth in this Menu despite using its best efforts (as confirmed by the Monitor) to solicit every eligible borrower, barring any legal limitations on its ability to contact a given borrower, for the applicable consumer relief program, Bank of America may apply any Credits earned in excess of any of the Credit Minimums or any Credit earned in any Menu Item as to which neither a Credit Minimum nor a Credit Cap applies to offset any deficiency in respect of any of the other Menu Items to which a Credit Minimum applies. The Monitor shall provide Bank of America with flexibility on the evidencing requirements for loans not serviced by Bank of America where the standard evidence is unavailable and Bank of America is able to provide alternative evidence that enables the Monitor to satisfactorily carry out his duties under this Annex 2. For example, the Monitor may (but is not required to) determine that balance forgiveness may be evidenced by transaction screenshots, before and after statements and/or 1099C statements. For Menu Items 1, 2, 3.A, 3.B, and 3.C, Bank of America is required to report data to the Monitor at the census block level. For Menu Items 1.A, 1.B, 1.D, 1.E, and 3.A, Bank of America is required to provide the Monitor with a copy of the Internal Revenue Service (“IRS”) Form 1099C issued to each individual for each item of relief provided. Credit will not be given for any item of relief provided pursuant to this Menu where the Monitor determines that Bank of America has failed to satisfactorily report data (including census block level data) for that relief as required in this Annex 2. In the event that the Monitor determines that Bank of America has failed to perform the outreach required in this Annex 2, Bank of America shall make a Liquidated Damages payment in the amount of $100 million. 27 For purposes of the Liquidated Damages, to the extent practicable, 75% of the Liquidated Damages will be distributed pro rata among all jurisdictions based on poverty population data, in the manner employed for funding distribution by the Legal Services Corporation based on data collected by the U.S. Census Bureau.

EXHIBIT 1 case_nbr Default Universe 1. 011-6047712 Loans_SL 2. 011-6102956 Loans_CONV 3. 011-6124242 Loans_SL 4. 011-6145889 Loans_CONV 5. 011-6156528 Loans_CONV 6. 011-6195334 Loans_CONV 7. 011-6263116 Loans_CONV 8. 011-6311099 Loans_CONV 9. 011-6312275 Loans_CONV 10. 011-6317896 Loans_SL 11. 011-6333643 Loans_CONV 12. 011-6340507 Loans_SL 13. 011-6366267 Loans_CONV 14. 011-6368006 Loans_SL 15. 011-6370386 Loans_SL 16. 011-6377883 Loans_SL 17. 011-6383078 Loans_SL 18. 011-6383770 Loans_SL 19. 011-6388551 Loans_CONV 20. 011-6392057 Loans_CONV 21. 011-6399525 Loans_SL 22. 011-6400586 Loans_CONV 23. 011-6401352 Loans_CONV 24. 011-6417982 Loans_SL 25. 011-6421600 Loans_SL 26. 011-6422454 Loans_SL 27. 011-6424245 Loans_CONV 28. 011-6426780 Loans_CONV 29. 011-6438612 Loans_CONV 30. 011-6447150 Loans_CONV 31. 011-6451727 Loans_SL 32. 011-6459766 Loans_CONV 33. 011-6462447 Loans_SL 34. 011-6465306 Loans_CONV 35. 011-6472211 Loans_CONV 36. 011-6472473 Loans_CONV 37. 011-6473637 Loans_SL case_nbr Default Universe 38. 011-6480877 Loans_CONV 39. 011-6482412 Loans_SL 40. 011-6483430 Loans_CONV 41. 011-6489739 Loans_CONV 42. 011-6490880 Loans_SL 43. 011-6506315 Loans_CONV 44. 011-6516601 Loans_CONV 45. 011-6521653 Loans_CONV 46. 011-6523698 Loans_SL 47. 011-6524231 Loans_CONV 48. 011-6524587 Loans_CONV 49. 011-6525984 Loans_CONV 50. 011-6527084 Loans_CONV 51. 011-6532945 Loans_CONV 52. 011-6538318 Loans_CONV 53. 011-6543461 Loans_CONV 54. 011-6553814 Loans_CONV 55. 011-6554551 Loans_CONV 56. 011-6557448 Loans_CONV 57. 011-6559688 Loans_SL 58. 011-6564318 Loans_SL 59. 011-6572757 Loans_CONV 60. 011-6573197 Loans_CONV 61. 011-6573326 Loans_CONV 62. 011-6573686 Loans_SL 63. 011-6579154 Loans_CONV 64. 011-6582488 Loans_CONV 65. 011-6582833 Loans_CONV 66. 011-6589174 Loans_CONV 67. 011-6595140 Loans_CONV 68. 011-6597027 Loans_SL 69. 011-6600076 Loans_CONV 70. 011-6600178 Loans_CONV 71. 011-6607000 Loans_CONV 72. 011-6619180 Loans_CONV 73. 011-6631957 Loans_SL 74. 011-6636511 Loans_CONV

case_nbr Default Universe 75. 011-6643570 Loans_CONV 76. 011-6647181 Loans_CONV 77. 011-6652543 Loans_CONV 78. 011-6653923 Loans_CONV 79. 011-6656726 Loans_CONV 80. 011-6656892 Loans_CONV 81. 011-6657035 Loans_CONV 82. 011-6660369 Loans_CONV 83. 011-6666247 Loans_CONV 84. 011-6676142 Loans_CONV 85. 011-6679727 Loans_CONV 86. 011-6682443 Loans_CONV 87. 011-6686973 Loans_CONV 88. 011-6691661 Loans_CONV 89. 011-6693583 Loans_CONV 90. 011-6695867 Loans_CONV 91. 011-6701282 Loans_CONV 92. 011-6703342 Loans_CONV 93. 011-6704844 Loans_CONV 94. 011-6712790 Loans_CONV 95. 011-6721206 Loans_SL 96. 011-6729108 Loans_CONV 97. 011-6734750 Loans_CONV 98. 011-6747912 Loans_SL 99. 011-6748670 Loans_CONV 100. 011-6757535 Loans_CONV 101. 011-6759985 Loans_CONV 102. 011-6767453 Loans_SL 103. 011-6768080 Loans_CONV 104. 011-6768226 Loans_SL 105. 011-6770271 Loans_CONV 106. 011-6770939 Loans_CONV 107. 011-6771855 Loans_CONV 108. 011-6774040 Loans_CONV 109. 011-6780913 Loans_CONV 110. 011-6790825 Loans_CONV 111. 011-6791627 Loans_CONV 112. 011-6807581 Loans_CONV case_nbr Default Universe 113. 011-6812336 Loans_CONV 114. 011-6814206 Loans_CONV 115. 011-6820122 Loans_CONV 116. 011-6820979 Loans_CONV 117. 011-6823838 Loans_CONV 118. 011-6826601 Loans_CONV 119. 011-6828779 Loans_CONV 120. 011-6831971 Loans_CONV 121. 011-6840786 Loans_CONV 122. 011-6841378 Loans_CONV 123. 011-6848301 Loans_CONV 124. 011-6849552 Loans_CONV 125. 011-6858872 Loans_CONV 126. 011-6869709 Loans_CONV 127. 011-6870611 Loans_CONV 128. 011-6874301 Loans_CONV 129. 011-6883933 Loans_CONV 130. 011-6892567 Loans_CONV 131. 011-6903262 Loans_CONV 132. 011-6907366 Loans_CONV 133. 011-6913536 Loans_CONV 134. 011-6922039 Loans_CONV 135. 011-6929507 Loans_SL 136. 011-6982594 Loans_CONV 137. 011-7001559 Loans_CONV 138. 011-7020138 Loans_CONV 139. 011-7022326 Loans_CONV 140. 011-7067517 Loans_CONV 141. 011-7086922 Loans_CONV 142. 011-7142610 Loans_CONV 143. 022-2062797 Loans_CONV 144. 022-2063048 Loans_SL 145. 022-2063395 Loans_CONV 146. 022-2074375 Loans_SL 147. 022-2075466 Loans_CONV 148. 022-2076114 Loans_SL 149. 022-2079002 Loans_SL 150. 022-2079576 Loans_CONV

case_nbr Default Universe 151. 022-2079603 Loans_CONV 152. 022-2079661 Loans_CONV 153. 022-2088418 Loans_SL 154. 022-2089284 Loans_SL 155. 022-2093838 Loans_SL 156. 022-2098870 Loans_CONV 157. 022-2105414 Loans_SL 158. 022-2111120 Loans_CONV 159. 022-2114757 Loans_CONV 160. 022-2119147 Loans_CONV 161. 022-2120253 Loans_SL 162. 022-2130323 Loans_CONV 163. 022-2131495 Loans_CONV 164. 022-2136802 Loans_CONV 165. 022-2140343 Loans_CONV 166. 022-2146165 Loans_SL 167. 022-2147000 Loans_SL 168. 022-2164458 Loans_CONV 169. 022-2176042 Loans_CONV 170. 022-2186900 Loans_CONV 171. 022-2197462 Loans_CONV 172. 022-2209128 Loans_CONV 173. 022-2209140 Loans_CONV 174. 022-2214163 Loans_CONV 175. 022-2219601 Loans_CONV 176. 022-2221129 Loans_SL 177. 022-2223209 Loans_CONV 178. 022-2240179 Loans_CONV 179. 022-2246070 Loans_SL 180. 022-2248853 Loans_CONV 181. 022-2265034 Loans_CONV 182. 022-2274801 Loans_CONV 183. 022-2275343 Loans_CONV 184. 023-2989919 Loans_CONV 185. 023-3076457 Loans_CONV 186. 023-3218760 Loans_CONV 187. 023-3231709 Loans_SL 188. 023-3258978 Loans_SL case_nbr Default Universe 189. 023-3293778 Loans_CONV 190. 023-3316646 Loans_CONV 191. 023-3355735 Loans_SL 192. 023-3372858 Loans_CONV 193. 023-3377884 Loans_CONV 194. 023-3380542 Loans_CONV 195. 023-3392172 Loans_SL 196. 023-3394013 Loans_SL 197. 023-3401347 Loans_CONV 198. 023-3401773 Loans_SL 199. 023-3412067 Loans_CONV 200. 023-3415544 Loans_CONV 201. 023-3424325 Loans_SL 202. 023-3424485 Loans_SL 203. 023-3428458 Loans_CONV 204. 023-3432015 Loans_CONV 205. 023-3438137 Loans_SL 206. 023-3439654 Loans_SL 207. 023-3443399 Loans_CONV 208. 023-3445689 Loans_CONV 209. 023-3447542 Loans_CONV 210. 023-3448906 Loans_CONV 211. 023-3451422 Loans_SL 212. 023-3455713 Loans_SL 213. 023-3456929 Loans_SL 214. 023-3457720 Loans_SL 215. 023-3458075 Loans_SL 216. 023-3458597 Loans_CONV 217. 023-3460193 Loans_CONV 218. 023-3460663 Loans_CONV 219. 023-3477891 Loans_SL 220. 023-3478267 Loans_SL 221. 023-3478323 Loans_CONV 222. 023-3483495 Loans_CONV 223. 023-3484965 Loans_SL 224. 023-3488098 Loans_SL 225. 023-3488944 Loans_CONV 226. 023-3490093 Loans_SL

case_nbr Default Universe 227. 023-3491328 Loans_CONV 228. 023-3494680 Loans_SL 229. 023-3494738 Loans_SL 230. 023-3497759 Loans_CONV 231. 023-3498891 Loans_SL 232. 023-3501876 Loans_CONV 233. 023-3504793 Loans_CONV 234. 023-3510304 Loans_CONV 235. 023-3513460 Loans_CONV 236. 023-3523060 Loans_SL 237. 023-3528585 Loans_SL 238. 023-3531152 Loans_CONV 239. 023-3531554 Loans_SL 240. 023-3534751 Loans_SL 241. 023-3535102 Loans_SL 242. 023-3536399 Loans_SL 243. 023-3536721 Loans_SL 244. 023-3537030 Loans_SL 245. 023-3549176 Loans_CONV 246. 023-3555086 Loans_CONV 247. 023-3555510 Loans_CONV 248. 023-3557245 Loans_SL 249. 023-3558546 Loans_CONV 250. 023-3563957 Loans_SL 251. 023-3568992 Loans_CONV 252. 023-3570938 Loans_CONV 253. 023-3571174 Loans_CONV 254. 023-3573219 Loans_SL 255. 023-3576011 Loans_CONV 256. 023-3586019 Loans_CONV 257. 023-3586054 Loans_CONV 258. 023-3593481 Loans_CONV 259. 023-3601781 Loans_SL 260. 023-3610232 Loans_SL 261. 023-3612312 Loans_SL 262. 023-3613301 Loans_SL 263. 023-3615695 Loans_CONV 264. 023-3622405 Loans_CONV case_nbr Default Universe 265. 023-3624181 Loans_SL 266. 023-3628160 Loans_CONV 267. 023-3630923 Loans_CONV 268. 023-3636643 Loans_SL 269. 023-3640421 Loans_SL 270. 023-3643151 Loans_SL 271. 023-3645826 Loans_CONV 272. 023-3656099 Loans_CONV 273. 023-3657587 Loans_CONV 274. 023-3660274 Loans_SL 275. 023-3664014 Loans_CONV 276. 023-3664282 Loans_SL 277. 023-3665090 Loans_SL 278. 023-3668363 Loans_CONV 279. 023-3672867 Loans_CONV 280. 023-3674215 Loans_CONV 281. 023-3677602 Loans_CONV 282. 023-3685349 Loans_CONV 283. 023-3688850 Loans_CONV 284. 023-3689840 Loans_SL 285. 023-3690089 Loans_CONV 286. 023-3699666 Loans_CONV 287. 023-3699780 Loans_CONV 288. 023-3703022 Loans_CONV 289. 023-3704005 Loans_SL 290. 023-3707178 Loans_CONV 291. 023-3708926 Loans_CONV 292. 023-3710988 Loans_CONV 293. 023-3714986 Loans_SL 294. 023-3716128 Loans_CONV 295. 023-3722753 Loans_CONV 296. 023-3722928 Loans_CONV 297. 023-3729876 Loans_SL 298. 023-3730714 Loans_SL 299. 023-3731489 Loans_SL 300. 023-3732216 Loans_SL 301. 023-3732449 Loans_SL 302. 023-3732709 Loans_CONV

case_nbr Default Universe 303. 023-3737435 Loans_SL 304. 023-3744158 Loans_SL 305. 023-3744272 Loans_SL 306. 023-3752682 Loans_CONV 307. 023-3754648 Loans_SL 308. 023-3761825 Loans_SL 309. 023-3762174 Loans_SL 310. 023-3768285 Loans_SL 311. 023-3785718 Loans_CONV 312. 023-3791453 Loans_CONV 313. 023-3791499 Loans_SL 314. 023-3799956 Loans_CONV 315. 023-3804330 Loans_CONV 316. 023-3808463 Loans_CONV 317. 023-3809604 Loans_CONV 318. 023-3811144 Loans_CONV 319. 023-3811217 Loans_CONV 320. 023-3813014 Loans_CONV 321. 023-3819393 Loans_CONV 322. 023-3835134 Loans_SL 323. 023-3839188 Loans_SL 324. 023-3842208 Loans_SL 325. 023-3843328 Loans_SL 326. 023-3855559 Loans_CONV 327. 023-3859856 Loans_SL 328. 023-3869716 Loans_CONV 329. 023-3875422 Loans_SL 330. 023-3877908 Loans_SL 331. 023-3877974 Loans_CONV 332. 023-3894018 Loans_CONV 333. 023-3897588 Loans_CONV 334. 023-3898548 Loans_CONV 335. 023-3900822 Loans_CONV 336. 023-3905090 Loans_SL 337. 023-3906145 Loans_SL 338. 023-3906798 Loans_CONV 339. 023-3912207 Loans_CONV 340. 023-3919625 Loans_CONV case_nbr Default Universe 341. 023-3930739 Loans_CONV 342. 023-3948910 Loans_CONV 343. 023-3951319 Loans_CONV 344. 023-3954808 Loans_CONV 345. 023-3976310 Loans_SL 346. 023-3980525 Loans_SL 347. 023-3982237 Loans_SL 348. 023-3985329 Loans_CONV 349. 023-3989060 Loans_CONV 350. 023-3991274 Loans_SL 351. 023-4001277 Loans_CONV 352. 023-4003278 Loans_CONV 353. 023-4007205 Loans_CONV 354. 023-4009871 Loans_CONV 355. 023-4017096 Loans_CONV 356. 023-4023946 Loans_CONV 357. 023-4043015 Loans_CONV 358. 023-4052256 Loans_CONV 359. 023-4060094 Loans_SL 360. 023-4061661 Loans_CONV 361. 023-4074432 Loans_CONV 362. 023-4077553 Loans_CONV 363. 023-4080619 Loans_CONV 364. 023-4081570 Loans_CONV 365. 023-4083673 Loans_CONV 366. 023-4084951 Loans_CONV 367. 023-4096307 Loans_CONV 368. 023-4121164 Loans_CONV 369. 023-4133553 Loans_SL 370. 023-4135685 Loans_CONV 371. 023-4151172 Loans_CONV 372. 023-4163447 Loans_CONV 373. 023-4163815 Loans_SL 374. 023-4164124 Loans_SL 375. 023-4165670 Loans_SL 376. 023-4167898 Loans_CONV 377. 023-4194099 Loans_SL 378. 023-4194190 Loans_CONV

case_nbr Default Universe 379. 023-4201913 Loans_CONV 380. 023-4213724 Loans_CONV 381. 023-4219184 Loans_SL 382. 023-4235844 Loans_CONV 383. 023-4240106 Loans_SL 384. 023-4252740 Loans_CONV 385. 023-4282424 Loans_CONV 386. 023-4324314 Loans_CONV 387. 023-4326627 Loans_SL 388. 023-4351513 Loans_CONV 389. 023-4351559 Loans_SL 390. 023-4370949 Loans_CONV 391. 023-4390496 Loans_CONV 392. 023-4399154 Loans_CONV 393. 023-4401389 Loans_CONV 394. 023-4434245 Loans_CONV 395. 023-4442512 Loans_CONV 396. 023-4445968 Loans_CONV 397. 023-4454874 Loans_CONV 398. 023-4468266 Loans_CONV 399. 023-4502986 Loans_CONV 400. 023-4508240 Loans_CONV 401. 023-4515366 Loans_CONV 402. 023-4549881 Loans_CONV 403. 023-4572652 Loans_CONV 404. 023-4574098 Loans_SL 405. 023-4578480 Loans_CONV 406. 031-3736005 Loans_CONV 407. 031-3745751 Loans_CONV 408. 031-3787868 Loans_SL 409. 031-3789014 Loans_SL 410. 031-3794282 Loans_SL 411. 031-3801167 Loans_CONV 412. 031-3804003 Loans_SL 413. 031-3814857 Loans_CONV 414. 031-3819197 Loans_SL 415. 031-3830396 Loans_CONV 416. 031-3831231 Loans_SL case_nbr Default Universe 417. 031-3837648 Loans_CONV 418. 031-3838298 Loans_SL 419. 031-3839185 Loans_CONV 420. 031-3840886 Loans_CONV 421. 031-3861784 Loans_CONV 422. 031-3869164 Loans_SL 423. 031-3887492 Loans_SL 424. 031-3893446 Loans_CONV 425. 031-3894890 Loans_SL 426. 031-3903146 Loans_CONV 427. 031-3907046 Loans_SL 428. 031-3907907 Loans_SL 429. 031-3908659 Loans_SL 430. 031-3909001 Loans_CONV 431. 031-3911562 Loans_SL 432. 031-3917050 Loans_SL 433. 031-3928329 Loans_SL 434. 031-3945753 Loans_CONV 435. 031-3945884 Loans_CONV 436. 031-3957739 Loans_SL 437. 031-3964717 Loans_CONV 438. 031-3966146 Loans_CONV 439. 031-4001166 Loans_CONV 440. 031-4027236 Loans_CONV 441. 031-4030110 Loans_CONV 442. 031-4040421 Loans_CONV 443. 031-4054123 Loans_CONV 444. 031-4065409 Loans_CONV 445. 031-4197086 Loans_CONV 446. 031-4212069 Loans_CONV 447. 042-8122815 Loans_CONV 448. 042-8229843 Loans_CONV 449. 042-8254276 Loans_CONV 450. 042-8286393 Loans_SL 451. 042-8321988 Loans_SL 452. 042-8322012 Loans_SL 453. 042-8344184 Loans_CONV 454. 042-8361436 Loans_CONV

case_nbr Default Universe 455. 042-8381112 Loans_CONV 456. 042-8391076 Loans_SL 457. 042-8395519 Loans_CONV 458. 042-8416806 Loans_CONV 459. 042-8420143 Loans_SL 460. 042-8423451 Loans_CONV 461. 042-8424201 Loans_CONV 462. 042-8424717 Loans_CONV 463. 042-8424910 Loans_SL 464. 042-8426015 Loans_CONV 465. 042-8434244 Loans_CONV 466. 042-8441931 Loans_CONV 467. 042-8446469 Loans_CONV 468. 042-8447701 Loans_CONV 469. 042-8449646 Loans_CONV 470. 042-8451685 Loans_SL 471. 042-8451922 Loans_SL 472. 042-8454891 Loans_SL 473. 042-8457528 Loans_CONV 474. 042-8458546 Loans_CONV 475. 042-8458864 Loans_SL 476. 042-8461387 Loans_CONV 477. 042-8464433 Loans_CONV 478. 042-8469765 Loans_SL 479. 042-8472741 Loans_CONV 480. 042-8474397 Loans_CONV 481. 042-8474453 Loans_CONV 482. 042-8474759 Loans_CONV 483. 042-8482256 Loans_SL 484. 042-8482959 Loans_CONV 485. 042-8483592 Loans_SL 486. 042-8485716 Loans_CONV 487. 042-8487893 Loans_CONV 488. 042-8489260 Loans_SL 489. 042-8491792 Loans_CONV 490. 042-8493595 Loans_SL 491. 042-8495079 Loans_SL 492. 042-8500547 Loans_CONV case_nbr Default Universe 493. 042-8501332 Loans_CONV 494. 042-8511159 Loans_CONV 495. 042-8511188 Loans_CONV 496. 042-8512601 Loans_CONV 497. 042-8513620 Loans_SL 498. 042-8522066 Loans_CONV 499. 042-8522103 Loans_CONV 500. 042-8522405 Loans_CONV 501. 042-8531340 Loans_CONV 502. 042-8543457 Loans_CONV 503. 042-8545832 Loans_CONV 504. 042-8550487 Loans_CONV 505. 042-8553658 Loans_CONV 506. 042-8568538 Loans_SL 507. 042-8571219 Loans_SL 508. 042-8571974 Loans_CONV 509. 042-8572164 Loans_CONV 510. 042-8572243 Loans_SL 511. 042-8584480 Loans_SL 512. 042-8586837 Loans_CONV 513. 042-8588141 Loans_CONV 514. 042-8590440 Loans_CONV 515. 042-8590731 Loans_CONV 516. 042-8591872 Loans_CONV 517. 042-8595238 Loans_CONV 518. 042-8601260 Loans_SL 519. 042-8601826 Loans_CONV 520. 042-8604273 Loans_SL 521. 042-8605017 Loans_SL 522. 042-8605472 Loans_CONV 523. 042-8611571 Loans_CONV 524. 042-8621236 Loans_CONV 525. 042-8624681 Loans_CONV 526. 042-8641020 Loans_SL 527. 042-8646880 Loans_CONV 528. 042-8653478 Loans_CONV 529. 042-8653688 Loans_CONV 530. 042-8657559 Loans_SL

case_nbr Default Universe 531. 042-8663163 Loans_CONV 532. 042-8681882 Loans_CONV 533. 042-8697801 Loans_SL 534. 042-8698162 Loans_SL 535. 042-8699361 Loans_CONV 536. 042-8702585 Loans_CONV 537. 042-8704624 Loans_CONV 538. 042-8710149 Loans_CONV 539. 042-8715878 Loans_CONV 540. 042-8718346 Loans_CONV 541. 042-8730540 Loans_CONV 542. 042-8733807 Loans_CONV 543. 042-8735381 Loans_CONV 544. 042-8736067 Loans_SL 545. 042-8737170 Loans_SL 546. 042-8737952 Loans_CONV 547. 042-8744092 Loans_CONV 548. 042-8747234 Loans_CONV 549. 042-8749439 Loans_CONV 550. 042-8749728 Loans_CONV 551. 042-8780350 Loans_CONV 552. 042-8784794 Loans_SL 553. 042-8788586 Loans_CONV 554. 042-8792335 Loans_CONV 555. 042-8793996 Loans_CONV 556. 042-8795377 Loans_CONV 557. 042-8823245 Loans_CONV 558. 042-8824113 Loans_CONV 559. 042-8831599 Loans_CONV 560. 042-8835590 Loans_SL 561. 042-8840004 Loans_CONV 562. 042-8845598 Loans_CONV 563. 042-8846882 Loans_CONV 564. 042-8848014 Loans_CONV 565. 042-8848486 Loans_CONV 566. 042-8852287 Loans_CONV 567. 042-8859551 Loans_CONV 568. 042-8876067 Loans_CONV case_nbr Default Universe 569. 042-8894734 Loans_SL 570. 042-8901779 Loans_CONV 571. 042-8924678 Loans_CONV 572. 042-8926417 Loans_CONV 573. 042-8926872 Loans_CONV 574. 042-8937715 Loans_SL 575. 042-8943228 Loans_SL 576. 042-8949368 Loans_CONV 577. 042-8964018 Loans_SL 578. 042-8967507 Loans_SL 579. 042-8979925 Loans_SL 580. 042-8986065 Loans_CONV 581. 042-9017068 Loans_SL 582. 042-9018483 Loans_CONV 583. 042-9020231 Loans_CONV 584. 042-9030297 Loans_SL 585. 042-9034638 Loans_SL 586. 042-9111378 Loans_CONV 587. 042-9114584 Loans_CONV 588. 042-9123738 Loans_CONV 589. 042-9135640 Loans_CONV 590. 042-9137556 Loans_CONV 591. 042-9148230 Loans_CONV 592. 042-9157459 Loans_CONV 593. 042-9173524 Loans_CONV 594. 042-9174230 Loans_CONV 595. 042-9181333 Loans_CONV 596. 042-9223167 Loans_CONV 597. 042-9242572 Loans_CONV 598. 043-7736522 Loans_CONV 599. 043-7752049 Loans_CONV 600. 043-7800360 Loans_SL 601. 043-7855828 Loans_CONV 602. 043-7857858 Loans_CONV 603. 043-7865769 Loans_SL 604. 043-7865985 Loans_SL 605. 043-7871163 Loans_SL 606. 043-7873917 Loans_CONV

case_nbr Default Universe 607. 043-7886609 Loans_SL 608. 043-7896816 Loans_SL 609. 043-7900247 Loans_CONV 610. 043-7907137 Loans_CONV 611. 043-7908473 Loans_CONV 612. 043-7911828 Loans_CONV 613. 043-7921571 Loans_CONV 614. 043-7921621 Loans_CONV 615. 043-7922531 Loans_SL 616. 043-7925160 Loans_CONV 617. 043-7925987 Loans_SL 618. 043-7927210 Loans_CONV 619. 043-7927920 Loans_CONV 620. 043-7931670 Loans_CONV 621. 043-7936829 Loans_SL 622. 043-7938793 Loans_SL 623. 043-7940217 Loans_CONV 624. 043-7942180 Loans_CONV 625. 043-7944100 Loans_SL 626. 043-7945079 Loans_CONV 627. 043-7946538 Loans_SL 628. 043-7948148 Loans_SL 629. 043-7951278 Loans_CONV 630. 043-7954058 Loans_SL 631. 043-7956298 Loans_SL 632. 043-7964049 Loans_CONV 633. 043-7965566 Loans_CONV 634. 043-7965572 Loans_CONV 635. 043-7965884 Loans_CONV 636. 043-7972993 Loans_CONV 637. 043-7973425 Loans_SL 638. 043-7976030 Loans_CONV 639. 043-7977059 Loans_CONV 640. 043-7985820 Loans_CONV 641. 043-7988970 Loans_SL 642. 043-7992867 Loans_CONV 643. 043-8009897 Loans_CONV 644. 043-8011776 Loans_CONV case_nbr Default Universe 645. 043-8013420 Loans_CONV 646. 043-8016245 Loans_SL 647. 043-8017523 Loans_SL 648. 043-8022099 Loans_SL 649. 043-8024763 Loans_CONV 650. 043-8027100 Loans_SL 651. 043-8029856 Loans_CONV 652. 043-8033010 Loans_CONV 653. 043-8039109 Loans_SL 654. 043-8044298 Loans_CONV 655. 043-8046066 Loans_CONV 656. 043-8049041 Loans_SL 657. 043-8053169 Loans_SL 658. 043-8058366 Loans_SL 659. 043-8060515 Loans_SL 660. 043-8064024 Loans_CONV 661. 043-8072008 Loans_CONV 662. 043-8072457 Loans_SL 663. 043-8078886 Loans_SL 664. 043-8078942 Loans_CONV 665. 043-8088230 Loans_SL 666. 043-8088247 Loans_SL 667. 043-8088559 Loans_CONV 668. 043-8089691 Loans_SL 669. 043-8097731 Loans_CONV 670. 043-8103400 Loans_CONV 671. 043-8107924 Loans_CONV 672. 043-8107982 Loans_CONV 673. 043-8117156 Loans_CONV 674. 043-8123477 Loans_SL 675. 043-8124140 Loans_SL 676. 043-8124315 Loans_SL 677. 043-8129726 Loans_CONV 678. 043-8129784 Loans_CONV 679. 043-8131555 Loans_SL 680. 043-8131590 Loans_CONV 681. 043-8136779 Loans_CONV 682. 043-8143104 Loans_CONV

case_nbr Default Universe 683. 043-8145758 Loans_CONV 684. 043-8155177 Loans_CONV 685. 043-8155408 Loans_CONV 686. 043-8161823 Loans_CONV 687. 043-8161902 Loans_CONV 688. 043-8162286 Loans_CONV 689. 043-8173424 Loans_CONV 690. 043-8175122 Loans_SL 691. 043-8180346 Loans_CONV 692. 043-8195797 Loans_CONV 693. 043-8196063 Loans_CONV 694. 043-8199546 Loans_CONV 695. 043-8206784 Loans_CONV 696. 043-8208240 Loans_CONV 697. 043-8212297 Loans_CONV 698. 043-8212613 Loans_CONV 699. 043-8229914 Loans_CONV 700. 043-8234001 Loans_CONV 701. 043-8246328 Loans_CONV 702. 043-8249461 Loans_CONV 703. 043-8252454 Loans_CONV 704. 043-8253387 Loans_CONV 705. 043-8256167 Loans_CONV 706. 043-8268737 Loans_CONV 707. 043-8274458 Loans_CONV 708. 043-8280563 Loans_SL 709. 043-8282377 Loans_CONV 710. 043-8288182 Loans_SL 711. 043-8292164 Loans_CONV 712. 043-8302754 Loans_SL 713. 043-8302891 Loans_SL 714. 043-8318538 Loans_CONV 715. 043-8331251 Loans_CONV 716. 043-8343266 Loans_CONV 717. 043-8347620 Loans_SL 718. 043-8352875 Loans_SL 719. 043-8355894 Loans_SL 720. 043-8358391 Loans_CONV case_nbr Default Universe 721. 043-8373694 Loans_CONV 722. 043-8385345 Loans_SL 723. 043-8387510 Loans_CONV 724. 043-8399084 Loans_CONV 725. 043-8430552 Loans_CONV 726. 043-8435202 Loans_SL 727. 043-8447180 Loans_SL 728. 043-8490419 Loans_CONV 729. 043-8530127 Loans_CONV 730. 043-8537081 Loans_CONV 731. 043-8612471 Loans_CONV 732. 044-4382414 Loans_CONV 733. 044-4486400 Loans_CONV 734. 044-4509019 Loans_CONV 735. 044-4513751 Loans_SL 736. 044-4515378 Loans_SL 737. 044-4517096 Loans_SL 738. 044-4522543 Loans_SL 739. 044-4526291 Loans_SL 740. 044-4527709 Loans_SL 741. 044-4530267 Loans_CONV 742. 044-4531647 Loans_SL 743. 044-4538385 Loans_SL 744. 044-4543826 Loans_SL 745. 044-4546693 Loans_CONV 746. 044-4549342 Loans_CONV 747. 044-4554762 Loans_CONV 748. 044-4557043 Loans_CONV 749. 044-4557378 Loans_CONV 750. 044-4562947 Loans_CONV 751. 044-4581672 Loans_CONV 752. 044-4592442 Loans_CONV 753. 044-4592810 Loans_CONV 754. 044-4595636 Loans_CONV 755. 044-4597529 Loans_CONV 756. 044-4610001 Loans_SL 757. 044-4613609 Loans_SL 758. 044-4624075 Loans_SL

case_nbr Default Universe 759. 044-4634507 Loans_SL 760. 044-4637952 Loans_CONV 761. 044-4639092 Loans_SL 762. 044-4643097 Loans_CONV 763. 044-4647546 Loans_CONV 764. 044-4647995 Loans_SL 765. 044-4655681 Loans_CONV 766. 044-4655854 Loans_CONV 767. 044-4656502 Loans_CONV 768. 044-4658380 Loans_SL 769. 044-4659147 Loans_CONV 770. 044-4660180 Loans_CONV 771. 044-4686714 Loans_CONV 772. 044-4692023 Loans_CONV 773. 044-4692443 Loans_CONV 774. 044-4694966 Loans_SL 775. 044-4697168 Loans_CONV 776. 044-4699038 Loans_CONV 777. 044-4699508 Loans_SL 778. 044-4708146 Loans_CONV 779. 044-4708747 Loans_CONV 780. 044-4713225 Loans_CONV 781. 044-4719625 Loans_CONV 782. 044-4721188 Loans_SL 783. 044-4732224 Loans_CONV 784. 044-4737273 Loans_SL 785. 044-4740707 Loans_CONV 786. 044-4741371 Loans_CONV 787. 044-4743994 Loans_SL 788. 044-4744189 Loans_CONV 789. 044-4746797 Loans_CONV 790. 044-4758136 Loans_CONV 791. 044-4759522 Loans_CONV 792. 044-4764081 Loans_CONV 793. 044-4767512 Loans_CONV 794. 044-4778841 Loans_CONV 795. 044-4787779 Loans_CONV 796. 044-4788319 Loans_CONV case_nbr Default Universe 797. 044-4795860 Loans_CONV 798. 044-4799993 Loans_CONV 799. 044-4800143 Loans_CONV 800. 044-4807004 Loans_CONV 801. 044-4808841 Loans_SL 802. 044-4841329 Loans_CONV 803. 044-4851615 Loans_CONV 804. 044-4872883 Loans_CONV 805. 044-4874651 Loans_CONV 806. 044-4884268 Loans_CONV 807. 044-4888457 Loans_CONV 808. 044-4913037 Loans_CONV 809. 044-4914540 Loans_CONV 810. 044-4919207 Loans_CONV 811. 044-4936263 Loans_CONV 812. 045-6709454 Loans_CONV 813. 045-6807585 Loans_SL 814. 045-6810214 Loans_CONV 815. 045-6831214 Loans_CONV 816. 045-6836276 Loans_SL 817. 045-6836421 Loans_CONV 818. 045-6847981 Loans_SL 819. 045-6864235 Loans_CONV 820. 045-6881936 Loans_CONV 821. 045-6883067 Loans_CONV 822. 045-6884298 Loans_CONV 823. 045-6886962 Loans_SL 824. 045-6888254 Loans_SL 825. 045-6894742 Loans_CONV 826. 045-6895436 Loans_CONV 827. 045-6906262 Loans_CONV 828. 045-6912563 Loans_CONV 829. 045-6916680 Loans_SL 830. 045-6916723 Loans_SL 831. 045-6917367 Loans_SL 832. 045-6918668 Loans_SL 833. 045-6919129 Loans_CONV 834. 045-6920308 Loans_SL

case_nbr Default Universe 835. 045-6921819 Loans_CONV 836. 045-6922685 Loans_SL 837. 045-6922922 Loans_CONV 838. 045-6923826 Loans_CONV 839. 045-6925124 Loans_CONV 840. 045-6929791 Loans_CONV 841. 045-6929995 Loans_SL 842. 045-6937615 Loans_SL 843. 045-6940506 Loans_SL 844. 045-6943321 Loans_SL 845. 045-6945707 Loans_CONV 846. 045-6950316 Loans_SL 847. 045-6950794 Loans_CONV 848. 045-6959128 Loans_CONV 849. 045-6960371 Loans_CONV 850. 045-6966465 Loans_CONV 851. 045-6967935 Loans_CONV 852. 045-6968171 Loans_CONV 853. 045-6974098 Loans_CONV 854. 045-6976323 Loans_CONV 855. 045-6976704 Loans_CONV 856. 045-6982059 Loans_CONV 857. 045-6982702 Loans_CONV 858. 045-6983179 Loans_CONV 859. 045-6989369 Loans_CONV 860. 045-6992657 Loans_CONV 861. 045-6996852 Loans_SL 862. 045-7001677 Loans_CONV 863. 045-7002383 Loans_CONV 864. 045-7003025 Loans_CONV 865. 045-7004361 Loans_CONV 866. 045-7009107 Loans_CONV 867. 045-7016954 Loans_SL 868. 045-7018252 Loans_SL 869. 045-7019763 Loans_CONV 870. 045-7020580 Loans_SL 871. 045-7024894 Loans_CONV 872. 045-7030139 Loans_CONV case_nbr Default Universe 873. 045-7033256 Loans_CONV 874. 045-7034929 Loans_SL 875. 045-7036453 Loans_CONV 876. 045-7038205 Loans_CONV 877. 045-7041568 Loans_CONV 878. 045-7041988 Loans_CONV 879. 045-7042280 Loans_CONV 880. 045-7046151 Loans_CONV 881. 045-7048639 Loans_SL 882. 045-7052003 Loans_CONV 883. 045-7052157 Loans_SL 884. 045-7065672 Loans_SL 885. 045-7076783 Loans_CONV 886. 045-7081255 Loans_CONV 887. 045-7081725 Loans_CONV 888. 045-7083965 Loans_SL 889. 045-7084665 Loans_SL 890. 045-7085161 Loans_CONV 891. 045-7094945 Loans_SL 892. 045-7097935 Loans_SL 893. 045-7102332 Loans_SL 894. 045-7106130 Loans_SL 895. 045-7116949 Loans_CONV 896. 045-7118696 Loans_CONV 897. 045-7119396 Loans_CONV 898. 045-7132413 Loans_CONV 899. 045-7146537 Loans_CONV 900. 045-7162359 Loans_CONV 901. 045-7166207 Loans_CONV 902. 045-7168135 Loans_CONV 903. 045-7172799 Loans_CONV 904. 045-7173220 Loans_CONV 905. 045-7179932 Loans_CONV 906. 045-7180238 Loans_SL 907. 045-7180244 Loans_CONV 908. 045-7186072 Loans_CONV 909. 045-7191230 Loans_CONV 910. 045-7192446 Loans_CONV

case_nbr Default Universe 911. 045-7201003 Loans_SL 912. 045-7204176 Loans_CONV 913. 045-7207012 Loans_CONV 914. 045-7209252 Loans_CONV 915. 045-7215422 Loans_CONV 916. 045-7224289 Loans_CONV 917. 045-7241563 Loans_CONV 918. 045-7250208 Loans_CONV 919. 045-7253000 Loans_CONV 920. 045-7255908 Loans_CONV 921. 045-7259294 Loans_SL 922. 045-7267006 Loans_CONV 923. 045-7273708 Loans_CONV 924. 045-7273789 Loans_SL 925. 045-7275505 Loans_CONV 926. 045-7287692 Loans_CONV 927. 045-7299019 Loans_CONV 928. 045-7303011 Loans_SL 929. 045-7316362 Loans_SL 930. 045-7335723 Loans_SL 931. 045-7385584 Loans_CONV 932. 045-7403869 Loans_CONV 933. 045-7415397 Loans_CONV 934. 045-7465653 Loans_CONV 935. 045-7506939 Loans_CONV 936. 048-4713762 Loans_CONV 937. 048-4833797 Loans_CONV 938. 048-4878594 Loans_CONV 939. 048-4999809 Loans_CONV 940. 048-5000037 Loans_SL 941. 048-5047612 Loans_CONV 942. 048-5054216 Loans_CONV 943. 048-5100651 Loans_SL 944. 048-5113098 Loans_CONV 945. 048-5125699 Loans_CONV 946. 048-5137283 Loans_CONV 947. 048-5137595 Loans_CONV 948. 048-5139970 Loans_SL case_nbr Default Universe 949. 048-5140700 Loans_CONV 950. 048-5144261 Loans_SL 951. 048-5150431 Loans_CONV 952. 048-5167630 Loans_SL 953. 048-5169966 Loans_SL 954. 048-5177072 Loans_CONV 955. 048-5209799 Loans_CONV 956. 048-5210587 Loans_CONV 957. 048-5216255 Loans_CONV 958. 048-5218551 Loans_SL 959. 048-5220634 Loans_SL 960. 048-5226059 Loans_CONV 961. 048-5228615 Loans_CONV 962. 048-5229026 Loans_CONV 963. 048-5234223 Loans_CONV 964. 048-5245715 Loans_CONV 965. 048-5255207 Loans_SL 966. 048-5259591 Loans_CONV 967. 048-5260288 Loans_CONV 968. 048-5261021 Loans_SL 969. 048-5268709 Loans_CONV 970. 048-5272870 Loans_CONV 971. 048-5273535 Loans_CONV 972. 048-5282406 Loans_CONV 973. 048-5294637 Loans_CONV 974. 048-5298639 Loans_CONV 975. 048-5304337 Loans_SL 976. 048-5305303 Loans_CONV 977. 048-5305667 Loans_CONV 978. 048-5311560 Loans_CONV 979. 048-5313736 Loans_CONV 980. 048-5314232 Loans_CONV 981. 048-5314754 Loans_SL 982. 048-5318893 Loans_CONV 983. 048-5319882 Loans_CONV 984. 048-5320658 Loans_CONV 985. 048-5322931 Loans_CONV 986. 048-5335176 Loans_CONV

case_nbr Default Universe 987. 048-5336300 Loans_CONV 988. 048-5338977 Loans_SL 989. 048-5339240 Loans_SL 990. 048-5344727 Loans_CONV 991. 048-5346445 Loans_SL 992. 048-5346690 Loans_CONV 993. 048-5347264 Loans_SL 994. 048-5348236 Loans_CONV 995. 048-5349100 Loans_SL 996. 048-5352732 Loans_SL 997. 048-5356163 Loans_CONV 998. 048-5357490 Loans_CONV 999. 048-5359120 Loans_SL 1000. 048-5359274 Loans_SL 1001. 048-5359738 Loans_CONV 1002. 048-5360345 Loans_CONV 1003. 048-5361754 Loans_SL 1004. 048-5362591 Loans_CONV 1005. 048-5366042 Loans_SL 1006. 048-5368247 Loans_SL 1007. 048-5370359 Loans_CONV 1008. 048-5372613 Loans_SL 1009. 048-5372938 Loans_SL 1010. 048-5373355 Loans_SL 1011. 048-5373723 Loans_CONV 1012. 048-5377617 Loans_CONV 1013. 048-5378063 Loans_CONV 1014. 048-5378092 Loans_SL 1015. 048-5380543 Loans_CONV 1016. 048-5382334 Loans_SL 1017. 048-5382392 Loans_SL 1018. 048-5390715 Loans_CONV 1019. 048-5390925 Loans_CONV 1020. 048-5391500 Loans_CONV 1021. 048-5392088 Loans_SL 1022. 048-5395344 Loans_CONV 1023. 048-5396782 Loans_CONV 1024. 048-5397611 Loans_CONV case_nbr Default Universe 1025. 048-5397678 Loans_CONV 1026. 048-5398290 Loans_CONV 1027. 048-5398681 Loans_SL 1028. 048-5398748 Loans_SL 1029. 048-5403819 Loans_CONV 1030. 048-5404134 Loans_SL 1031. 048-5406368 Loans_CONV 1032. 048-5406374 Loans_CONV 1033. 048-5407584 Loans_SL 1034. 048-5409329 Loans_CONV 1035. 048-5413273 Loans_CONV 1036. 048-5416444 Loans_CONV 1037. 048-5417926 Loans_SL 1038. 048-5418002 Loans_CONV 1039. 048-5423821 Loans_CONV 1040. 048-5424355 Loans_SL 1041. 048-5424492 Loans_SL 1042. 048-5427549 Loans_CONV 1043. 048-5427939 Loans_CONV 1044. 048-5428748 Loans_CONV 1045. 048-5430259 Loans_SL 1046. 048-5431911 Loans_SL 1047. 048-5432736 Loans_SL 1048. 048-5434483 Loans_SL 1049. 048-5435240 Loans_CONV 1050. 048-5437184 Loans_CONV 1051. 048-5438830 Loans_CONV 1052. 048-5440495 Loans_SL 1053. 048-5444524 Loans_CONV 1054. 048-5448476 Loans_SL 1055. 048-5449436 Loans_CONV 1056. 048-5454097 Loans_SL 1057. 048-5454725 Loans_SL 1058. 048-5455641 Loans_CONV 1059. 048-5455918 Loans_CONV 1060. 048-5456907 Loans_CONV 1061. 048-5466253 Loans_CONV 1062. 048-5467787 Loans_CONV

case_nbr Default Universe 1063. 048-5469939 Loans_CONV 1064. 048-5470480 Loans_CONV 1065. 048-5471405 Loans_CONV 1066. 048-5471798 Loans_CONV 1067. 048-5476556 Loans_CONV 1068. 048-5477119 Loans_CONV 1069. 048-5482306 Loans_CONV 1070. 048-5483012 Loans_CONV 1071. 048-5483817 Loans_SL 1072. 048-5486445 Loans_CONV 1073. 048-5486763 Loans_CONV 1074. 048-5488968 Loans_CONV 1075. 048-5489782 Loans_CONV 1076. 048-5489810 Loans_CONV 1077. 048-5492267 Loans_CONV 1078. 048-5492927 Loans_CONV 1079. 048-5497477 Loans_CONV 1080. 048-5497556 Loans_CONV 1081. 048-5498233 Loans_CONV 1082. 048-5500083 Loans_CONV 1083. 048-5500314 Loans_CONV 1084. 048-5500967 Loans_CONV 1085. 048-5502134 Loans_SL 1086. 048-5503992 Loans_CONV 1087. 048-5504672 Loans_SL 1088. 048-5505407 Loans_CONV 1089. 048-5505442 Loans_CONV 1090. 048-5505583 Loans_CONV 1091. 048-5508478 Loans_CONV 1092. 048-5509791 Loans_SL 1093. 048-5510731 Loans_CONV 1094. 048-5516661 Loans_CONV 1095. 048-5521258 Loans_CONV 1096. 048-5521603 Loans_SL 1097. 048-5522405 Loans_CONV 1098. 048-5524589 Loans_CONV 1099. 048-5524855 Loans_CONV 1100. 048-5527063 Loans_CONV case_nbr Default Universe 1101. 048-5527629 Loans_SL 1102. 048-5527635 Loans_CONV 1103. 048-5536354 Loans_SL 1104. 048-5537405 Loans_CONV 1105. 048-5537705 Loans_CONV 1106. 048-5538752 Loans_CONV 1107. 048-5538991 Loans_CONV 1108. 048-5541302 Loans_CONV 1109. 048-5549256 Loans_CONV 1110. 048-5550957 Loans_CONV 1111. 048-5551526 Loans_CONV 1112. 048-5551937 Loans_CONV 1113. 048-5552804 Loans_CONV 1114. 048-5553477 Loans_SL 1115. 048-5554618 Loans_CONV 1116. 048-5554726 Loans_CONV 1117. 048-5554959 Loans_CONV 1118. 048-5555613 Loans_SL 1119. 048-5561076 Loans_CONV 1120. 048-5566553 Loans_CONV 1121. 048-5571458 Loans_CONV 1122. 048-5572549 Loans_CONV 1123. 048-5574845 Loans_CONV 1124. 048-5575329 Loans_CONV 1125. 048-5583479 Loans_SL 1126. 048-5583926 Loans_SL 1127. 048-5584258 Loans_CONV 1128. 048-5587761 Loans_CONV 1129. 048-5588447 Loans_SL 1130. 048-5593707 Loans_CONV 1131. 048-5594885 Loans_SL 1132. 048-5595562 Loans_CONV 1133. 048-5597948 Loans_CONV 1134. 048-5599485 Loans_CONV 1135. 048-5600475 Loans_CONV 1136. 048-5602605 Loans_CONV 1137. 048-5603970 Loans_CONV 1138. 048-5604585 Loans_CONV

case_nbr Default Universe 1139. 048-5606274 Loans_SL 1140. 048-5607228 Loans_CONV 1141. 048-5608433 Loans_CONV 1142. 048-5608512 Loans_SL 1143. 048-5608637 Loans_SL 1144. 048-5608774 Loans_CONV 1145. 048-5609560 Loans_CONV 1146. 048-5610682 Loans_CONV 1147. 048-5611636 Loans_SL 1148. 048-5612727 Loans_CONV 1149. 048-5616548 Loans_CONV 1150. 048-5618243 Loans_SL 1151. 048-5618809 Loans_CONV 1152. 048-5623368 Loans_CONV 1153. 048-5623889 Loans_CONV 1154. 048-5632159 Loans_SL 1155. 048-5632207 Loans_SL 1156. 048-5633704 Loans_CONV 1157. 048-5635258 Loans_CONV 1158. 048-5638799 Loans_SL 1159. 048-5642090 Loans_CONV 1160. 048-5644208 Loans_SL 1161. 048-5645045 Loans_CONV 1162. 048-5649240 Loans_CONV 1163. 048-5653035 Loans_SL 1164. 048-5658084 Loans_CONV 1165. 048-5659747 Loans_CONV 1166. 048-5659890 Loans_CONV 1167. 048-5660348 Loans_SL 1168. 048-5660462 Loans_CONV 1169. 048-5663554 Loans_CONV 1170. 048-5666039 Loans_SL 1171. 048-5667381 Loans_SL 1172. 048-5670424 Loans_CONV 1173. 048-5673784 Loans_SL 1174. 048-5684662 Loans_CONV 1175. 048-5685928 Loans_CONV 1176. 048-5686590 Loans_CONV case_nbr Default Universe 1177. 048-5688323 Loans_CONV 1178. 048-5691888 Loans_CONV 1179. 048-5719878 Loans_CONV 1180. 048-5721736 Loans_CONV 1181. 048-5724755 Loans_CONV 1182. 048-5725540 Loans_CONV 1183. 048-5726228 Loans_CONV 1184. 048-5726602 Loans_SL 1185. 048-5728206 Loans_SL 1186. 048-5733553 Loans_CONV 1187. 048-5735423 Loans_CONV 1188. 048-5738226 Loans_CONV 1189. 048-5742193 Loans_SL 1190. 048-5742345 Loans_CONV 1191. 048-5751070 Loans_SL 1192. 048-5753042 Loans_CONV 1193. 048-5756610 Loans_SL 1194. 048-5758663 Loans_CONV 1195. 048-5760089 Loans_CONV 1196. 048-5760985 Loans_CONV 1197. 048-5761656 Loans_CONV 1198. 048-5763628 Loans_CONV 1199. 048-5764652 Loans_CONV 1200. 048-5770425 Loans_CONV 1201. 048-5773342 Loans_CONV 1202. 048-5778645 Loans_CONV 1203. 048-5784237 Loans_CONV 1204. 048-5789415 Loans_CONV 1205. 048-5789569 Loans_CONV 1206. 048-5791040 Loans_SL 1207. 048-5794450 Loans_CONV 1208. 048-5795745 Loans_CONV 1209. 048-5799435 Loans_CONV 1210. 048-5801647 Loans_CONV 1211. 048-5804042 Loans_CONV 1212. 048-5805894 Loans_CONV 1213. 048-5807315 Loans_CONV 1214. 048-5809010 Loans_SL

case_nbr Default Universe 1215. 048-5810025 Loans_CONV 1216. 048-5810740 Loans_CONV 1217. 048-5812016 Loans_CONV 1218. 048-5812171 Loans_SL 1219. 048-5813073 Loans_CONV 1220. 048-5813379 Loans_SL 1221. 048-5814561 Loans_SL 1222. 048-5815147 Loans_CONV 1223. 048-5817069 Loans_CONV 1224. 048-5818528 Loans_CONV 1225. 048-5822580 Loans_CONV 1226. 048-5826678 Loans_CONV 1227. 048-5827644 Loans_CONV 1228. 048-5828423 Loans_CONV 1229. 048-5829992 Loans_CONV 1230. 048-5833519 Loans_CONV 1231. 048-5837323 Loans_CONV 1232. 048-5839376 Loans_CONV 1233. 048-5844931 Loans_CONV 1234. 048-5845625 Loans_SL 1235. 048-5846830 Loans_CONV 1236. 048-5848384 Loans_CONV 1237. 048-5853378 Loans_SL 1238. 048-5855537 Loans_CONV 1239. 048-5867023 Loans_CONV 1240. 048-5867485 Loans_CONV 1241. 048-5870330 Loans_CONV 1242. 048-5875271 Loans_CONV 1243. 048-5875808 Loans_CONV 1244. 048-5883573 Loans_CONV 1245. 048-5883777 Loans_CONV 1246. 048-5885408 Loans_CONV 1247. 048-5887047 Loans_CONV 1248. 048-5891839 Loans_CONV 1249. 048-5892489 Loans_CONV 1250. 048-5893643 Loans_SL 1251. 048-5893689 Loans_CONV 1252. 048-5896294 Loans_CONV case_nbr Default Universe 1253. 048-5897855 Loans_CONV 1254. 048-5898670 Loans_CONV 1255. 048-5899068 Loans_CONV 1256. 048-5899203 Loans_CONV 1257. 048-5901546 Loans_CONV 1258. 048-5901943 Loans_CONV 1259. 048-5905951 Loans_SL 1260. 048-5909071 Loans_CONV 1261. 048-5909209 Loans_CONV 1262. 048-5909425 Loans_SL 1263. 048-5914034 Loans_CONV 1264. 048-5914267 Loans_CONV 1265. 048-5918570 Loans_CONV 1266. 048-5919871 Loans_CONV 1267. 048-5926207 Loans_SL 1268. 048-5932543 Loans_CONV 1269. 048-5932718 Loans_CONV 1270. 048-5933272 Loans_SL 1271. 048-5940005 Loans_CONV 1272. 048-5951769 Loans_CONV 1273. 048-5954526 Loans_CONV 1274. 048-5962454 Loans_SL 1275. 048-5962863 Loans_CONV 1276. 048-5967457 Loans_CONV 1277. 048-5974849 Loans_CONV 1278. 048-5975345 Loans_CONV 1279. 048-5979120 Loans_CONV 1280. 048-5991167 Loans_CONV 1281. 048-5994475 Loans_CONV 1282. 048-5999312 Loans_CONV 1283. 048-6002267 Loans_CONV 1284. 048-6005762 Loans_CONV 1285. 048-6015441 Loans_CONV 1286. 048-6018250 Loans_CONV 1287. 048-6021193 Loans_CONV 1288. 048-6024160 Loans_CONV 1289. 048-6026030 Loans_CONV 1290. 048-6039664 Loans_CONV

case_nbr Default Universe 1291. 048-6046114 Loans_CONV 1292. 048-6047473 Loans_SL 1293. 048-6047756 Loans_CONV 1294. 048-6054206 Loans_CONV 1295. 048-6054264 Loans_CONV 1296. 048-6061741 Loans_CONV 1297. 048-6061997 Loans_CONV 1298. 048-6062169 Loans_CONV 1299. 048-6066676 Loans_CONV 1300. 048-6073444 Loans_CONV 1301. 048-6080077 Loans_CONV 1302. 048-6084368 Loans_CONV 1303. 048-6086901 Loans_CONV 1304. 048-6087329 Loans_CONV 1305. 048-6089500 Loans_CONV 1306. 048-6090725 Loans_SL 1307. 048-6091918 Loans_CONV 1308. 048-6099928 Loans_SL 1309. 048-6100772 Loans_CONV 1310. 048-6100795 Loans_CONV 1311. 048-6103654 Loans_CONV 1312. 048-6110871 Loans_SL 1313. 048-6112758 Loans_CONV 1314. 048-6116005 Loans_SL 1315. 048-6116953 Loans_SL 1316. 048-6119103 Loans_CONV 1317. 048-6119569 Loans_SL 1318. 048-6125348 Loans_SL 1319. 048-6125360 Loans_CONV 1320. 048-6139773 Loans_SL 1321. 048-6150829 Loans_SL 1322. 048-6157130 Loans_SL 1323. 048-6164069 Loans_CONV 1324. 048-6164227 Loans_SL 1325. 048-6169020 Loans_SL 1326. 048-6172223 Loans_CONV 1327. 048-6192228 Loans_CONV 1328. 048-6201371 Loans_CONV case_nbr Default Universe 1329. 048-6201972 Loans_CONV 1330. 048-6209795 Loans_CONV 1331. 048-6210519 Loans_CONV 1332. 048-6218824 Loans_SL 1333. 048-6231945 Loans_CONV 1334. 048-6241204 Loans_SL 1335. 048-6266480 Loans_CONV 1336. 048-6268916 Loans_CONV 1337. 048-6272151 Loans_SL 1338. 048-6272979 Loans_CONV 1339. 048-6294594 Loans_CONV 1340. 048-6297573 Loans_CONV 1341. 048-6304819 Loans_SL 1342. 048-6310430 Loans_CONV 1343. 048-6310765 Loans_CONV 1344. 048-6318621 Loans_SL 1345. 048-6333086 Loans_CONV 1346. 048-6340041 Loans_CONV 1347. 048-6340534 Loans_SL 1348. 048-6354238 Loans_CONV 1349. 048-6359343 Loans_SL 1350. 048-6369176 Loans_SL 1351. 048-6373339 Loans_CONV 1352. 048-6379479 Loans_CONV 1353. 048-6393645 Loans_CONV 1354. 048-6400877 Loans_CONV 1355. 048-6403430 Loans_CONV 1356. 048-6411291 Loans_CONV 1357. 048-6414637 Loans_CONV 1358. 048-6418345 Loans_SL 1359. 048-6429415 Loans_CONV 1360. 048-6429762 Loans_CONV 1361. 048-6432285 Loans_SL 1362. 048-6434677 Loans_CONV 1363. 048-6438604 Loans_CONV 1364. 048-6452687 Loans_CONV 1365. 048-6452789 Loans_CONV 1366. 048-6466713 Loans_CONV

case_nbr Default Universe 1367. 048-6468556 Loans_CONV 1368. 048-6493827 Loans_CONV 1369. 048-6505449 Loans_CONV 1370. 048-6514303 Loans_CONV 1371. 048-6518964 Loans_CONV 1372. 048-6529343 Loans_CONV 1373. 048-6534293 Loans_CONV 1374. 048-6543873 Loans_CONV 1375. 048-6546248 Loans_CONV 1376. 048-6546472 Loans_CONV 1377. 048-6554007 Loans_CONV 1378. 048-6555270 Loans_CONV 1379. 048-6565833 Loans_CONV 1380. 048-6567358 Loans_CONV 1381. 048-6569263 Loans_CONV 1382. 048-6581562 Loans_CONV 1383. 048-6587221 Loans_CONV 1384. 048-6594172 Loans_CONV 1385. 048-6611474 Loans_CONV 1386. 048-6622845 Loans_CONV 1387. 048-6637459 Loans_CONV 1388. 052-4782336 Loans_CONV 1389. 052-4987023 Loans_SL 1390. 052-5008461 Loans_CONV 1391. 052-5056841 Loans_CONV 1392. 052-5056858 Loans_CONV 1393. 052-5060155 Loans_SL 1394. 052-5061444 Loans_CONV 1395. 052-5065735 Loans_SL 1396. 052-5071406 Loans_CONV 1397. 052-5073636 Loans_CONV 1398. 052-5075279 Loans_SL 1399. 052-5077018 Loans_CONV 1400. 052-5095714 Loans_SL 1401. 052-5099672 Loans_SL 1402. 052-5104398 Loans_SL 1403. 052-5108013 Loans_CONV 1404. 052-5114734 Loans_SL case_nbr Default Universe 1405. 052-5133683 Loans_CONV 1406. 052-5134325 Loans_CONV 1407. 052-5134745 Loans_SL 1408. 052-5138566 Loans_SL 1409. 052-5139736 Loans_SL 1410. 052-5143406 Loans_SL 1411. 052-5147245 Loans_CONV 1412. 052-5150596 Loans_CONV 1413. 052-5154893 Loans_SL 1414. 052-5156422 Loans_SL 1415. 052-5164974 Loans_SL 1416. 052-5165707 Loans_SL 1417. 052-5172658 Loans_CONV 1418. 052-5187442 Loans_SL 1419. 052-5189183 Loans_SL 1420. 052-5190146 Loans_CONV 1421. 052-5190639 Loans_SL 1422. 052-5195330 Loans_SL 1423. 052-5200062 Loans_SL 1424. 052-5205648 Loans_CONV 1425. 052-5206654 Loans_SL 1426. 052-5215799 Loans_CONV 1427. 052-5216713 Loans_SL 1428. 052-5217958 Loans_CONV 1429. 052-5221430 Loans_CONV 1430. 052-5221611 Loans_SL 1431. 052-5226710 Loans_CONV 1432. 052-5234746 Loans_CONV 1433. 052-5234956 Loans_CONV 1434. 052-5237742 Loans_SL 1435. 052-5245857 Loans_CONV 1436. 052-5252762 Loans_CONV 1437. 052-5253949 Loans_CONV 1438. 052-5254865 Loans_CONV 1439. 052-5266828 Loans_CONV 1440. 052-5270317 Loans_SL 1441. 052-5289727 Loans_CONV 1442. 052-5313803 Loans_CONV

case_nbr Default Universe 1443. 052-5325042 Loans_CONV 1444. 052-5330768 Loans_SL 1445. 052-5332145 Loans_CONV 1446. 052-5355231 Loans_SL 1447. 052-5364052 Loans_CONV 1448. 052-5366228 Loans_SL 1449. 052-5370070 Loans_SL 1450. 052-5381219 Loans_CONV 1451. 052-5386586 Loans_CONV 1452. 052-5386715 Loans_SL 1453. 052-5400627 Loans_CONV 1454. 052-5400919 Loans_CONV 1455. 052-5402529 Loans_CONV 1456. 052-5422409 Loans_CONV 1457. 052-5426735 Loans_SL 1458. 052-5442070 Loans_SL 1459. 052-5445206 Loans_SL 1460. 052-5452259 Loans_CONV 1461. 052-5453169 Loans_CONV 1462. 052-5456431 Loans_CONV 1463. 052-5460392 Loans_SL 1464. 052-5475628 Loans_CONV 1465. 052-5480112 Loans_CONV 1466. 052-5483522 Loans_SL 1467. 052-5483805 Loans_CONV 1468. 052-5502910 Loans_CONV 1469. 052-5518962 Loans_SL 1470. 052-5520394 Loans_CONV 1471. 052-5525639 Loans_CONV 1472. 052-5550417 Loans_CONV 1473. 052-5553284 Loans_CONV 1474. 052-5556012 Loans_CONV 1475. 052-5558071 Loans_SL 1476. 052-5560227 Loans_CONV 1477. 052-5573998 Loans_SL 1478. 052-5589243 Loans_CONV 1479. 052-5593181 Loans_CONV 1480. 052-5621151 Loans_CONV case_nbr Default Universe 1481. 052-5636343 Loans_CONV 1482. 052-5650526 Loans_CONV 1483. 052-5652708 Loans_CONV 1484. 052-5662967 Loans_CONV 1485. 052-5690951 Loans_CONV 1486. 052-5696715 Loans_SL 1487. 052-5697677 Loans_SL 1488. 052-5697972 Loans_CONV 1489. 052-5698903 Loans_SL 1490. 052-5706205 Loans_SL 1491. 052-5715170 Loans_SL 1492. 052-5724398 Loans_CONV 1493. 052-5729019 Loans_SL 1494. 052-5736735 Loans_CONV 1495. 052-5743555 Loans_CONV 1496. 052-5754196 Loans_CONV 1497. 052-5758697 Loans_CONV 1498. 052-5795835 Loans_CONV 1499. 052-5799170 Loans_CONV 1500. 052-5807781 Loans_CONV 1501. 052-5821167 Loans_CONV 1502. 052-5822107 Loans_CONV 1503. 052-5850624 Loans_CONV 1504. 052-5852716 Loans_CONV 1505. 052-5861668 Loans_CONV 1506. 052-5871773 Loans_CONV 1507. 052-5900125 Loans_CONV 1508. 052-5916256 Loans_CONV 1509. 052-5922222 Loans_CONV 1510. 052-5926072 Loans_CONV 1511. 052-5939190 Loans_CONV 1512. 052-5941188 Loans_CONV 1513. 052-5953061 Loans_CONV 1514. 052-5965161 Loans_SL 1515. 052-6011496 Loans_SL 1516. 052-6016616 Loans_SL 1517. 052-6017187 Loans_CONV 1518. 052-6022809 Loans_SL

case_nbr Default Universe 1519. 052-6049167 Loans_CONV 1520. 052-6050606 Loans_CONV 1521. 052-6108548 Loans_SL 1522. 052-6110013 Loans_CONV 1523. 052-6141532 Loans_SL 1524. 052-6147298 Loans_SL 1525. 052-6166058 Loans_SL 1526. 052-6166216 Loans_CONV 1527. 052-6173535 Loans_CONV 1528. 052-6207747 Loans_CONV 1529. 052-6227633 Loans_CONV 1530. 052-6245797 Loans_SL 1531. 052-6279805 Loans_CONV 1532. 052-6335994 Loans_CONV 1533. 052-6360924 Loans_CONV 1534. 052-6437770 Loans_CONV 1535. 061-3405709 Loans_SL 1536. 061-3423515 Loans_SL 1537. 061-3423906 Loans_SL 1538. 061-3446661 Loans_SL 1539. 061-3451863 Loans_CONV 1540. 061-3458038 Loans_SL 1541. 061-3467341 Loans_CONV 1542. 061-3473382 Loans_CONV 1543. 061-3473484 Loans_CONV 1544. 061-3477014 Loans_CONV 1545. 061-3492687 Loans_SL 1546. 061-3499895 Loans_CONV 1547. 061-3510558 Loans_SL 1548. 061-3510672 Loans_CONV 1549. 061-3519709 Loans_SL 1550. 061-3523539 Loans_CONV 1551. 061-3532518 Loans_CONV 1552. 061-3532865 Loans_SL 1553. 061-3534396 Loans_CONV 1554. 061-3534922 Loans_CONV 1555. 061-3535782 Loans_SL 1556. 061-3536033 Loans_SL case_nbr Default Universe 1557. 061-3537080 Loans_CONV 1558. 061-3539597 Loans_SL 1559. 061-3542284 Loans_CONV 1560. 061-3544262 Loans_CONV 1561. 061-3545172 Loans_CONV 1562. 061-3545478 Loans_SL 1563. 061-3546779 Loans_CONV 1564. 061-3553127 Loans_SL 1565. 061-3558039 Loans_CONV 1566. 061-3558912 Loans_SL 1567. 061-3561718 Loans_CONV 1568. 061-3561855 Loans_SL 1569. 061-3571478 Loans_CONV 1570. 061-3573013 Loans_SL 1571. 061-3580883 Loans_CONV 1572. 061-3600081 Loans_SL 1573. 061-3602415 Loans_CONV 1574. 061-3603866 Loans_SL 1575. 061-3608900 Loans_CONV 1576. 061-3609515 Loans_CONV 1577. 061-3610122 Loans_SL 1578. 061-3612668 Loans_CONV 1579. 061-3624167 Loans_CONV 1580. 061-3632610 Loans_CONV 1581. 061-3633760 Loans_SL 1582. 061-3634516 Loans_SL 1583. 061-3635719 Loans_CONV 1584. 061-3636743 Loans_CONV 1585. 061-3637936 Loans_SL 1586. 061-3645325 Loans_SL 1587. 061-3652139 Loans_CONV 1588. 061-3653475 Loans_CONV 1589. 061-3663574 Loans_SL 1590. 061-3663618 Loans_SL 1591. 061-3664948 Loans_CONV 1592. 061-3667690 Loans_CONV 1593. 061-3678947 Loans_SL 1594. 061-3683874 Loans_SL

case_nbr Default Universe 1595. 061-3687593 Loans_CONV 1596. 061-3694479 Loans_SL 1597. 061-3699641 Loans_SL 1598. 061-3702938 Loans_CONV 1599. 061-3704859 Loans_SL 1600. 061-3712521 Loans_SL 1601. 061-3712958 Loans_CONV 1602. 061-3713591 Loans_SL 1603. 061-3716835 Loans_SL 1604. 061-3724848 Loans_CONV 1605. 061-3725656 Loans_SL 1606. 061-3725691 Loans_SL 1607. 061-3733465 Loans_CONV 1608. 061-3740204 Loans_CONV 1609. 061-3752890 Loans_CONV 1610. 061-3754810 Loans_SL 1611. 061-3782907 Loans_CONV 1612. 061-3789487 Loans_SL 1613. 061-3828210 Loans_CONV 1614. 061-3832107 Loans_CONV 1615. 061-3837416 Loans_CONV 1616. 061-3844498 Loans_CONV 1617. 061-3848477 Loans_CONV 1618. 061-3864457 Loans_CONV 1619. 061-3864615 Loans_CONV 1620. 061-3872657 Loans_CONV 1621. 061-3875285 Loans_SL 1622. 061-3890594 Loans_SL 1623. 061-3927694 Loans_SL 1624. 061-3934564 Loans_SL 1625. 061-3938310 Loans_SL 1626. 061-3940582 Loans_SL 1627. 061-3961110 Loans_CONV 1628. 061-3962299 Loans_CONV 1629. 061-3962904 Loans_CONV 1630. 061-3981094 Loans_CONV 1631. 061-3994682 Loans_CONV 1632. 061-4009676 Loans_CONV case_nbr Default Universe 1633. 061-4009857 Loans_CONV 1634. 061-4032838 Loans_CONV 1635. 061-4043200 Loans_CONV 1636. 061-4044921 Loans_CONV 1637. 061-4081221 Loans_CONV 1638. 061-4092145 Loans_CONV 1639. 061-4097454 Loans_CONV 1640. 071-1192633 Loans_CONV 1641. 071-1201900 Loans_CONV 1642. 071-1202100 Loans_SL 1643. 071-1205369 Loans_SL 1644. 071-1206539 Loans_SL 1645. 071-1208989 Loans_SL 1646. 071-1210159 Loans_SL 1647. 071-1210402 Loans_CONV 1648. 071-1211017 Loans_CONV 1649. 071-1211335 Loans_CONV 1650. 071-1212382 Loans_SL 1651. 071-1212823 Loans_CONV 1652. 071-1215661 Loans_CONV 1653. 071-1217192 Loans_SL 1654. 071-1218067 Loans_SL 1655. 071-1220235 Loans_SL 1656. 071-1220734 Loans_CONV 1657. 071-1220813 Loans_SL 1658. 071-1222400 Loans_CONV 1659. 071-1226034 Loans_SL 1660. 071-1226930 Loans_SL 1661. 071-1228511 Loans_SL 1662. 071-1229292 Loans_SL 1663. 071-1231323 Loans_SL 1664. 071-1234943 Loans_CONV 1665. 071-1238157 Loans_CONV 1666. 071-1240491 Loans_CONV 1667. 071-1240847 Loans_SL 1668. 071-1241025 Loans_CONV 1669. 071-1241031 Loans_SL 1670. 071-1244086 Loans_CONV

case_nbr Default Universe 1671. 071-1244911 Loans_SL 1672. 071-1250316 Loans_SL 1673. 071-1251521 Loans_SL 1674. 071-1254744 Loans_CONV 1675. 071-1265782 Loans_CONV 1676. 071-1268317 Loans_SL 1677. 071-1269102 Loans_SL 1678. 071-1271056 Loans_SL 1679. 071-1271788 Loans_SL 1680. 071-1275557 Loans_SL 1681. 071-1282570 Loans_CONV 1682. 071-1287482 Loans_CONV 1683. 071-1292809 Loans_SL 1684. 071-1292896 Loans_CONV 1685. 071-1295778 Loans_SL 1686. 071-1296274 Loans_CONV 1687. 071-1298182 Loans_CONV 1688. 071-1304994 Loans_CONV 1689. 071-1305983 Loans_SL 1690. 071-1312903 Loans_CONV 1691. 071-1314326 Loans_CONV 1692. 071-1314463 Loans_CONV 1693. 071-1321202 Loans_SL 1694. 071-1323494 Loans_SL 1695. 071-1324142 Loans_SL 1696. 071-1326108 Loans_CONV 1697. 071-1326607 Loans_CONV 1698. 071-1329110 Loans_CONV 1699. 071-1330240 Loans_CONV 1700. 071-1331671 Loans_CONV 1701. 071-1343170 Loans_CONV 1702. 071-1345641 Loans_SL 1703. 071-1348677 Loans_SL 1704. 071-1359129 Loans_CONV 1705. 071-1361405 Loans_CONV 1706. 071-1361529 Loans_CONV 1707. 071-1364062 Loans_CONV 1708. 071-1364998 Loans_CONV case_nbr Default Universe 1709. 081-0853793 Loans_CONV 1710. 081-0868332 Loans_SL 1711. 081-0869242 Loans_CONV 1712. 081-0870625 Loans_SL 1713. 081-0881969 Loans_CONV 1714. 081-0882810 Loans_CONV 1715. 081-0887354 Loans_SL 1716. 081-0887558 Loans_SL 1717. 081-0889361 Loans_CONV 1718. 081-0892223 Loans_CONV 1719. 081-0897867 Loans_CONV 1720. 081-0899924 Loans_CONV 1721. 081-0900450 Loans_CONV 1722. 081-0903180 Loans_CONV 1723. 081-0907169 Loans_CONV 1724. 081-0908477 Loans_SL 1725. 081-0909075 Loans_SL 1726. 081-0911300 Loans_CONV 1727. 081-0912669 Loans_CONV 1728. 081-0919883 Loans_CONV 1729. 081-0922926 Loans_CONV 1730. 081-0930417 Loans_SL 1731. 081-0939938 Loans_CONV 1732. 081-0941881 Loans_SL 1733. 081-0945247 Loans_CONV 1734. 081-0951026 Loans_CONV 1735. 081-0952957 Loans_CONV 1736. 081-0955868 Loans_CONV 1737. 081-0957418 Loans_CONV 1738. 081-0957796 Loans_CONV 1739. 081-0958920 Loans_SL 1740. 081-0989429 Loans_CONV 1741. 091-4563393 Loans_SL 1742. 091-4602753 Loans_SL 1743. 091-4610743 Loans_CONV 1744. 091-4620603 Loans_CONV 1745. 091-4639566 Loans_SL 1746. 091-4646407 Loans_CONV

case_nbr Default Universe 1747. 091-4661672 Loans_CONV 1748. 091-4661882 Loans_CONV 1749. 091-4665520 Loans_SL 1750. 091-4669618 Loans_SL 1751. 091-4673897 Loans_SL 1752. 091-4680715 Loans_CONV 1753. 091-4683530 Loans_CONV 1754. 091-4690872 Loans_CONV 1755. 091-4692838 Loans_SL 1756. 091-4693885 Loans_CONV 1757. 091-4696823 Loans_CONV 1758. 091-4704811 Loans_SL 1759. 091-4705216 Loans_SL 1760. 091-4706785 Loans_SL 1761. 091-4707587 Loans_CONV 1762. 091-4708547 Loans_CONV 1763. 091-4708576 Loans_CONV 1764. 091-4708763 Loans_SL 1765. 091-4714492 Loans_CONV 1766. 091-4714700 Loans_CONV 1767. 091-4717938 Loans_SL 1768. 091-4719483 Loans_SL 1769. 091-4719714 Loans_CONV 1770. 091-4720134 Loans_CONV 1771. 091-4721639 Loans_SL 1772. 091-4724533 Loans_SL 1773. 091-4725828 Loans_SL 1774. 091-4726478 Loans_CONV 1775. 091-4728824 Loans_SL 1776. 091-4729320 Loans_SL 1777. 091-4732841 Loans_CONV 1778. 091-4733689 Loans_CONV 1779. 091-4734786 Loans_CONV 1780. 091-4736367 Loans_CONV 1781. 091-4737493 Loans_SL 1782. 091-4737651 Loans_CONV 1783. 091-4738476 Loans_CONV 1784. 091-4739147 Loans_SL case_nbr Default Universe 1785. 091-4740230 Loans_SL 1786. 091-4740860 Loans_CONV 1787. 091-4741679 Loans_SL 1788. 091-4743759 Loans_SL 1789. 091-4745737 Loans_SL 1790. 091-4746420 Loans_SL 1791. 091-4746618 Loans_CONV 1792. 091-4756944 Loans_CONV 1793. 091-4757271 Loans_CONV 1794. 091-4758021 Loans_CONV 1795. 091-4759170 Loans_CONV 1796. 091-4761565 Loans_CONV 1797. 091-4764742 Loans_CONV 1798. 091-4767630 Loans_CONV 1799. 091-4767732 Loans_CONV 1800. 091-4771425 Loans_CONV 1801. 091-4772358 Loans_CONV 1802. 091-4773120 Loans_SL 1803. 091-4773800 Loans_CONV 1804. 091-4780269 Loans_CONV 1805. 091-4781547 Loans_CONV 1806. 091-4783854 Loans_SL 1807. 091-4786226 Loans_CONV 1808. 091-4787352 Loans_CONV 1809. 091-4792477 Loans_SL 1810. 091-4793414 Loans_CONV 1811. 091-4794983 Loans_CONV 1812. 091-4795864 Loans_CONV 1813. 091-4796716 Loans_SL 1814. 091-4797179 Loans_SL 1815. 091-4797530 Loans_CONV 1816. 091-4799610 Loans_CONV 1817. 091-4801238 Loans_CONV 1818. 091-4801737 Loans_SL 1819. 091-4803330 Loans_CONV 1820. 091-4804733 Loans_CONV 1821. 091-4807378 Loans_CONV 1822. 091-4808192 Loans_SL

case_nbr Default Universe 1823. 091-4811133 Loans_CONV 1824. 091-4811162 Loans_SL 1825. 091-4811480 Loans_SL 1826. 091-4813577 Loans_CONV 1827. 091-4813939 Loans_SL 1828. 091-4815555 Loans_CONV 1829. 091-4816249 Loans_CONV 1830. 091-4817816 Loans_CONV 1831. 091-4818630 Loans_CONV 1832. 091-4820322 Loans_SL 1833. 091-4822209 Loans_SL 1834. 091-4822238 Loans_SL 1835. 091-4823098 Loans_SL 1836. 091-4824449 Loans_CONV 1837. 091-4828904 Loans_CONV 1838. 091-4832104 Loans_SL 1839. 091-4832320 Loans_CONV 1840. 091-4833174 Loans_CONV 1841. 091-4837879 Loans_CONV 1842. 091-4837891 Loans_CONV 1843. 091-4838510 Loans_CONV 1844. 091-4840333 Loans_SL 1845. 091-4842879 Loans_SL 1846. 091-4843040 Loans_SL 1847. 091-4844210 Loans_CONV 1848. 091-4845041 Loans_CONV 1849. 091-4845403 Loans_SL 1850. 091-4848501 Loans_CONV 1851. 091-4848530 Loans_CONV 1852. 091-4849486 Loans_CONV 1853. 091-4853054 Loans_CONV 1854. 091-4854355 Loans_CONV 1855. 091-4855974 Loans_SL 1856. 091-4856073 Loans_CONV 1857. 091-4856123 Loans_CONV 1858. 091-4856406 Loans_CONV 1859. 091-4858124 Loans_CONV 1860. 091-4859215 Loans_CONV case_nbr Default Universe 1861. 091-4859317 Loans_CONV 1862. 091-4861146 Loans_SL 1863. 091-4863515 Loans_CONV 1864. 091-4865618 Loans_CONV 1865. 091-4866070 Loans_CONV 1866. 091-4869865 Loans_CONV 1867. 091-4872240 Loans_CONV 1868. 091-4873961 Loans_CONV 1869. 091-4884284 Loans_CONV 1870. 091-4885086 Loans_CONV 1871. 091-4886046 Loans_CONV 1872. 091-4887586 Loans_CONV 1873. 091-4887881 Loans_CONV 1874. 091-4888178 Loans_CONV 1875. 091-4891834 Loans_CONV 1876. 091-4893552 Loans_CONV 1877. 091-4893602 Loans_CONV 1878. 091-4893812 Loans_CONV 1879. 091-4894173 Loans_CONV 1880. 091-4896492 Loans_CONV 1881. 091-4899316 Loans_CONV 1882. 091-4904308 Loans_CONV 1883. 091-4910384 Loans_CONV 1884. 091-4913692 Loans_CONV 1885. 091-4913867 Loans_CONV 1886. 091-4914521 Loans_SL 1887. 091-4918161 Loans_CONV 1888. 091-4919109 Loans_CONV 1889. 091-4919196 Loans_CONV 1890. 091-4920165 Loans_CONV 1891. 091-4920562 Loans_CONV 1892. 091-4921508 Loans_CONV 1893. 091-4923388 Loans_CONV 1894. 091-4924444 Loans_CONV 1895. 091-4924751 Loans_CONV 1896. 091-4924797 Loans_CONV 1897. 091-4926943 Loans_CONV 1898. 091-4927729 Loans_CONV

case_nbr Default Universe 1899. 091-4929611 Loans_CONV 1900. 091-4932945 Loans_CONV 1901. 091-4935176 Loans_CONV 1902. 091-4936477 Loans_SL 1903. 091-4937364 Loans_CONV 1904. 091-4937597 Loans_CONV 1905. 091-4940147 Loans_CONV 1906. 091-4940176 Loans_CONV 1907. 091-4940255 Loans_SL 1908. 091-4940311 Loans_CONV 1909. 091-4941040 Loans_CONV 1910. 091-4942668 Loans_CONV 1911. 091-4946048 Loans_SL 1912. 091-4947106 Loans_CONV 1913. 091-4948163 Loans_SL 1914. 091-4948294 Loans_CONV 1915. 091-4950302 Loans_CONV 1916. 091-4950404 Loans_CONV 1917. 091-4950608 Loans_CONV 1918. 091-4951770 Loans_CONV 1919. 091-4954117 Loans_CONV 1920. 091-4954219 Loans_CONV 1921. 091-4957005 Loans_CONV 1922. 091-4961638 Loans_CONV 1923. 091-4965654 Loans_CONV 1924. 091-4970779 Loans_CONV 1925. 091-4971065 Loans_CONV 1926. 091-4973542 Loans_CONV 1927. 091-4976164 Loans_CONV 1928. 091-4980680 Loans_CONV 1929. 091-4982521 Loans_CONV 1930. 091-4983454 Loans_CONV 1931. 091-4984503 Loans_CONV 1932. 091-4985064 Loans_CONV 1933. 091-4986190 Loans_CONV 1934. 091-4988293 Loans_CONV 1935. 091-4990382 Loans_CONV 1936. 091-4993083 Loans_CONV case_nbr Default Universe 1937. 091-4994180 Loans_CONV 1938. 091-4996362 Loans_CONV 1939. 091-4996668 Loans_CONV 1940. 091-4999585 Loans_CONV 1941. 091-5002311 Loans_SL 1942. 091-5003795 Loans_SL 1943. 091-5006263 Loans_CONV 1944. 091-5008894 Loans_CONV 1945. 091-5011598 Loans_CONV 1946. 091-5013501 Loans_CONV 1947. 091-5013711 Loans_CONV 1948. 091-5015026 Loans_CONV 1949. 091-5021342 Loans_SL 1950. 091-5021992 Loans_CONV 1951. 091-5024585 Loans_CONV 1952. 091-5030291 Loans_CONV 1953. 091-5037992 Loans_CONV 1954. 091-5039471 Loans_CONV 1955. 091-5055083 Loans_SL 1956. 091-5062843 Loans_SL 1957. 091-5070906 Loans_CONV 1958. 091-5071737 Loans_CONV 1959. 091-5077825 Loans_CONV 1960. 091-5080830 Loans_CONV 1961. 091-5082621 Loans_CONV 1962. 091-5087743 Loans_SL 1963. 091-5095523 Loans_CONV 1964. 091-5105797 Loans_CONV 1965. 091-5107991 Loans_SL 1966. 091-5108560 Loans_CONV 1967. 091-5109198 Loans_CONV 1968. 091-5119376 Loans_CONV 1969. 091-5123618 Loans_CONV 1970. 091-5124534 Loans_CONV 1971. 091-5124557 Loans_CONV 1972. 091-5127770 Loans_CONV 1973. 091-5127859 Loans_CONV 1974. 091-5132422 Loans_CONV

case_nbr Default Universe 1975. 091-5136266 Loans_CONV 1976. 091-5142748 Loans_CONV 1977. 091-5147535 Loans_CONV 1978. 091-5152042 Loans_CONV 1979. 091-5173246 Loans_CONV 1980. 091-5183289 Loans_CONV 1981. 091-5216971 Loans_CONV 1982. 093-6560045 Loans_SL 1983. 093-6571474 Loans_CONV 1984. 093-6593943 Loans_CONV 1985. 093-6595718 Loans_SL 1986. 093-6607967 Loans_SL 1987. 093-6615336 Loans_SL 1988. 093-6622547 Loans_SL 1989. 093-6624895 Loans_CONV 1990. 093-6644303 Loans_CONV 1991. 093-6655098 Loans_CONV 1992. 093-6658059 Loans_CONV 1993. 093-6665411 Loans_SL 1994. 093-6682846 Loans_SL 1995. 093-6687220 Loans_SL 1996. 093-6693021 Loans_CONV 1997. 093-6694033 Loans_CONV 1998. 093-6694062 Loans_CONV 1999. 093-6694526 Loans_CONV 2000. 093-6695810 Loans_CONV 2001. 093-6696918 Loans_CONV 2002. 093-6697516 Loans_CONV 2003. 093-6701820 Loans_SL 2004. 093-6705845 Loans_CONV 2005. 093-6707108 Loans_SL 2006. 093-6709529 Loans_CONV 2007. 093-6710165 Loans_SL 2008. 093-6710381 Loans_CONV 2009. 093-6712796 Loans_CONV 2010. 093-6716440 Loans_CONV 2011. 093-6719663 Loans_SL 2012. 093-6720501 Loans_SL case_nbr Default Universe 2013. 093-6720576 Loans_SL 2014. 093-6721723 Loans_SL 2015. 093-6723152 Loans_SL 2016. 093-6727177 Loans_SL 2017. 093-6734272 Loans_CONV 2018. 093-6738055 Loans_CONV 2019. 093-6748279 Loans_CONV 2020. 093-6748840 Loans_SL 2021. 093-6749137 Loans_CONV 2022. 093-6749852 Loans_CONV 2023. 093-6751544 Loans_CONV 2024. 093-6751573 Loans_SL 2025. 093-6753279 Loans_CONV 2026. 093-6756587 Loans_SL 2027. 093-6758151 Loans_SL 2028. 093-6759712 Loans_CONV 2029. 093-6762293 Loans_SL 2030. 093-6764111 Loans_CONV 2031. 093-6766380 Loans_CONV 2032. 093-6781257 Loans_CONV 2033. 093-6781415 Loans_CONV 2034. 093-6784253 Loans_SL 2035. 093-6785741 Loans_CONV 2036. 093-6788261 Loans_SL 2037. 093-6789323 Loans_CONV 2038. 093-6790808 Loans_CONV 2039. 093-6790951 Loans_SL 2040. 093-6792430 Loans_SL 2041. 093-6794448 Loans_SL 2042. 093-6800520 Loans_CONV 2043. 093-6802580 Loans_SL 2044. 093-6803215 Loans_SL 2045. 093-6805268 Loans_SL 2046. 093-6811205 Loans_CONV 2047. 093-6811500 Loans_CONV 2048. 093-6812899 Loans_SL 2049. 093-6814411 Loans_SL 2050. 093-6815997 Loans_CONV

case_nbr Default Universe 2051. 093-6820793 Loans_SL 2052. 093-6822079 Loans_CONV 2053. 093-6824215 Loans_CONV 2054. 093-6824402 Loans_SL 2055. 093-6824527 Loans_SL 2056. 093-6826137 Loans_CONV 2057. 093-6826195 Loans_SL 2058. 093-6827480 Loans_CONV 2059. 093-6831796 Loans_CONV 2060. 093-6832082 Loans_CONV 2061. 093-6835615 Loans_CONV 2062. 093-6835667 Loans_CONV 2063. 093-6838033 Loans_SL 2064. 093-6838430 Loans_CONV 2065. 093-6839016 Loans_SL 2066. 093-6840486 Loans_SL 2067. 093-6840752 Loans_CONV 2068. 093-6842283 Loans_SL 2069. 093-6843555 Loans_SL 2070. 093-6844232 Loans_CONV 2071. 093-6850930 Loans_SL 2072. 093-6851539 Loans_SL 2073. 093-6852642 Loans_CONV 2074. 093-6853053 Loans_CONV 2075. 093-6854512 Loans_SL 2076. 093-6856673 Loans_CONV 2077. 093-6863724 Loans_CONV 2078. 093-6863986 Loans_CONV 2079. 093-6864033 Loans_SL 2080. 093-6865827 Loans_CONV 2081. 093-6865862 Loans_CONV 2082. 093-6866086 Loans_CONV 2083. 093-6871375 Loans_CONV 2084. 093-6875059 Loans_SL 2085. 093-6875246 Loans_SL 2086. 093-6876632 Loans_CONV 2087. 093-6877644 Loans_CONV 2088. 093-6879096 Loans_CONV case_nbr Default Universe 2089. 093-6881185 Loans_SL 2090. 093-6884412 Loans_SL 2091. 093-6889983 Loans_CONV 2092. 093-6890106 Loans_SL 2093. 093-6892273 Loans_CONV 2094. 093-6893193 Loans_CONV 2095. 093-6896462 Loans_SL 2096. 093-6901142 Loans_CONV 2097. 093-6902472 Loans_SL 2098. 093-6902630 Loans_SL 2099. 093-6902811 Loans_SL 2100. 093-6904762 Loans_SL 2101. 093-6905801 Loans_CONV 2102. 093-6906547 Loans_SL 2103. 093-6906967 Loans_CONV 2104. 093-6909849 Loans_CONV 2105. 093-6909963 Loans_CONV 2106. 093-6918131 Loans_CONV 2107. 093-6920220 Loans_CONV 2108. 093-6920998 Loans_CONV 2109. 093-6922028 Loans_SL 2110. 093-6925648 Loans_CONV 2111. 093-6931739 Loans_CONV 2112. 093-6935884 Loans_SL 2113. 093-6935940 Loans_CONV 2114. 093-6948938 Loans_CONV 2115. 093-6949696 Loans_CONV 2116. 093-6957850 Loans_CONV 2117. 093-6958521 Loans_CONV 2118. 093-6959924 Loans_CONV 2119. 093-6963429 Loans_CONV 2120. 093-6967966 Loans_CONV 2121. 093-6968319 Loans_CONV 2122. 093-6973751 Loans_CONV 2123. 093-6976525 Loans_CONV 2124. 093-6980201 Loans_CONV 2125. 093-6980927 Loans_CONV 2126. 093-6981633 Loans_CONV

case_nbr Default Universe 2127. 093-6983027 Loans_CONV 2128. 093-6983272 Loans_CONV 2129. 093-6983295 Loans_CONV 2130. 093-6987642 Loans_CONV 2131. 093-6992767 Loans_CONV 2132. 093-6995921 Loans_CONV 2133. 093-7002219 Loans_CONV 2134. 093-7005591 Loans_CONV 2135. 093-7007143 Loans_CONV 2136. 093-7007274 Loans_CONV 2137. 093-7010092 Loans_CONV 2138. 093-7016638 Loans_CONV 2139. 093-7029785 Loans_SL 2140. 093-7031670 Loans_CONV 2141. 093-7033297 Loans_CONV 2142. 093-7034966 Loans_CONV 2143. 093-7055365 Loans_CONV 2144. 093-7060829 Loans_CONV 2145. 093-7062690 Loans_CONV 2146. 093-7091986 Loans_SL 2147. 093-7098637 Loans_CONV 2148. 093-7102255 Loans_CONV 2149. 093-7105114 Loans_CONV 2150. 093-7107716 Loans_CONV 2151. 093-7110208 Loans_CONV 2152. 093-7119947 Loans_CONV 2153. 093-7122004 Loans_CONV 2154. 093-7143091 Loans_CONV 2155. 093-7154949 Loans_SL 2156. 093-7155599 Loans_CONV 2157. 093-7157583 Loans_CONV 2158. 093-7157741 Loans_CONV 2159. 093-7157758 Loans_CONV 2160. 093-7165827 Loans_CONV 2161. 093-7169523 Loans_CONV 2162. 093-7176603 Loans_CONV 2163. 093-7182411 Loans_CONV 2164. 093-7183134 Loans_CONV case_nbr Default Universe 2165. 093-7195409 Loans_CONV 2166. 093-7198991 Loans_CONV 2167. 093-7214391 Loans_SL 2168. 093-7261225 Loans_CONV 2169. 093-7272995 Loans_CONV 2170. 093-7290375 Loans_CONV 2171. 093-7295019 Loans_SL 2172. 094-5629314 Loans_CONV 2173. 094-5641032 Loans_SL 2174. 094-5652796 Loans_CONV 2175. 094-5690056 Loans_SL 2176. 094-5698594 Loans_CONV 2177. 094-5726269 Loans_CONV 2178. 094-5729641 Loans_CONV 2179. 094-5732416 Loans_CONV 2180. 094-5733122 Loans_CONV 2181. 094-5733180 Loans_CONV 2182. 094-5735470 Loans_CONV 2183. 094-5740905 Loans_CONV 2184. 094-5741686 Loans_CONV 2185. 094-5744393 Loans_CONV 2186. 094-5746047 Loans_SL 2187. 094-5747695 Loans_CONV 2188. 094-5748497 Loans_CONV 2189. 094-5749848 Loans_SL 2190. 094-5750511 Loans_SL 2191. 094-5752013 Loans_CONV 2192. 094-5755157 Loans_CONV 2193. 094-5755265 Loans_SL 2194. 094-5755452 Loans_CONV 2195. 094-5756260 Loans_CONV 2196. 094-5757873 Loans_CONV 2197. 094-5760049 Loans_CONV 2198. 094-5761277 Loans_SL 2199. 094-5762867 Loans_CONV 2200. 094-5765601 Loans_SL 2201. 094-5766665 Loans_SL 2202. 094-5766881 Loans_CONV

case_nbr Default Universe 2203. 094-5769133 Loans_CONV 2204. 094-5772076 Loans_SL 2205. 094-5777458 Loans_CONV 2206. 094-5778499 Loans_SL 2207. 094-5782668 Loans_CONV 2208. 094-5782747 Loans_CONV 2209. 094-5783368 Loans_CONV 2210. 094-5783430 Loans_SL 2211. 094-5786749 Loans_CONV 2212. 094-5786936 Loans_SL 2213. 094-5787852 Loans_CONV 2214. 094-5789564 Loans_SL 2215. 094-5790057 Loans_CONV 2216. 094-5792041 Loans_SL 2217. 094-5792528 Loans_SL 2218. 094-5793467 Loans_CONV 2219. 094-5794780 Loans_CONV 2220. 094-5795474 Loans_SL 2221. 094-5798100 Loans_CONV 2222. 094-5799010 Loans_SL 2223. 094-5799663 Loans_SL 2224. 094-5801274 Loans_CONV 2225. 094-5802307 Loans_CONV 2226. 094-5803121 Loans_CONV 2227. 094-5807406 Loans_CONV 2228. 094-5808214 Loans_CONV 2229. 094-5811003 Loans_CONV 2230. 094-5811417 Loans_CONV 2231. 094-5812976 Loans_CONV 2232. 094-5814278 Loans_CONV 2233. 094-5814777 Loans_SL 2234. 094-5816023 Loans_CONV 2235. 094-5817280 Loans_CONV 2236. 094-5818365 Loans_CONV 2237. 094-5818598 Loans_CONV 2238. 094-5819109 Loans_CONV 2239. 094-5819167 Loans_CONV 2240. 094-5820585 Loans_CONV case_nbr Default Universe 2241. 094-5822239 Loans_SL 2242. 094-5822455 Loans_CONV 2243. 094-5823001 Loans_CONV 2244. 094-5823677 Loans_CONV 2245. 094-5824302 Loans_CONV 2246. 094-5824774 Loans_CONV 2247. 094-5825888 Loans_CONV 2248. 094-5828304 Loans_CONV 2249. 094-5829106 Loans_CONV 2250. 094-5830110 Loans_CONV 2251. 094-5830599 Loans_CONV 2252. 094-5830603 Loans_CONV 2253. 094-5830822 Loans_CONV 2254. 094-5833441 Loans_CONV 2255. 094-5841398 Loans_CONV 2256. 094-5842959 Loans_CONV 2257. 094-5844920 Loans_CONV 2258. 094-5846191 Loans_CONV 2259. 094-5846865 Loans_CONV 2260. 094-5849044 Loans_CONV 2261. 094-5849604 Loans_CONV 2262. 094-5851212 Loans_CONV 2263. 094-5853939 Loans_CONV 2264. 094-5854219 Loans_CONV 2265. 094-5854543 Loans_CONV 2266. 094-5854550 Loans_SL 2267. 094-5857136 Loans_SL 2268. 094-5858761 Loans_CONV 2269. 094-5862398 Loans_CONV 2270. 094-5865415 Loans_CONV 2271. 094-5867054 Loans_CONV 2272. 094-5870359 Loans_CONV 2273. 094-5873673 Loans_SL 2274. 094-5874866 Loans_CONV 2275. 094-5874905 Loans_CONV 2276. 094-5875406 Loans_CONV 2277. 094-5876170 Loans_SL 2278. 094-5879876 Loans_CONV

case_nbr Default Universe 2279. 094-5883839 Loans_CONV 2280. 094-5885189 Loans_SL 2281. 094-5885781 Loans_SL 2282. 094-5885954 Loans_SL 2283. 094-5888031 Loans_CONV 2284. 094-5889734 Loans_CONV 2285. 094-5892768 Loans_SL 2286. 094-5892926 Loans_CONV 2287. 094-5894037 Loans_SL 2288. 094-5894139 Loans_SL 2289. 094-5895770 Loans_CONV 2290. 094-5896537 Loans_SL 2291. 094-5897187 Loans_CONV 2292. 094-5897917 Loans_CONV 2293. 094-5898392 Loans_CONV 2294. 094-5899960 Loans_CONV 2295. 094-5900030 Loans_SL 2296. 094-5900307 Loans_CONV 2297. 094-5902343 Loans_SL 2298. 094-5903434 Loans_SL 2299. 094-5903775 Loans_CONV 2300. 094-5905730 Loans_CONV 2301. 094-5907407 Loans_CONV 2302. 094-5908556 Loans_CONV 2303. 094-5908612 Loans_CONV 2304. 094-5909247 Loans_CONV 2305. 094-5909892 Loans_CONV 2306. 094-5911713 Loans_SL 2307. 094-5914102 Loans_SL 2308. 094-5915478 Loans_SL 2309. 094-5917325 Loans_CONV 2310. 094-5917587 Loans_CONV 2311. 094-5918308 Loans_CONV 2312. 094-5920403 Loans_CONV 2313. 094-5925055 Loans_CONV 2314. 094-5925980 Loans_CONV 2315. 094-5927266 Loans_CONV 2316. 094-5928311 Loans_CONV case_nbr Default Universe 2317. 094-5929483 Loans_CONV 2318. 094-5929496 Loans_CONV 2319. 094-5930157 Loans_SL 2320. 094-5930741 Loans_CONV 2321. 094-5934107 Loans_CONV 2322. 094-5935046 Loans_CONV 2323. 094-5936823 Loans_CONV 2324. 094-5938027 Loans_CONV 2325. 094-5938620 Loans_SL 2326. 094-5941800 Loans_CONV 2327. 094-5942030 Loans_CONV 2328. 094-5942683 Loans_CONV 2329. 094-5943911 Loans_SL 2330. 094-5948628 Loans_CONV 2331. 094-5949080 Loans_SL 2332. 094-5950230 Loans_SL 2333. 094-5950825 Loans_CONV 2334. 094-5950831 Loans_CONV 2335. 094-5952146 Loans_SL 2336. 094-5953056 Loans_SL 2337. 094-5953112 Loans_SL 2338. 094-5957659 Loans_SL 2339. 094-5957948 Loans_SL 2340. 094-5958598 Loans_CONV 2341. 094-5959383 Loans_SL 2342. 094-5960789 Loans_CONV 2343. 094-5963835 Loans_CONV 2344. 094-5968134 Loans_CONV 2345. 094-5968595 Loans_CONV 2346. 094-5974418 Loans_CONV 2347. 094-5974628 Loans_CONV 2348. 094-5980182 Loans_CONV 2349. 094-5988061 Loans_CONV 2350. 094-5989992 Loans_CONV 2351. 094-5991734 Loans_CONV 2352. 094-5993604 Loans_CONV 2353. 094-5998601 Loans_CONV 2354. 094-6000646 Loans_CONV

case_nbr Default Universe 2355. 094-6001086 Loans_CONV 2356. 094-6003324 Loans_CONV 2357. 094-6003586 Loans_CONV 2358. 094-6003881 Loans_CONV 2359. 094-6005109 Loans_CONV 2360. 094-6005485 Loans_CONV 2361. 094-6006632 Loans_CONV 2362. 094-6016856 Loans_CONV 2363. 094-6017092 Loans_CONV 2364. 094-6017215 Loans_CONV 2365. 094-6017483 Loans_CONV 2366. 094-6018098 Loans_CONV 2367. 094-6018306 Loans_CONV 2368. 094-6023682 Loans_CONV 2369. 094-6026703 Loans_CONV 2370. 094-6028542 Loans_CONV 2371. 094-6030001 Loans_CONV 2372. 094-6032865 Loans_CONV 2373. 094-6035940 Loans_CONV 2374. 094-6037255 Loans_CONV 2375. 094-6039443 Loans_CONV 2376. 094-6043346 Loans_CONV 2377. 094-6044306 Loans_CONV 2378. 094-6044370 Loans_CONV 2379. 094-6045490 Loans_CONV 2380. 094-6046864 Loans_CONV 2381. 094-6053156 Loans_CONV 2382. 094-6053287 Loans_CONV 2383. 094-6061096 Loans_SL 2384. 094-6063261 Loans_CONV 2385. 094-6064121 Loans_CONV 2386. 094-6066432 Loans_CONV 2387. 094-6067444 Loans_CONV 2388. 094-6068768 Loans_CONV 2389. 094-6069859 Loans_CONV 2390. 094-6070256 Loans_CONV 2391. 094-6071563 Loans_CONV 2392. 094-6072076 Loans_CONV case_nbr Default Universe 2393. 094-6072733 Loans_CONV 2394. 094-6075775 Loans_CONV 2395. 094-6078049 Loans_CONV 2396. 094-6080151 Loans_CONV 2397. 094-6080349 Loans_CONV 2398. 094-6080650 Loans_CONV 2399. 094-6083998 Loans_CONV 2400. 094-6085664 Loans_CONV 2401. 094-6085874 Loans_CONV 2402. 094-6089801 Loans_CONV 2403. 094-6090011 Loans_CONV 2404. 094-6090460 Loans_CONV 2405. 094-6093500 Loans_CONV 2406. 094-6099482 Loans_CONV 2407. 094-6101983 Loans_CONV 2408. 094-6102704 Loans_CONV 2409. 094-6105615 Loans_CONV 2410. 094-6108243 Loans_SL 2411. 094-6109278 Loans_SL 2412. 094-6118806 Loans_SL 2413. 094-6126020 Loans_CONV 2414. 094-6127134 Loans_CONV 2415. 094-6133890 Loans_SL 2416. 094-6136136 Loans_CONV 2417. 094-6136425 Loans_CONV 2418. 094-6137291 Loans_SL 2419. 094-6144829 Loans_CONV 2420. 094-6147559 Loans_SL 2421. 094-6162924 Loans_CONV 2422. 094-6172206 Loans_CONV 2423. 094-6189116 Loans_CONV 2424. 094-6189180 Loans_CONV 2425. 094-6198810 Loans_CONV 2426. 094-6208612 Loans_CONV 2427. 094-6210861 Loans_CONV 2428. 094-6214000 Loans_CONV 2429. 094-6216727 Loans_SL 2430. 094-6219933 Loans_CONV

case_nbr Default Universe 2431. 094-6222223 Loans_CONV 2432. 094-6235805 Loans_CONV 2433. 094-6235988 Loans_CONV 2434. 094-6244740 Loans_CONV 2435. 094-6255585 Loans_CONV 2436. 094-6259269 Loans_CONV 2437. 094-6266848 Loans_CONV 2438. 094-6269272 Loans_CONV 2439. 094-6271282 Loans_CONV 2440. 094-6275249 Loans_CONV 2441. 094-6275970 Loans_SL 2442. 094-6277574 Loans_CONV 2443. 094-6279648 Loans_CONV 2444. 094-6283120 Loans_CONV 2445. 094-6288439 Loans_CONV 2446. 094-6293400 Loans_SL 2447. 094-6310311 Loans_CONV 2448. 095-0622210 Loans_CONV 2449. 095-0874804 Loans_CONV 2450. 095-0987220 Loans_CONV 2451. 095-1021478 Loans_SL 2452. 095-1048464 Loans_CONV 2453. 095-1070830 Loans_CONV 2454. 095-1077641 Loans_SL 2455. 095-1103866 Loans_CONV 2456. 095-1114330 Loans_CONV 2457. 095-1121446 Loans_CONV 2458. 095-1121608 Loans_CONV 2459. 095-1124679 Loans_CONV 2460. 095-1131634 Loans_CONV 2461. 095-1132442 Loans_CONV 2462. 095-1146458 Loans_SL 2463. 095-1155102 Loans_SL 2464. 095-1158847 Loans_CONV 2465. 095-1159813 Loans_CONV 2466. 095-1159909 Loans_CONV 2467. 095-1164025 Loans_CONV 2468. 095-1164836 Loans_CONV case_nbr Default Universe 2469. 095-1169675 Loans_CONV 2470. 095-1172884 Loans_CONV 2471. 095-1174617 Loans_SL 2472. 095-1174631 Loans_SL 2473. 095-1186282 Loans_SL 2474. 095-1187837 Loans_CONV 2475. 095-1194561 Loans_CONV 2476. 095-1198058 Loans_CONV 2477. 095-1198280 Loans_CONV 2478. 095-1199598 Loans_SL 2479. 095-1199791 Loans_CONV 2480. 095-1199864 Loans_CONV 2481. 095-1206597 Loans_CONV 2482. 095-1208864 Loans_SL 2483. 095-1210086 Loans_SL 2484. 095-1212919 Loans_CONV 2485. 095-1222974 Loans_CONV 2486. 095-1225176 Loans_CONV 2487. 095-1228694 Loans_CONV 2488. 095-1231901 Loans_SL 2489. 095-1234024 Loans_CONV 2490. 095-1234438 Loans_SL 2491. 095-1234648 Loans_SL 2492. 095-1239333 Loans_SL 2493. 095-1241451 Loans_CONV 2494. 095-1241967 Loans_SL 2495. 095-1242014 Loans_CONV 2496. 095-1246340 Loans_CONV 2497. 095-1246912 Loans_SL 2498. 095-1247737 Loans_CONV 2499. 095-1249625 Loans_SL 2500. 095-1250033 Loans_SL 2501. 095-1250214 Loans_SL 2502. 095-1250584 Loans_CONV 2503. 095-1251386 Loans_CONV 2504. 095-1252874 Loans_CONV 2505. 095-1254715 Loans_SL 2506. 095-1254721 Loans_SL

case_nbr Default Universe 2507. 095-1255727 Loans_CONV 2508. 095-1259519 Loans_CONV 2509. 095-1259741 Loans_SL 2510. 095-1259808 Loans_SL 2511. 095-1261173 Loans_CONV 2512. 095-1262143 Loans_CONV 2513. 095-1262264 Loans_CONV 2514. 095-1262734 Loans_CONV 2515. 095-1263230 Loans_SL 2516. 095-1268795 Loans_SL 2517. 095-1270067 Loans_CONV 2518. 095-1277558 Loans_SL 2519. 095-1279282 Loans_CONV 2520. 095-1279594 Loans_CONV 2521. 095-1281908 Loans_CONV 2522. 095-1282529 Loans_CONV 2523. 095-1283270 Loans_CONV 2524. 095-1284615 Loans_SL 2525. 095-1285192 Loans_CONV 2526. 095-1286379 Loans_CONV 2527. 095-1288153 Loans_CONV 2528. 095-1289947 Loans_CONV 2529. 095-1290078 Loans_CONV 2530. 095-1290242 Loans_CONV 2531. 095-1290974 Loans_CONV 2532. 095-1291940 Loans_CONV 2533. 095-1295936 Loans_SL 2534. 095-1298824 Loans_CONV 2535. 095-1301266 Loans_SL 2536. 095-1304811 Loans_CONV 2537. 095-1307882 Loans_CONV 2538. 095-1308212 Loans_CONV 2539. 095-1313468 Loans_CONV 2540. 095-1318515 Loans_CONV 2541. 095-1319460 Loans_CONV 2542. 095-1323509 Loans_SL 2543. 095-1325370 Loans_SL 2544. 095-1331114 Loans_CONV case_nbr Default Universe 2545. 095-1332155 Loans_CONV 2546. 095-1332178 Loans_CONV 2547. 095-1335218 Loans_CONV 2548. 095-1336656 Loans_CONV 2549. 095-1337202 Loans_SL 2550. 095-1342181 Loans_SL 2551. 095-1343255 Loans_CONV 2552. 095-1343482 Loans_CONV 2553. 095-1343794 Loans_SL 2554. 095-1348972 Loans_CONV 2555. 095-1360048 Loans_CONV 2556. 095-1360104 Loans_SL 2557. 095-1364289 Loans_CONV 2558. 095-1364368 Loans_SL 2559. 095-1366419 Loans_CONV 2560. 095-1366641 Loans_CONV 2561. 095-1367244 Loans_CONV 2562. 095-1369581 Loans_CONV 2563. 095-1369791 Loans_SL 2564. 095-1371113 Loans_CONV 2565. 095-1372451 Loans_SL 2566. 095-1377020 Loans_CONV 2567. 095-1384310 Loans_CONV 2568. 095-1385634 Loans_CONV 2569. 095-1393456 Loans_SL 2570. 095-1396404 Loans_CONV 2571. 095-1396587 Loans_CONV 2572. 095-1397871 Loans_SL 2573. 095-1398014 Loans_CONV 2574. 095-1400623 Loans_CONV 2575. 095-1401419 Loans_CONV 2576. 095-1401425 Loans_CONV 2577. 095-1402285 Loans_CONV 2578. 095-1405173 Loans_CONV 2579. 095-1418000 Loans_SL 2580. 095-1418437 Loans_CONV 2581. 095-1419750 Loans_SL 2582. 095-1422092 Loans_CONV

case_nbr Default Universe 2583. 095-1423988 Loans_SL 2584. 095-1425598 Loans_SL 2585. 095-1426252 Loans_SL 2586. 095-1427451 Loans_SL 2587. 095-1427967 Loans_CONV 2588. 095-1429049 Loans_CONV 2589. 095-1430257 Loans_SL 2590. 095-1430829 Loans_SL 2591. 095-1431115 Loans_CONV 2592. 095-1431535 Loans_CONV 2593. 095-1437006 Loans_CONV 2594. 095-1448162 Loans_CONV 2595. 095-1448343 Loans_CONV 2596. 095-1449457 Loans_CONV 2597. 095-1451791 Loans_CONV 2598. 095-1457838 Loans_SL 2599. 095-1458022 Loans_CONV 2600. 095-1462164 Loans_SL 2601. 095-1464585 Loans_CONV 2602. 095-1465669 Loans_CONV 2603. 095-1465790 Loans_CONV 2604. 095-1465834 Loans_CONV 2605. 095-1467785 Loans_CONV 2606. 095-1472467 Loans_CONV 2607. 095-1478447 Loans_CONV 2608. 095-1483374 Loans_CONV 2609. 095-1483981 Loans_CONV 2610. 095-1487410 Loans_CONV 2611. 095-1490375 Loans_CONV 2612. 095-1497968 Loans_CONV 2613. 095-1499932 Loans_CONV 2614. 095-1501166 Loans_CONV 2615. 095-1503903 Loans_SL 2616. 095-1504206 Loans_CONV 2617. 095-1511729 Loans_SL 2618. 095-1514074 Loans_CONV 2619. 095-1514261 Loans_SL 2620. 095-1514567 Loans_CONV case_nbr Default Universe 2621. 095-1514970 Loans_CONV 2622. 095-1516437 Loans_CONV 2623. 095-1516988 Loans_CONV 2624. 095-1518486 Loans_CONV 2625. 095-1518517 Loans_CONV 2626. 095-1519281 Loans_CONV 2627. 095-1520250 Loans_CONV 2628. 095-1533514 Loans_CONV 2629. 095-1535363 Loans_CONV 2630. 095-1537030 Loans_CONV 2631. 095-1539047 Loans_CONV 2632. 095-1563574 Loans_CONV 2633. 095-1565053 Loans_CONV 2634. 095-1565500 Loans_CONV 2635. 095-1567212 Loans_CONV 2636. 095-1568303 Loans_CONV 2637. 095-1577544 Loans_CONV 2638. 095-1583982 Loans_CONV 2639. 095-1586806 Loans_CONV 2640. 095-1588395 Loans_CONV 2641. 095-1591762 Loans_CONV 2642. 095-1592223 Loans_CONV 2643. 095-1594473 Loans_CONV 2644. 095-1600552 Loans_CONV 2645. 095-1604531 Loans_CONV 2646. 095-1609017 Loans_CONV 2647. 095-1611707 Loans_CONV 2648. 095-1620200 Loans_CONV 2649. 095-1621581 Loans_CONV 2650. 095-1624825 Loans_CONV 2651. 095-1625294 Loans_CONV 2652. 095-1629629 Loans_CONV 2653. 095-1629693 Loans_CONV 2654. 095-1634510 Loans_CONV 2655. 095-1640102 Loans_CONV 2656. 095-1640472 Loans_CONV 2657. 095-1644655 Loans_CONV 2658. 095-1648998 Loans_CONV

case_nbr Default Universe 2659. 095-1654573 Loans_SL 2660. 095-1682256 Loans_CONV 2661. 095-1685564 Loans_CONV 2662. 095-1688400 Loans_CONV 2663. 095-1696176 Loans_CONV 2664. 095-1696182 Loans_CONV 2665. 095-1700836 Loans_CONV 2666. 095-1707358 Loans_CONV 2667. 095-1708166 Loans_CONV 2668. 095-1708773 Loans_CONV 2669. 095-1712052 Loans_CONV 2670. 095-1715217 Loans_CONV 2671. 095-1723350 Loans_CONV 2672. 095-1726488 Loans_CONV 2673. 095-1726652 Loans_CONV 2674. 095-1735415 Loans_CONV 2675. 095-1736768 Loans_SL 2676. 095-1736801 Loans_CONV 2677. 095-1736830 Loans_CONV 2678. 095-1737792 Loans_CONV 2679. 095-1740989 Loans_CONV 2680. 095-1749393 Loans_CONV 2681. 095-1750826 Loans_CONV 2682. 095-1754630 Loans_CONV 2683. 095-1755960 Loans_CONV 2684. 095-1758871 Loans_CONV 2685. 095-1764174 Loans_CONV 2686. 095-1773935 Loans_CONV 2687. 095-1774658 Loans_CONV 2688. 095-1779836 Loans_CONV 2689. 095-1814871 Loans_SL 2690. 095-1815230 Loans_CONV 2691. 095-1817379 Loans_CONV 2692. 095-1820055 Loans_CONV 2693. 095-1826125 Loans_CONV 2694. 095-1832919 Loans_CONV 2695. 095-1837049 Loans_CONV 2696. 095-1840270 Loans_CONV case_nbr Default Universe 2697. 095-1843803 Loans_CONV 2698. 095-1879396 Loans_CONV 2699. 095-1884741 Loans_CONV 2700. 095-1897348 Loans_CONV 2701. 095-1899378 Loans_CONV 2702. 095-1928308 Loans_CONV 2703. 095-1948094 Loans_CONV 2704. 095-1956968 Loans_CONV 2705. 095-1957021 Loans_CONV 2706. 095-1958742 Loans_CONV 2707. 095-1958788 Loans_CONV 2708. 095-1960904 Loans_CONV 2709. 095-1963266 Loans_CONV 2710. 095-1969196 Loans_CONV 2711. 095-1986556 Loans_CONV 2712. 095-1993875 Loans_CONV 2713. 095-1998163 Loans_CONV 2714. 095-2015456 Loans_CONV 2715. 095-2018895 Loans_CONV 2716. 095-2064798 Loans_CONV 2717. 095-2098450 Loans_CONV 2718. 095-2128184 Loans_CONV 2719. 105-4157330 Loans_SL 2720. 105-4168197 Loans_SL 2721. 105-4376511 Loans_SL 2722. 105-4399768 Loans_CONV 2723. 105-4440984 Loans_SL 2724. 105-4454812 Loans_SL 2725. 105-4457798 Loans_CONV 2726. 105-4469012 Loans_SL 2727. 105-4499877 Loans_SL 2728. 105-4527558 Loans_CONV 2729. 105-4546399 Loans_CONV 2730. 105-4548298 Loans_CONV 2731. 105-4571279 Loans_SL 2732. 105-4573030 Loans_CONV 2733. 105-4581116 Loans_SL 2734. 105-4585929 Loans_CONV

case_nbr Default Universe 2735. 105-4595774 Loans_CONV 2736. 105-4595882 Loans_CONV 2737. 105-4616136 Loans_CONV 2738. 105-4622840 Loans_SL 2739. 105-4638601 Loans_CONV 2740. 105-4645112 Loans_CONV 2741. 105-4646830 Loans_CONV 2742. 105-4652603 Loans_CONV 2743. 105-4654400 Loans_CONV 2744. 105-4691205 Loans_CONV 2745. 105-4696265 Loans_CONV 2746. 105-4698418 Loans_CONV 2747. 105-4701841 Loans_CONV 2748. 105-4717467 Loans_SL 2749. 105-4718780 Loans_SL 2750. 105-4723325 Loans_SL 2751. 105-4734929 Loans_CONV 2752. 105-4737478 Loans_CONV 2753. 105-4743598 Loans_CONV 2754. 105-4750786 Loans_CONV 2755. 105-4757081 Loans_SL 2756. 105-4758665 Loans_SL 2757. 105-4761585 Loans_SL 2758. 105-4766162 Loans_CONV 2759. 105-4766212 Loans_SL 2760. 105-4766468 Loans_SL 2761. 105-4766973 Loans_SL 2762. 105-4771206 Loans_SL 2763. 105-4773105 Loans_CONV 2764. 105-4773186 Loans_CONV 2765. 105-4784108 Loans_SL 2766. 105-4788260 Loans_CONV 2767. 105-4789469 Loans_SL 2768. 105-4791801 Loans_SL 2769. 105-4795493 Loans_SL 2770. 105-4798897 Loans_SL 2771. 105-4803134 Loans_SL 2772. 105-4808370 Loans_SL case_nbr Default Universe 2773. 105-4810112 Loans_CONV 2774. 105-4814665 Loans_SL 2775. 105-4815030 Loans_SL 2776. 105-4824175 Loans_SL 2777. 105-4828040 Loans_CONV 2778. 105-4840642 Loans_SL 2779. 105-4843077 Loans_CONV 2780. 105-4843938 Loans_SL 2781. 105-4850808 Loans_SL 2782. 105-4854579 Loans_SL 2783. 105-4856540 Loans_SL 2784. 105-4858281 Loans_SL 2785. 105-4858360 Loans_CONV 2786. 105-4859264 Loans_CONV 2787. 105-4861239 Loans_SL 2788. 105-4866400 Loans_CONV 2789. 105-4868004 Loans_SL 2790. 105-4868220 Loans_SL 2791. 105-4868424 Loans_SL 2792. 105-4869153 Loans_SL 2793. 105-4869372 Loans_SL 2794. 105-4870781 Loans_SL 2795. 105-4878467 Loans_SL 2796. 105-4883228 Loans_CONV 2797. 105-4884150 Loans_SL 2798. 105-4888327 Loans_SL 2799. 105-4892531 Loans_SL 2800. 105-4893884 Loans_SL 2801. 105-4893940 Loans_SL 2802. 105-4895652 Loans_CONV 2803. 105-4896454 Loans_SL 2804. 105-4898216 Loans_SL 2805. 105-4898330 Loans_CONV 2806. 105-4900825 Loans_CONV 2807. 105-4901922 Loans_SL 2808. 105-4908234 Loans_CONV 2809. 105-4908523 Loans_CONV 2810. 105-4911285 Loans_CONV

case_nbr Default Universe 2811. 105-4915655 Loans_CONV 2812. 105-4919129 Loans_SL 2813. 105-4923890 Loans_CONV 2814. 105-4926822 Loans_SL 2815. 105-4927148 Loans_CONV 2816. 105-4931113 Loans_CONV 2817. 105-4932971 Loans_CONV 2818. 105-4934126 Loans_CONV 2819. 105-4935007 Loans_SL 2820. 105-4935655 Loans_SL 2821. 105-4937180 Loans_CONV 2822. 105-4940088 Loans_CONV 2823. 105-4941337 Loans_CONV 2824. 105-4943084 Loans_SL 2825. 105-4944832 Loans_SL 2826. 105-4945578 Loans_CONV 2827. 105-4948131 Loans_SL 2828. 105-4960569 Loans_CONV 2829. 105-4964061 Loans_SL 2830. 105-4967941 Loans_SL 2831. 105-4968585 Loans_SL 2832. 105-4972804 Loans_SL 2833. 105-4986911 Loans_CONV 2834. 105-4988760 Loans_CONV 2835. 105-4989635 Loans_CONV 2836. 105-5007453 Loans_SL 2837. 105-5015574 Loans_CONV 2838. 105-5018512 Loans_SL 2839. 105-5022114 Loans_CONV 2840. 105-5033838 Loans_CONV 2841. 105-5035477 Loans_SL 2842. 105-5047866 Loans_SL 2843. 105-5048073 Loans_SL 2844. 105-5053595 Loans_CONV 2845. 105-5058087 Loans_CONV 2846. 105-5066366 Loans_CONV 2847. 105-5069225 Loans_CONV 2848. 105-5073207 Loans_CONV case_nbr Default Universe 2849. 105-5075170 Loans_SL 2850. 105-5080056 Loans_CONV 2851. 105-5081147 Loans_CONV 2852. 105-5081334 Loans_CONV 2853. 105-5085450 Loans_SL 2854. 105-5087060 Loans_SL 2855. 105-5088933 Loans_CONV 2856. 105-5092582 Loans_SL 2857. 105-5092684 Loans_CONV 2858. 105-5095849 Loans_SL 2859. 105-5096368 Loans_CONV 2860. 105-5099886 Loans_CONV 2861. 105-5101185 Loans_SL 2862. 105-5102349 Loans_CONV 2863. 105-5102962 Loans_CONV 2864. 105-5112737 Loans_CONV 2865. 105-5120806 Loans_CONV 2866. 105-5124531 Loans_SL 2867. 105-5136791 Loans_CONV 2868. 105-5140665 Loans_SL 2869. 105-5141893 Loans_CONV 2870. 105-5148101 Loans_CONV 2871. 105-5151940 Loans_SL 2872. 105-5154504 Loans_CONV 2873. 105-5157654 Loans_CONV 2874. 105-5162228 Loans_CONV 2875. 105-5168424 Loans_CONV 2876. 105-5169652 Loans_CONV 2877. 105-5173549 Loans_SL 2878. 105-5177203 Loans_SL 2879. 105-5183365 Loans_SL 2880. 105-5186230 Loans_CONV 2881. 105-5193181 Loans_SL 2882. 105-5195856 Loans_SL 2883. 105-5200667 Loans_SL 2884. 105-5202406 Loans_SL 2885. 105-5202680 Loans_CONV 2886. 105-5205591 Loans_SL

case_nbr Default Universe 2887. 105-5210165 Loans_SL 2888. 105-5214036 Loans_SL 2889. 105-5214042 Loans_CONV 2890. 105-5216102 Loans_SL 2891. 105-5219266 Loans_CONV 2892. 105-5220314 Loans_CONV 2893. 105-5220967 Loans_CONV 2894. 105-5226822 Loans_SL 2895. 105-5228800 Loans_CONV 2896. 105-5234234 Loans_SL 2897. 105-5234893 Loans_CONV 2898. 105-5235059 Loans_SL 2899. 105-5238916 Loans_SL 2900. 105-5241501 Loans_CONV 2901. 105-5244600 Loans_CONV 2902. 105-5244890 Loans_CONV 2903. 105-5246153 Loans_SL 2904. 105-5250214 Loans_SL 2905. 105-5254991 Loans_SL 2906. 105-5259633 Loans_SL 2907. 105-5262996 Loans_CONV 2908. 105-5263474 Loans_CONV 2909. 105-5263819 Loans_SL 2910. 105-5264610 Loans_CONV 2911. 105-5265260 Loans_CONV 2912. 105-5265514 Loans_CONV 2913. 105-5266430 Loans_CONV 2914. 105-5268280 Loans_SL 2915. 105-5273868 Loans_CONV 2916. 105-5279043 Loans_CONV 2917. 105-5279723 Loans_CONV 2918. 105-5285294 Loans_CONV 2919. 105-5285498 Loans_SL 2920. 105-5286765 Loans_SL 2921. 105-5300175 Loans_SL 2922. 105-5304414 Loans_CONV 2923. 105-5304717 Loans_CONV 2924. 105-5332190 Loans_CONV case_nbr Default Universe 2925. 105-5335116 Loans_CONV 2926. 105-5335405 Loans_CONV 2927. 105-5336192 Loans_SL 2928. 105-5337406 Loans_SL 2929. 105-5338214 Loans_CONV 2930. 105-5340860 Loans_CONV 2931. 105-5346703 Loans_CONV 2932. 105-5350136 Loans_CONV 2933. 105-5350585 Loans_CONV 2934. 105-5351811 Loans_SL 2935. 105-5352898 Loans_CONV 2936. 105-5355179 Loans_CONV 2937. 105-5356247 Loans_CONV 2938. 105-5359981 Loans_SL 2939. 105-5360524 Loans_SL 2940. 105-5364027 Loans_CONV 2941. 105-5364663 Loans_CONV 2942. 105-5364742 Loans_CONV 2943. 105-5365045 Loans_CONV 2944. 105-5365261 Loans_CONV 2945. 105-5366113 Loans_CONV 2946. 105-5373688 Loans_CONV 2947. 105-5384718 Loans_SL 2948. 105-5385462 Loans_CONV 2949. 105-5386675 Loans_CONV 2950. 105-5391760 Loans_CONV 2951. 105-5395523 Loans_CONV 2952. 105-5416340 Loans_SL 2953. 105-5419671 Loans_SL 2954. 105-5422687 Loans_SL 2955. 105-5430313 Loans_CONV 2956. 105-5432241 Loans_CONV 2957. 105-5437232 Loans_CONV 2958. 105-5441316 Loans_CONV 2959. 105-5447695 Loans_CONV 2960. 105-5452275 Loans_CONV 2961. 105-5454979 Loans_CONV 2962. 105-5461603 Loans_CONV

case_nbr Default Universe 2963. 105-5462368 Loans_CONV 2964. 105-5468774 Loans_CONV 2965. 105-5478214 Loans_CONV 2966. 105-5490300 Loans_CONV 2967. 105-5490720 Loans_CONV 2968. 105-5492280 Loans_CONV 2969. 105-5492318 Loans_CONV 2970. 105-5498832 Loans_SL 2971. 105-5507169 Loans_CONV 2972. 105-5509000 Loans_CONV 2973. 105-5513663 Loans_CONV 2974. 105-5525582 Loans_CONV 2975. 105-5526428 Loans_CONV 2976. 105-5529187 Loans_CONV 2977. 105-5540328 Loans_SL 2978. 105-5552326 Loans_CONV 2979. 105-5552571 Loans_CONV 2980. 105-5558102 Loans_CONV 2981. 105-5586365 Loans_CONV 2982. 105-5586444 Loans_SL 2983. 105-5595758 Loans_CONV 2984. 105-5597549 Loans_CONV 2985. 105-5598386 Loans_CONV 2986. 105-5601186 Loans_CONV 2987. 105-5601325 Loans_CONV 2988. 105-5605595 Loans_CONV 2989. 105-5617830 Loans_CONV 2990. 105-5619145 Loans_CONV 2991. 105-5637053 Loans_CONV 2992. 105-5648079 Loans_CONV 2993. 105-5648981 Loans_CONV 2994. 105-5653135 Loans_SL 2995. 105-5665206 Loans_CONV 2996. 105-5673341 Loans_CONV 2997. 105-5673543 Loans_CONV 2998. 105-5676880 Loans_CONV 2999. 105-5679342 Loans_CONV 3000. 105-5681658 Loans_CONV case_nbr Default Universe 3001. 105-5685650 Loans_CONV 3002. 105-5691264 Loans_CONV 3003. 105-5699875 Loans_CONV 3004. 105-5711250 Loans_CONV 3005. 105-5727795 Loans_CONV 3006. 105-5731941 Loans_CONV 3007. 105-5734172 Loans_CONV 3008. 105-5738174 Loans_CONV 3009. 105-5746939 Loans_CONV 3010. 105-5755852 Loans_CONV 3011. 105-5760301 Loans_CONV 3012. 105-5762325 Loans_CONV 3013. 105-5765084 Loans_CONV 3014. 105-5773118 Loans_CONV 3015. 105-5775364 Loans_SL 3016. 105-5776744 Loans_CONV 3017. 105-5780863 Loans_CONV 3018. 105-5783281 Loans_CONV 3019. 105-5783354 Loans_CONV 3020. 105-5784054 Loans_CONV 3021. 105-5788726 Loans_CONV 3022. 105-5796971 Loans_SL 3023. 105-5798762 Loans_CONV 3024. 105-5813882 Loans_CONV 3025. 105-5816525 Loans_CONV 3026. 105-5818401 Loans_CONV 3027. 105-5824596 Loans_CONV 3028. 105-5828275 Loans_SL 3029. 105-5829071 Loans_CONV 3030. 105-5833184 Loans_SL 3031. 105-5871436 Loans_SL 3032. 105-5897200 Loans_CONV 3033. 105-5898002 Loans_CONV 3034. 105-5911246 Loans_CONV 3035. 105-5916106 Loans_SL 3036. 105-5916141 Loans_CONV 3037. 105-5924551 Loans_CONV 3038. 105-5935729 Loans_CONV

case_nbr Default Universe 3039. 105-5952149 Loans_CONV 3040. 105-5956951 Loans_CONV 3041. 105-5959080 Loans_CONV 3042. 105-5965171 Loans_CONV 3043. 105-5967087 Loans_SL 3044. 105-5969643 Loans_CONV 3045. 105-6001180 Loans_CONV 3046. 105-6011289 Loans_CONV 3047. 105-6042842 Loans_CONV 3048. 105-6061602 Loans_CONV 3049. 105-6066992 Loans_SL 3050. 105-6068567 Loans_CONV 3051. 105-6113918 Loans_CONV 3052. 105-6139640 Loans_CONV 3053. 105-6157621 Loans_SL 3054. 105-6169410 Loans_CONV 3055. 105-6186888 Loans_SL 3056. 105-6222509 Loans_SL 3057. 105-6227745 Loans_SL 3058. 105-6229384 Loans_CONV 3059. 105-6265562 Loans_CONV 3060. 105-6289286 Loans_CONV 3061. 105-6295223 Loans_SL 3062. 105-6297299 Loans_CONV 3063. 105-6342079 Loans_CONV 3064. 105-6369008 Loans_CONV 3065. 105-6415335 Loans_CONV 3066. 105-6459908 Loans_CONV 3067. 105-6473856 Loans_CONV 3068. 105-6499928 Loans_CONV 3069. 105-6504050 Loans_SL 3070. 105-6525327 Loans_CONV 3071. 105-6526295 Loans_SL 3072. 105-6527777 Loans_CONV 3073. 105-6555341 Loans_CONV 3074. 105-6558094 Loans_CONV 3075. 111-1346636 Loans_SL 3076. 111-1366551 Loans_CONV case_nbr Default Universe 3077. 111-1377242 Loans_SL 3078. 111-1381066 Loans_CONV 3079. 111-1387669 Loans_CONV 3080. 111-1398525 Loans_SL 3081. 111-1404716 Loans_CONV 3082. 121-2617094 Loans_SL 3083. 121-2620292 Loans_SL 3084. 121-2634784 Loans_CONV 3085. 121-2658115 Loans_CONV 3086. 121-2658354 Loans_SL 3087. 121-2664343 Loans_CONV 3088. 121-2664603 Loans_CONV 3089. 121-2686513 Loans_SL 3090. 121-2698636 Loans_SL 3091. 121-2713271 Loans_CONV 3092. 121-2715599 Loans_CONV 3093. 121-2720337 Loans_CONV 3094. 121-2728195 Loans_CONV 3095. 121-2744009 Loans_CONV 3096. 121-2748994 Loans_SL 3097. 121-2749750 Loans_SL 3098. 121-2792135 Loans_CONV 3099. 121-2794880 Loans_CONV 3100. 121-2807448 Loans_SL 3101. 121-2815872 Loans_CONV 3102. 121-2821803 Loans_CONV 3103. 121-2825358 Loans_CONV 3104. 121-2855422 Loans_SL 3105. 121-2862315 Loans_SL 3106. 121-2871789 Loans_SL 3107. 121-2873846 Loans_CONV 3108. 121-2932661 Loans_CONV 3109. 121-2935701 Loans_SL 3110. 132-2200743 Loans_SL 3111. 132-2239846 Loans_CONV 3112. 132-2244297 Loans_CONV 3113. 132-2248122 Loans_CONV 3114. 132-2271149 Loans_SL

case_nbr Default Universe 3115. 132-2272446 Loans_SL 3116. 132-2283459 Loans_CONV 3117. 132-2283567 Loans_CONV 3118. 132-2284159 Loans_CONV 3119. 132-2284352 Loans_SL 3120. 132-2285545 Loans_SL 3121. 132-2287444 Loans_SL 3122. 132-2290204 Loans_CONV 3123. 132-2293949 Loans_SL 3124. 132-2294060 Loans_SL 3125. 132-2294921 Loans_CONV 3126. 132-2296916 Loans_SL 3127. 132-2297487 Loans_SL 3128. 132-2298141 Loans_SL 3129. 132-2300330 Loans_CONV 3130. 132-2304303 Loans_CONV 3131. 132-2304752 Loans_SL 3132. 132-2306458 Loans_SL 3133. 132-2308249 Loans_CONV 3134. 132-2318269 Loans_SL 3135. 132-2319179 Loans_SL 3136. 132-2319293 Loans_CONV 3137. 132-2325014 Loans_SL 3138. 132-2327298 Loans_CONV 3139. 132-2354214 Loans_CONV 3140. 132-2354517 Loans_CONV 3141. 132-2355941 Loans_SL 3142. 132-2360488 Loans_CONV 3143. 132-2366439 Loans_SL 3144. 132-2369379 Loans_CONV 3145. 132-2372201 Loans_CONV 3146. 132-2372673 Loans_CONV 3147. 132-2375374 Loans_SL 3148. 132-2383601 Loans_SL 3149. 132-2391059 Loans_CONV 3150. 132-2402979 Loans_CONV 3151. 132-2414750 Loans_SL 3152. 132-2415937 Loans_SL case_nbr Default Universe 3153. 132-2425986 Loans_CONV 3154. 132-2439405 Loans_CONV 3155. 132-2447590 Loans_CONV 3156. 132-2455971 Loans_CONV 3157. 132-2457119 Loans_CONV 3158. 132-2461461 Loans_CONV 3159. 132-2464162 Loans_CONV 3160. 132-2472543 Loans_CONV 3161. 132-2478989 Loans_CONV 3162. 132-2480562 Loans_CONV 3163. 132-2481653 Loans_CONV 3164. 132-2484587 Loans_CONV 3165. 132-2484853 Loans_CONV 3166. 132-2489578 Loans_CONV 3167. 132-2491667 Loans_CONV 3168. 132-2495379 Loans_CONV 3169. 132-2497443 Loans_CONV 3170. 132-2503844 Loans_CONV 3171. 132-2508327 Loans_CONV 3172. 132-2530130 Loans_CONV 3173. 132-2532387 Loans_SL 3174. 132-2537072 Loans_CONV 3175. 132-2541355 Loans_CONV 3176. 132-2544730 Loans_CONV 3177. 132-2546719 Loans_CONV 3178. 132-2546810 Loans_CONV 3179. 132-2548834 Loans_CONV 3180. 132-2557705 Loans_CONV 3181. 132-2572698 Loans_CONV 3182. 132-2578786 Loans_SL 3183. 132-2587998 Loans_CONV 3184. 132-2595726 Loans_CONV 3185. 132-2597149 Loans_CONV 3186. 132-2643289 Loans_SL 3187. 132-2643723 Loans_CONV 3188. 132-2644407 Loans_CONV 3189. 132-2650244 Loans_CONV 3190. 137-4072009 Loans_SL

case_nbr Default Universe 3191. 137-4116752 Loans_CONV 3192. 137-4133750 Loans_SL 3193. 137-4282644 Loans_CONV 3194. 137-4306763 Loans_CONV 3195. 137-4425649 Loans_CONV 3196. 137-4499057 Loans_SL 3197. 137-4508924 Loans_CONV 3198. 137-4511707 Loans_SL 3199. 137-4544270 Loans_SL 3200. 137-4552753 Loans_SL 3201. 137-4563365 Loans_SL 3202. 137-4579569 Loans_SL 3203. 137-4619508 Loans_SL 3204. 137-4623061 Loans_SL 3205. 137-4631912 Loans_SL 3206. 137-4641491 Loans_SL 3207. 137-4644015 Loans_SL 3208. 137-4671260 Loans_CONV 3209. 137-4676108 Loans_SL 3210. 137-4679439 Loans_SL 3211. 137-4681977 Loans_SL 3212. 137-4694255 Loans_SL 3213. 137-4709206 Loans_SL 3214. 137-4711353 Loans_SL 3215. 137-4714894 Loans_SL 3216. 137-4719097 Loans_SL 3217. 137-4728184 Loans_CONV 3218. 137-4733660 Loans_CONV 3219. 137-4734830 Loans_SL 3220. 137-4738009 Loans_SL 3221. 137-4773420 Loans_SL 3222. 137-4774490 Loans_CONV 3223. 137-4784242 Loans_SL 3224. 137-4809649 Loans_CONV 3225. 137-4813405 Loans_SL 3226. 137-4815138 Loans_SL 3227. 137-4816788 Loans_SL 3228. 137-4833416 Loans_SL case_nbr Default Universe 3229. 137-4838147 Loans_SL 3230. 137-4841304 Loans_SL 3231. 137-4844028 Loans_SL 3232. 137-4845420 Loans_CONV 3233. 137-4852920 Loans_SL 3234. 137-4853013 Loans_SL 3235. 137-4855979 Loans_CONV 3236. 137-4863640 Loans_SL 3237. 137-4868631 Loans_SL 3238. 137-4875264 Loans_SL 3239. 137-4875468 Loans_SL 3240. 137-4875734 Loans_SL 3241. 137-4881180 Loans_SL 3242. 137-4881781 Loans_CONV 3243. 137-4883826 Loans_CONV 3244. 137-4885007 Loans_SL 3245. 137-4886215 Loans_SL 3246. 137-4887597 Loans_SL 3247. 137-4888688 Loans_SL 3248. 137-4890363 Loans_SL 3249. 137-4890754 Loans_SL 3250. 137-4891063 Loans_CONV 3251. 137-4892160 Loans_SL 3252. 137-4892778 Loans_SL 3253. 137-4895949 Loans_SL 3254. 137-4896206 Loans_SL 3255. 137-4899514 Loans_CONV 3256. 137-4901873 Loans_SL 3257. 137-4902297 Loans_SL 3258. 137-4902399 Loans_SL 3259. 137-4910497 Loans_SL 3260. 137-4911072 Loans_SL 3261. 137-4912525 Loans_CONV 3262. 137-4914295 Loans_CONV 3263. 137-4916720 Loans_SL 3264. 137-4917023 Loans_SL 3265. 137-4917922 Loans_SL 3266. 137-4917971 Loans_SL

case_nbr Default Universe 3267. 137-4918006 Loans_SL 3268. 137-4918189 Loans_SL 3269. 137-4919292 Loans_CONV 3270. 137-4921086 Loans_SL 3271. 137-4921317 Loans_SL 3272. 137-4921591 Loans_CONV 3273. 137-4922191 Loans_SL 3274. 137-4924937 Loans_SL 3275. 137-4926258 Loans_SL 3276. 137-4926553 Loans_SL 3277. 137-4930608 Loans_SL 3278. 137-4931967 Loans_CONV 3279. 137-4933685 Loans_SL 3280. 137-4935164 Loans_SL 3281. 137-4935220 Loans_SL 3282. 137-4935256 Loans_SL 3283. 137-4935351 Loans_SL 3284. 137-4935657 Loans_SL 3285. 137-4939297 Loans_CONV 3286. 137-4939902 Loans_SL 3287. 137-4943017 Loans_SL 3288. 137-4943233 Loans_SL 3289. 137-4943545 Loans_SL 3290. 137-4944280 Loans_SL 3291. 137-4944744 Loans_SL 3292. 137-4947416 Loans_SL 3293. 137-4947553 Loans_SL 3294. 137-4947626 Loans_SL 3295. 137-4947740 Loans_SL 3296. 137-4948263 Loans_SL 3297. 137-4948299 Loans_SL 3298. 137-4949090 Loans_CONV 3299. 137-4949909 Loans_CONV 3300. 137-4951196 Loans_SL 3301. 137-4951410 Loans_SL 3302. 137-4952241 Loans_SL 3303. 137-4953717 Loans_CONV 3304. 137-4953825 Loans_CONV case_nbr Default Universe 3305. 137-4954642 Loans_CONV 3306. 137-4955651 Loans_SL 3307. 137-4955782 Loans_SL 3308. 137-4956004 Loans_SL 3309. 137-4957261 Loans_SL 3310. 137-4957702 Loans_CONV 3311. 137-4958504 Loans_SL 3312. 137-4961214 Loans_SL 3313. 137-4962698 Loans_CONV 3314. 137-4963171 Loans_SL 3315. 137-4963658 Loans_SL 3316. 137-4964551 Loans_SL 3317. 137-4964805 Loans_SL 3318. 137-4965208 Loans_SL 3319. 137-4967722 Loans_SL 3320. 137-4969609 Loans_SL 3321. 137-4973582 Loans_SL 3322. 137-4980633 Loans_CONV 3323. 137-4982549 Loans_SL 3324. 137-4982809 Loans_SL 3325. 137-4982900 Loans_SL 3326. 137-4986505 Loans_CONV 3327. 137-4986511 Loans_SL 3328. 137-4986671 Loans_SL 3329. 137-4986750 Loans_SL 3330. 137-4987184 Loans_SL 3331. 137-4988780 Loans_SL 3332. 137-4989661 Loans_CONV 3333. 137-4991623 Loans_CONV 3334. 137-4993360 Loans_CONV 3335. 137-4995054 Loans_SL 3336. 137-4996519 Loans_SL 3337. 137-4998430 Loans_CONV 3338. 137-5000321 Loans_CONV 3339. 137-5002085 Loans_SL 3340. 137-5002605 Loans_SL 3341. 137-5003232 Loans_SL 3342. 137-5003635 Loans_SL

case_nbr Default Universe 3343. 137-5003879 Loans_SL 3344. 137-5007806 Loans_SL 3345. 137-5008173 Loans_SL 3346. 137-5010098 Loans_CONV 3347. 137-5011324 Loans_SL 3348. 137-5015644 Loans_CONV 3349. 137-5016078 Loans_SL 3350. 137-5016140 Loans_SL 3351. 137-5017096 Loans_SL 3352. 137-5019964 Loans_SL 3353. 137-5020326 Loans_SL 3354. 137-5024993 Loans_SL 3355. 137-5027902 Loans_SL 3356. 137-5032540 Loans_SL 3357. 137-5032875 Loans_SL 3358. 137-5035909 Loans_CONV 3359. 137-5036168 Loans_SL 3360. 137-5040142 Loans_SL 3361. 137-5040984 Loans_SL 3362. 137-5041667 Loans_SL 3363. 137-5041854 Loans_SL 3364. 137-5047840 Loans_SL 3365. 137-5048029 Loans_SL 3366. 137-5050074 Loans_SL 3367. 137-5051795 Loans_SL 3368. 137-5052516 Loans_SL 3369. 137-5053172 Loans_SL 3370. 137-5055252 Loans_CONV 3371. 137-5055876 Loans_SL 3372. 137-5056909 Loans_SL 3373. 137-5057831 Loans_CONV 3374. 137-5060666 Loans_SL 3375. 137-5065193 Loans_SL 3376. 137-5065243 Loans_SL 3377. 137-5065516 Loans_SL 3378. 137-5067897 Loans_SL 3379. 137-5068443 Loans_CONV 3380. 137-5069093 Loans_CONV case_nbr Default Universe 3381. 137-5073046 Loans_CONV 3382. 137-5073647 Loans_CONV 3383. 137-5075914 Loans_CONV 3384. 137-5076587 Loans_CONV 3385. 137-5076774 Loans_SL 3386. 137-5077553 Loans_CONV 3387. 137-5078615 Loans_CONV 3388. 137-5080421 Loans_SL 3389. 137-5082530 Loans_SL 3390. 137-5086208 Loans_SL 3391. 137-5087790 Loans_SL 3392. 137-5091931 Loans_CONV 3393. 137-5094942 Loans_CONV 3394. 137-5097955 Loans_SL 3395. 137-5098422 Loans_SL 3396. 137-5098757 Loans_SL 3397. 137-5101039 Loans_CONV 3398. 137-5103148 Loans_SL 3399. 137-5103805 Loans_SL 3400. 137-5105178 Loans_SL 3401. 137-5106088 Loans_CONV 3402. 137-5106990 Loans_SL 3403. 137-5111217 Loans_SL 3404. 137-5119682 Loans_SL 3405. 137-5119959 Loans_SL 3406. 137-5122357 Loans_SL 3407. 137-5122386 Loans_CONV 3408. 137-5123289 Loans_CONV 3409. 137-5125983 Loans_CONV 3410. 137-5129588 Loans_CONV 3411. 137-5130239 Loans_SL 3412. 137-5138935 Loans_SL 3413. 137-5139346 Loans_SL 3414. 137-5140592 Loans_CONV 3415. 137-5144107 Loans_CONV 3416. 137-5149060 Loans_CONV 3417. 137-5149921 Loans_SL 3418. 137-5151534 Loans_SL

case_nbr Default Universe 3419. 137-5153462 Loans_SL 3420. 137-5159328 Loans_SL 3421. 137-5160825 Loans_CONV 3422. 137-5161084 Loans_SL 3423. 137-5161207 Loans_CONV 3424. 137-5161469 Loans_CONV 3425. 137-5162668 Loans_SL 3426. 137-5164777 Loans_SL 3427. 137-5166522 Loans_SL 3428. 137-5173710 Loans_SL 3429. 137-5174903 Loans_SL 3430. 137-5176673 Loans_SL 3431. 137-5176956 Loans_SL 3432. 137-5177417 Loans_SL 3433. 137-5179628 Loans_CONV 3434. 137-5182078 Loans_SL 3435. 137-5182396 Loans_SL 3436. 137-5184208 Loans_SL 3437. 137-5185413 Loans_SL 3438. 137-5186483 Loans_CONV 3439. 137-5188511 Loans_SL 3440. 137-5193694 Loans_SL 3441. 137-5197854 Loans_SL 3442. 137-5200375 Loans_SL 3443. 137-5202012 Loans_SL 3444. 137-5202478 Loans_SL 3445. 137-5207764 Loans_SL 3446. 137-5207859 Loans_CONV 3447. 137-5209112 Loans_CONV 3448. 137-5209765 Loans_SL 3449. 137-5210270 Loans_CONV 3450. 137-5211775 Loans_SL 3451. 137-5219569 Loans_CONV 3452. 137-5220305 Loans_SL 3453. 137-5221398 Loans_SL 3454. 137-5222647 Loans_CONV 3455. 137-5226212 Loans_CONV 3456. 137-5229493 Loans_SL case_nbr Default Universe 3457. 137-5236357 Loans_CONV 3458. 137-5237766 Loans_CONV 3459. 137-5241681 Loans_SL 3460. 137-5244898 Loans_SL 3461. 137-5245342 Loans_SL 3462. 137-5249939 Loans_CONV 3463. 137-5251354 Loans_SL 3464. 137-5252270 Loans_CONV 3465. 137-5255123 Loans_SL 3466. 137-5259387 Loans_SL 3467. 137-5263641 Loans_SL 3468. 137-5264204 Loans_SL 3469. 137-5268626 Loans_CONV 3470. 137-5268865 Loans_CONV 3471. 137-5271537 Loans_CONV 3472. 137-5273179 Loans_CONV 3473. 137-5278465 Loans_SL 3474. 137-5279822 Loans_SL 3475. 137-5280662 Loans_CONV 3476. 137-5284375 Loans_SL 3477. 137-5286201 Loans_SL 3478. 137-5287388 Loans_SL 3479. 137-5288042 Loans_SL 3480. 137-5293899 Loans_SL 3481. 137-5294582 Loans_CONV 3482. 137-5297622 Loans_SL 3483. 137-5297928 Loans_SL 3484. 137-5300796 Loans_SL 3485. 137-5305186 Loans_CONV 3486. 137-5308153 Loans_SL 3487. 137-5308856 Loans_CONV 3488. 137-5309720 Loans_CONV 3489. 137-5311849 Loans_SL 3490. 137-5314005 Loans_SL 3491. 137-5319996 Loans_SL 3492. 137-5320507 Loans_SL 3493. 137-5321511 Loans_SL 3494. 137-5324439 Loans_CONV

case_nbr Default Universe 3495. 137-5326315 Loans_SL 3496. 137-5327225 Loans_SL 3497. 137-5328675 Loans_SL 3498. 137-5329199 Loans_CONV 3499. 137-5329623 Loans_CONV 3500. 137-5331163 Loans_CONV 3501. 137-5338914 Loans_CONV 3502. 137-5340947 Loans_SL 3503. 137-5349004 Loans_SL 3504. 137-5350813 Loans_SL 3505. 137-5352271 Loans_CONV 3506. 137-5352446 Loans_CONV 3507. 137-5352591 Loans_SL 3508. 137-5355804 Loans_SL 3509. 137-5366678 Loans_CONV 3510. 137-5370298 Loans_CONV 3511. 137-5374277 Loans_SL 3512. 137-5376199 Loans_SL 3513. 137-5376885 Loans_SL 3514. 137-5378663 Loans_SL 3515. 137-5380692 Loans_SL 3516. 137-5382159 Loans_SL 3517. 137-5393700 Loans_CONV 3518. 137-5397357 Loans_CONV 3519. 137-5398999 Loans_CONV 3520. 137-5402072 Loans_SL 3521. 137-5402933 Loans_SL 3522. 137-5407063 Loans_SL 3523. 137-5411226 Loans_CONV 3524. 137-5414152 Loans_CONV 3525. 137-5414563 Loans_CONV 3526. 137-5417416 Loans_SL 3527. 137-5420581 Loans_SL 3528. 137-5423378 Loans_SL 3529. 137-5424140 Loans_SL 3530. 137-5424417 Loans_SL 3531. 137-5428477 Loans_SL 3532. 137-5431004 Loans_CONV case_nbr Default Universe 3533. 137-5431170 Loans_SL 3534. 137-5432392 Loans_CONV 3535. 137-5432494 Loans_SL 3536. 137-5441806 Loans_SL 3537. 137-5442065 Loans_CONV 3538. 137-5442716 Loans_SL 3539. 137-5442801 Loans_SL 3540. 137-5443206 Loans_CONV 3541. 137-5444434 Loans_CONV 3542. 137-5451379 Loans_SL 3543. 137-5456114 Loans_CONV 3544. 137-5458448 Loans_SL 3545. 137-5461659 Loans_SL 3546. 137-5467254 Loans_SL 3547. 137-5468722 Loans_SL 3548. 137-5470201 Loans_SL 3549. 137-5473923 Loans_SL 3550. 137-5476262 Loans_SL 3551. 137-5480238 Loans_SL 3552. 137-5480924 Loans_CONV 3553. 137-5482665 Loans_SL 3554. 137-5486095 Loans_SL 3555. 137-5492174 Loans_SL 3556. 137-5495311 Loans_CONV 3557. 137-5500072 Loans_CONV 3558. 137-5501595 Loans_CONV 3559. 137-5503085 Loans_CONV 3560. 137-5503759 Loans_CONV 3561. 137-5505092 Loans_CONV 3562. 137-5510714 Loans_CONV 3563. 137-5514167 Loans_SL 3564. 137-5522265 Loans_CONV 3565. 137-5534018 Loans_CONV 3566. 137-5534581 Loans_CONV 3567. 137-5536711 Loans_CONV 3568. 137-5540377 Loans_SL 3569. 137-5543889 Loans_SL 3570. 137-5546101 Loans_CONV

case_nbr Default Universe 3571. 137-5550765 Loans_CONV 3572. 137-5550900 Loans_CONV 3573. 137-5561824 Loans_CONV 3574. 137-5569046 Loans_CONV 3575. 137-5569676 Loans_CONV 3576. 137-5570674 Loans_SL 3577. 137-5572210 Loans_CONV 3578. 137-5576914 Loans_CONV 3579. 137-5582144 Loans_CONV 3580. 137-5584316 Loans_CONV 3581. 137-5587424 Loans_CONV 3582. 137-5589510 Loans_CONV 3583. 137-5589641 Loans_SL 3584. 137-5594402 Loans_SL 3585. 137-5596875 Loans_CONV 3586. 137-5600038 Loans_CONV 3587. 137-5605369 Loans_CONV 3588. 137-5612558 Loans_CONV 3589. 137-5618328 Loans_SL 3590. 137-5626093 Loans_CONV 3591. 137-5629996 Loans_CONV 3592. 137-5636078 Loans_SL 3593. 137-5639124 Loans_CONV 3594. 137-5640877 Loans_CONV 3595. 137-5654071 Loans_SL 3596. 137-5662939 Loans_CONV 3597. 137-5672262 Loans_CONV 3598. 137-5674365 Loans_SL 3599. 137-5675654 Loans_CONV 3600. 137-5676565 Loans_CONV 3601. 137-5680013 Loans_CONV 3602. 137-5686278 Loans_CONV 3603. 137-5693387 Loans_CONV 3604. 137-5693495 Loans_CONV 3605. 137-5697821 Loans_CONV 3606. 137-5703382 Loans_CONV 3607. 137-5713192 Loans_CONV 3608. 137-5716862 Loans_CONV case_nbr Default Universe 3609. 137-5717822 Loans_SL 3610. 137-5718312 Loans_CONV 3611. 137-5724484 Loans_CONV 3612. 137-5724659 Loans_CONV 3613. 137-5729498 Loans_CONV 3614. 137-5732185 Loans_CONV 3615. 137-5734134 Loans_CONV 3616. 137-5735198 Loans_CONV 3617. 137-5735680 Loans_CONV 3618. 137-5735855 Loans_CONV 3619. 137-5735911 Loans_CONV 3620. 137-5736447 Loans_CONV 3621. 137-5736590 Loans_CONV 3622. 137-5737074 Loans_CONV 3623. 137-5744618 Loans_CONV 3624. 137-5745093 Loans_CONV 3625. 137-5749615 Loans_CONV 3626. 137-5751966 Loans_CONV 3627. 137-5754667 Loans_CONV 3628. 137-5756832 Loans_CONV 3629. 137-5765472 Loans_CONV 3630. 137-5766563 Loans_CONV 3631. 137-5773196 Loans_SL 3632. 137-5777412 Loans_CONV 3633. 137-5781157 Loans_CONV 3634. 137-5785296 Loans_CONV 3635. 137-5785460 Loans_CONV 3636. 137-5792931 Loans_CONV 3637. 137-5798175 Loans_CONV 3638. 137-5798543 Loans_CONV 3639. 137-5800699 Loans_CONV 3640. 137-5804497 Loans_CONV 3641. 137-5806213 Loans_CONV 3642. 137-5808243 Loans_CONV 3643. 137-5810145 Loans_SL 3644. 137-5812009 Loans_CONV 3645. 137-5812701 Loans_SL 3646. 137-5816732 Loans_CONV

case_nbr Default Universe 3647. 137-5819331 Loans_CONV 3648. 137-5828248 Loans_CONV 3649. 137-5829844 Loans_CONV 3650. 137-5833566 Loans_CONV 3651. 137-5835698 Loans_CONV 3652. 137-5836346 Loans_CONV 3653. 137-5842504 Loans_SL 3654. 137-5855129 Loans_CONV 3655. 137-5855724 Loans_CONV 3656. 137-5856544 Loans_CONV 3657. 137-5861022 Loans_SL 3658. 137-5861199 Loans_CONV 3659. 137-5861639 Loans_CONV 3660. 137-5862289 Loans_CONV 3661. 137-5865575 Loans_CONV 3662. 137-5867921 Loans_SL 3663. 137-5877488 Loans_CONV 3664. 137-5883165 Loans_CONV 3665. 137-5890511 Loans_CONV 3666. 137-5891841 Loans_CONV 3667. 137-5893813 Loans_CONV 3668. 137-5894513 Loans_SL 3669. 137-5898182 Loans_CONV 3670. 137-5905152 Loans_CONV 3671. 137-5908250 Loans_CONV 3672. 137-5918599 Loans_CONV 3673. 137-5934510 Loans_CONV 3674. 137-5940516 Loans_CONV 3675. 137-5942943 Loans_CONV 3676. 137-5968458 Loans_SL 3677. 137-5993309 Loans_SL 3678. 137-6014487 Loans_CONV 3679. 137-6014668 Loans_SL 3680. 137-6018312 Loans_SL 3681. 137-6022398 Loans_CONV 3682. 137-6032293 Loans_SL 3683. 137-6036091 Loans_SL 3684. 137-6037639 Loans_SL case_nbr Default Universe 3685. 137-6042550 Loans_CONV 3686. 137-6061021 Loans_SL 3687. 137-6068695 Loans_CONV 3688. 137-6069445 Loans_CONV 3689. 137-6074888 Loans_SL 3690. 137-6075962 Loans_CONV 3691. 137-6103088 Loans_SL 3692. 137-6117189 Loans_CONV 3693. 137-6127980 Loans_CONV 3694. 137-6137539 Loans_SL 3695. 137-6140652 Loans_CONV 3696. 137-6148820 Loans_CONV 3697. 137-6150830 Loans_CONV 3698. 137-6161964 Loans_CONV 3699. 137-6176549 Loans_CONV 3700. 137-6187196 Loans_CONV 3701. 137-6191394 Loans_CONV 3702. 137-6195469 Loans_CONV 3703. 137-6231487 Loans_CONV 3704. 137-6234454 Loans_CONV 3705. 137-6241767 Loans_CONV 3706. 137-6254494 Loans_CONV 3707. 137-6258371 Loans_CONV 3708. 137-6298256 Loans_CONV 3709. 137-6300445 Loans_SL 3710. 137-6329403 Loans_CONV 3711. 137-6335812 Loans_SL 3712. 137-6338933 Loans_CONV 3713. 137-6356240 Loans_CONV 3714. 137-6379445 Loans_CONV 3715. 141-1475952 Loans_CONV 3716. 141-1485211 Loans_SL 3717. 141-1489502 Loans_SL 3718. 141-1493151 Loans_CONV 3719. 141-1502037 Loans_CONV 3720. 141-1505512 Loans_CONV 3721. 141-1507431 Loans_SL 3722. 141-1507901 Loans_SL

case_nbr Default Universe 3723. 141-1509659 Loans_CONV 3724. 141-1512839 Loans_SL 3725. 141-1520336 Loans_CONV 3726. 141-1520966 Loans_CONV 3727. 141-1523854 Loans_CONV 3728. 141-1557690 Loans_CONV 3729. 141-1560210 Loans_CONV 3730. 151-9028317 Loans_CONV 3731. 151-9208235 Loans_SL 3732. 151-9238873 Loans_CONV 3733. 151-9271556 Loans_SL 3734. 151-9274438 Loans_CONV 3735. 151-9311314 Loans_CONV 3736. 151-9315397 Loans_CONV 3737. 151-9321509 Loans_CONV 3738. 151-9326377 Loans_CONV 3739. 151-9333525 Loans_SL 3740. 151-9343034 Loans_CONV 3741. 151-9364011 Loans_CONV 3742. 151-9373608 Loans_CONV 3743. 151-9384226 Loans_SL 3744. 151-9388336 Loans_CONV 3745. 151-9389570 Loans_CONV 3746. 151-9404127 Loans_SL 3747. 151-9405542 Loans_SL 3748. 151-9411179 Loans_SL 3749. 151-9416624 Loans_SL 3750. 151-9422528 Loans_SL 3751. 151-9426946 Loans_CONV 3752. 151-9427525 Loans_CONV 3753. 151-9427741 Loans_SL 3754. 151-9428555 Loans_SL 3755. 151-9429193 Loans_CONV 3756. 151-9434867 Loans_SL 3757. 151-9436034 Loans_SL 3758. 151-9439286 Loans_SL 3759. 151-9441982 Loans_CONV 3760. 151-9443688 Loans_CONV case_nbr Default Universe 3761. 151-9450020 Loans_SL 3762. 151-9456777 Loans_SL 3763. 151-9466955 Loans_SL 3764. 151-9477022 Loans_SL 3765. 151-9483238 Loans_CONV 3766. 151-9485823 Loans_CONV 3767. 151-9486030 Loans_CONV 3768. 151-9491835 Loans_CONV 3769. 151-9493241 Loans_CONV 3770. 151-9493649 Loans_SL 3771. 151-9496701 Loans_CONV 3772. 151-9499317 Loans_CONV 3773. 151-9502308 Loans_CONV 3774. 151-9502565 Loans_SL 3775. 151-9505181 Loans_CONV 3776. 151-9508714 Loans_CONV 3777. 151-9510441 Loans_CONV 3778. 151-9512363 Loans_SL 3779. 151-9514913 Loans_CONV 3780. 151-9524218 Loans_CONV 3781. 151-9526333 Loans_CONV 3782. 151-9531974 Loans_CONV 3783. 151-9532517 Loans_CONV 3784. 151-9532707 Loans_CONV 3785. 151-9536120 Loans_CONV 3786. 151-9542500 Loans_CONV 3787. 151-9542864 Loans_CONV 3788. 151-9547493 Loans_CONV 3789. 151-9550819 Loans_SL 3790. 151-9560323 Loans_CONV 3791. 151-9572026 Loans_CONV 3792. 151-9574686 Loans_CONV 3793. 151-9576527 Loans_CONV 3794. 151-9581005 Loans_CONV 3795. 151-9582988 Loans_CONV 3796. 151-9588685 Loans_CONV 3797. 151-9589890 Loans_SL 3798. 151-9590689 Loans_SL

case_nbr Default Universe 3799. 151-9592282 Loans_SL 3800. 151-9592390 Loans_CONV 3801. 151-9596652 Loans_CONV 3802. 151-9599925 Loans_CONV 3803. 151-9601224 Loans_CONV 3804. 151-9607971 Loans_SL 3805. 151-9616661 Loans_CONV 3806. 151-9617355 Loans_CONV 3807. 151-9619747 Loans_SL 3808. 151-9620847 Loans_CONV 3809. 151-9622848 Loans_CONV 3810. 151-9623481 Loans_CONV 3811. 151-9629931 Loans_SL 3812. 151-9630158 Loans_CONV 3813. 151-9635625 Loans_SL 3814. 151-9637632 Loans_CONV 3815. 151-9642156 Loans_SL 3816. 151-9646424 Loans_SL 3817. 151-9647567 Loans_CONV 3818. 151-9657876 Loans_CONV 3819. 151-9666855 Loans_SL 3820. 151-9671225 Loans_CONV 3821. 151-9672085 Loans_CONV 3822. 151-9673101 Loans_CONV 3823. 151-9676093 Loans_SL 3824. 151-9680160 Loans_CONV 3825. 151-9685303 Loans_CONV 3826. 151-9697671 Loans_CONV 3827. 151-9699036 Loans_CONV 3828. 151-9699196 Loans_CONV 3829. 151-9699479 Loans_CONV 3830. 151-9700294 Loans_SL 3831. 151-9705364 Loans_SL 3832. 151-9706960 Loans_SL 3833. 151-9709871 Loans_CONV 3834. 151-9712342 Loans_CONV 3835. 151-9716163 Loans_CONV 3836. 151-9718129 Loans_CONV case_nbr Default Universe 3837. 151-9720043 Loans_CONV 3838. 151-9721735 Loans_CONV 3839. 151-9725897 Loans_CONV 3840. 151-9729818 Loans_CONV 3841. 151-9730159 Loans_SL 3842. 151-9736528 Loans_SL 3843. 151-9740915 Loans_SL 3844. 151-9741883 Loans_SL 3845. 151-9752669 Loans_SL 3846. 151-9756655 Loans_CONV 3847. 151-9757326 Loans_CONV 3848. 151-9765141 Loans_CONV 3849. 156-0005819 Loans_CONV 3850. 156-0006741 Loans_SL 3851. 156-0020947 Loans_SL 3852. 156-0023030 Loans_CONV 3853. 156-0033379 Loans_SL 3854. 156-0037023 Loans_SL 3855. 156-0037387 Loans_CONV 3856. 156-0047615 Loans_CONV 3857. 156-0051337 Loans_CONV 3858. 156-0056646 Loans_CONV 3859. 156-0078497 Loans_CONV 3860. 156-0078982 Loans_SL 3861. 156-0079335 Loans_SL 3862. 156-0080855 Loans_CONV 3863. 156-0083556 Loans_CONV 3864. 156-0090120 Loans_SL 3865. 156-0114075 Loans_CONV 3866. 156-0114119 Loans_CONV 3867. 156-0130223 Loans_CONV 3868. 156-0143932 Loans_CONV 3869. 156-0151519 Loans_CONV 3870. 156-0153040 Loans_CONV 3871. 156-0161834 Loans_CONV 3872. 156-0163546 Loans_CONV 3873. 156-0181766 Loans_CONV 3874. 156-0199108 Loans_CONV

case_nbr Default Universe 3875. 156-0199301 Loans_CONV 3876. 156-0199636 Loans_CONV 3877. 156-0199954 Loans_CONV 3878. 156-0203470 Loans_CONV 3879. 156-0215656 Loans_CONV 3880. 156-0217644 Loans_CONV 3881. 156-0220404 Loans_CONV 3882. 156-0230526 Loans_SL 3883. 156-0232822 Loans_CONV 3884. 156-0235292 Loans_CONV 3885. 156-0236007 Loans_CONV 3886. 156-0241042 Loans_CONV 3887. 156-0242191 Loans_CONV 3888. 156-0243738 Loans_CONV 3889. 156-0246306 Loans_CONV 3890. 156-0248664 Loans_CONV 3891. 156-0253772 Loans_SL 3892. 156-0258615 Loans_CONV 3893. 156-0261937 Loans_CONV 3894. 156-0268702 Loans_CONV 3895. 156-0269693 Loans_CONV 3896. 156-0269901 Loans_CONV 3897. 156-0278978 Loans_CONV 3898. 156-0280414 Loans_CONV 3899. 156-0283593 Loans_CONV 3900. 156-0295352 Loans_CONV 3901. 156-0300851 Loans_CONV 3902. 156-0306280 Loans_CONV 3903. 156-0310568 Loans_SL 3904. 156-0311029 Loans_CONV 3905. 156-0318316 Loans_CONV 3906. 156-0322911 Loans_CONV 3907. 156-0325527 Loans_CONV 3908. 156-0333323 Loans_CONV 3909. 156-0335705 Loans_CONV 3910. 156-0336230 Loans_CONV 3911. 156-0345039 Loans_CONV 3912. 156-0347863 Loans_CONV case_nbr Default Universe 3913. 156-0354292 Loans_CONV 3914. 156-0355462 Loans_CONV 3915. 156-0355637 Loans_CONV 3916. 156-0366097 Loans_CONV 3917. 156-0369195 Loans_CONV 3918. 156-0370821 Loans_CONV 3919. 156-0375749 Loans_CONV 3920. 156-0378854 Loans_SL 3921. 156-0395773 Loans_CONV 3922. 156-0397269 Loans_CONV 3923. 156-0403886 Loans_CONV 3924. 156-0412894 Loans_CONV 3925. 156-0417003 Loans_CONV 3926. 156-0417573 Loans_CONV 3927. 156-0419466 Loans_CONV 3928. 156-0419682 Loans_CONV 3929. 156-0421765 Loans_SL 3930. 156-0422199 Loans_CONV 3931. 156-0428888 Loans_CONV 3932. 156-0429486 Loans_CONV 3933. 156-0433986 Loans_SL 3934. 156-0434355 Loans_CONV 3935. 156-0439113 Loans_SL 3936. 156-0446613 Loans_CONV 3937. 156-0463880 Loans_SL 3938. 156-0463946 Loans_CONV 3939. 156-0479401 Loans_CONV 3940. 156-0504354 Loans_SL 3941. 156-0510938 Loans_CONV 3942. 156-0560616 Loans_CONV 3943. 156-0561141 Loans_CONV 3944. 156-0570540 Loans_CONV 3945. 156-0574644 Loans_CONV 3946. 156-0578080 Loans_CONV 3947. 156-0601053 Loans_SL 3948. 156-0603162 Loans_CONV 3949. 156-0606470 Loans_CONV 3950. 156-0644059 Loans_CONV

case_nbr Default Universe 3951. 156-0645258 Loans_SL 3952. 156-0716587 Loans_CONV 3953. 156-0785094 Loans_CONV 3954. 156-0790859 Loans_CONV 3955. 156-0792735 Loans_CONV 3956. 156-0819079 Loans_CONV 3957. 156-0847533 Loans_CONV 3958. 156-0849636 Loans_SL 3959. 156-0869335 Loans_CONV 3960. 156-0879072 Loans_CONV 3961. 161-2512514 Loans_CONV 3962. 161-2551582 Loans_SL 3963. 161-2552355 Loans_SL 3964. 161-2566564 Loans_SL 3965. 161-2567921 Loans_SL 3966. 161-2568825 Loans_SL 3967. 161-2570394 Loans_CONV 3968. 161-2570500 Loans_SL 3969. 161-2579046 Loans_CONV 3970. 161-2586631 Loans_CONV 3971. 161-2604597 Loans_CONV 3972. 161-2604770 Loans_SL 3973. 161-2605589 Loans_CONV 3974. 161-2608107 Loans_CONV 3975. 161-2608289 Loans_SL 3976. 161-2609863 Loans_CONV 3977. 161-2611952 Loans_CONV 3978. 161-2613930 Loans_SL 3979. 161-2617331 Loans_CONV 3980. 161-2618104 Loans_CONV 3981. 161-2619723 Loans_CONV 3982. 161-2620205 Loans_CONV 3983. 161-2621870 Loans_CONV 3984. 161-2622109 Loans_CONV 3985. 161-2622984 Loans_CONV 3986. 161-2623915 Loans_SL 3987. 161-2626152 Loans_CONV 3988. 161-2627056 Loans_CONV case_nbr Default Universe 3989. 161-2628101 Loans_CONV 3990. 161-2629483 Loans_CONV 3991. 161-2630475 Loans_CONV 3992. 161-2633226 Loans_CONV 3993. 161-2635131 Loans_SL 3994. 161-2638360 Loans_CONV 3995. 161-2638768 Loans_CONV 3996. 161-2640699 Loans_CONV 3997. 161-2640936 Loans_CONV 3998. 161-2644678 Loans_CONV 3999. 161-2645008 Loans_CONV 4000. 161-2647986 Loans_CONV 4001. 161-2648158 Loans_CONV 4002. 161-2649929 Loans_CONV 4003. 161-2651400 Loans_CONV 4004. 161-2652169 Loans_CONV 4005. 161-2652202 Loans_SL 4006. 161-2653887 Loans_SL 4007. 161-2659865 Loans_CONV 4008. 161-2668645 Loans_CONV 4009. 161-2679371 Loans_CONV 4010. 161-2681381 Loans_CONV 4011. 161-2687247 Loans_SL 4012. 161-2691372 Loans_CONV 4013. 161-2692991 Loans_CONV 4014. 161-2693787 Loans_SL 4015. 161-2694697 Loans_SL 4016. 161-2699189 Loans_SL 4017. 161-2699403 Loans_CONV 4018. 161-2705080 Loans_CONV 4019. 161-2716562 Loans_CONV 4020. 161-2718084 Loans_CONV 4021. 161-2722893 Loans_CONV 4022. 161-2723770 Loans_CONV 4023. 161-2725663 Loans_CONV 4024. 161-2725821 Loans_CONV 4025. 161-2730499 Loans_CONV 4026. 161-2731862 Loans_CONV

case_nbr Default Universe 4027. 161-2736818 Loans_CONV 4028. 161-2739758 Loans_SL 4029. 161-2747009 Loans_CONV 4030. 161-2748381 Loans_CONV 4031. 161-2752392 Loans_CONV 4032. 161-2759008 Loans_CONV 4033. 161-2763270 Loans_SL 4034. 161-2766487 Loans_CONV 4035. 161-2769693 Loans_CONV 4036. 161-2772526 Loans_CONV 4037. 161-2777989 Loans_CONV 4038. 161-2780784 Loans_CONV 4039. 161-2781455 Loans_CONV 4040. 161-2787799 Loans_CONV 4041. 161-2793044 Loans_CONV 4042. 161-2793844 Loans_CONV 4043. 161-2794600 Loans_CONV 4044. 161-2794845 Loans_CONV 4045. 161-2800179 Loans_CONV 4046. 161-2811245 Loans_CONV 4047. 161-2813377 Loans_CONV 4048. 161-2813689 Loans_CONV 4049. 161-2826443 Loans_CONV 4050. 161-2827767 Loans_CONV 4051. 161-2833286 Loans_CONV 4052. 161-2834978 Loans_CONV 4053. 161-2835944 Loans_CONV 4054. 161-2838753 Loans_CONV 4055. 161-2839549 Loans_CONV 4056. 161-2841542 Loans_CONV 4057. 161-2857650 Loans_CONV 4058. 161-2857673 Loans_CONV 4059. 161-2861871 Loans_CONV 4060. 161-2863895 Loans_CONV 4061. 161-2868790 Loans_CONV 4062. 161-2879837 Loans_CONV 4063. 161-2881529 Loans_CONV 4064. 161-2885782 Loans_CONV case_nbr Default Universe 4065. 161-2886946 Loans_SL 4066. 161-2894516 Loans_CONV 4067. 161-2895738 Loans_CONV 4068. 161-2896155 Loans_CONV 4069. 161-2897410 Loans_SL 4070. 161-2902845 Loans_CONV 4071. 161-2903805 Loans_CONV 4072. 161-2906961 Loans_CONV 4073. 161-2909498 Loans_CONV 4074. 161-2912031 Loans_CONV 4075. 161-2915073 Loans_CONV 4076. 161-2926602 Loans_CONV 4077. 161-2935712 Loans_CONV 4078. 161-2953281 Loans_CONV 4079. 161-2996705 Loans_CONV 4080. 161-3010214 Loans_CONV 4081. 161-3015491 Loans_CONV 4082. 161-3049387 Loans_CONV 4083. 181-2399574 Loans_CONV 4084. 181-2402106 Loans_CONV 4085. 181-2417439 Loans_CONV 4086. 181-2436581 Loans_CONV 4087. 181-2436699 Loans_CONV 4088. 181-2437404 Loans_CONV 4089. 181-2439390 Loans_SL 4090. 181-2439594 Loans_CONV 4091. 181-2444507 Loans_SL 4092. 181-2447549 Loans_CONV 4093. 181-2450321 Loans_SL 4094. 181-2451537 Loans_CONV 4095. 181-2453334 Loans_CONV 4096. 181-2457602 Loans_CONV 4097. 181-2458506 Loans_SL 4098. 181-2459104 Loans_CONV 4099. 181-2460522 Loans_CONV 4100. 181-2468873 Loans_CONV 4101. 181-2469488 Loans_CONV 4102. 181-2471597 Loans_CONV

case_nbr Default Universe 4103. 181-2473759 Loans_CONV 4104. 181-2475753 Loans_SL 4105. 181-2483228 Loans_CONV 4106. 181-2484865 Loans_SL 4107. 181-2487111 Loans_SL 4108. 181-2489759 Loans_CONV 4109. 181-2494033 Loans_CONV 4110. 181-2500542 Loans_SL 4111. 181-2500985 Loans_CONV 4112. 181-2509587 Loans_CONV 4113. 181-2519686 Loans_SL 4114. 181-2520206 Loans_CONV 4115. 181-2548329 Loans_CONV 4116. 181-2557468 Loans_CONV 4117. 181-2557480 Loans_CONV 4118. 181-2558014 Loans_CONV 4119. 181-2561433 Loans_CONV 4120. 181-2562162 Loans_CONV 4121. 181-2562763 Loans_CONV 4122. 181-2562915 Loans_SL 4123. 181-2563020 Loans_CONV 4124. 181-2563571 Loans_CONV 4125. 181-2563775 Loans_CONV 4126. 181-2572377 Loans_CONV 4127. 181-2573402 Loans_CONV 4128. 181-2573425 Loans_CONV 4129. 181-2575216 Loans_CONV 4130. 181-2580413 Loans_CONV 4131. 181-2580919 Loans_CONV 4132. 181-2592141 Loans_CONV 4133. 181-2594477 Loans_CONV 4134. 181-2595503 Loans_CONV 4135. 181-2597112 Loans_CONV 4136. 181-2599416 Loans_CONV 4137. 181-2601873 Loans_CONV 4138. 181-2604023 Loans_CONV 4139. 181-2611692 Loans_CONV 4140. 181-2613156 Loans_CONV case_nbr Default Universe 4141. 181-2614122 Loans_CONV 4142. 181-2617062 Loans_CONV 4143. 181-2617237 Loans_CONV 4144. 181-2625828 Loans_CONV 4145. 181-2631403 Loans_CONV 4146. 181-2635100 Loans_CONV 4147. 181-2638555 Loans_CONV 4148. 181-2659640 Loans_CONV 4149. 181-2662259 Loans_CONV 4150. 181-2664266 Loans_CONV 4151. 181-2671874 Loans_CONV 4152. 181-2687897 Loans_CONV 4153. 181-2697048 Loans_CONV 4154. 181-2699213 Loans_CONV 4155. 181-2706206 Loans_CONV 4156. 181-2710331 Loans_CONV 4157. 181-2713084 Loans_CONV 4158. 181-2717901 Loans_CONV 4159. 181-2724137 Loans_SL 4160. 181-2726541 Loans_CONV 4161. 181-2734469 Loans_CONV 4162. 182-0937961 Loans_CONV 4163. 182-0944854 Loans_SL 4164. 182-0963689 Loans_CONV 4165. 182-0964859 Loans_SL 4166. 182-0966554 Loans_SL 4167. 182-0967134 Loans_CONV 4168. 182-0971968 Loans_CONV 4169. 182-0973634 Loans_CONV 4170. 182-0991020 Loans_CONV 4171. 182-0996606 Loans_CONV 4172. 182-1000011 Loans_CONV 4173. 182-1005865 Loans_CONV 4174. 182-1006405 Loans_CONV 4175. 182-1007294 Loans_SL 4176. 182-1008169 Loans_CONV 4177. 182-1020929 Loans_CONV 4178. 182-1038052 Loans_CONV

case_nbr Default Universe 4179. 182-1058585 Loans_CONV 4180. 182-1058708 Loans_SL 4181. 182-1127441 Loans_CONV 4182. 182-1130037 Loans_CONV 4183. 183-0082189 Loans_CONV 4184. 183-0084955 Loans_CONV 4185. 183-0086615 Loans_CONV 4186. 183-0087061 Loans_CONV 4187. 183-0087679 Loans_CONV 4188. 183-0088304 Loans_CONV 4189. 183-0091174 Loans_CONV 4190. 183-0092186 Loans_CONV 4191. 183-0104261 Loans_SL 4192. 183-0105542 Loans_SL 4193. 183-0112251 Loans_CONV 4194. 197-3935941 Loans_CONV 4195. 197-3951091 Loans_CONV 4196. 197-3994492 Loans_CONV 4197. 197-4033196 Loans_CONV 4198. 197-4070386 Loans_SL 4199. 197-4072726 Loans_CONV 4200. 197-4118936 Loans_SL 4201. 197-4140152 Loans_SL 4202. 197-4143431 Loans_SL 4203. 197-4174241 Loans_SL 4204. 197-4179993 Loans_CONV 4205. 197-4183605 Loans_CONV 4206. 197-4188631 Loans_CONV 4207. 197-4196746 Loans_CONV 4208. 197-4200682 Loans_SL 4209. 197-4220930 Loans_CONV 4210. 197-4222189 Loans_CONV 4211. 197-4227400 Loans_SL 4212. 197-4233464 Loans_CONV 4213. 197-4238750 Loans_SL 4214. 197-4238846 Loans_CONV 4215. 197-4242443 Loans_SL 4216. 197-4242925 Loans_SL case_nbr Default Universe 4217. 197-4255374 Loans_CONV 4218. 197-4267836 Loans_CONV 4219. 197-4274055 Loans_CONV 4220. 197-4277862 Loans_CONV 4221. 197-4283086 Loans_CONV 4222. 197-4288356 Loans_CONV 4223. 197-4289122 Loans_SL 4224. 197-4291733 Loans_SL 4225. 197-4297243 Loans_CONV 4226. 197-4299040 Loans_CONV 4227. 197-4302813 Loans_SL 4228. 197-4305073 Loans_SL 4229. 197-4305304 Loans_SL 4230. 197-4307702 Loans_SL 4231. 197-4309784 Loans_CONV 4232. 197-4315671 Loans_SL 4233. 197-4321779 Loans_CONV 4234. 197-4323501 Loans_CONV 4235. 197-4324696 Loans_CONV 4236. 197-4327010 Loans_SL 4237. 197-4327112 Loans_SL 4238. 197-4327237 Loans_SL 4239. 197-4331067 Loans_CONV 4240. 197-4333328 Loans_CONV 4241. 197-4340154 Loans_SL 4242. 197-4341511 Loans_CONV 4243. 197-4343065 Loans_SL 4244. 197-4349856 Loans_SL 4245. 197-4350072 Loans_SL 4246. 197-4352645 Loans_CONV 4247. 197-4356682 Loans_CONV 4248. 197-4357563 Loans_CONV 4249. 197-4359013 Loans_SL 4250. 197-4360544 Loans_CONV 4251. 197-4362817 Loans_CONV 4252. 197-4365241 Loans_CONV 4253. 197-4368645 Loans_CONV 4254. 197-4368697 Loans_CONV

case_nbr Default Universe 4255. 197-4368905 Loans_CONV 4256. 197-4371463 Loans_SL 4257. 197-4371588 Loans_SL 4258. 197-4375124 Loans_CONV 4259. 197-4384069 Loans_CONV 4260. 197-4386235 Loans_CONV 4261. 197-4391343 Loans_CONV 4262. 197-4391728 Loans_CONV 4263. 197-4396459 Loans_CONV 4264. 197-4396544 Loans_CONV 4265. 197-4397743 Loans_CONV 4266. 197-4398052 Loans_CONV 4267. 197-4403508 Loans_CONV 4268. 197-4411323 Loans_SL 4269. 197-4414069 Loans_CONV 4270. 197-4418525 Loans_CONV 4271. 197-4419552 Loans_CONV 4272. 197-4421422 Loans_SL 4273. 197-4422775 Loans_CONV 4274. 197-4426941 Loans_CONV 4275. 197-4427629 Loans_CONV 4276. 197-4437792 Loans_SL 4277. 197-4437973 Loans_SL 4278. 197-4440864 Loans_CONV 4279. 197-4446164 Loans_CONV 4280. 197-4453737 Loans_CONV 4281. 197-4456228 Loans_CONV 4282. 197-4458984 Loans_CONV 4283. 197-4464168 Loans_CONV 4284. 197-4466458 Loans_CONV 4285. 197-4467503 Loans_CONV 4286. 197-4475522 Loans_CONV 4287. 197-4475580 Loans_CONV 4288. 197-4478246 Loans_SL 4289. 197-4481563 Loans_CONV 4290. 197-4482336 Loans_CONV 4291. 197-4485139 Loans_CONV 4292. 197-4485174 Loans_CONV case_nbr Default Universe 4293. 197-4485802 Loans_CONV 4294. 197-4487928 Loans_CONV 4295. 197-4489386 Loans_CONV 4296. 197-4490472 Loans_CONV 4297. 197-4497137 Loans_SL 4298. 197-4503442 Loans_SL 4299. 197-4506931 Loans_CONV 4300. 197-4509287 Loans_CONV 4301. 197-4509611 Loans_CONV 4302. 197-4511925 Loans_CONV 4303. 197-4514792 Loans_CONV 4304. 197-4515037 Loans_CONV 4305. 197-4515282 Loans_SL 4306. 197-4517169 Loans_CONV 4307. 197-4518815 Loans_SL 4308. 197-4521236 Loans_CONV 4309. 197-4523418 Loans_SL 4310. 197-4525527 Loans_CONV 4311. 197-4525839 Loans_SL 4312. 197-4525999 Loans_CONV 4313. 197-4531942 Loans_SL 4314. 197-4533654 Loans_CONV 4315. 197-4546693 Loans_SL 4316. 197-4547503 Loans_CONV 4317. 197-4548137 Loans_SL 4318. 197-4549103 Loans_CONV 4319. 197-4549887 Loans_CONV 4320. 197-4554683 Loans_SL 4321. 197-4554937 Loans_SL 4322. 197-4556474 Loans_CONV 4323. 197-4556967 Loans_CONV 4324. 197-4559940 Loans_CONV 4325. 197-4561576 Loans_SL 4326. 197-4565289 Loans_SL 4327. 197-4565923 Loans_CONV 4328. 197-4569586 Loans_CONV 4329. 197-4574925 Loans_CONV 4330. 197-4574954 Loans_SL

case_nbr Default Universe 4331. 197-4575024 Loans_CONV 4332. 197-4577740 Loans_SL 4333. 197-4580001 Loans_SL 4334. 197-4585763 Loans_CONV 4335. 197-4591295 Loans_CONV 4336. 197-4593693 Loans_CONV 4337. 197-4595455 Loans_CONV 4338. 197-4601226 Loans_CONV 4339. 197-4602562 Loans_CONV 4340. 197-4604449 Loans_CONV 4341. 197-4605063 Loans_CONV 4342. 197-4615697 Loans_CONV 4343. 197-4618331 Loans_CONV 4344. 197-4634384 Loans_SL 4345. 197-4635560 Loans_CONV 4346. 197-4637424 Loans_CONV 4347. 197-4646796 Loans_CONV 4348. 197-4648144 Loans_SL 4349. 197-4657086 Loans_CONV 4350. 197-4658170 Loans_SL 4351. 197-4667274 Loans_CONV 4352. 197-4668126 Loans_CONV 4353. 197-4670483 Loans_CONV 4354. 197-4671495 Loans_CONV 4355. 197-4682519 Loans_CONV 4356. 197-4685226 Loans_CONV 4357. 197-4686670 Loans_CONV 4358. 197-4689920 Loans_CONV 4359. 197-4692000 Loans_CONV 4360. 197-4702881 Loans_CONV 4361. 197-4706594 Loans_CONV 4362. 197-4713044 Loans_CONV 4363. 197-4716238 Loans_CONV 4364. 197-4717370 Loans_CONV 4365. 197-4720550 Loans_SL 4366. 197-4723195 Loans_CONV 4367. 197-4724103 Loans_CONV 4368. 197-4725094 Loans_SL case_nbr Default Universe 4369. 197-4726401 Loans_CONV 4370. 197-4730150 Loans_CONV 4371. 197-4733554 Loans_CONV 4372. 197-4741130 Loans_CONV 4373. 197-4743618 Loans_CONV 4374. 197-4746348 Loans_CONV 4375. 197-4747110 Loans_SL 4376. 197-4759098 Loans_CONV 4377. 197-4759233 Loans_CONV 4378. 197-4772862 Loans_CONV 4379. 197-4776543 Loans_CONV 4380. 197-4778261 Loans_CONV 4381. 197-4781782 Loans_SL 4382. 197-4784477 Loans_CONV 4383. 197-4788830 Loans_CONV 4384. 197-4793876 Loans_CONV 4385. 197-4812304 Loans_CONV 4386. 197-4813022 Loans_CONV 4387. 197-4813494 Loans_CONV 4388. 197-4816403 Loans_CONV 4389. 197-4817733 Loans_CONV 4390. 197-4835136 Loans_CONV 4391. 197-4839088 Loans_CONV 4392. 197-4849424 Loans_CONV 4393. 197-4854707 Loans_CONV 4394. 197-4865491 Loans_CONV 4395. 197-4867247 Loans_CONV 4396. 197-4867781 Loans_CONV 4397. 197-4870485 Loans_CONV 4398. 197-4870932 Loans_CONV 4399. 197-4874884 Loans_CONV 4400. 197-4878506 Loans_CONV 4401. 197-4879898 Loans_CONV 4402. 197-4888151 Loans_CONV 4403. 197-4890625 Loans_CONV 4404. 197-4893746 Loans_CONV 4405. 197-4894647 Loans_CONV 4406. 197-4896469 Loans_CONV

case_nbr Default Universe 4407. 197-4897080 Loans_CONV 4408. 197-4897856 Loans_CONV 4409. 197-4900150 Loans_SL 4410. 197-4900445 Loans_CONV 4411. 197-4901229 Loans_CONV 4412. 197-4908784 Loans_SL 4413. 197-4916173 Loans_SL 4414. 197-4916541 Loans_SL 4415. 197-4916818 Loans_SL 4416. 197-4957047 Loans_CONV 4417. 197-4958932 Loans_SL 4418. 197-4960778 Loans_CONV 4419. 197-4961919 Loans_CONV 4420. 197-4964684 Loans_SL 4421. 197-4967084 Loans_CONV 4422. 197-4969583 Loans_SL 4423. 197-4974544 Loans_SL 4424. 197-4975011 Loans_CONV 4425. 197-4982817 Loans_CONV 4426. 197-4988928 Loans_CONV 4427. 197-4990185 Loans_SL 4428. 197-5005054 Loans_SL 4429. 197-5006644 Loans_SL 4430. 197-5008928 Loans_SL 4431. 197-5010133 Loans_CONV 4432. 197-5011276 Loans_CONV 4433. 197-5012968 Loans_CONV 4434. 197-5021221 Loans_CONV 4435. 197-5023189 Loans_SL 4436. 197-5024704 Loans_SL 4437. 197-5026786 Loans_SL 4438. 197-5042337 Loans_SL 4439. 197-5044382 Loans_SL 4440. 197-5056453 Loans_SL 4441. 197-5056884 Loans_SL 4442. 197-5083328 Loans_SL 4443. 197-5087835 Loans_CONV 4444. 197-5089451 Loans_CONV case_nbr Default Universe 4445. 197-5090805 Loans_CONV 4446. 197-5094179 Loans_SL 4447. 197-5099935 Loans_SL 4448. 197-5112692 Loans_SL 4449. 197-5130151 Loans_CONV 4450. 197-5138001 Loans_CONV 4451. 197-5156693 Loans_CONV 4452. 197-5160798 Loans_CONV 4453. 197-5168396 Loans_SL 4454. 197-5199312 Loans_CONV 4455. 197-5199653 Loans_CONV 4456. 197-5205640 Loans_CONV 4457. 197-5206334 Loans_CONV 4458. 197-5210584 Loans_CONV 4459. 197-5237564 Loans_CONV 4460. 197-5262421 Loans_CONV 4461. 197-5271583 Loans_CONV 4462. 197-5294453 Loans_CONV 4463. 197-5313342 Loans_CONV 4464. 197-5315871 Loans_CONV 4465. 197-5322383 Loans_CONV 4466. 197-5346203 Loans_CONV 4467. 197-5348154 Loans_CONV 4468. 197-5403381 Loans_CONV 4469. 197-5411727 Loans_CONV 4470. 197-5466737 Loans_CONV 4471. 197-5519200 Loans_SL 4472. 201-4108225 Loans_SL 4473. 201-4131734 Loans_CONV 4474. 201-4168366 Loans_SL 4475. 201-4214398 Loans_CONV 4476. 201-4233004 Loans_CONV 4477. 201-4241285 Loans_CONV 4478. 201-4251095 Loans_CONV 4479. 201-4263432 Loans_SL 4480. 201-4265377 Loans_CONV 4481. 201-4266077 Loans_SL 4482. 201-4267927 Loans_CONV

case_nbr Default Universe 4483. 201-4268895 Loans_SL 4484. 201-4273951 Loans_CONV 4485. 201-4283755 Loans_CONV 4486. 201-4284783 Loans_SL 4487. 201-4293746 Loans_CONV 4488. 201-4296969 Loans_CONV 4489. 201-4311160 Loans_CONV 4490. 201-4312743 Loans_CONV 4491. 201-4332097 Loans_SL 4492. 201-4339463 Loans_CONV 4493. 201-4344536 Loans_CONV 4494. 201-4346799 Loans_SL 4495. 201-4351290 Loans_CONV 4496. 201-4355495 Loans_SL 4497. 201-4361613 Loans_CONV 4498. 201-4364395 Loans_CONV 4499. 201-4365355 Loans_SL 4500. 201-4371026 Loans_CONV 4501. 201-4378534 Loans_SL 4502. 201-4385776 Loans_SL 4503. 201-4394430 Loans_CONV 4504. 201-4400962 Loans_CONV 4505. 201-4404958 Loans_SL 4506. 201-4410579 Loans_SL 4507. 201-4413149 Loans_SL 4508. 201-4413806 Loans_SL 4509. 201-4417922 Loans_SL 4510. 201-4420287 Loans_CONV 4511. 201-4431244 Loans_CONV 4512. 201-4432247 Loans_SL 4513. 201-4445041 Loans_CONV 4514. 201-4445079 Loans_CONV 4515. 201-4446581 Loans_CONV 4516. 201-4456404 Loans_SL 4517. 201-4459321 Loans_CONV 4518. 201-4464554 Loans_CONV 4519. 201-4468381 Loans_SL 4520. 201-4469551 Loans_SL case_nbr Default Universe 4521. 201-4488255 Loans_CONV 4522. 201-4494369 Loans_CONV 4523. 201-4495341 Loans_SL 4524. 201-4499002 Loans_SL 4525. 201-4507716 Loans_CONV 4526. 201-4507984 Loans_CONV 4527. 201-4526108 Loans_CONV 4528. 201-4531490 Loans_CONV 4529. 201-4539290 Loans_CONV 4530. 201-4543584 Loans_CONV 4531. 201-4570305 Loans_CONV 4532. 201-4573301 Loans_CONV 4533. 201-4613061 Loans_CONV 4534. 201-4618647 Loans_CONV 4535. 201-4619399 Loans_CONV 4536. 201-4623000 Loans_CONV 4537. 201-4633020 Loans_CONV 4538. 201-4634922 Loans_SL 4539. 201-4635385 Loans_SL 4540. 201-4659880 Loans_CONV 4541. 201-4662605 Loans_CONV 4542. 201-4697793 Loans_CONV 4543. 201-4701715 Loans_SL 4544. 201-4729663 Loans_SL 4545. 201-4751270 Loans_CONV 4546. 201-4792462 Loans_CONV 4547. 201-4808789 Loans_SL 4548. 201-4842870 Loans_CONV 4549. 201-4922145 Loans_CONV 4550. 221-4174670 Loans_CONV 4551. 221-4177535 Loans_CONV 4552. 221-4208614 Loans_CONV 4553. 221-4210160 Loans_CONV 4554. 221-4210279 Loans_CONV 4555. 221-4225194 Loans_CONV 4556. 221-4226568 Loans_SL 4557. 221-4228240 Loans_SL 4558. 221-4231131 Loans_CONV

case_nbr Default Universe 4559. 221-4231726 Loans_CONV 4560. 221-4231805 Loans_CONV 4561. 221-4232297 Loans_SL 4562. 221-4239900 Loans_CONV 4563. 221-4244208 Loans_CONV 4564. 221-4244339 Loans_CONV 4565. 221-4245600 Loans_CONV 4566. 221-4246369 Loans_SL 4567. 221-4249388 Loans_CONV 4568. 221-4252669 Loans_CONV 4569. 221-4255360 Loans_CONV 4570. 221-4261684 Loans_CONV 4571. 221-4264855 Loans_CONV 4572. 221-4266725 Loans_CONV 4573. 221-4272063 Loans_CONV 4574. 221-4285799 Loans_CONV 4575. 221-4288562 Loans_CONV 4576. 221-4300418 Loans_SL 4577. 221-4303358 Loans_SL 4578. 221-4308014 Loans_CONV 4579. 221-4316657 Loans_CONV 4580. 221-4317623 Loans_CONV 4581. 221-4318460 Loans_CONV 4582. 221-4320861 Loans_CONV 4583. 221-4324811 Loans_CONV 4584. 221-4328740 Loans_SL 4585. 221-4333395 Loans_CONV 4586. 221-4334145 Loans_CONV 4587. 221-4340820 Loans_SL 4588. 221-4342663 Loans_CONV 4589. 221-4344323 Loans_CONV 4590. 221-4347444 Loans_SL 4591. 221-4349337 Loans_CONV 4592. 221-4349395 Loans_SL 4593. 221-4353319 Loans_SL 4594. 221-4354871 Loans_SL 4595. 221-4358004 Loans_CONV 4596. 221-4358611 Loans_CONV case_nbr Default Universe 4597. 221-4370063 Loans_SL 4598. 221-4373677 Loans_CONV 4599. 221-4376151 Loans_CONV 4600. 221-4380083 Loans_CONV 4601. 221-4385567 Loans_SL 4602. 221-4392886 Loans_CONV 4603. 221-4394517 Loans_CONV 4604. 221-4399934 Loans_SL 4605. 221-4405603 Loans_CONV 4606. 221-4411224 Loans_CONV 4607. 221-4420386 Loans_CONV 4608. 221-4427559 Loans_CONV 4609. 221-4428633 Loans_CONV 4610. 221-4430512 Loans_CONV 4611. 221-4431422 Loans_CONV 4612. 221-4439268 Loans_CONV 4613. 221-4442670 Loans_CONV 4614. 221-4446657 Loans_CONV 4615. 221-4448326 Loans_CONV 4616. 221-4451479 Loans_SL 4617. 221-4454084 Loans_CONV 4618. 221-4454452 Loans_CONV 4619. 221-4455718 Loans_CONV 4620. 221-4460799 Loans_CONV 4621. 221-4469428 Loans_CONV 4622. 221-4471211 Loans_CONV 4623. 221-4475350 Loans_CONV 4624. 221-4482272 Loans_CONV 4625. 221-4502558 Loans_CONV 4626. 221-4505309 Loans_SL 4627. 221-4517126 Loans_CONV 4628. 221-4517546 Loans_CONV 4629. 221-4528815 Loans_CONV 4630. 221-4531922 Loans_CONV 4631. 221-4542297 Loans_CONV 4632. 221-4552519 Loans_CONV 4633. 221-4562863 Loans_CONV 4634. 221-4564155 Loans_SL

case_nbr Default Universe 4635. 221-4655840 Loans_CONV 4636. 222-1807852 Loans_CONV 4637. 222-1808625 Loans_CONV 4638. 222-1811994 Loans_SL 4639. 222-1817531 Loans_CONV 4640. 222-1821197 Loans_SL 4641. 222-1829444 Loans_SL 4642. 222-1840535 Loans_CONV 4643. 222-1843367 Loans_SL 4644. 222-1847953 Loans_SL 4645. 222-1848312 Loans_SL 4646. 222-1855155 Loans_SL 4647. 222-1857921 Loans_CONV 4648. 222-1859157 Loans_CONV 4649. 222-1861252 Loans_SL 4650. 222-1871794 Loans_CONV 4651. 222-1880505 Loans_CONV 4652. 222-1889352 Loans_CONV 4653. 222-1889664 Loans_CONV 4654. 231-0968188 Loans_SL 4655. 231-0985758 Loans_SL 4656. 231-0985866 Loans_CONV 4657. 231-0989897 Loans_CONV 4658. 231-0990679 Loans_CONV 4659. 231-0993436 Loans_SL 4660. 231-0993573 Loans_SL 4661. 231-0993846 Loans_SL 4662. 231-1004609 Loans_CONV 4663. 231-1006248 Loans_SL 4664. 231-1008392 Loans_CONV 4665. 231-1009209 Loans_CONV 4666. 231-1010271 Loans_CONV 4667. 231-1021540 Loans_CONV 4668. 231-1021902 Loans_SL 4669. 231-1022704 Loans_CONV 4670. 231-1023223 Loans_SL 4671. 231-1024366 Loans_CONV 4672. 231-1026729 Loans_CONV case_nbr Default Universe 4673. 231-1027520 Loans_CONV 4674. 231-1033707 Loans_CONV 4675. 231-1034879 Loans_CONV 4676. 231-1037931 Loans_SL 4677. 231-1042852 Loans_CONV 4678. 231-1048260 Loans_CONV 4679. 231-1051738 Loans_SL 4680. 231-1052078 Loans_CONV 4681. 231-1059704 Loans_CONV 4682. 231-1064523 Loans_SL 4683. 231-1066054 Loans_CONV 4684. 231-1071684 Loans_CONV 4685. 231-1077549 Loans_CONV 4686. 231-1080091 Loans_CONV 4687. 231-1085692 Loans_SL 4688. 231-1115953 Loans_CONV 4689. 231-1137984 Loans_CONV 4690. 241-8500175 Loans_SL 4691. 241-8511785 Loans_CONV 4692. 241-8516855 Loans_SL 4693. 241-8531823 Loans_CONV 4694. 241-8568505 Loans_SL 4695. 241-8568671 Loans_SL 4696. 241-8584934 Loans_SL 4697. 241-8589721 Loans_SL 4698. 241-8592092 Loans_CONV 4699. 241-8611711 Loans_SL 4700. 241-8618545 Loans_CONV 4701. 241-8626331 Loans_SL 4702. 241-8634741 Loans_SL 4703. 241-8639755 Loans_CONV 4704. 241-8641952 Loans_CONV 4705. 241-8657208 Loans_CONV 4706. 241-8666120 Loans_SL 4707. 241-8679935 Loans_SL 4708. 241-8680197 Loans_SL 4709. 241-8680736 Loans_SL 4710. 241-8680802 Loans_SL

case_nbr Default Universe 4711. 241-8690845 Loans_SL 4712. 241-8693482 Loans_CONV 4713. 241-8693943 Loans_SL 4714. 241-8694830 Loans_SL 4715. 241-8695842 Loans_SL 4716. 241-8699759 Loans_SL 4717. 241-8705696 Loans_SL 4718. 241-8708056 Loans_SL 4719. 241-8710355 Loans_CONV 4720. 241-8711128 Loans_SL 4721. 241-8714515 Loans_SL 4722. 241-8719708 Loans_CONV 4723. 241-8722064 Loans_CONV 4724. 241-8722534 Loans_CONV 4725. 241-8722898 Loans_CONV 4726. 241-8723066 Loans_CONV 4727. 241-8725110 Loans_SL 4728. 241-8728406 Loans_SL 4729. 241-8728537 Loans_SL 4730. 241-8732706 Loans_SL 4731. 241-8736005 Loans_SL 4732. 241-8738534 Loans_SL 4733. 241-8743006 Loans_SL 4734. 241-8743143 Loans_SL 4735. 241-8752644 Loans_SL 4736. 241-8758131 Loans_SL 4737. 241-8764029 Loans_SL 4738. 241-8764960 Loans_SL 4739. 241-8765989 Loans_CONV 4740. 241-8766302 Loans_CONV 4741. 241-8767468 Loans_SL 4742. 241-8777386 Loans_SL 4743. 241-8778963 Loans_SL 4744. 241-8780724 Loans_CONV 4745. 241-8781170 Loans_SL 4746. 241-8782964 Loans_CONV 4747. 241-8785108 Loans_SL 4748. 241-8785239 Loans_SL case_nbr Default Universe 4749. 241-8787007 Loans_SL 4750. 241-8797867 Loans_CONV 4751. 241-8798080 Loans_SL 4752. 241-8799766 Loans_SL 4753. 241-8804974 Loans_SL 4754. 241-8808670 Loans_SL 4755. 241-8808687 Loans_CONV 4756. 241-8808880 Loans_CONV 4757. 241-8809387 Loans_CONV 4758. 241-8810992 Loans_SL 4759. 241-8813011 Loans_SL 4760. 241-8814472 Loans_SL 4761. 241-8814713 Loans_SL 4762. 241-8820195 Loans_SL 4763. 241-8823314 Loans_SL 4764. 241-8827397 Loans_CONV 4765. 241-8828731 Loans_CONV 4766. 241-8831231 Loans_CONV 4767. 241-8837103 Loans_SL 4768. 241-8838932 Loans_SL 4769. 241-8839705 Loans_SL 4770. 241-8853295 Loans_SL 4771. 241-8855839 Loans_CONV 4772. 241-8857659 Loans_SL 4773. 241-8858943 Loans_SL 4774. 241-8861102 Loans_SL 4775. 241-8863602 Loans_CONV 4776. 241-8867294 Loans_CONV 4777. 241-8870829 Loans_CONV 4778. 241-8872758 Loans_SL 4779. 241-8874584 Loans_CONV 4780. 241-8876136 Loans_CONV 4781. 241-8876398 Loans_SL 4782. 241-8877886 Loans_SL 4783. 241-8879228 Loans_CONV 4784. 241-8881113 Loans_SL 4785. 241-8889362 Loans_CONV 4786. 241-8890768 Loans_CONV

case_nbr Default Universe 4787. 241-8891813 Loans_CONV 4788. 241-8892020 Loans_SL 4789. 241-8893192 Loans_CONV 4790. 241-8896176 Loans_SL 4791. 241-8900568 Loans_CONV 4792. 241-8904713 Loans_SL 4793. 241-8906092 Loans_CONV 4794. 241-8906454 Loans_SL 4795. 241-8909053 Loans_CONV 4796. 241-8913665 Loans_CONV 4797. 241-8917615 Loans_CONV 4798. 241-8918997 Loans_CONV 4799. 241-8920587 Loans_SL 4800. 241-8922933 Loans_SL 4801. 241-8927822 Loans_SL 4802. 241-8929461 Loans_SL 4803. 241-8931022 Loans_SL 4804. 241-8931783 Loans_SL 4805. 241-8933030 Loans_SL 4806. 241-8943378 Loans_SL 4807. 241-8943492 Loans_SL 4808. 241-8946503 Loans_SL 4809. 241-8955301 Loans_CONV 4810. 241-8964440 Loans_SL 4811. 241-8970389 Loans_SL 4812. 241-8973929 Loans_SL 4813. 241-8979547 Loans_CONV 4814. 241-8979888 Loans_SL 4815. 241-8981318 Loans_SL 4816. 241-8981898 Loans_SL 4817. 241-8984083 Loans_SL 4818. 241-8986758 Loans_SL 4819. 241-8992826 Loans_SL 4820. 241-8993657 Loans_CONV 4821. 241-8993952 Loans_SL 4822. 241-8994097 Loans_SL 4823. 241-8995585 Loans_CONV 4824. 241-8998082 Loans_CONV case_nbr Default Universe 4825. 241-8998972 Loans_CONV 4826. 241-8999847 Loans_SL 4827. 241-9004110 Loans_SL 4828. 241-9004661 Loans_CONV 4829. 241-9008158 Loans_SL 4830. 241-9010139 Loans_CONV 4831. 241-9013033 Loans_SL 4832. 241-9017931 Loans_CONV 4833. 241-9022114 Loans_SL 4834. 241-9026696 Loans_CONV 4835. 241-9032729 Loans_SL 4836. 241-9039704 Loans_SL 4837. 241-9041375 Loans_SL 4838. 241-9045094 Loans_SL 4839. 241-9047615 Loans_SL 4840. 241-9049718 Loans_CONV 4841. 241-9050529 Loans_CONV 4842. 241-9064347 Loans_CONV 4843. 241-9074469 Loans_CONV 4844. 241-9074525 Loans_CONV 4845. 241-9076368 Loans_CONV 4846. 241-9082702 Loans_CONV 4847. 241-9085817 Loans_CONV 4848. 241-9087331 Loans_CONV 4849. 241-9088451 Loans_CONV 4850. 241-9092672 Loans_CONV 4851. 241-9095872 Loans_CONV 4852. 241-9102133 Loans_CONV 4853. 241-9104437 Loans_CONV 4854. 241-9106056 Loans_CONV 4855. 241-9107278 Loans_CONV 4856. 241-9111135 Loans_CONV 4857. 241-9116619 Loans_CONV 4858. 241-9123314 Loans_CONV 4859. 241-9128646 Loans_SL 4860. 241-9135285 Loans_CONV 4861. 241-9157012 Loans_CONV 4862. 241-9158388 Loans_CONV

case_nbr Default Universe 4863. 241-9163779 Loans_CONV 4864. 241-9166440 Loans_CONV 4865. 241-9175515 Loans_CONV 4866. 241-9191097 Loans_CONV 4867. 241-9191389 Loans_CONV 4868. 241-9193843 Loans_CONV 4869. 241-9201361 Loans_CONV 4870. 241-9201831 Loans_CONV 4871. 241-9210760 Loans_CONV 4872. 241-9212539 Loans_CONV 4873. 241-9216185 Loans_CONV 4874. 241-9219050 Loans_CONV 4875. 241-9220433 Loans_CONV 4876. 241-9220961 Loans_CONV 4877. 241-9235421 Loans_SL 4878. 241-9241570 Loans_CONV 4879. 241-9243014 Loans_SL 4880. 241-9245543 Loans_CONV 4881. 241-9246056 Loans_CONV 4882. 241-9259066 Loans_CONV 4883. 241-9262042 Loans_SL 4884. 241-9264644 Loans_SL 4885. 241-9266470 Loans_SL 4886. 241-9266986 Loans_CONV 4887. 241-9267850 Loans_CONV 4888. 241-9269743 Loans_CONV 4889. 241-9283383 Loans_SL 4890. 241-9284162 Loans_SL 4891. 241-9286265 Loans_SL 4892. 241-9288584 Loans_SL 4893. 241-9290529 Loans_CONV 4894. 241-9299899 Loans_SL 4895. 241-9300288 Loans_CONV 4896. 241-9302657 Loans_SL 4897. 241-9318085 Loans_CONV 4898. 241-9321519 Loans_CONV 4899. 241-9346585 Loans_SL 4900. 241-9352233 Loans_CONV case_nbr Default Universe 4901. 241-9358729 Loans_SL 4902. 241-9370243 Loans_CONV 4903. 241-9370339 Loans_SL 4904. 241-9371777 Loans_SL 4905. 241-9382649 Loans_CONV 4906. 241-9384111 Loans_CONV 4907. 241-9386322 Loans_CONV 4908. 241-9387521 Loans_CONV 4909. 241-9444215 Loans_CONV 4910. 241-9458759 Loans_CONV 4911. 241-9464442 Loans_CONV 4912. 241-9491822 Loans_CONV 4913. 241-9500541 Loans_CONV 4914. 241-9509374 Loans_CONV 4915. 241-9535713 Loans_CONV 4916. 241-9564994 Loans_CONV 4917. 241-9596560 Loans_CONV 4918. 249-5310913 Loans_SL 4919. 249-5354001 Loans_SL 4920. 249-5356690 Loans_CONV 4921. 249-5377133 Loans_SL 4922. 249-5393267 Loans_SL 4923. 249-5413411 Loans_CONV 4924. 249-5414577 Loans_SL 4925. 249-5415073 Loans_SL 4926. 249-5424755 Loans_SL 4927. 249-5426598 Loans_SL 4928. 249-5427882 Loans_CONV 4929. 249-5434230 Loans_SL 4930. 249-5436435 Loans_SL 4931. 249-5438328 Loans_SL 4932. 249-5438436 Loans_SL 4933. 249-5438459 Loans_CONV 4934. 249-5441890 Loans_SL 4935. 249-5442112 Loans_SL 4936. 249-5442158 Loans_SL 4937. 249-5442935 Loans_SL 4938. 249-5445242 Loans_SL

case_nbr Default Universe 4939. 249-5447693 Loans_SL 4940. 249-5447710 Loans_SL 4941. 249-5448797 Loans_SL 4942. 249-5450959 Loans_SL 4943. 249-5452371 Loans_SL 4944. 249-5453456 Loans_CONV 4945. 249-5454524 Loans_CONV 4946. 249-5455933 Loans_SL 4947. 249-5456423 Loans_SL 4948. 249-5457799 Loans_CONV 4949. 249-5458272 Loans_SL 4950. 249-5459022 Loans_SL 4951. 249-5461452 Loans_SL 4952. 249-5464827 Loans_SL 4953. 249-5465930 Loans_SL 4954. 249-5467114 Loans_SL 4955. 249-5468467 Loans_CONV 4956. 249-5470221 Loans_SL 4957. 249-5475060 Loans_SL 4958. 249-5477259 Loans_CONV 4959. 249-5477400 Loans_SL 4960. 249-5481434 Loans_SL 4961. 249-5482010 Loans_CONV 4962. 249-5483639 Loans_CONV 4963. 249-5483747 Loans_CONV 4964. 249-5485935 Loans_CONV 4965. 249-5489812 Loans_CONV 4966. 249-5490182 Loans_CONV 4967. 249-5491300 Loans_CONV 4968. 249-5495013 Loans_SL 4969. 249-5495410 Loans_CONV 4970. 249-5496104 Loans_SL 4971. 249-5497542 Loans_SL 4972. 249-5499508 Loans_CONV 4973. 249-5499849 Loans_CONV 4974. 249-5500188 Loans_SL 4975. 249-5502200 Loans_SL 4976. 249-5504007 Loans_SL case_nbr Default Universe 4977. 249-5506686 Loans_SL 4978. 249-5507338 Loans_CONV 4979. 249-5509368 Loans_SL 4980. 249-5511700 Loans_SL 4981. 249-5514981 Loans_CONV 4982. 249-5517210 Loans_CONV 4983. 249-5519914 Loans_CONV 4984. 249-5526054 Loans_CONV 4985. 249-5527894 Loans_SL 4986. 249-5528389 Loans_CONV 4987. 249-5528691 Loans_CONV 4988. 249-5529764 Loans_SL 4989. 249-5535882 Loans_SL 4990. 249-5536760 Loans_SL 4991. 249-5537375 Loans_SL 4992. 249-5538495 Loans_CONV 4993. 249-5542477 Loans_SL 4994. 249-5544251 Loans_CONV 4995. 249-5551200 Loans_SL 4996. 249-5552092 Loans_SL 4997. 249-5555152 Loans_CONV 4998. 249-5555493 Loans_CONV 4999. 249-5556010 Loans_CONV 5000. 249-5560310 Loans_SL 5001. 249-5564306 Loans_CONV 5002. 249-5564749 Loans_SL 5003. 249-5572716 Loans_CONV 5004. 249-5578862 Loans_CONV 5005. 249-5582794 Loans_SL 5006. 249-5583862 Loans_SL 5007. 249-5584658 Loans_SL 5008. 249-5588739 Loans_SL 5009. 249-5591251 Loans_CONV 5010. 249-5605793 Loans_CONV 5011. 249-5615828 Loans_SL 5012. 249-5617953 Loans_CONV 5013. 249-5621767 Loans_CONV 5014. 249-5630927 Loans_CONV

case_nbr Default Universe 5015. 249-5633091 Loans_CONV 5016. 249-5640238 Loans_SL 5017. 249-5641666 Loans_CONV 5018. 249-5641828 Loans_CONV 5019. 249-5642478 Loans_CONV 5020. 249-5647656 Loans_CONV 5021. 249-5652498 Loans_CONV 5022. 249-5656720 Loans_CONV 5023. 249-5671320 Loans_SL 5024. 249-5674595 Loans_CONV 5025. 249-5691608 Loans_SL 5026. 249-5697845 Loans_SL 5027. 249-5699828 Loans_SL 5028. 249-5701813 Loans_CONV 5029. 249-5715149 Loans_SL 5030. 249-5715415 Loans_SL 5031. 249-5716564 Loans_CONV 5032. 249-5719706 Loans_CONV 5033. 249-5720394 Loans_CONV 5034. 249-5722104 Loans_CONV 5035. 249-5729892 Loans_CONV 5036. 249-5730277 Loans_CONV 5037. 249-5740353 Loans_CONV 5038. 249-5782012 Loans_CONV 5039. 249-5818645 Loans_CONV 5040. 249-5826880 Loans_CONV 5041. 249-5828898 Loans_CONV 5042. 249-5868057 Loans_CONV 5043. 249-5871809 Loans_CONV 5044. 249-5877246 Loans_CONV 5045. 251-3669788 Loans_SL 5046. 251-3692361 Loans_CONV 5047. 251-3746736 Loans_CONV 5048. 251-3769300 Loans_CONV 5049. 251-3771849 Loans_SL 5050. 251-3787572 Loans_CONV 5051. 251-3793250 Loans_SL 5052. 251-3799867 Loans_CONV case_nbr Default Universe 5053. 251-3799932 Loans_CONV 5054. 251-3803311 Loans_SL 5055. 251-3804947 Loans_CONV 5056. 251-3811977 Loans_SL 5057. 251-3815536 Loans_CONV 5058. 251-3816662 Loans_CONV 5059. 251-3824363 Loans_CONV 5060. 251-3833321 Loans_SL 5061. 251-3833421 Loans_SL 5062. 251-3836405 Loans_SL 5063. 251-3836638 Loans_CONV 5064. 251-3837548 Loans_CONV 5065. 251-3837741 Loans_SL 5066. 251-3840888 Loans_CONV 5067. 251-3840967 Loans_SL 5068. 251-3843963 Loans_SL 5069. 251-3845567 Loans_CONV 5070. 251-3846930 Loans_SL 5071. 251-3851527 Loans_SL 5072. 251-3856547 Loans_SL 5073. 251-3858294 Loans_CONV 5074. 251-3859310 Loans_SL 5075. 251-3864009 Loans_CONV 5076. 251-3869960 Loans_SL 5077. 251-3874461 Loans_SL 5078. 251-3875733 Loans_CONV 5079. 251-3877337 Loans_CONV 5080. 251-3879226 Loans_SL 5081. 251-3880342 Loans_CONV 5082. 251-3884498 Loans_CONV 5083. 251-3893398 Loans_CONV 5084. 251-3897144 Loans_CONV 5085. 251-3900923 Loans_SL 5086. 251-3909793 Loans_CONV 5087. 251-3917357 Loans_SL 5088. 251-3919466 Loans_SL 5089. 251-3922515 Loans_CONV 5090. 251-3922521 Loans_CONV

case_nbr Default Universe 5091. 251-3926806 Loans_CONV 5092. 251-3931785 Loans_CONV 5093. 251-3933206 Loans_CONV 5094. 251-3934571 Loans_CONV 5095. 251-3936225 Loans_CONV 5096. 251-3950000 Loans_CONV 5097. 251-3952914 Loans_CONV 5098. 251-3955106 Loans_CONV 5099. 251-3961502 Loans_CONV 5100. 251-3965129 Loans_CONV 5101. 251-3965851 Loans_CONV 5102. 251-3973677 Loans_SL 5103. 251-3974167 Loans_CONV 5104. 251-3975355 Loans_CONV 5105. 251-3977309 Loans_SL 5106. 251-3980988 Loans_CONV 5107. 251-3984867 Loans_CONV 5108. 251-3985442 Loans_CONV 5109. 251-3988207 Loans_SL 5110. 251-3990725 Loans_SL 5111. 251-3991693 Loans_CONV 5112. 251-3995223 Loans_CONV 5113. 251-3995535 Loans_CONV 5114. 251-3996989 Loans_CONV 5115. 251-4000270 Loans_CONV 5116. 251-4007988 Loans_CONV 5117. 251-4009546 Loans_CONV 5118. 251-4013382 Loans_CONV 5119. 251-4022378 Loans_CONV 5120. 251-4024616 Loans_CONV 5121. 251-4025062 Loans_SL 5122. 251-4026357 Loans_CONV 5123. 251-4027159 Loans_SL 5124. 251-4028936 Loans_SL 5125. 251-4034274 Loans_SL 5126. 251-4039922 Loans_CONV 5127. 251-4041570 Loans_SL 5128. 251-4042792 Loans_SL case_nbr Default Universe 5129. 251-4052669 Loans_SL 5130. 251-4054306 Loans_SL 5131. 251-4076484 Loans_CONV 5132. 251-4080834 Loans_CONV 5133. 251-4086531 Loans_CONV 5134. 251-4090276 Loans_SL 5135. 251-4090769 Loans_SL 5136. 251-4091820 Loans_CONV 5137. 251-4095868 Loans_CONV 5138. 251-4101718 Loans_SL 5139. 251-4101849 Loans_CONV 5140. 251-4105508 Loans_SL 5141. 251-4110568 Loans_CONV 5142. 251-4140915 Loans_CONV 5143. 251-4141014 Loans_CONV 5144. 251-4155462 Loans_CONV 5145. 251-4155564 Loans_CONV 5146. 251-4157473 Loans_CONV 5147. 251-4165923 Loans_CONV 5148. 251-4166509 Loans_CONV 5149. 251-4172606 Loans_CONV 5150. 251-4173647 Loans_CONV 5151. 251-4174642 Loans_CONV 5152. 251-4176230 Loans_CONV 5153. 251-4198705 Loans_CONV 5154. 251-4199781 Loans_CONV 5155. 251-4202527 Loans_CONV 5156. 251-4207343 Loans_SL 5157. 251-4207661 Loans_CONV 5158. 251-4212944 Loans_CONV 5159. 251-4224233 Loans_SL 5160. 251-4237663 Loans_CONV 5161. 251-4255667 Loans_CONV 5162. 251-4260507 Loans_SL 5163. 251-4271154 Loans_SL 5164. 251-4272324 Loans_CONV 5165. 251-4272432 Loans_CONV 5166. 251-4274818 Loans_CONV

case_nbr Default Universe 5167. 251-4275705 Loans_CONV 5168. 251-4280582 Loans_CONV 5169. 251-4281037 Loans_SL 5170. 251-4283123 Loans_CONV 5171. 251-4283884 Loans_CONV 5172. 251-4286209 Loans_SL 5173. 251-4288750 Loans_CONV 5174. 251-4289484 Loans_CONV 5175. 251-4290669 Loans_CONV 5176. 251-4313327 Loans_CONV 5177. 251-4320958 Loans_CONV 5178. 251-4335900 Loans_CONV 5179. 251-4349090 Loans_CONV 5180. 251-4353732 Loans_CONV 5181. 251-4375939 Loans_CONV 5182. 251-4381553 Loans_CONV 5183. 251-4398821 Loans_CONV 5184. 251-4404883 Loans_SL 5185. 251-4412112 Loans_CONV 5186. 251-4414606 Loans_CONV 5187. 251-4435339 Loans_CONV 5188. 251-4456381 Loans_SL 5189. 251-4461460 Loans_CONV 5190. 251-4465138 Loans_CONV 5191. 251-4486558 Loans_CONV 5192. 251-4492950 Loans_CONV 5193. 251-4521427 Loans_CONV 5194. 251-4522206 Loans_CONV 5195. 251-4527261 Loans_CONV 5196. 251-4527413 Loans_CONV 5197. 251-4528092 Loans_CONV 5198. 251-4544303 Loans_CONV 5199. 251-4551765 Loans_CONV 5200. 251-4559690 Loans_CONV 5201. 251-4569833 Loans_CONV 5202. 251-4607150 Loans_CONV 5203. 251-4642405 Loans_CONV 5204. 251-4645368 Loans_CONV case_nbr Default Universe 5205. 251-4669262 Loans_CONV 5206. 262-1831600 Loans_CONV 5207. 262-1839770 Loans_SL 5208. 262-1843224 Loans_SL 5209. 262-1847068 Loans_SL 5210. 262-1847261 Loans_CONV 5211. 262-1847328 Loans_CONV 5212. 262-1852334 Loans_SL 5213. 262-1856779 Loans_CONV 5214. 262-1864819 Loans_CONV 5215. 262-1868182 Loans_SL 5216. 262-1874425 Loans_CONV 5217. 262-1876557 Loans_CONV 5218. 262-1878173 Loans_CONV 5219. 262-1879792 Loans_CONV 5220. 262-1896965 Loans_SL 5221. 262-1897041 Loans_SL 5222. 262-1899360 Loans_SL 5223. 262-1902062 Loans_CONV 5224. 262-1920472 Loans_CONV 5225. 262-1926420 Loans_CONV 5226. 262-1928313 Loans_CONV 5227. 262-1928791 Loans_CONV 5228. 262-1939952 Loans_CONV 5229. 262-1941542 Loans_CONV 5230. 262-1941848 Loans_CONV 5231. 262-1950827 Loans_SL 5232. 263-4507868 Loans_CONV 5233. 263-4514041 Loans_SL 5234. 263-4518507 Loans_SL 5235. 263-4528999 Loans_CONV 5236. 263-4539831 Loans_CONV 5237. 263-4542115 Loans_SL 5238. 263-4544168 Loans_CONV 5239. 263-4546169 Loans_SL 5240. 263-4548203 Loans_CONV 5241. 263-4550729 Loans_CONV 5242. 263-4557103 Loans_CONV

case_nbr Default Universe 5243. 263-4561120 Loans_SL 5244. 263-4570644 Loans_SL 5245. 263-4572295 Loans_SL 5246. 263-4576857 Loans_SL 5247. 263-4579059 Loans_SL 5248. 263-4582064 Loans_SL 5249. 263-4593878 Loans_CONV 5250. 263-4619736 Loans_SL 5251. 263-4622350 Loans_CONV 5252. 263-4626924 Loans_CONV 5253. 263-4635246 Loans_SL 5254. 263-4636025 Loans_SL 5255. 263-4636626 Loans_CONV 5256. 263-4636888 Loans_SL 5257. 263-4637355 Loans_CONV 5258. 263-4644021 Loans_CONV 5259. 263-4645794 Loans_CONV 5260. 263-4652579 Loans_CONV 5261. 263-4653545 Loans_CONV 5262. 263-4654954 Loans_SL 5263. 263-4659140 Loans_SL 5264. 263-4664519 Loans_CONV 5265. 263-4667754 Loans_SL 5266. 263-4668086 Loans_SL 5267. 263-4675709 Loans_SL 5268. 263-4677637 Loans_CONV 5269. 263-4689982 Loans_SL 5270. 263-4696070 Loans_CONV 5271. 263-4696087 Loans_CONV 5272. 263-4696353 Loans_CONV 5273. 263-4708191 Loans_SL 5274. 263-4711047 Loans_SL 5275. 263-4711625 Loans_CONV 5276. 263-4715525 Loans_CONV 5277. 263-4717243 Loans_CONV 5278. 263-4731960 Loans_CONV 5279. 263-4732421 Loans_CONV 5280. 263-4753683 Loans_CONV case_nbr Default Universe 5281. 263-4757367 Loans_CONV 5282. 263-4762531 Loans_CONV 5283. 263-4766011 Loans_CONV 5284. 263-4769569 Loans_CONV 5285. 263-4773898 Loans_CONV 5286. 263-4785368 Loans_CONV 5287. 263-4791777 Loans_CONV 5288. 263-4800777 Loans_CONV 5289. 263-4801209 Loans_CONV 5290. 263-4819120 Loans_CONV 5291. 263-4826903 Loans_CONV 5292. 263-4835225 Loans_CONV 5293. 263-4836461 Loans_CONV 5294. 263-4842459 Loans_CONV 5295. 263-4852042 Loans_SL 5296. 263-4858596 Loans_CONV 5297. 263-4859822 Loans_SL 5298. 263-4872908 Loans_CONV 5299. 263-4875565 Loans_SL 5300. 263-4877362 Loans_CONV 5301. 263-4877776 Loans_CONV 5302. 263-4879987 Loans_CONV 5303. 263-4884074 Loans_SL 5304. 263-4888438 Loans_SL 5305. 263-4897895 Loans_SL 5306. 263-4901204 Loans_CONV 5307. 263-4903955 Loans_CONV 5308. 263-4920063 Loans_CONV 5309. 263-4930091 Loans_CONV 5310. 263-4938977 Loans_CONV 5311. 263-4941527 Loans_SL 5312. 263-4945252 Loans_CONV 5313. 263-4953213 Loans_CONV 5314. 263-4975747 Loans_CONV 5315. 263-4979568 Loans_CONV 5316. 263-4982596 Loans_CONV 5317. 263-5000589 Loans_CONV 5318. 263-5029626 Loans_CONV

case_nbr Default Universe 5319. 264-0039418 Loans_SL 5320. 264-0116721 Loans_CONV 5321. 264-0117648 Loans_SL 5322. 264-0124909 Loans_SL 5323. 264-0134538 Loans_CONV 5324. 264-0151428 Loans_SL 5325. 264-0158846 Loans_SL 5326. 264-0166950 Loans_SL 5327. 264-0168808 Loans_CONV 5328. 264-0169622 Loans_CONV 5329. 264-0171439 Loans_SL 5330. 264-0181357 Loans_CONV 5331. 264-0182296 Loans_CONV 5332. 264-0186491 Loans_CONV 5333. 264-0188116 Loans_SL 5334. 264-0190313 Loans_SL 5335. 264-0193609 Loans_SL 5336. 264-0197725 Loans_CONV 5337. 264-0204543 Loans_CONV 5338. 264-0204766 Loans_SL 5339. 264-0206804 Loans_SL 5340. 264-0213994 Loans_SL 5341. 264-0217416 Loans_CONV 5342. 264-0227428 Loans_SL 5343. 264-0235035 Loans_SL 5344. 264-0235324 Loans_SL 5345. 264-0237541 Loans_SL 5346. 264-0237978 Loans_CONV 5347. 264-0239247 Loans_SL 5348. 264-0239892 Loans_SL 5349. 264-0241161 Loans_SL 5350. 264-0250396 Loans_CONV 5351. 264-0250814 Loans_SL 5352. 264-0252765 Loans_CONV 5353. 264-0256557 Loans_CONV 5354. 264-0257307 Loans_SL 5355. 264-0264915 Loans_CONV 5356. 264-0266309 Loans_CONV case_nbr Default Universe 5357. 264-0273844 Loans_SL 5358. 264-0274906 Loans_CONV 5359. 264-0275807 Loans_CONV 5360. 264-0276364 Loans_SL 5361. 264-0277239 Loans_CONV 5362. 264-0282207 Loans_SL 5363. 264-0284529 Loans_SL 5364. 264-0285915 Loans_SL 5365. 264-0287685 Loans_CONV 5366. 264-0290077 Loans_CONV 5367. 264-0292385 Loans_SL 5368. 264-0293674 Loans_CONV 5369. 264-0296125 Loans_SL 5370. 264-0296556 Loans_SL 5371. 264-0297965 Loans_CONV 5372. 264-0298012 Loans_SL 5373. 264-0302117 Loans_CONV 5374. 264-0302753 Loans_CONV 5375. 264-0304783 Loans_CONV 5376. 264-0304810 Loans_CONV 5377. 264-0307925 Loans_SL 5378. 264-0307948 Loans_CONV 5379. 264-0316956 Loans_SL 5380. 264-0321261 Loans_CONV 5381. 264-0322259 Loans_CONV 5382. 264-0324214 Loans_SL 5383. 264-0326822 Loans_CONV 5384. 264-0332580 Loans_CONV 5385. 264-0338321 Loans_CONV 5386. 264-0340558 Loans_CONV 5387. 264-0341235 Loans_CONV 5388. 264-0349297 Loans_CONV 5389. 264-0355710 Loans_CONV 5390. 264-0363956 Loans_CONV 5391. 264-0369971 Loans_CONV 5392. 264-0370073 Loans_SL 5393. 264-0370254 Loans_CONV 5394. 264-0372232 Loans_CONV

case_nbr Default Universe 5395. 264-0373028 Loans_SL 5396. 264-0378372 Loans_CONV 5397. 264-0386327 Loans_CONV 5398. 264-0388906 Loans_SL 5399. 264-0392611 Loans_CONV 5400. 264-0393646 Loans_CONV 5401. 264-0402912 Loans_CONV 5402. 264-0405070 Loans_CONV 5403. 264-0408025 Loans_CONV 5404. 264-0415837 Loans_SL 5405. 264-0417578 Loans_CONV 5406. 264-0425863 Loans_CONV 5407. 264-0427914 Loans_CONV 5408. 264-0429626 Loans_CONV 5409. 264-0430098 Loans_SL 5410. 264-0430414 Loans_SL 5411. 264-0433614 Loans_SL 5412. 264-0433620 Loans_CONV 5413. 264-0435463 Loans_CONV 5414. 264-0437083 Loans_SL 5415. 264-0439340 Loans_CONV 5416. 264-0444465 Loans_SL 5417. 264-0449558 Loans_SL 5418. 264-0451959 Loans_SL 5419. 264-0457980 Loans_SL 5420. 264-0458333 Loans_CONV 5421. 264-0466901 Loans_CONV 5422. 264-0478646 Loans_SL 5423. 264-0487504 Loans_CONV 5424. 264-0495184 Loans_CONV 5425. 264-0495438 Loans_CONV 5426. 264-0498072 Loans_CONV 5427. 264-0504018 Loans_CONV 5428. 264-0508309 Loans_CONV 5429. 264-0523154 Loans_SL 5430. 264-0528802 Loans_CONV 5431. 264-0534423 Loans_CONV 5432. 264-0557850 Loans_CONV case_nbr Default Universe 5433. 264-0570870 Loans_CONV 5434. 264-0571093 Loans_CONV 5435. 264-0571925 Loans_CONV 5436. 264-0574320 Loans_CONV 5437. 264-0588277 Loans_SL 5438. 264-0588365 Loans_CONV 5439. 264-0598487 Loans_SL 5440. 264-0603071 Loans_CONV 5441. 264-0605411 Loans_CONV 5442. 264-0614846 Loans_CONV 5443. 264-0620772 Loans_SL 5444. 264-0634969 Loans_SL 5445. 264-0635681 Loans_CONV 5446. 264-0645187 Loans_CONV 5447. 264-0674321 Loans_SL 5448. 264-0678188 Loans_CONV 5449. 264-0684125 Loans_CONV 5450. 264-0689230 Loans_SL 5451. 264-0708504 Loans_CONV 5452. 264-0711112 Loans_CONV 5453. 264-0714370 Loans_SL 5454. 264-0739501 Loans_CONV 5455. 264-0742625 Loans_CONV 5456. 264-0766559 Loans_CONV 5457. 264-0768992 Loans_CONV 5458. 264-0788344 Loans_CONV 5459. 264-0799274 Loans_CONV 5460. 264-0883121 Loans_SL 5461. 264-0890440 Loans_CONV 5462. 264-0939339 Loans_CONV 5463. 277-0104041 Loans_CONV 5464. 277-0160051 Loans_CONV 5465. 277-0183603 Loans_CONV 5466. 277-0190929 Loans_CONV 5467. 277-0195593 Loans_CONV 5468. 277-0207134 Loans_CONV 5469. 277-0220550 Loans_CONV 5470. 277-0268060 Loans_SL

case_nbr Default Universe 5471. 277-0272223 Loans_CONV 5472. 277-0292467 Loans_CONV 5473. 277-0294603 Loans_CONV 5474. 277-0303497 Loans_CONV 5475. 277-0306718 Loans_CONV 5476. 277-0340073 Loans_CONV 5477. 277-0353458 Loans_SL 5478. 277-0355792 Loans_CONV 5479. 277-0356165 Loans_SL 5480. 277-0371599 Loans_CONV 5481. 277-0382556 Loans_CONV 5482. 277-0391173 Loans_CONV 5483. 277-0403259 Loans_SL 5484. 277-0404986 Loans_CONV 5485. 277-0409029 Loans_SL 5486. 277-0410549 Loans_CONV 5487. 277-0417092 Loans_CONV 5488. 277-0420409 Loans_SL 5489. 277-0420660 Loans_CONV 5490. 277-0439848 Loans_CONV 5491. 277-0449267 Loans_SL 5492. 277-0479200 Loans_CONV 5493. 277-0479853 Loans_CONV 5494. 277-0480901 Loans_CONV 5495. 277-0483371 Loans_CONV 5496. 277-0498688 Loans_CONV 5497. 277-0520127 Loans_SL 5498. 277-0528382 Loans_CONV 5499. 277-0545351 Loans_SL 5500. 277-0569098 Loans_CONV 5501. 277-0570674 Loans_CONV 5502. 277-0579014 Loans_CONV 5503. 277-0593862 Loans_CONV 5504. 277-0605239 Loans_CONV 5505. 277-0640769 Loans_CONV 5506. 277-0655090 Loans_CONV 5507. 277-0663248 Loans_CONV 5508. 277-0664170 Loans_CONV case_nbr Default Universe 5509. 277-0665436 Loans_CONV 5510. 277-0670471 Loans_CONV 5511. 277-0671107 Loans_CONV 5512. 277-0697582 Loans_SL 5513. 277-0697678 Loans_CONV 5514. 277-0721634 Loans_CONV 5515. 277-0737777 Loans_CONV 5516. 277-0744784 Loans_CONV 5517. 277-0749644 Loans_CONV 5518. 277-0755712 Loans_CONV 5519. 277-0758630 Loans_CONV 5520. 277-0765790 Loans_CONV 5521. 277-0774235 Loans_CONV 5522. 277-0812152 Loans_CONV 5523. 277-0812333 Loans_CONV 5524. 277-0818486 Loans_SL 5525. 277-0844438 Loans_CONV 5526. 277-0853061 Loans_CONV 5527. 277-0854855 Loans_SL 5528. 277-0871325 Loans_CONV 5529. 277-0883658 Loans_CONV 5530. 277-0888451 Loans_CONV 5531. 277-0977387 Loans_SL 5532. 277-0981402 Loans_CONV 5533. 277-1027162 Loans_CONV 5534. 277-1033962 Loans_SL 5535. 277-1045172 Loans_SL 5536. 277-1075565 Loans_CONV 5537. 277-1078499 Loans_CONV 5538. 277-1081032 Loans_CONV 5539. 277-1099129 Loans_CONV 5540. 277-1115483 Loans_CONV 5541. 277-1153866 Loans_CONV 5542. 277-1248844 Loans_CONV 5543. 281-3488836 Loans_CONV 5544. 281-3525446 Loans_CONV 5545. 281-3567400 Loans_CONV 5546. 281-3570944 Loans_CONV

case_nbr Default Universe 5547. 281-3572078 Loans_SL 5548. 281-3590558 Loans_SL 5549. 281-3602469 Loans_CONV 5550. 281-3607624 Loans_CONV 5551. 281-3609286 Loans_SL 5552. 281-3624747 Loans_CONV 5553. 281-3626573 Loans_SL 5554. 281-3626885 Loans_SL 5555. 281-3627483 Loans_CONV 5556. 281-3631016 Loans_SL 5557. 281-3642865 Loans_SL 5558. 281-3646062 Loans_SL 5559. 281-3656660 Loans_SL 5560. 281-3661307 Loans_CONV 5561. 281-3661710 Loans_SL 5562. 281-3666379 Loans_SL 5563. 281-3670706 Loans_CONV 5564. 281-3677989 Loans_SL 5565. 281-3690145 Loans_SL 5566. 281-3694261 Loans_SL 5567. 281-3711478 Loans_CONV 5568. 281-3712257 Loans_CONV 5569. 281-3717799 Loans_CONV 5570. 281-3723532 Loans_CONV 5571. 281-3727607 Loans_CONV 5572. 281-3727830 Loans_CONV 5573. 281-3729023 Loans_CONV 5574. 281-3734745 Loans_CONV 5575. 281-3742213 Loans_CONV 5576. 281-3760239 Loans_CONV 5577. 281-3763656 Loans_CONV 5578. 281-3765844 Loans_CONV 5579. 281-3766783 Loans_CONV 5580. 281-3767028 Loans_CONV 5581. 281-3770765 Loans_SL 5582. 281-3787097 Loans_CONV 5583. 281-3789102 Loans_CONV 5584. 281-3790572 Loans_CONV case_nbr Default Universe 5585. 281-3793953 Loans_CONV 5586. 281-3795478 Loans_CONV 5587. 281-3796756 Loans_CONV 5588. 281-3815464 Loans_CONV 5589. 281-3818250 Loans_CONV 5590. 281-3819495 Loans_CONV 5591. 291-3938135 Loans_CONV 5592. 291-3993183 Loans_CONV 5593. 291-3994189 Loans_SL 5594. 291-4001632 Loans_CONV 5595. 291-4010499 Loans_SL 5596. 291-4014490 Loans_CONV 5597. 291-4017258 Loans_SL 5598. 291-4034568 Loans_CONV 5599. 291-4038728 Loans_CONV 5600. 291-4097924 Loans_CONV 5601. 291-4107642 Loans_SL 5602. 291-4111601 Loans_SL 5603. 291-4116798 Loans_SL 5604. 291-4121536 Loans_CONV 5605. 291-4126296 Loans_CONV 5606. 291-4128189 Loans_SL 5607. 291-4129631 Loans_CONV 5608. 291-4130436 Loans_SL 5609. 291-4130777 Loans_SL 5610. 291-4144441 Loans_CONV 5611. 291-4160076 Loans_CONV 5612. 291-4170589 Loans_CONV 5613. 291-4171380 Loans_CONV 5614. 291-4171998 Loans_SL 5615. 291-4175399 Loans_SL 5616. 291-4182512 Loans_CONV 5617. 291-4187045 Loans_CONV 5618. 291-4192765 Loans_CONV 5619. 291-4233695 Loans_CONV 5620. 291-4251840 Loans_CONV 5621. 291-4279911 Loans_CONV 5622. 291-4282609 Loans_CONV

case_nbr Default Universe 5623. 291-4299481 Loans_CONV 5624. 291-4306372 Loans_CONV 5625. 291-4309622 Loans_CONV 5626. 291-4311836 Loans_CONV 5627. 291-4343851 Loans_CONV 5628. 291-4344364 Loans_CONV 5629. 291-4346619 Loans_CONV 5630. 291-4362499 Loans_CONV 5631. 291-4368036 Loans_SL 5632. 291-4370926 Loans_CONV 5633. 291-4371796 Loans_CONV 5634. 291-4385880 Loans_CONV 5635. 291-4392189 Loans_SL 5636. 291-4409080 Loans_CONV 5637. 291-4462504 Loans_CONV 5638. 291-4468434 Loans_CONV 5639. 291-4520172 Loans_CONV 5640. 292-5239243 Loans_SL 5641. 292-5258610 Loans_SL 5642. 292-5275286 Loans_SL 5643. 292-5290009 Loans_CONV 5644. 292-5320464 Loans_CONV 5645. 292-5344063 Loans_CONV 5646. 292-5351484 Loans_SL 5647. 292-5368806 Loans_SL 5648. 292-5372330 Loans_SL 5649. 292-5383050 Loans_CONV 5650. 292-5384243 Loans_SL 5651. 292-5385638 Loans_SL 5652. 292-5398793 Loans_CONV 5653. 292-5401580 Loans_SL 5654. 292-5401942 Loans_CONV 5655. 292-5402070 Loans_SL 5656. 292-5402137 Loans_SL 5657. 292-5406775 Loans_SL 5658. 292-5406962 Loans_SL 5659. 292-5407049 Loans_SL 5660. 292-5445190 Loans_SL case_nbr Default Universe 5661. 292-5446830 Loans_SL 5662. 292-5450024 Loans_SL 5663. 292-5459017 Loans_SL 5664. 292-5459046 Loans_SL 5665. 292-5461975 Loans_CONV 5666. 292-5472655 Loans_SL 5667. 292-5477482 Loans_SL 5668. 292-5483045 Loans_CONV 5669. 292-5484402 Loans_CONV 5670. 292-5486280 Loans_CONV 5671. 292-5493036 Loans_SL 5672. 292-5505140 Loans_CONV 5673. 292-5507004 Loans_CONV 5674. 292-5521694 Loans_CONV 5675. 292-5541551 Loans_SL 5676. 292-5548347 Loans_CONV 5677. 292-5549085 Loans_SL 5678. 292-5556924 Loans_SL 5679. 292-5561720 Loans_SL 5680. 292-5590322 Loans_SL 5681. 292-5590625 Loans_SL 5682. 292-5625890 Loans_SL 5683. 292-5637462 Loans_CONV 5684. 292-5640245 Loans_SL 5685. 292-5642180 Loans_SL 5686. 292-5645793 Loans_CONV 5687. 292-5647526 Loans_SL 5688. 292-5650706 Loans_CONV 5689. 292-5650895 Loans_CONV 5690. 292-5679876 Loans_CONV 5691. 292-5690711 Loans_CONV 5692. 292-5712399 Loans_CONV 5693. 292-5717207 Loans_CONV 5694. 292-5723260 Loans_CONV 5695. 292-5727364 Loans_SL 5696. 292-5729024 Loans_CONV 5697. 292-5763470 Loans_CONV 5698. 292-5763877 Loans_SL

case_nbr Default Universe 5699. 292-5775665 Loans_CONV 5700. 292-5779559 Loans_SL 5701. 292-5788261 Loans_SL 5702. 292-5790157 Loans_CONV 5703. 292-5791855 Loans_CONV 5704. 292-5800973 Loans_CONV 5705. 292-5809559 Loans_CONV 5706. 292-5843430 Loans_CONV 5707. 292-5864308 Loans_CONV 5708. 292-5912122 Loans_SL 5709. 292-5955787 Loans_CONV 5710. 292-6010005 Loans_SL 5711. 292-6027414 Loans_CONV 5712. 311-1964538 Loans_SL 5713. 311-1971676 Loans_CONV 5714. 311-1978934 Loans_CONV 5715. 311-1981667 Loans_CONV 5716. 311-1982916 Loans_CONV 5717. 311-1985891 Loans_CONV 5718. 311-1992988 Loans_CONV 5719. 311-1993461 Loans_SL 5720. 311-1997326 Loans_CONV 5721. 311-2012936 Loans_CONV 5722. 311-2013166 Loans_SL 5723. 311-2021871 Loans_SL 5724. 311-2037563 Loans_CONV 5725. 311-2041780 Loans_CONV 5726. 311-2054988 Loans_CONV 5727. 311-2054994 Loans_CONV 5728. 311-2085486 Loans_CONV 5729. 311-2086951 Loans_SL 5730. 321-2645051 Loans_CONV 5731. 321-2660221 Loans_SL 5732. 321-2666253 Loans_CONV 5733. 321-2714047 Loans_CONV 5734. 321-2720007 Loans_SL 5735. 321-2758807 Loans_SL 5736. 321-2774419 Loans_CONV case_nbr Default Universe 5737. 321-2804346 Loans_SL 5738. 321-2918454 Loans_SL 5739. 331-1343829 Loans_CONV 5740. 331-1353832 Loans_CONV 5741. 331-1355386 Loans_CONV 5742. 331-1370462 Loans_CONV 5743. 331-1373026 Loans_CONV 5744. 331-1377720 Loans_CONV 5745. 331-1384200 Loans_SL 5746. 331-1384738 Loans_SL 5747. 331-1385785 Loans_CONV 5748. 331-1389685 Loans_CONV 5749. 331-1390835 Loans_CONV 5750. 331-1397068 Loans_CONV 5751. 331-1398448 Loans_CONV 5752. 331-1398693 Loans_CONV 5753. 331-1400529 Loans_SL 5754. 331-1400614 Loans_CONV 5755. 331-1400978 Loans_CONV 5756. 331-1402361 Loans_SL 5757. 331-1403423 Loans_SL 5758. 331-1405301 Loans_CONV 5759. 331-1408784 Loans_SL 5760. 331-1411305 Loans_CONV 5761. 331-1411964 Loans_SL 5762. 331-1413907 Loans_SL 5763. 331-1414382 Loans_SL 5764. 331-1416608 Loans_CONV 5765. 331-1421059 Loans_SL 5766. 331-1422287 Loans_CONV 5767. 331-1423910 Loans_SL 5768. 331-1426306 Loans_SL 5769. 331-1429160 Loans_SL 5770. 331-1438770 Loans_CONV 5771. 331-1439326 Loans_CONV 5772. 331-1440330 Loans_CONV 5773. 331-1442768 Loans_CONV 5774. 331-1449273 Loans_CONV

case_nbr Default Universe 5775. 331-1455210 Loans_CONV 5776. 331-1460000 Loans_CONV 5777. 331-1470732 Loans_CONV 5778. 331-1485740 Loans_SL 5779. 331-1487078 Loans_CONV 5780. 332-4604621 Loans_CONV 5781. 332-4612424 Loans_CONV 5782. 332-4741575 Loans_SL 5783. 332-4754040 Loans_CONV 5784. 332-4764241 Loans_CONV 5785. 332-4789628 Loans_CONV 5786. 332-4793832 Loans_CONV 5787. 332-4802849 Loans_SL 5788. 332-4809801 Loans_CONV 5789. 332-4818493 Loans_SL 5790. 332-4828800 Loans_SL 5791. 332-4830153 Loans_CONV 5792. 332-4831687 Loans_SL 5793. 332-4838417 Loans_SL 5794. 332-4846373 Loans_SL 5795. 332-4846521 Loans_SL 5796. 332-4850923 Loans_CONV 5797. 332-4856570 Loans_CONV 5798. 332-4857403 Loans_CONV 5799. 332-4858991 Loans_CONV 5800. 332-4860205 Loans_CONV 5801. 332-4860307 Loans_CONV 5802. 332-4866946 Loans_CONV 5803. 332-4873670 Loans_CONV 5804. 332-4876099 Loans_CONV 5805. 332-4881211 Loans_CONV 5806. 332-4881500 Loans_SL 5807. 332-4882427 Loans_SL 5808. 332-4883077 Loans_CONV 5809. 332-4885560 Loans_CONV 5810. 332-4886957 Loans_CONV 5811. 332-4888810 Loans_SL 5812. 332-4889028 Loans_CONV case_nbr Default Universe 5813. 332-4889806 Loans_CONV 5814. 332-4890192 Loans_CONV 5815. 332-4891487 Loans_CONV 5816. 332-4891514 Loans_CONV 5817. 332-4892033 Loans_SL 5818. 332-4893212 Loans_SL 5819. 332-4893357 Loans_SL 5820. 332-4893681 Loans_CONV 5821. 332-4893841 Loans_CONV 5822. 332-4893856 Loans_CONV 5823. 332-4894549 Loans_CONV 5824. 332-4896137 Loans_SL 5825. 332-4896505 Loans_SL 5826. 332-4898269 Loans_SL 5827. 332-4899728 Loans_SL 5828. 332-4900304 Loans_SL 5829. 332-4901220 Loans_CONV 5830. 332-4903483 Loans_CONV 5831. 332-4904233 Loans_CONV 5832. 332-4905852 Loans_SL 5833. 332-4906190 Loans_SL 5834. 332-4907984 Loans_CONV 5835. 332-4910058 Loans_CONV 5836. 332-4912354 Loans_SL 5837. 332-4914644 Loans_CONV 5838. 332-4916986 Loans_SL 5839. 332-4917503 Loans_SL 5840. 332-4917794 Loans_SL 5841. 332-4919221 Loans_CONV 5842. 332-4920367 Loans_CONV 5843. 332-4920685 Loans_CONV 5844. 332-4924585 Loans_CONV 5845. 332-4925023 Loans_SL 5846. 332-4925285 Loans_CONV 5847. 332-4927178 Loans_CONV 5848. 332-4928456 Loans_SL 5849. 332-4928593 Loans_SL 5850. 332-4930081 Loans_CONV

case_nbr Default Universe 5851. 332-4933383 Loans_CONV 5852. 332-4940072 Loans_CONV 5853. 332-4940650 Loans_CONV 5854. 332-4940798 Loans_CONV 5855. 332-4941090 Loans_SL 5856. 332-4949200 Loans_CONV 5857. 332-4949383 Loans_CONV 5858. 332-4953116 Loans_CONV 5859. 332-4953920 Loans_CONV 5860. 332-4954281 Loans_SL 5861. 332-4957793 Loans_CONV 5862. 332-4959476 Loans_SL 5863. 332-4962242 Loans_CONV 5864. 332-4966057 Loans_CONV 5865. 332-4966839 Loans_CONV 5866. 332-4968852 Loans_CONV 5867. 332-4970783 Loans_SL 5868. 332-4972653 Loans_SL 5869. 332-4974858 Loans_SL 5870. 332-4975319 Loans_SL 5871. 332-4978016 Loans_CONV 5872. 332-4979202 Loans_CONV 5873. 332-4982299 Loans_SL 5874. 332-4982910 Loans_SL 5875. 332-4983032 Loans_CONV 5876. 332-4983061 Loans_CONV 5877. 332-4983945 Loans_SL 5878. 332-4984697 Loans_SL 5879. 332-4986436 Loans_CONV 5880. 332-4987267 Loans_SL 5881. 332-4987845 Loans_CONV 5882. 332-4988597 Loans_CONV 5883. 332-4989852 Loans_SL 5884. 332-4989898 Loans_CONV 5885. 332-4990401 Loans_CONV 5886. 332-4991646 Loans_CONV 5887. 332-4993148 Loans_CONV 5888. 332-4997468 Loans_SL case_nbr Default Universe 5889. 332-4999417 Loans_SL 5890. 332-4999951 Loans_SL 5891. 332-5005380 Loans_SL 5892. 332-5005873 Loans_SL 5893. 332-5006725 Loans_CONV 5894. 332-5009960 Loans_CONV 5895. 332-5013959 Loans_SL 5896. 332-5014399 Loans_SL 5897. 332-5015995 Loans_CONV 5898. 332-5019207 Loans_CONV 5899. 332-5019446 Loans_SL 5900. 332-5019604 Loans_SL 5901. 332-5023066 Loans_SL 5902. 332-5026237 Loans_CONV 5903. 332-5026272 Loans_CONV 5904. 332-5029907 Loans_CONV 5905. 332-5034778 Loans_SL 5906. 332-5036489 Loans_CONV 5907. 332-5039066 Loans_CONV 5908. 332-5039492 Loans_CONV 5909. 332-5043684 Loans_CONV 5910. 332-5043786 Loans_CONV 5911. 332-5044775 Loans_SL 5912. 332-5046464 Loans_CONV 5913. 332-5047453 Loans_CONV 5914. 332-5049107 Loans_SL 5915. 332-5050271 Loans_CONV 5916. 332-5050288 Loans_CONV 5917. 332-5056796 Loans_CONV 5918. 332-5056898 Loans_CONV 5919. 332-5057914 Loans_CONV 5920. 332-5062500 Loans_CONV 5921. 332-5065644 Loans_SL 5922. 332-5071820 Loans_CONV 5923. 332-5073091 Loans_CONV 5924. 332-5077274 Loans_SL 5925. 332-5077773 Loans_CONV 5926. 332-5077925 Loans_CONV

case_nbr Default Universe 5927. 332-5079587 Loans_CONV 5928. 332-5079695 Loans_CONV 5929. 332-5080369 Loans_CONV 5930. 332-5080460 Loans_CONV 5931. 332-5083625 Loans_SL 5932. 332-5084331 Loans_CONV 5933. 332-5085162 Loans_SL 5934. 332-5085518 Loans_CONV 5935. 332-5086247 Loans_CONV 5936. 332-5089657 Loans_CONV 5937. 332-5092895 Loans_CONV 5938. 332-5095698 Loans_CONV 5939. 332-5099745 Loans_CONV 5940. 332-5103257 Loans_CONV 5941. 332-5107058 Loans_CONV 5942. 332-5107528 Loans_SL 5943. 332-5113870 Loans_CONV 5944. 332-5114491 Loans_CONV 5945. 332-5114689 Loans_CONV 5946. 332-5116332 Loans_CONV 5947. 332-5128636 Loans_CONV 5948. 332-5128817 Loans_CONV 5949. 332-5131789 Loans_CONV 5950. 332-5132726 Loans_CONV 5951. 332-5132732 Loans_CONV 5952. 332-5136661 Loans_SL 5953. 332-5141054 Loans_CONV 5954. 332-5145886 Loans_CONV 5955. 332-5146168 Loans_CONV 5956. 332-5148597 Loans_CONV 5957. 332-5149274 Loans_CONV 5958. 332-5150765 Loans_CONV 5959. 332-5155733 Loans_CONV 5960. 332-5156984 Loans_CONV 5961. 332-5166418 Loans_CONV 5962. 332-5167039 Loans_CONV 5963. 332-5167754 Loans_SL 5964. 332-5169291 Loans_CONV case_nbr Default Universe 5965. 332-5169341 Loans_CONV 5966. 332-5170202 Loans_CONV 5967. 332-5173947 Loans_CONV 5968. 332-5174227 Loans_CONV 5969. 332-5178632 Loans_CONV 5970. 332-5178792 Loans_SL 5971. 332-5181598 Loans_CONV 5972. 332-5185475 Loans_SL 5973. 332-5195489 Loans_CONV 5974. 332-5196898 Loans_CONV 5975. 332-5197001 Loans_CONV 5976. 332-5201322 Loans_CONV 5977. 332-5214066 Loans_CONV 5978. 332-5223754 Loans_CONV 5979. 332-5225661 Loans_CONV 5980. 332-5226785 Loans_SL 5981. 332-5227313 Loans_SL 5982. 332-5228281 Loans_SL 5983. 332-5237283 Loans_CONV 5984. 332-5249587 Loans_CONV 5985. 332-5253365 Loans_CONV 5986. 332-5257729 Loans_CONV 5987. 332-5292743 Loans_CONV 5988. 332-5299026 Loans_CONV 5989. 332-5301092 Loans_CONV 5990. 332-5336707 Loans_CONV 5991. 332-5339393 Loans_CONV 5992. 332-5362453 Loans_SL 5993. 332-5372118 Loans_CONV 5994. 332-5374996 Loans_SL 5995. 332-5375378 Loans_CONV 5996. 332-5377572 Loans_SL 5997. 332-5383339 Loans_SL 5998. 332-5399112 Loans_SL 5999. 332-5405621 Loans_CONV 6000. 341-0995523 Loans_CONV 6001. 341-1002962 Loans_CONV 6002. 341-1023104 Loans_SL

case_nbr Default Universe 6003. 341-1026085 Loans_CONV 6004. 341-1029102 Loans_SL 6005. 341-1034907 Loans_CONV 6006. 341-1037013 Loans_CONV 6007. 341-1047339 Loans_CONV 6008. 341-1049851 Loans_CONV 6009. 341-1053051 Loans_SL 6010. 341-1055472 Loans_CONV 6011. 341-1063990 Loans_CONV 6012. 341-1065434 Loans_SL 6013. 341-1070883 Loans_SL 6014. 341-1071321 Loans_CONV 6015. 341-1073305 Loans_CONV 6016. 341-1073815 Loans_CONV 6017. 341-1096074 Loans_CONV 6018. 341-1110352 Loans_CONV 6019. 341-1110822 Loans_CONV 6020. 341-1128563 Loans_CONV 6021. 341-1134756 Loans_CONV 6022. 341-1190090 Loans_SL 6023. 341-1208422 Loans_CONV 6024. 341-1225495 Loans_CONV 6025. 351-5328709 Loans_SL 6026. 351-5334894 Loans_SL 6027. 351-5351017 Loans_CONV 6028. 351-5358934 Loans_CONV 6029. 351-5378367 Loans_CONV 6030. 351-5382390 Loans_SL 6031. 351-5399288 Loans_CONV 6032. 351-5421675 Loans_CONV 6033. 351-5441788 Loans_CONV 6034. 351-5445058 Loans_SL 6035. 351-5448894 Loans_SL 6036. 351-5452275 Loans_SL 6037. 351-5454594 Loans_SL 6038. 351-5454945 Loans_SL 6039. 351-5455808 Loans_SL 6040. 351-5459693 Loans_SL case_nbr Default Universe 6041. 351-5460386 Loans_CONV 6042. 351-5463941 Loans_SL 6043. 351-5465601 Loans_CONV 6044. 351-5468863 Loans_CONV 6045. 351-5477248 Loans_SL 6046. 351-5477595 Loans_SL 6047. 351-5478736 Loans_SL 6048. 351-5479827 Loans_SL 6049. 351-5482986 Loans_CONV 6050. 351-5485880 Loans_CONV 6051. 351-5490142 Loans_SL 6052. 351-5491285 Loans_SL 6053. 351-5491341 Loans_SL 6054. 351-5493575 Loans_CONV 6055. 351-5493704 Loans_SL 6056. 351-5493806 Loans_SL 6057. 351-5503348 Loans_CONV 6058. 351-5503882 Loans_SL 6059. 351-5505667 Loans_SL 6060. 351-5505848 Loans_SL 6061. 351-5507038 Loans_SL 6062. 351-5520005 Loans_SL 6063. 351-5521647 Loans_SL 6064. 351-5529726 Loans_SL 6065. 351-5530684 Loans_SL 6066. 351-5535097 Loans_SL 6067. 351-5535675 Loans_SL 6068. 351-5542443 Loans_SL 6069. 351-5544388 Loans_SL 6070. 351-5544523 Loans_SL 6071. 351-5544619 Loans_SL 6072. 351-5547089 Loans_SL 6073. 351-5550818 Loans_CONV 6074. 351-5552066 Loans_SL 6075. 351-5552644 Loans_SL 6076. 351-5554730 Loans_SL 6077. 351-5556203 Loans_CONV 6078. 351-5556407 Loans_SL

case_nbr Default Universe 6079. 351-5557454 Loans_SL 6080. 351-5561494 Loans_CONV 6081. 351-5561912 Loans_SL 6082. 351-5575429 Loans_SL 6083. 351-5582305 Loans_SL 6084. 351-5584370 Loans_CONV 6085. 351-5584568 Loans_CONV 6086. 351-5585960 Loans_SL 6087. 351-5586438 Loans_CONV 6088. 351-5588599 Loans_CONV 6089. 351-5593337 Loans_CONV 6090. 351-5597424 Loans_CONV 6091. 351-5597981 Loans_SL 6092. 351-5599369 Loans_SL 6093. 351-5603247 Loans_SL 6094. 351-5606062 Loans_CONV 6095. 351-5610753 Loans_CONV 6096. 351-5612182 Loans_SL 6097. 351-5619877 Loans_CONV 6098. 351-5621286 Loans_CONV 6099. 351-5623973 Loans_CONV 6100. 351-5627476 Loans_SL 6101. 351-5629188 Loans_SL 6102. 351-5637228 Loans_SL 6103. 351-5637779 Loans_CONV 6104. 351-5638456 Loans_SL 6105. 351-5640726 Loans_SL 6106. 351-5643281 Loans_SL 6107. 351-5643614 Loans_CONV 6108. 351-5644451 Loans_SL 6109. 351-5644564 Loans_CONV 6110. 351-5647753 Loans_SL 6111. 351-5649074 Loans_SL 6112. 351-5649097 Loans_CONV 6113. 351-5652940 Loans_SL 6114. 351-5655579 Loans_SL 6115. 351-5657750 Loans_CONV 6116. 351-5664932 Loans_SL case_nbr Default Universe 6117. 351-5666020 Loans_SL 6118. 351-5666700 Loans_SL 6119. 351-5667396 Loans_SL 6120. 351-5667400 Loans_CONV 6121. 351-5669453 Loans_SL 6122. 351-5671355 Loans_SL 6123. 351-5672026 Loans_SL 6124. 351-5673514 Loans_SL 6125. 351-5677452 Loans_CONV 6126. 351-5680199 Loans_CONV 6127. 351-5683268 Loans_SL 6128. 351-5689429 Loans_CONV 6129. 351-5692507 Loans_CONV 6130. 351-5692927 Loans_CONV 6131. 351-5701927 Loans_CONV 6132. 351-5706924 Loans_SL 6133. 351-5707892 Loans_CONV 6134. 351-5708846 Loans_SL 6135. 351-5713189 Loans_CONV 6136. 351-5722332 Loans_SL 6137. 351-5724616 Loans_SL 6138. 351-5727737 Loans_CONV 6139. 351-5733886 Loans_SL 6140. 351-5752799 Loans_CONV 6141. 351-5754840 Loans_CONV 6142. 351-5755607 Loans_CONV 6143. 351-5756552 Loans_CONV 6144. 351-5759247 Loans_CONV 6145. 351-5775204 Loans_CONV 6146. 351-5775857 Loans_SL 6147. 351-5779655 Loans_CONV 6148. 351-5784563 Loans_CONV 6149. 351-5788339 Loans_CONV 6150. 351-5806636 Loans_CONV 6151. 351-5806991 Loans_CONV 6152. 351-5811579 Loans_CONV 6153. 351-5815522 Loans_CONV 6154. 351-5815979 Loans_CONV

case_nbr Default Universe 6155. 351-5817131 Loans_CONV 6156. 351-5817356 Loans_CONV 6157. 351-5819379 Loans_CONV 6158. 351-5824810 Loans_CONV 6159. 351-5829978 Loans_CONV 6160. 351-5842866 Loans_SL 6161. 351-5851918 Loans_SL 6162. 351-5857559 Loans_CONV 6163. 351-5864782 Loans_CONV 6164. 351-5869093 Loans_CONV 6165. 351-5875069 Loans_CONV 6166. 351-5878802 Loans_CONV 6167. 351-5879350 Loans_CONV 6168. 351-5881739 Loans_SL 6169. 351-5884423 Loans_CONV 6170. 351-5885826 Loans_CONV 6171. 351-5895029 Loans_SL 6172. 351-5912786 Loans_CONV 6173. 351-5921056 Loans_SL 6174. 351-5921106 Loans_SL 6175. 351-5974036 Loans_CONV 6176. 351-5988449 Loans_CONV 6177. 351-5989030 Loans_CONV 6178. 351-5995281 Loans_CONV 6179. 351-6013195 Loans_CONV 6180. 351-6018417 Loans_CONV 6181. 351-6027028 Loans_CONV 6182. 351-6041275 Loans_CONV 6183. 351-6055642 Loans_CONV 6184. 351-6087730 Loans_CONV 6185. 352-6084370 Loans_SL 6186. 352-6086677 Loans_CONV 6187. 352-6136875 Loans_SL 6188. 352-6142024 Loans_SL 6189. 352-6142677 Loans_SL 6190. 352-6144077 Loans_SL 6191. 352-6149538 Loans_SL 6192. 352-6151525 Loans_SL case_nbr Default Universe 6193. 352-6158517 Loans_SL 6194. 352-6169686 Loans_SL 6195. 352-6172770 Loans_CONV 6196. 352-6185281 Loans_SL 6197. 352-6206398 Loans_SL 6198. 352-6215167 Loans_SL 6199. 352-6239945 Loans_SL 6200. 352-6256240 Loans_SL 6201. 352-6264819 Loans_CONV 6202. 352-6265321 Loans_SL 6203. 352-6266861 Loans_SL 6204. 352-6267004 Loans_SL 6205. 352-6268147 Loans_SL 6206. 352-6283183 Loans_SL 6207. 352-6286951 Loans_CONV 6208. 352-6293345 Loans_SL 6209. 352-6303068 Loans_CONV 6210. 352-6314734 Loans_SL 6211. 352-6321134 Loans_CONV 6212. 352-6322391 Loans_SL 6213. 352-6322616 Loans_SL 6214. 352-6324378 Loans_SL 6215. 352-6325296 Loans_CONV 6216. 352-6325693 Loans_SL 6217. 352-6328602 Loans_SL 6218. 352-6333178 Loans_SL 6219. 352-6334722 Loans_SL 6220. 352-6336860 Loans_SL 6221. 352-6337469 Loans_SL 6222. 352-6343248 Loans_SL 6223. 352-6346244 Loans_SL 6224. 352-6346606 Loans_SL 6225. 352-6348006 Loans_CONV 6226. 352-6348642 Loans_CONV 6227. 352-6349047 Loans_SL 6228. 352-6352291 Loans_SL 6229. 352-6354598 Loans_CONV 6230. 352-6354625 Loans_SL

case_nbr Default Universe 6231. 352-6356445 Loans_SL 6232. 352-6356655 Loans_CONV 6233. 352-6357492 Loans_CONV 6234. 352-6361191 Loans_SL 6235. 352-6362910 Loans_CONV 6236. 352-6364231 Loans_SL 6237. 352-6364595 Loans_SL 6238. 352-6366080 Loans_CONV 6239. 352-6369376 Loans_SL 6240. 352-6373387 Loans_SL 6241. 352-6373408 Loans_SL 6242. 352-6379367 Loans_SL 6243. 352-6383536 Loans_SL 6244. 352-6384207 Loans_SL 6245. 352-6385674 Loans_SL 6246. 352-6386079 Loans_CONV 6247. 352-6386900 Loans_SL 6248. 352-6387509 Loans_CONV 6249. 352-6388188 Loans_CONV 6250. 352-6388795 Loans_CONV 6251. 352-6390406 Loans_SL 6252. 352-6392261 Loans_SL 6253. 352-6392783 Loans_SL 6254. 352-6393845 Loans_SL 6255. 352-6400306 Loans_SL 6256. 352-6401827 Loans_SL 6257. 352-6405307 Loans_CONV 6258. 352-6407661 Loans_CONV 6259. 352-6412530 Loans_CONV 6260. 352-6413621 Loans_SL 6261. 352-6414502 Loans_CONV 6262. 352-6421214 Loans_SL 6263. 352-6422377 Loans_CONV 6264. 352-6427302 Loans_SL 6265. 352-6429848 Loans_SL 6266. 352-6431966 Loans_CONV 6267. 352-6433191 Loans_SL 6268. 352-6442692 Loans_CONV case_nbr Default Universe 6269. 352-6443311 Loans_SL 6270. 352-6446511 Loans_CONV 6271. 352-6456111 Loans_CONV 6272. 352-6456128 Loans_SL 6273. 352-6458723 Loans_SL 6274. 352-6458742 Loans_SL 6275. 352-6459363 Loans_SL 6276. 352-6462878 Loans_CONV 6277. 352-6466408 Loans_CONV 6278. 352-6472528 Loans_CONV 6279. 352-6476332 Loans_SL 6280. 352-6477735 Loans_CONV 6281. 352-6479295 Loans_SL 6282. 352-6484447 Loans_SL 6283. 352-6484873 Loans_SL 6284. 352-6486352 Loans_CONV 6285. 352-6488671 Loans_CONV 6286. 352-6489523 Loans_SL 6287. 352-6490958 Loans_SL 6288. 352-6492131 Loans_SL 6289. 352-6493534 Loans_SL 6290. 352-6498338 Loans_CONV 6291. 352-6500629 Loans_SL 6292. 352-6503444 Loans_CONV 6293. 352-6508730 Loans_CONV 6294. 352-6511746 Loans_SL 6295. 352-6514374 Loans_CONV 6296. 352-6516947 Loans_SL 6297. 352-6519336 Loans_CONV 6298. 352-6528105 Loans_SL 6299. 352-6531763 Loans_CONV 6300. 352-6533577 Loans_SL 6301. 352-6539108 Loans_SL 6302. 352-6539455 Loans_CONV 6303. 352-6539875 Loans_SL 6304. 352-6541328 Loans_SL 6305. 352-6542720 Loans_SL 6306. 352-6549577 Loans_SL

case_nbr Default Universe 6307. 352-6553644 Loans_SL 6308. 352-6554735 Loans_SL 6309. 352-6556079 Loans_SL 6310. 352-6561998 Loans_SL 6311. 352-6562929 Loans_SL 6312. 352-6563136 Loans_SL 6313. 352-6563901 Loans_CONV 6314. 352-6566762 Loans_SL 6315. 352-6572818 Loans_SL 6316. 352-6576639 Loans_CONV 6317. 352-6576668 Loans_SL 6318. 352-6576724 Loans_SL 6319. 352-6577526 Loans_SL 6320. 352-6578340 Loans_CONV 6321. 352-6580679 Loans_CONV 6322. 352-6580758 Loans_SL 6323. 352-6582838 Loans_CONV 6324. 352-6584556 Loans_SL 6325. 352-6586035 Loans_CONV 6326. 352-6587047 Loans_SL 6327. 352-6587660 Loans_CONV 6328. 352-6589104 Loans_CONV 6329. 352-6589127 Loans_SL 6330. 352-6591245 Loans_CONV 6331. 352-6594314 Loans_CONV 6332. 352-6594501 Loans_SL 6333. 352-6594915 Loans_SL 6334. 352-6597639 Loans_CONV 6335. 352-6599442 Loans_SL 6336. 352-6600151 Loans_SL 6337. 352-6607867 Loans_SL 6338. 352-6608935 Loans_SL 6339. 352-6609040 Loans_SL 6340. 352-6610373 Loans_CONV 6341. 352-6611169 Loans_CONV 6342. 352-6617126 Loans_SL 6343. 352-6617149 Loans_SL 6344. 352-6619019 Loans_SL case_nbr Default Universe 6345. 352-6623716 Loans_CONV 6346. 352-6623745 Loans_SL 6347. 352-6631227 Loans_SL 6348. 352-6636703 Loans_CONV 6349. 352-6643677 Loans_SL 6350. 352-6650576 Loans_CONV 6351. 352-6651299 Loans_CONV 6352. 352-6652758 Loans_CONV 6353. 352-6652851 Loans_CONV 6354. 352-6653441 Loans_CONV 6355. 352-6659313 Loans_SL 6356. 352-6660617 Loans_SL 6357. 352-6663369 Loans_SL 6358. 352-6670456 Loans_SL 6359. 352-6673236 Loans_SL 6360. 352-6675141 Loans_CONV 6361. 352-6675815 Loans_SL 6362. 352-6676118 Loans_SL 6363. 352-6687547 Loans_SL 6364. 352-6688854 Loans_SL 6365. 352-6706646 Loans_CONV 6366. 352-6707901 Loans_CONV 6367. 352-6716535 Loans_CONV 6368. 352-6720887 Loans_CONV 6369. 352-6727725 Loans_SL 6370. 352-6734364 Loans_CONV 6371. 352-6734719 Loans_CONV 6372. 352-6753016 Loans_CONV 6373. 352-6753428 Loans_CONV 6374. 352-6759206 Loans_CONV 6375. 352-6761382 Loans_CONV 6376. 352-6765095 Loans_CONV 6377. 352-6768526 Loans_SL 6378. 352-6769249 Loans_SL 6379. 352-6780300 Loans_CONV 6380. 352-6783184 Loans_CONV 6381. 352-6783394 Loans_SL 6382. 352-6790083 Loans_CONV

case_nbr Default Universe 6383. 352-6793470 Loans_SL 6384. 352-6800775 Loans_CONV 6385. 352-6808552 Loans_CONV 6386. 352-6818884 Loans_CONV 6387. 352-6831113 Loans_CONV 6388. 352-6838019 Loans_SL 6389. 352-6840184 Loans_CONV 6390. 352-6843945 Loans_CONV 6391. 352-6846885 Loans_CONV 6392. 352-6847562 Loans_SL 6393. 352-6848703 Loans_CONV 6394. 352-6852477 Loans_CONV 6395. 352-6858486 Loans_CONV 6396. 352-6861637 Loans_CONV 6397. 352-6885895 Loans_CONV 6398. 352-6891202 Loans_CONV 6399. 352-6894591 Loans_CONV 6400. 352-6895335 Loans_CONV 6401. 352-6896576 Loans_CONV 6402. 352-6899144 Loans_CONV 6403. 352-6899576 Loans_CONV 6404. 352-6902725 Loans_CONV 6405. 352-6907196 Loans_CONV 6406. 352-6912445 Loans_SL 6407. 352-6922584 Loans_CONV 6408. 352-6927001 Loans_SL 6409. 352-6941236 Loans_CONV 6410. 352-6945113 Loans_CONV 6411. 352-6950753 Loans_CONV 6412. 352-6954739 Loans_CONV 6413. 352-6961638 Loans_CONV 6414. 352-6977991 Loans_SL 6415. 352-6979697 Loans_SL 6416. 352-6988840 Loans_CONV 6417. 352-6989143 Loans_CONV 6418. 352-7006702 Loans_CONV 6419. 352-7011581 Loans_CONV 6420. 352-7014189 Loans_SL case_nbr Default Universe 6421. 352-7032783 Loans_SL 6422. 352-7040301 Loans_SL 6423. 352-7053581 Loans_SL 6424. 352-7067067 Loans_CONV 6425. 352-7068056 Loans_CONV 6426. 352-7103214 Loans_CONV 6427. 352-7159469 Loans_SL 6428. 352-7171707 Loans_CONV 6429. 352-7181619 Loans_CONV 6430. 352-7182485 Loans_CONV 6431. 352-7228722 Loans_CONV 6432. 352-7246574 Loans_SL 6433. 352-7253184 Loans_SL 6434. 361-3363810 Loans_CONV 6435. 361-3374241 Loans_CONV 6436. 361-3380095 Loans_CONV 6437. 361-3385317 Loans_SL 6438. 361-3387744 Loans_SL 6439. 361-3390963 Loans_CONV 6440. 361-3392852 Loans_SL 6441. 361-3394144 Loans_SL 6442. 361-3398697 Loans_CONV 6443. 361-3411469 Loans_CONV 6444. 361-3412776 Loans_CONV 6445. 361-3424608 Loans_SL 6446. 361-3427400 Loans_CONV 6447. 361-3427662 Loans_CONV 6448. 361-3432548 Loans_CONV 6449. 361-3433379 Loans_CONV 6450. 361-3433753 Loans_CONV 6451. 361-3440912 Loans_CONV 6452. 361-3441323 Loans_SL 6453. 361-3448644 Loans_SL 6454. 361-3449986 Loans_CONV 6455. 361-3467372 Loans_SL 6456. 361-3467763 Loans_SL 6457. 361-3468201 Loans_CONV 6458. 361-3500631 Loans_CONV

case_nbr Default Universe 6459. 361-3500654 Loans_SL 6460. 361-3508874 Loans_SL 6461. 361-3513165 Loans_CONV 6462. 361-3520382 Loans_CONV 6463. 361-3549080 Loans_CONV 6464. 361-3558691 Loans_SL 6465. 361-3561784 Loans_CONV 6466. 361-3582131 Loans_CONV 6467. 361-3582291 Loans_CONV 6468. 361-3584421 Loans_CONV 6469. 361-3593548 Loans_CONV 6470. 361-3613461 Loans_CONV 6471. 361-3620088 Loans_CONV 6472. 361-3620876 Loans_CONV 6473. 361-3620990 Loans_CONV 6474. 361-3626101 Loans_CONV 6475. 361-3631363 Loans_CONV 6476. 361-3634948 Loans_CONV 6477. 361-3635178 Loans_SL 6478. 361-3669339 Loans_CONV 6479. 361-3681330 Loans_CONV 6480. 361-3712030 Loans_CONV 6481. 371-3809780 Loans_CONV 6482. 371-4002883 Loans_SL 6483. 371-4003895 Loans_CONV 6484. 371-4004333 Loans_CONV 6485. 371-4020785 Loans_CONV 6486. 371-4029081 Loans_CONV 6487. 371-4047720 Loans_SL 6488. 371-4061195 Loans_CONV 6489. 371-4067283 Loans_CONV 6490. 371-4068141 Loans_CONV 6491. 371-4070474 Loans_CONV 6492. 371-4080953 Loans_SL 6493. 371-4082353 Loans_SL 6494. 371-4082709 Loans_SL 6495. 371-4084716 Loans_CONV 6496. 371-4088928 Loans_CONV case_nbr Default Universe 6497. 371-4089555 Loans_SL 6498. 371-4093730 Loans_SL 6499. 371-4094208 Loans_CONV 6500. 371-4113887 Loans_CONV 6501. 371-4121542 Loans_CONV 6502. 371-4124112 Loans_CONV 6503. 371-4124447 Loans_CONV 6504. 371-4141757 Loans_CONV 6505. 371-4152113 Loans_CONV 6506. 371-4153466 Loans_SL 6507. 371-4160654 Loans_CONV 6508. 371-4162859 Loans_CONV 6509. 371-4163361 Loans_CONV 6510. 371-4164344 Loans_CONV 6511. 371-4164997 Loans_CONV 6512. 371-4167675 Loans_CONV 6513. 371-4170146 Loans_CONV 6514. 371-4171208 Loans_CONV 6515. 371-4180120 Loans_CONV 6516. 371-4180948 Loans_CONV 6517. 371-4184910 Loans_CONV 6518. 371-4186458 Loans_CONV 6519. 371-4189028 Loans_SL 6520. 371-4192374 Loans_CONV 6521. 371-4196534 Loans_SL 6522. 371-4203244 Loans_CONV 6523. 371-4204913 Loans_CONV 6524. 371-4209542 Loans_CONV 6525. 371-4212608 Loans_SL 6526. 371-4214775 Loans_CONV 6527. 371-4215968 Loans_CONV 6528. 371-4218958 Loans_CONV 6529. 371-4229921 Loans_SL 6530. 371-4230450 Loans_CONV 6531. 371-4234474 Loans_SL 6532. 371-4251668 Loans_CONV 6533. 371-4260439 Loans_CONV 6534. 371-4268671 Loans_CONV

case_nbr Default Universe 6535. 371-4269937 Loans_CONV 6536. 371-4271976 Loans_CONV 6537. 371-4282752 Loans_CONV 6538. 371-4284009 Loans_CONV 6539. 371-4287510 Loans_CONV 6540. 371-4290759 Loans_CONV 6541. 371-4293233 Loans_CONV 6542. 371-4295076 Loans_CONV 6543. 371-4295178 Loans_CONV 6544. 371-4296903 Loans_CONV 6545. 371-4300891 Loans_CONV 6546. 371-4302364 Loans_CONV 6547. 371-4302408 Loans_CONV 6548. 371-4305587 Loans_CONV 6549. 371-4312486 Loans_CONV 6550. 371-4315821 Loans_SL 6551. 371-4316970 Loans_CONV 6552. 371-4319166 Loans_CONV 6553. 371-4325438 Loans_CONV 6554. 371-4325648 Loans_CONV 6555. 371-4328638 Loans_CONV 6556. 371-4329859 Loans_CONV 6557. 371-4342249 Loans_CONV 6558. 371-4342675 Loans_CONV 6559. 371-4344247 Loans_SL 6560. 371-4346103 Loans_CONV 6561. 371-4346581 Loans_CONV 6562. 371-4351972 Loans_CONV 6563. 371-4384255 Loans_CONV 6564. 371-4386811 Loans_SL 6565. 371-4390431 Loans_CONV 6566. 371-4395416 Loans_CONV 6567. 371-4405769 Loans_CONV 6568. 371-4410180 Loans_CONV 6569. 371-4417767 Loans_CONV 6570. 371-4433038 Loans_CONV 6571. 371-4466506 Loans_SL 6572. 371-4472734 Loans_CONV case_nbr Default Universe 6573. 371-4519769 Loans_CONV 6574. 371-4519860 Loans_CONV 6575. 371-4526464 Loans_CONV 6576. 371-4537733 Loans_CONV 6577. 371-4551595 Loans_CONV 6578. 372-3911465 Loans_CONV 6579. 372-3929618 Loans_CONV 6580. 372-3937949 Loans_CONV 6581. 372-3939355 Loans_CONV 6582. 372-3939615 Loans_CONV 6583. 372-3945554 Loans_CONV 6584. 372-3945633 Loans_CONV 6585. 372-3947561 Loans_CONV 6586. 372-3955749 Loans_CONV 6587. 372-3955886 Loans_CONV 6588. 372-3961484 Loans_SL 6589. 372-3968418 Loans_SL 6590. 372-3968946 Loans_CONV 6591. 372-3977846 Loans_CONV 6592. 372-3982006 Loans_SL 6593. 372-3985258 Loans_CONV 6594. 372-3994266 Loans_CONV 6595. 372-3995147 Loans_CONV 6596. 372-3995357 Loans_CONV 6597. 372-4001052 Loans_CONV 6598. 372-4002301 Loans_CONV 6599. 372-4002773 Loans_CONV 6600. 372-4004269 Loans_CONV 6601. 372-4005938 Loans_CONV 6602. 372-4010582 Loans_CONV 6603. 372-4031185 Loans_CONV 6604. 372-4031451 Loans_CONV 6605. 372-4031944 Loans_CONV 6606. 372-4034905 Loans_CONV 6607. 372-4037606 Loans_CONV 6608. 372-4038000 Loans_CONV 6609. 372-4038451 Loans_SL 6610. 372-4039426 Loans_CONV

case_nbr Default Universe 6611. 372-4050937 Loans_SL 6612. 372-4053014 Loans_SL 6613. 372-4055609 Loans_CONV 6614. 372-4058317 Loans_CONV 6615. 372-4060342 Loans_CONV 6616. 372-4066307 Loans_CONV 6617. 372-4066746 Loans_CONV 6618. 372-4069463 Loans_CONV 6619. 372-4069802 Loans_CONV 6620. 372-4071692 Loans_CONV 6621. 372-4079527 Loans_CONV 6622. 372-4080367 Loans_CONV 6623. 372-4086636 Loans_SL 6624. 372-4093360 Loans_CONV 6625. 372-4094002 Loans_CONV 6626. 372-4096373 Loans_CONV 6627. 372-4109966 Loans_CONV 6628. 372-4110373 Loans_CONV 6629. 372-4127458 Loans_CONV 6630. 372-4130819 Loans_CONV 6631. 372-4140880 Loans_CONV 6632. 372-4141886 Loans_CONV 6633. 372-4145678 Loans_CONV 6634. 372-4146014 Loans_CONV 6635. 372-4151673 Loans_CONV 6636. 372-4157210 Loans_CONV 6637. 372-4161448 Loans_CONV 6638. 372-4161964 Loans_CONV 6639. 372-4165643 Loans_CONV 6640. 372-4166451 Loans_CONV 6641. 372-4170801 Loans_CONV 6642. 372-4171133 Loans_CONV 6643. 372-4172104 Loans_CONV 6644. 372-4174680 Loans_CONV 6645. 372-4180555 Loans_CONV 6646. 372-4182743 Loans_CONV 6647. 372-4197987 Loans_CONV 6648. 372-4202151 Loans_SL case_nbr Default Universe 6649. 372-4221984 Loans_CONV 6650. 372-4237246 Loans_CONV 6651. 372-4237456 Loans_CONV 6652. 372-4242173 Loans_CONV 6653. 372-4244667 Loans_CONV 6654. 372-4258739 Loans_CONV 6655. 372-4260936 Loans_CONV 6656. 372-4267487 Loans_CONV 6657. 372-4269130 Loans_CONV 6658. 372-4273316 Loans_CONV 6659. 372-4279383 Loans_CONV 6660. 372-4324295 Loans_CONV 6661. 372-4324322 Loans_CONV 6662. 374-4975798 Loans_CONV 6663. 374-4979885 Loans_CONV 6664. 374-4996440 Loans_CONV 6665. 374-5030182 Loans_CONV 6666. 374-5031897 Loans_SL 6667. 374-5033767 Loans_SL 6668. 374-5098689 Loans_SL 6669. 374-5107150 Loans_SL 6670. 374-5119238 Loans_CONV 6671. 374-5126195 Loans_CONV 6672. 374-5128876 Loans_CONV 6673. 374-5129792 Loans_SL 6674. 374-5132908 Loans_CONV 6675. 374-5135089 Loans_SL 6676. 374-5135378 Loans_CONV 6677. 374-5140644 Loans_SL 6678. 374-5140746 Loans_CONV 6679. 374-5142406 Loans_CONV 6680. 374-5143316 Loans_CONV 6681. 374-5147636 Loans_CONV 6682. 374-5149427 Loans_SL 6683. 374-5150556 Loans_CONV 6684. 374-5160649 Loans_CONV 6685. 374-5161299 Loans_CONV 6686. 374-5171670 Loans_SL

case_nbr Default Universe 6687. 374-5174745 Loans_CONV 6688. 374-5179348 Loans_SL 6689. 374-5187209 Loans_SL 6690. 374-5188247 Loans_SL 6691. 374-5189216 Loans_SL 6692. 374-5190590 Loans_SL 6693. 374-5191429 Loans_CONV 6694. 374-5193177 Loans_SL 6695. 374-5193335 Loans_CONV 6696. 374-5200357 Loans_CONV 6697. 374-5208032 Loans_SL 6698. 374-5212020 Loans_CONV 6699. 374-5212644 Loans_CONV 6700. 374-5217839 Loans_SL 6701. 374-5219137 Loans_SL 6702. 374-5219574 Loans_CONV 6703. 374-5220867 Loans_SL 6704. 374-5221442 Loans_CONV 6705. 374-5221725 Loans_CONV 6706. 374-5222086 Loans_SL 6707. 374-5222924 Loans_CONV 6708. 374-5223886 Loans_SL 6709. 374-5224297 Loans_SL 6710. 374-5225870 Loans_SL 6711. 374-5228318 Loans_CONV 6712. 374-5230190 Loans_CONV 6713. 374-5234294 Loans_CONV 6714. 374-5234866 Loans_CONV 6715. 374-5235508 Loans_CONV 6716. 374-5237833 Loans_SL 6717. 374-5240379 Loans_CONV 6718. 374-5244204 Loans_CONV 6719. 374-5249819 Loans_CONV 6720. 374-5250120 Loans_SL 6721. 374-5250592 Loans_CONV 6722. 374-5252672 Loans_SL 6723. 374-5254594 Loans_CONV 6724. 374-5258538 Loans_CONV case_nbr Default Universe 6725. 374-5265805 Loans_SL 6726. 374-5266297 Loans_CONV 6727. 374-5266898 Loans_CONV 6728. 374-5268608 Loans_SL 6729. 374-5273916 Loans_CONV 6730. 374-5274603 Loans_SL 6731. 374-5277514 Loans_CONV 6732. 374-5279964 Loans_CONV 6733. 374-5285772 Loans_CONV 6734. 374-5288421 Loans_SL 6735. 374-5294319 Loans_SL 6736. 374-5295938 Loans_CONV 6737. 374-5298595 Loans_SL 6738. 374-5305746 Loans_SL 6739. 374-5305781 Loans_CONV 6740. 374-5312639 Loans_CONV 6741. 374-5315579 Loans_SL 6742. 374-5316329 Loans_SL 6743. 374-5317881 Loans_CONV 6744. 374-5320402 Loans_CONV 6745. 374-5323952 Loans_CONV 6746. 374-5324899 Loans_SL 6747. 374-5328073 Loans_CONV 6748. 374-5341687 Loans_CONV 6749. 374-5347355 Loans_CONV 6750. 374-5347991 Loans_SL 6751. 374-5356646 Loans_CONV 6752. 374-5358784 Loans_SL 6753. 374-5365126 Loans_SL 6754. 374-5365415 Loans_SL 6755. 374-5367048 Loans_SL 6756. 374-5369213 Loans_SL 6757. 374-5370099 Loans_CONV 6758. 374-5370743 Loans_CONV 6759. 374-5371025 Loans_SL 6760. 374-5371479 Loans_CONV 6761. 374-5371512 Loans_SL 6762. 374-5372967 Loans_CONV

case_nbr Default Universe 6763. 374-5374350 Loans_CONV 6764. 374-5379038 Loans_CONV 6765. 374-5383221 Loans_SL 6766. 374-5386388 Loans_SL 6767. 374-5389904 Loans_CONV 6768. 374-5391683 Loans_CONV 6769. 374-5398413 Loans_CONV 6770. 374-5400066 Loans_CONV 6771. 374-5401410 Loans_CONV 6772. 374-5408612 Loans_CONV 6773. 374-5411004 Loans_SL 6774. 374-5415006 Loans_CONV 6775. 374-5420490 Loans_CONV 6776. 374-5422275 Loans_CONV 6777. 374-5423077 Loans_CONV 6778. 374-5426096 Loans_CONV 6779. 374-5428623 Loans_SL 6780. 374-5432304 Loans_SL 6781. 374-5435580 Loans_CONV 6782. 374-5435732 Loans_SL 6783. 374-5435790 Loans_CONV 6784. 374-5439162 Loans_SL 6785. 374-5439229 Loans_CONV 6786. 374-5452152 Loans_CONV 6787. 374-5453158 Loans_CONV 6788. 374-5456393 Loans_CONV 6789. 374-5461545 Loans_CONV 6790. 374-5462607 Loans_CONV 6791. 374-5473697 Loans_CONV 6792. 374-5476460 Loans_CONV 6793. 374-5490200 Loans_CONV 6794. 374-5500757 Loans_CONV 6795. 374-5509365 Loans_CONV 6796. 374-5511498 Loans_CONV 6797. 374-5517650 Loans_CONV 6798. 374-5518820 Loans_SL 6799. 374-5521763 Loans_SL 6800. 374-5522507 Loans_SL case_nbr Default Universe 6801. 374-5524198 Loans_CONV 6802. 374-5534709 Loans_CONV 6803. 374-5542871 Loans_CONV 6804. 374-5556500 Loans_CONV 6805. 374-5557955 Loans_CONV 6806. 374-5577835 Loans_CONV 6807. 374-5579530 Loans_CONV 6808. 374-5582342 Loans_SL 6809. 374-5593272 Loans_SL 6810. 374-5599246 Loans_CONV 6811. 374-5605358 Loans_SL 6812. 374-5620434 Loans_CONV 6813. 374-5625159 Loans_SL 6814. 374-5627983 Loans_CONV 6815. 374-5627997 Loans_CONV 6816. 374-5629410 Loans_CONV 6817. 374-5636230 Loans_CONV 6818. 374-5636528 Loans_SL 6819. 374-5640468 Loans_CONV 6820. 374-5645182 Loans_CONV 6821. 374-5648983 Loans_CONV 6822. 374-5650022 Loans_CONV 6823. 374-5655360 Loans_CONV 6824. 374-5666748 Loans_CONV 6825. 374-5673676 Loans_CONV 6826. 374-5674403 Loans_CONV 6827. 374-5676491 Loans_CONV 6828. 374-5682915 Loans_CONV 6829. 374-5684706 Loans_CONV 6830. 374-5690701 Loans_CONV 6831. 374-5702492 Loans_CONV 6832. 374-5702789 Loans_CONV 6833. 374-5706302 Loans_SL 6834. 374-5715169 Loans_CONV 6835. 374-5715487 Loans_CONV 6836. 374-5720890 Loans_CONV 6837. 374-5725251 Loans_CONV 6838. 374-5747047 Loans_CONV

case_nbr Default Universe 6839. 374-5750285 Loans_CONV 6840. 374-5756859 Loans_CONV 6841. 374-5768704 Loans_CONV 6842. 374-5769144 Loans_CONV 6843. 374-5782974 Loans_CONV 6844. 374-5791063 Loans_CONV 6845. 374-5792393 Loans_CONV 6846. 374-5803517 Loans_CONV 6847. 374-5808412 Loans_CONV 6848. 374-5809430 Loans_CONV 6849. 374-5826293 Loans_CONV 6850. 374-5833396 Loans_CONV 6851. 374-5834718 Loans_CONV 6852. 374-5836509 Loans_SL 6853. 374-5845654 Loans_CONV 6854. 374-5854446 Loans_SL 6855. 374-5860651 Loans_CONV 6856. 374-5861742 Loans_CONV 6857. 374-5868293 Loans_SL 6858. 374-5876520 Loans_CONV 6859. 374-5910735 Loans_CONV 6860. 374-5930089 Loans_CONV 6861. 374-5955748 Loans_CONV 6862. 374-5969379 Loans_CONV 6863. 374-5971524 Loans_CONV 6864. 374-5977874 Loans_CONV 6865. 374-5993559 Loans_CONV 6866. 374-5995603 Loans_CONV 6867. 374-6088012 Loans_CONV 6868. 374-6206674 Loans_CONV 6869. 381-8640653 Loans_SL 6870. 381-8812082 Loans_CONV 6871. 381-9038390 Loans_SL 6872. 381-9046880 Loans_CONV 6873. 381-9049312 Loans_SL 6874. 381-9098473 Loans_CONV 6875. 381-9101100 Loans_CONV 6876. 381-9102272 Loans_CONV case_nbr Default Universe 6877. 381-9103074 Loans_SL 6878. 381-9110522 Loans_CONV 6879. 381-9130816 Loans_CONV 6880. 381-9137084 Loans_CONV 6881. 381-9169120 Loans_SL 6882. 381-9193238 Loans_SL 6883. 381-9202545 Loans_CONV 6884. 381-9203160 Loans_CONV 6885. 381-9215231 Loans_CONV 6886. 381-9218285 Loans_CONV 6887. 381-9230715 Loans_SL 6888. 381-9239346 Loans_CONV 6889. 381-9242129 Loans_CONV 6890. 381-9258380 Loans_SL 6891. 381-9261090 Loans_CONV 6892. 381-9267881 Loans_CONV 6893. 381-9269695 Loans_SL 6894. 381-9273920 Loans_SL 6895. 381-9276819 Loans_CONV 6896. 381-9281139 Loans_CONV 6897. 381-9282259 Loans_SL 6898. 381-9284374 Loans_CONV 6899. 381-9285573 Loans_SL 6900. 381-9285879 Loans_SL 6901. 381-9290425 Loans_CONV 6902. 381-9295410 Loans_CONV 6903. 381-9298627 Loans_CONV 6904. 381-9298916 Loans_SL 6905. 381-9299254 Loans_SL 6906. 381-9302058 Loans_SL 6907. 381-9304065 Loans_CONV 6908. 381-9304722 Loans_SL 6909. 381-9306349 Loans_SL 6910. 381-9310871 Loans_CONV 6911. 381-9311478 Loans_CONV 6912. 381-9314380 Loans_CONV 6913. 381-9318902 Loans_CONV 6914. 381-9320675 Loans_SL

case_nbr Default Universe 6915. 381-9322119 Loans_CONV 6916. 381-9322393 Loans_CONV 6917. 381-9322508 Loans_SL 6918. 381-9323607 Loans_SL 6919. 381-9323823 Loans_CONV 6920. 381-9324263 Loans_CONV 6921. 381-9334152 Loans_CONV 6922. 381-9335220 Loans_CONV 6923. 381-9336748 Loans_CONV 6924. 381-9336856 Loans_CONV 6925. 381-9345648 Loans_CONV 6926. 381-9345733 Loans_CONV 6927. 381-9353831 Loans_CONV 6928. 381-9354548 Loans_SL 6929. 381-9354662 Loans_CONV 6930. 381-9361004 Loans_CONV 6931. 381-9365251 Loans_CONV 6932. 381-9367354 Loans_SL 6933. 381-9368191 Loans_CONV 6934. 381-9368403 Loans_CONV 6935. 381-9369390 Loans_CONV 6936. 381-9370280 Loans_SL 6937. 381-9370781 Loans_CONV 6938. 381-9373270 Loans_SL 6939. 381-9373626 Loans_CONV 6940. 381-9386505 Loans_CONV 6941. 381-9389031 Loans_SL 6942. 381-9389480 Loans_SL 6943. 381-9389678 Loans_SL 6944. 381-9392683 Loans_CONV 6945. 381-9393230 Loans_SL 6946. 381-9400586 Loans_CONV 6947. 381-9400954 Loans_CONV 6948. 381-9401030 Loans_CONV 6949. 381-9401240 Loans_SL 6950. 381-9401791 Loans_SL 6951. 381-9401937 Loans_SL 6952. 381-9402853 Loans_CONV case_nbr Default Universe 6953. 381-9403229 Loans_CONV 6954. 381-9407867 Loans_CONV 6955. 381-9412605 Loans_CONV 6956. 381-9416925 Loans_SL 6957. 381-9418739 Loans_CONV 6958. 381-9428266 Loans_CONV 6959. 381-9435766 Loans_CONV 6960. 381-9436994 Loans_CONV 6961. 381-9444643 Loans_CONV 6962. 381-9449771 Loans_CONV 6963. 381-9452968 Loans_CONV 6964. 381-9454759 Loans_SL 6965. 381-9455232 Loans_CONV 6966. 381-9455633 Loans_CONV 6967. 381-9458058 Loans_CONV 6968. 381-9459966 Loans_CONV 6969. 381-9465088 Loans_SL 6970. 381-9465121 Loans_CONV 6971. 381-9466871 Loans_CONV 6972. 381-9475679 Loans_SL 6973. 381-9481862 Loans_SL 6974. 381-9483811 Loans_CONV 6975. 381-9488609 Loans_SL 6976. 381-9492366 Loans_CONV 6977. 381-9494236 Loans_SL 6978. 381-9494793 Loans_SL 6979. 381-9496499 Loans_SL 6980. 381-9497544 Loans_CONV 6981. 381-9498737 Loans_CONV 6982. 381-9500377 Loans_CONV 6983. 381-9501439 Loans_SL 6984. 381-9501474 Loans_CONV 6985. 381-9503170 Loans_SL 6986. 381-9504152 Loans_CONV 6987. 381-9504668 Loans_CONV 6988. 381-9505611 Loans_CONV 6989. 381-9508936 Loans_CONV 6990. 381-9508971 Loans_CONV

case_nbr Default Universe 6991. 381-9509490 Loans_SL 6992. 381-9512720 Loans_SL 6993. 381-9513601 Loans_CONV 6994. 381-9519259 Loans_CONV 6995. 381-9520328 Loans_SL 6996. 381-9522967 Loans_CONV 6997. 381-9525622 Loans_CONV 6998. 381-9526549 Loans_CONV 6999. 381-9528766 Loans_CONV 7000. 381-9532182 Loans_CONV 7001. 381-9534580 Loans_SL 7002. 381-9536155 Loans_CONV 7003. 381-9536893 Loans_CONV 7004. 381-9541438 Loans_CONV 7005. 381-9541785 Loans_CONV 7006. 381-9542377 Loans_SL 7007. 381-9544819 Loans_SL 7008. 381-9545207 Loans_CONV 7009. 381-9545968 Loans_SL 7010. 381-9548777 Loans_SL 7011. 381-9556954 Loans_CONV 7012. 381-9564813 Loans_CONV 7013. 381-9567412 Loans_SL 7014. 381-9583099 Loans_CONV 7015. 381-9591513 Loans_CONV 7016. 381-9596460 Loans_CONV 7017. 381-9603447 Loans_CONV 7018. 381-9604311 Loans_CONV 7019. 381-9606210 Loans_CONV 7020. 381-9609716 Loans_CONV 7021. 381-9613517 Loans_CONV 7022. 381-9615206 Loans_SL 7023. 381-9616282 Loans_SL 7024. 381-9616520 Loans_CONV 7025. 381-9617288 Loans_CONV 7026. 381-9619027 Loans_CONV 7027. 381-9619401 Loans_SL 7028. 381-9619917 Loans_CONV case_nbr Default Universe 7029. 381-9620865 Loans_SL 7030. 381-9625392 Loans_SL 7031. 381-9628511 Loans_SL 7032. 381-9649297 Loans_CONV 7033. 387-0004461 Loans_CONV 7034. 387-0006899 Loans_CONV 7035. 387-0007728 Loans_CONV 7036. 387-0009859 Loans_CONV 7037. 387-0010053 Loans_SL 7038. 387-0013559 Loans_SL 7039. 387-0014105 Loans_SL 7040. 387-0014389 Loans_CONV 7041. 387-0016193 Loans_SL 7042. 387-0016243 Loans_SL 7043. 387-0018477 Loans_CONV 7044. 387-0021112 Loans_CONV 7045. 387-0021503 Loans_CONV 7046. 387-0022340 Loans_CONV 7047. 387-0024279 Loans_SL 7048. 387-0026371 Loans_CONV 7049. 387-0028287 Loans_CONV 7050. 387-0029299 Loans_CONV 7051. 387-0030222 Loans_SL 7052. 387-0031063 Loans_SL 7053. 387-0031937 Loans_CONV 7054. 387-0036096 Loans_SL 7055. 387-0039431 Loans_SL 7056. 387-0041362 Loans_CONV 7057. 387-0041730 Loans_CONV 7058. 387-0043846 Loans_CONV 7059. 387-0047602 Loans_CONV 7060. 387-0047887 Loans_CONV 7061. 387-0047995 Loans_CONV 7062. 387-0050291 Loans_CONV 7063. 387-0056502 Loans_CONV 7064. 387-0056889 Loans_CONV 7065. 387-0057254 Loans_CONV 7066. 387-0057304 Loans_CONV

case_nbr Default Universe 7067. 387-0060985 Loans_CONV 7068. 387-0062021 Loans_SL 7069. 387-0066227 Loans_CONV 7070. 387-0067006 Loans_CONV 7071. 387-0071892 Loans_CONV 7072. 387-0078021 Loans_SL 7073. 387-0084397 Loans_CONV 7074. 387-0090792 Loans_CONV 7075. 387-0090906 Loans_SL 7076. 387-0099009 Loans_SL 7077. 387-0100267 Loans_CONV 7078. 387-0102347 Loans_CONV 7079. 387-0106621 Loans_CONV 7080. 387-0107974 Loans_CONV 7081. 387-0108595 Loans_CONV 7082. 387-0122618 Loans_CONV 7083. 387-0123120 Loans_CONV 7084. 387-0124184 Loans_CONV 7085. 387-0127299 Loans_CONV 7086. 387-0130186 Loans_CONV 7087. 387-0131649 Loans_CONV 7088. 387-0141045 Loans_CONV 7089. 387-0147871 Loans_CONV 7090. 387-0148253 Loans_CONV 7091. 387-0154649 Loans_CONV 7092. 387-0157016 Loans_CONV 7093. 387-0157022 Loans_CONV 7094. 387-0160776 Loans_CONV 7095. 387-0169089 Loans_CONV 7096. 387-0169877 Loans_CONV 7097. 387-0173083 Loans_CONV 7098. 387-0179670 Loans_SL 7099. 387-0181175 Loans_CONV 7100. 387-0182424 Loans_CONV 7101. 387-0184296 Loans_CONV 7102. 387-0184720 Loans_CONV 7103. 387-0190291 Loans_CONV 7104. 387-0192024 Loans_CONV case_nbr Default Universe 7105. 387-0192450 Loans_CONV 7106. 387-0192648 Loans_CONV 7107. 387-0196577 Loans_CONV 7108. 387-0199016 Loans_CONV 7109. 387-0200625 Loans_CONV 7110. 387-0200954 Loans_CONV 7111. 387-0202672 Loans_CONV 7112. 387-0203655 Loans_CONV 7113. 387-0203740 Loans_CONV 7114. 387-0213459 Loans_CONV 7115. 387-0215516 Loans_CONV 7116. 387-0219422 Loans_SL 7117. 387-0221709 Loans_CONV 7118. 387-0221925 Loans_CONV 7119. 387-0223689 Loans_CONV 7120. 387-0223984 Loans_CONV 7121. 387-0225020 Loans_CONV 7122. 387-0231735 Loans_CONV 7123. 387-0233243 Loans_CONV 7124. 387-0234074 Loans_CONV 7125. 387-0240221 Loans_CONV 7126. 387-0242528 Loans_CONV 7127. 387-0250314 Loans_CONV 7128. 387-0254771 Loans_CONV 7129. 387-0254952 Loans_CONV 7130. 387-0255681 Loans_CONV 7131. 387-0267644 Loans_CONV 7132. 387-0269198 Loans_CONV 7133. 387-0270716 Loans_CONV 7134. 387-0272224 Loans_CONV 7135. 387-0277296 Loans_CONV 7136. 387-0279709 Loans_CONV 7137. 387-0281182 Loans_CONV 7138. 387-0281935 Loans_CONV 7139. 387-0284478 Loans_CONV 7140. 387-0285500 Loans_CONV 7141. 387-0294679 Loans_CONV 7142. 387-0300013 Loans_CONV

case_nbr Default Universe 7143. 387-0306731 Loans_CONV 7144. 387-0310923 Loans_CONV 7145. 387-0319633 Loans_CONV 7146. 387-0325832 Loans_CONV 7147. 387-0332290 Loans_CONV 7148. 387-0334811 Loans_CONV 7149. 387-0335087 Loans_CONV 7150. 387-0336483 Loans_CONV 7151. 387-0336812 Loans_CONV 7152. 387-0336864 Loans_CONV 7153. 387-0337570 Loans_CONV 7154. 387-0337932 Loans_CONV 7155. 387-0341914 Loans_SL 7156. 387-0346730 Loans_CONV 7157. 387-0347742 Loans_SL 7158. 387-0348124 Loans_CONV 7159. 387-0351730 Loans_CONV 7160. 387-0353101 Loans_CONV 7161. 387-0363529 Loans_CONV 7162. 387-0368499 Loans_CONV 7163. 387-0369022 Loans_CONV 7164. 387-0369176 Loans_CONV 7165. 387-0371373 Loans_CONV 7166. 387-0371808 Loans_CONV 7167. 387-0374970 Loans_CONV 7168. 387-0380664 Loans_CONV 7169. 387-0380693 Loans_SL 7170. 387-0383371 Loans_CONV 7171. 387-0387128 Loans_CONV 7172. 387-0387475 Loans_CONV 7173. 387-0389106 Loans_CONV 7174. 387-0389809 Loans_CONV 7175. 387-0396612 Loans_CONV 7176. 387-0402198 Loans_CONV 7177. 387-0414608 Loans_CONV 7178. 387-0421492 Loans_CONV 7179. 387-0424129 Loans_CONV 7180. 387-0424237 Loans_CONV case_nbr Default Universe 7181. 387-0426585 Loans_CONV 7182. 387-0427568 Loans_CONV 7183. 387-0431300 Loans_CONV 7184. 387-0435672 Loans_CONV 7185. 387-0440138 Loans_CONV 7186. 387-0441156 Loans_CONV 7187. 387-0443265 Loans_SL 7188. 387-0445759 Loans_CONV 7189. 387-0446334 Loans_CONV 7190. 387-0446791 Loans_CONV 7191. 387-0454977 Loans_CONV 7192. 387-0461059 Loans_CONV 7193. 387-0468221 Loans_SL 7194. 387-0481161 Loans_CONV 7195. 387-0482088 Loans_CONV 7196. 387-0482830 Loans_CONV 7197. 387-0484486 Loans_CONV 7198. 387-0492187 Loans_SL 7199. 387-0497677 Loans_SL 7200. 387-0505222 Loans_CONV 7201. 387-0508888 Loans_CONV 7202. 387-0527450 Loans_CONV 7203. 387-0536446 Loans_SL 7204. 387-0549801 Loans_CONV 7205. 387-0557712 Loans_CONV 7206. 387-0563832 Loans_CONV 7207. 387-0571454 Loans_CONV 7208. 387-0573613 Loans_CONV 7209. 387-0581524 Loans_CONV 7210. 387-0589093 Loans_SL 7211. 387-0608018 Loans_CONV 7212. 387-0609819 Loans_CONV 7213. 387-0611264 Loans_CONV 7214. 387-0612536 Loans_CONV 7215. 387-0616118 Loans_CONV 7216. 387-0616617 Loans_CONV 7217. 387-0619143 Loans_CONV 7218. 387-0620033 Loans_CONV

case_nbr Default Universe 7219. 387-0620896 Loans_CONV 7220. 387-0625190 Loans_CONV 7221. 387-0627395 Loans_CONV 7222. 387-0645783 Loans_CONV 7223. 387-0650505 Loans_CONV 7224. 387-0655163 Loans_CONV 7225. 387-0725110 Loans_CONV 7226. 387-0766427 Loans_CONV 7227. 387-0767270 Loans_CONV 7228. 387-0775310 Loans_CONV 7229. 387-0794860 Loans_CONV 7230. 387-0822716 Loans_CONV 7231. 387-0833885 Loans_CONV 7232. 387-0843961 Loans_CONV 7233. 387-0875124 Loans_CONV 7234. 387-0883330 Loans_CONV 7235. 387-0919067 Loans_CONV 7236. 387-0928154 Loans_SL 7237. 387-0955403 Loans_CONV 7238. 387-1021719 Loans_CONV 7239. 411-4297311 Loans_CONV 7240. 411-4390456 Loans_SL 7241. 411-4416251 Loans_SL 7242. 411-4419206 Loans_CONV 7243. 411-4423071 Loans_CONV 7244. 411-4424258 Loans_SL 7245. 411-4432543 Loans_CONV 7246. 411-4434045 Loans_SL 7247. 411-4441892 Loans_SL 7248. 411-4442274 Loans_SL 7249. 411-4449048 Loans_SL 7250. 411-4450909 Loans_CONV 7251. 411-4451615 Loans_CONV 7252. 411-4451802 Loans_SL 7253. 411-4453435 Loans_CONV 7254. 411-4457358 Loans_CONV 7255. 411-4458251 Loans_SL 7256. 411-4458280 Loans_SL case_nbr Default Universe 7257. 411-4468481 Loans_SL 7258. 411-4469680 Loans_CONV 7259. 411-4474277 Loans_CONV 7260. 411-4477839 Loans_CONV 7261. 411-4479767 Loans_CONV 7262. 411-4482629 Loans_SL 7263. 411-4486410 Loans_CONV 7264. 411-4488781 Loans_CONV 7265. 411-4488860 Loans_CONV 7266. 411-4489642 Loans_SL 7267. 411-4496062 Loans_SL 7268. 411-4496771 Loans_CONV 7269. 411-4497617 Loans_CONV 7270. 411-4497652 Loans_CONV 7271. 411-4498317 Loans_CONV 7272. 411-4499069 Loans_CONV 7273. 411-4509058 Loans_CONV 7274. 411-4513892 Loans_CONV 7275. 411-4515552 Loans_CONV 7276. 411-4520569 Loans_CONV 7277. 411-4524367 Loans_CONV 7278. 411-4528425 Loans_SL 7279. 411-4532255 Loans_SL 7280. 411-4533670 Loans_SL 7281. 411-4541307 Loans_CONV 7282. 411-4543859 Loans_SL 7283. 411-4544440 Loans_CONV 7284. 411-4544877 Loans_CONV 7285. 411-4550820 Loans_SL 7286. 411-4554953 Loans_SL 7287. 411-4555597 Loans_SL 7288. 411-4558722 Loans_SL 7289. 411-4561245 Loans_SL 7290. 411-4562394 Loans_SL 7291. 411-4562473 Loans_CONV 7292. 411-4566922 Loans_CONV 7293. 411-4572493 Loans_CONV 7294. 411-4573447 Loans_SL

case_nbr Default Universe 7295. 411-4574725 Loans_CONV 7296. 411-4574862 Loans_SL 7297. 411-4575113 Loans_SL 7298. 411-4575238 Loans_CONV 7299. 411-4575381 Loans_CONV 7300. 411-4576726 Loans_SL 7301. 411-4579246 Loans_CONV 7302. 411-4585480 Loans_CONV 7303. 411-4586405 Loans_CONV 7304. 411-4597098 Loans_SL 7305. 411-4603675 Loans_CONV 7306. 411-4606017 Loans_SL 7307. 411-4608001 Loans_SL 7308. 411-4610352 Loans_CONV 7309. 411-4613893 Loans_CONV 7310. 411-4618310 Loans_CONV 7311. 411-4628064 Loans_CONV 7312. 411-4643396 Loans_CONV 7313. 411-4643866 Loans_CONV 7314. 411-4645499 Loans_CONV 7315. 411-4650759 Loans_SL 7316. 411-4652504 Loans_CONV 7317. 411-4661955 Loans_CONV 7318. 411-4665356 Loans_CONV 7319. 411-4674408 Loans_CONV 7320. 411-4681271 Loans_CONV 7321. 411-4682491 Loans_CONV 7322. 411-4685519 Loans_CONV 7323. 411-4693386 Loans_CONV 7324. 411-4695312 Loans_CONV 7325. 411-4701640 Loans_CONV 7326. 411-4711654 Loans_CONV 7327. 411-4733689 Loans_CONV 7328. 411-4734451 Loans_CONV 7329. 411-4735428 Loans_SL 7330. 411-4738728 Loans_CONV 7331. 411-4747557 Loans_SL 7332. 411-4749023 Loans_CONV case_nbr Default Universe 7333. 411-4756116 Loans_CONV 7334. 411-4760734 Loans_CONV 7335. 411-4761979 Loans_CONV 7336. 411-4768318 Loans_SL 7337. 411-4780167 Loans_SL 7338. 411-4784595 Loans_CONV 7339. 411-4796115 Loans_SL 7340. 411-4796853 Loans_CONV 7341. 411-4799793 Loans_CONV 7342. 411-4829157 Loans_CONV 7343. 411-4835747 Loans_CONV 7344. 411-4837862 Loans_CONV 7345. 411-4837958 Loans_CONV 7346. 411-4843448 Loans_CONV 7347. 411-4851421 Loans_CONV 7348. 412-6090622 Loans_CONV 7349. 412-6091896 Loans_SL 7350. 412-6130721 Loans_SL 7351. 412-6180025 Loans_CONV 7352. 412-6199878 Loans_CONV 7353. 412-6214056 Loans_CONV 7354. 412-6239189 Loans_SL 7355. 412-6241856 Loans_CONV 7356. 412-6249610 Loans_CONV 7357. 412-6250972 Loans_SL 7358. 412-6252576 Loans_CONV 7359. 412-6254236 Loans_SL 7360. 412-6261033 Loans_SL 7361. 412-6274378 Loans_SL 7362. 412-6274700 Loans_CONV 7363. 412-6275265 Loans_CONV 7364. 412-6275922 Loans_SL 7365. 412-6299681 Loans_CONV 7366. 412-6301409 Loans_CONV 7367. 412-6303352 Loans_SL 7368. 412-6307578 Loans_SL 7369. 412-6316114 Loans_CONV 7370. 412-6316382 Loans_CONV

case_nbr Default Universe 7371. 412-6322598 Loans_CONV 7372. 412-6335635 Loans_SL 7373. 412-6342324 Loans_SL 7374. 412-6346014 Loans_CONV 7375. 412-6355588 Loans_CONV 7376. 412-6365722 Loans_CONV 7377. 412-6371416 Loans_SL 7378. 412-6372985 Loans_SL 7379. 412-6378000 Loans_CONV 7380. 412-6381810 Loans_SL 7381. 412-6382136 Loans_SL 7382. 412-6393326 Loans_SL 7383. 412-6398808 Loans_SL 7384. 412-6399335 Loans_CONV 7385. 412-6399699 Loans_CONV 7386. 412-6400745 Loans_SL 7387. 412-6412982 Loans_SL 7388. 412-6438162 Loans_SL 7389. 412-6439180 Loans_CONV 7390. 412-6445554 Loans_SL 7391. 412-6455732 Loans_CONV 7392. 412-6460148 Loans_CONV 7393. 412-6461478 Loans_CONV 7394. 412-6464372 Loans_SL 7395. 412-6464530 Loans_SL 7396. 412-6465944 Loans_CONV 7397. 412-6469596 Loans_SL 7398. 412-6473453 Loans_SL 7399. 412-6474879 Loans_SL 7400. 412-6476699 Loans_CONV 7401. 412-6479637 Loans_CONV 7402. 412-6488362 Loans_CONV 7403. 412-6488558 Loans_CONV 7404. 412-6490320 Loans_CONV 7405. 412-6497574 Loans_CONV 7406. 412-6499908 Loans_CONV 7407. 412-6510982 Loans_CONV 7408. 412-6511466 Loans_CONV case_nbr Default Universe 7409. 412-6513791 Loans_CONV 7410. 412-6516542 Loans_CONV 7411. 412-6527618 Loans_CONV 7412. 412-6534893 Loans_CONV 7413. 412-6535949 Loans_SL 7414. 412-6554324 Loans_CONV 7415. 412-6559105 Loans_CONV 7416. 412-6566640 Loans_CONV 7417. 412-6568136 Loans_CONV 7418. 412-6569052 Loans_CONV 7419. 412-6579315 Loans_CONV 7420. 412-6579571 Loans_CONV 7421. 412-6595942 Loans_SL 7422. 412-6598564 Loans_SL 7423. 412-6605216 Loans_CONV 7424. 412-6679600 Loans_CONV 7425. 412-6712991 Loans_CONV 7426. 412-6718877 Loans_CONV 7427. 412-6728319 Loans_CONV 7428. 412-6732402 Loans_CONV 7429. 412-6741788 Loans_CONV 7430. 412-6745671 Loans_CONV 7431. 412-6812768 Loans_CONV 7432. 412-6845395 Loans_SL 7433. 412-6944779 Loans_SL 7434. 412-6945893 Loans_CONV 7435. 412-7043547 Loans_CONV 7436. 413-5010439 Loans_CONV 7437. 413-5016496 Loans_SL 7438. 413-5056584 Loans_CONV 7439. 413-5088801 Loans_SL 7440. 413-5092467 Loans_CONV 7441. 413-5101791 Loans_CONV 7442. 413-5117161 Loans_CONV 7443. 413-5118094 Loans_SL 7444. 413-5121534 Loans_CONV 7445. 413-5123876 Loans_SL 7446. 413-5124212 Loans_SL

case_nbr Default Universe 7447. 413-5129827 Loans_CONV 7448. 413-5130103 Loans_SL 7449. 413-5134407 Loans_CONV 7450. 413-5134970 Loans_SL 7451. 413-5136198 Loans_CONV 7452. 413-5142919 Loans_SL 7453. 413-5145938 Loans_SL 7454. 413-5146615 Loans_SL 7455. 413-5146781 Loans_SL 7456. 413-5151050 Loans_CONV 7457. 413-5151282 Loans_CONV 7458. 413-5153219 Loans_CONV 7459. 413-5158268 Loans_CONV 7460. 413-5160600 Loans_CONV 7461. 413-5160929 Loans_CONV 7462. 413-5163189 Loans_CONV 7463. 413-5165275 Loans_SL 7464. 413-5166156 Loans_CONV 7465. 413-5168140 Loans_CONV 7466. 413-5169100 Loans_CONV 7467. 413-5169543 Loans_CONV 7468. 413-5169668 Loans_CONV 7469. 413-5169911 Loans_CONV 7470. 413-5176068 Loans_SL 7471. 413-5179786 Loans_CONV 7472. 413-5198953 Loans_SL 7473. 413-5220966 Loans_CONV 7474. 413-5224105 Loans_SL 7475. 413-5224446 Loans_CONV 7476. 413-5224525 Loans_SL 7477. 413-5225100 Loans_CONV 7478. 413-5231339 Loans_CONV 7479. 413-5233880 Loans_CONV 7480. 413-5243944 Loans_CONV 7481. 413-5251803 Loans_CONV 7482. 413-5251992 Loans_SL 7483. 413-5257581 Loans_CONV 7484. 413-5265355 Loans_CONV case_nbr Default Universe 7485. 413-5265361 Loans_SL 7486. 413-5276749 Loans_SL 7487. 413-5279824 Loans_CONV 7488. 413-5290813 Loans_CONV 7489. 413-5296612 Loans_CONV 7490. 413-5301400 Loans_CONV 7491. 413-5323572 Loans_CONV 7492. 413-5325124 Loans_CONV 7493. 413-5326772 Loans_CONV 7494. 413-5340512 Loans_CONV 7495. 413-5343610 Loans_SL 7496. 413-5348811 Loans_SL 7497. 413-5363405 Loans_CONV 7498. 413-5377824 Loans_CONV 7499. 413-5395653 Loans_SL 7500. 413-5411190 Loans_CONV 7501. 413-5411486 Loans_SL 7502. 413-5413820 Loans_CONV 7503. 413-5423885 Loans_SL 7504. 413-5449949 Loans_CONV 7505. 413-5462922 Loans_CONV 7506. 413-5471947 Loans_CONV 7507. 413-5472618 Loans_CONV 7508. 413-5490499 Loans_CONV 7509. 413-5511127 Loans_CONV 7510. 413-5527684 Loans_CONV 7511. 413-5543244 Loans_CONV 7512. 413-5548409 Loans_CONV 7513. 413-5573620 Loans_CONV 7514. 413-5600971 Loans_CONV 7515. 413-5604127 Loans_CONV 7516. 413-5613838 Loans_CONV 7517. 413-5631734 Loans_CONV 7518. 413-5664195 Loans_CONV 7519. 413-5666360 Loans_CONV 7520. 413-5735306 Loans_CONV 7521. 413-5746974 Loans_CONV 7522. 421-4567389 Loans_CONV

case_nbr Default Universe 7523. 421-4588792 Loans_CONV 7524. 421-4588807 Loans_SL 7525. 421-4592144 Loans_SL 7526. 421-4618092 Loans_SL 7527. 421-4625656 Loans_CONV 7528. 421-4627418 Loans_CONV 7529. 421-4627663 Loans_SL 7530. 421-4628008 Loans_CONV 7531. 421-4637791 Loans_SL 7532. 421-4638643 Loans_CONV 7533. 421-4639518 Loans_CONV 7534. 421-4644582 Loans_CONV 7535. 421-4647572 Loans_CONV 7536. 421-4662954 Loans_CONV 7537. 421-4665110 Loans_CONV 7538. 421-4666463 Loans_CONV 7539. 421-4668986 Loans_CONV 7540. 421-4679785 Loans_CONV 7541. 421-4683846 Loans_CONV 7542. 421-4686599 Loans_CONV 7543. 421-4707285 Loans_CONV 7544. 421-4736433 Loans_CONV 7545. 421-4746503 Loans_CONV 7546. 421-4769708 Loans_CONV 7547. 421-4771514 Loans_CONV 7548. 421-4774754 Loans_CONV 7549. 421-4787589 Loans_CONV 7550. 421-4835547 Loans_SL 7551. 421-4858502 Loans_CONV 7552. 421-4933553 Loans_CONV 7553. 421-4947211 Loans_CONV 7554. 421-4949404 Loans_CONV 7555. 421-4985906 Loans_CONV 7556. 422-2968427 Loans_SL 7557. 422-2998441 Loans_CONV 7558. 422-3003889 Loans_CONV 7559. 422-3020474 Loans_CONV 7560. 422-3026868 Loans_CONV case_nbr Default Universe 7561. 422-3027580 Loans_CONV 7562. 422-3031924 Loans_CONV 7563. 422-3037299 Loans_SL 7564. 422-3037542 Loans_CONV 7565. 422-3048755 Loans_CONV 7566. 422-3055762 Loans_CONV 7567. 422-3072941 Loans_SL 7568. 422-3077818 Loans_CONV 7569. 422-3080318 Loans_CONV 7570. 422-3086963 Loans_CONV 7571. 422-3118340 Loans_CONV 7572. 422-3118719 Loans_SL 7573. 422-3119005 Loans_CONV 7574. 422-3142277 Loans_CONV 7575. 422-3152347 Loans_CONV 7576. 431-4616136 Loans_CONV 7577. 431-4648378 Loans_CONV 7578. 431-4698723 Loans_CONV 7579. 431-4710649 Loans_CONV 7580. 431-4725478 Loans_CONV 7581. 431-4730122 Loans_CONV 7582. 431-4741233 Loans_CONV 7583. 431-4753254 Loans_SL 7584. 431-4754316 Loans_SL 7585. 431-4761244 Loans_SL 7586. 431-4765818 Loans_CONV 7587. 431-4771104 Loans_CONV 7588. 431-4774861 Loans_SL 7589. 431-4776935 Loans_CONV 7590. 431-4784376 Loans_CONV 7591. 431-4786912 Loans_SL 7592. 431-4789945 Loans_SL 7593. 431-4793571 Loans_SL 7594. 431-4805686 Loans_SL 7595. 431-4805809 Loans_SL 7596. 431-4806617 Loans_CONV 7597. 431-4806754 Loans_SL 7598. 431-4808876 Loans_SL

case_nbr Default Universe 7599. 431-4825225 Loans_CONV 7600. 431-4834102 Loans_SL 7601. 431-4837990 Loans_CONV 7602. 431-4839904 Loans_SL 7603. 431-4865525 Loans_SL 7604. 431-4874232 Loans_CONV 7605. 431-4875346 Loans_CONV 7606. 431-4878336 Loans_SL 7607. 431-4878388 Loans_SL 7608. 431-4882114 Loans_SL 7609. 431-4887294 Loans_CONV 7610. 431-4889815 Loans_SL 7611. 431-4892922 Loans_SL 7612. 431-4894850 Loans_CONV 7613. 431-4895964 Loans_SL 7614. 431-4897749 Loans_SL 7615. 431-4905398 Loans_SL 7616. 431-4915060 Loans_CONV 7617. 431-4915944 Loans_SL 7618. 431-4918231 Loans_SL 7619. 431-4918776 Loans_SL 7620. 431-4922174 Loans_SL 7621. 431-4935695 Loans_SL 7622. 431-4940185 Loans_CONV 7623. 431-4944464 Loans_CONV 7624. 431-4948227 Loans_CONV 7625. 431-4952460 Loans_SL 7626. 431-4953886 Loans_CONV 7627. 431-4954120 Loans_SL 7628. 431-4962565 Loans_SL 7629. 431-4965169 Loans_SL 7630. 431-4971713 Loans_CONV 7631. 431-4975983 Loans_SL 7632. 431-4978661 Loans_SL 7633. 431-4978728 Loans_SL 7634. 431-4979043 Loans_SL 7635. 431-4981937 Loans_SL 7636. 431-5002955 Loans_SL case_nbr Default Universe 7637. 431-5004513 Loans_CONV 7638. 431-5006050 Loans_SL 7639. 431-5007289 Loans_CONV 7640. 431-5013016 Loans_SL 7641. 431-5020873 Loans_CONV 7642. 431-5038835 Loans_CONV 7643. 431-5040720 Loans_SL 7644. 431-5051247 Loans_CONV 7645. 431-5065491 Loans_CONV 7646. 431-5075424 Loans_SL 7647. 431-5079399 Loans_CONV 7648. 431-5123180 Loans_CONV 7649. 431-5133816 Loans_SL 7650. 431-5141920 Loans_CONV 7651. 431-5159560 Loans_CONV 7652. 431-5162569 Loans_CONV 7653. 431-5175953 Loans_CONV 7654. 431-5179173 Loans_SL 7655. 431-5206863 Loans_SL 7656. 431-5213178 Loans_SL 7657. 431-5213500 Loans_CONV 7658. 431-5228665 Loans_CONV 7659. 431-5255149 Loans_SL 7660. 431-5276812 Loans_CONV 7661. 431-5289454 Loans_CONV 7662. 431-5302199 Loans_CONV 7663. 441-8685731 Loans_CONV 7664. 441-8742527 Loans_CONV 7665. 441-8744586 Loans_SL 7666. 441-8819836 Loans_SL 7667. 441-8859598 Loans_CONV 7668. 441-8879216 Loans_SL 7669. 441-8901212 Loans_CONV 7670. 441-8952882 Loans_CONV 7671. 441-8956823 Loans_CONV 7672. 441-8965218 Loans_CONV 7673. 441-8985395 Loans_CONV 7674. 441-8988441 Loans_SL

case_nbr Default Universe 7675. 441-8997994 Loans_CONV 7676. 441-9020305 Loans_SL 7677. 441-9022408 Loans_SL 7678. 441-9026603 Loans_SL 7679. 441-9054577 Loans_CONV 7680. 441-9056208 Loans_CONV 7681. 441-9060776 Loans_CONV 7682. 441-9064466 Loans_CONV 7683. 441-9072144 Loans_SL 7684. 441-9076362 Loans_SL 7685. 441-9082584 Loans_CONV 7686. 441-9082692 Loans_CONV 7687. 441-9082707 Loans_CONV 7688. 441-9083051 Loans_CONV 7689. 441-9086189 Loans_CONV 7690. 441-9086744 Loans_SL 7691. 441-9090312 Loans_SL 7692. 441-9092727 Loans_SL 7693. 441-9093138 Loans_SL 7694. 441-9093847 Loans_CONV 7695. 441-9094757 Loans_CONV 7696. 441-9094774 Loans_CONV 7697. 441-9098085 Loans_CONV 7698. 441-9104253 Loans_CONV 7699. 441-9105498 Loans_SL 7700. 441-9108016 Loans_SL 7701. 441-9112809 Loans_SL 7702. 441-9117648 Loans_CONV 7703. 441-9120489 Loans_SL 7704. 441-9120574 Loans_CONV 7705. 441-9123404 Loans_SL 7706. 441-9126922 Loans_CONV 7707. 441-9133969 Loans_CONV 7708. 441-9136306 Loans_SL 7709. 441-9140897 Loans_CONV 7710. 441-9141936 Loans_CONV 7711. 441-9144876 Loans_CONV 7712. 441-9150582 Loans_CONV case_nbr Default Universe 7713. 441-9152980 Loans_SL 7714. 441-9153310 Loans_SL 7715. 441-9153674 Loans_SL 7716. 441-9153701 Loans_SL 7717. 441-9159421 Loans_SL 7718. 441-9160810 Loans_CONV 7719. 441-9161918 Loans_CONV 7720. 441-9165383 Loans_CONV 7721. 441-9169219 Loans_SL 7722. 441-9170535 Loans_CONV 7723. 441-9180844 Loans_SL 7724. 441-9180938 Loans_SL 7725. 441-9191354 Loans_CONV 7726. 441-9193122 Loans_CONV 7727. 441-9195832 Loans_SL 7728. 441-9199647 Loans_SL 7729. 441-9209216 Loans_CONV 7730. 441-9219128 Loans_CONV 7731. 441-9220190 Loans_CONV 7732. 441-9221564 Loans_CONV 7733. 441-9227147 Loans_CONV 7734. 441-9227290 Loans_CONV 7735. 441-9235665 Loans_CONV 7736. 441-9240087 Loans_CONV 7737. 441-9242637 Loans_CONV 7738. 441-9245026 Loans_CONV 7739. 441-9246810 Loans_CONV 7740. 441-9251470 Loans_CONV 7741. 441-9254947 Loans_SL 7742. 441-9255653 Loans_SL 7743. 441-9266315 Loans_CONV 7744. 441-9268532 Loans_CONV 7745. 441-9270825 Loans_CONV 7746. 441-9275092 Loans_CONV 7747. 441-9276568 Loans_SL 7748. 441-9283114 Loans_SL 7749. 441-9285308 Loans_CONV 7750. 441-9297653 Loans_SL

case_nbr Default Universe 7751. 441-9297936 Loans_CONV 7752. 441-9298114 Loans_CONV 7753. 441-9298902 Loans_CONV 7754. 441-9301793 Loans_CONV 7755. 441-9305057 Loans_CONV 7756. 441-9305822 Loans_CONV 7757. 441-9307195 Loans_SL 7758. 441-9310040 Loans_CONV 7759. 441-9311335 Loans_CONV 7760. 441-9311886 Loans_SL 7761. 441-9314774 Loans_CONV 7762. 441-9314903 Loans_CONV 7763. 441-9318514 Loans_CONV 7764. 441-9320944 Loans_SL 7765. 441-9327177 Loans_CONV 7766. 441-9334487 Loans_SL 7767. 441-9335433 Loans_CONV 7768. 441-9336054 Loans_SL 7769. 441-9343469 Loans_SL 7770. 441-9345027 Loans_SL 7771. 441-9349694 Loans_CONV 7772. 441-9350424 Loans_SL 7773. 441-9352221 Loans_SL 7774. 441-9352807 Loans_CONV 7775. 441-9355327 Loans_CONV 7776. 441-9359315 Loans_CONV 7777. 441-9361882 Loans_SL 7778. 441-9367203 Loans_SL 7779. 441-9368159 Loans_SL 7780. 441-9369647 Loans_CONV 7781. 441-9376887 Loans_SL 7782. 441-9379428 Loans_CONV 7783. 441-9385627 Loans_SL 7784. 441-9386117 Loans_CONV 7785. 441-9387351 Loans_CONV 7786. 441-9389533 Loans_SL 7787. 441-9390294 Loans_SL 7788. 441-9392657 Loans_CONV case_nbr Default Universe 7789. 441-9396925 Loans_CONV 7790. 441-9399603 Loans_CONV 7791. 441-9402166 Loans_CONV 7792. 441-9405715 Loans_CONV 7793. 441-9407643 Loans_CONV 7794. 441-9409588 Loans_CONV 7795. 441-9415207 Loans_SL 7796. 441-9415627 Loans_SL 7797. 441-9422873 Loans_CONV 7798. 441-9423392 Loans_CONV 7799. 441-9424477 Loans_SL 7800. 441-9426324 Loans_SL 7801. 441-9430840 Loans_CONV 7802. 441-9434445 Loans_CONV 7803. 441-9434728 Loans_CONV 7804. 441-9436855 Loans_CONV 7805. 441-9438532 Loans_SL 7806. 441-9439856 Loans_SL 7807. 441-9443867 Loans_CONV 7808. 441-9447738 Loans_CONV 7809. 441-9448313 Loans_CONV 7810. 441-9449990 Loans_CONV 7811. 441-9452931 Loans_CONV 7812. 441-9455389 Loans_CONV 7813. 441-9455938 Loans_CONV 7814. 441-9461492 Loans_SL 7815. 441-9463674 Loans_CONV 7816. 441-9473688 Loans_SL 7817. 441-9475184 Loans_SL 7818. 441-9476553 Loans_SL 7819. 441-9481684 Loans_CONV 7820. 441-9484015 Loans_CONV 7821. 441-9491702 Loans_CONV 7822. 441-9493574 Loans_SL 7823. 441-9500573 Loans_SL 7824. 441-9500617 Loans_CONV 7825. 441-9505506 Loans_SL 7826. 441-9507798 Loans_SL

case_nbr Default Universe 7827. 441-9510246 Loans_CONV 7828. 441-9511395 Loans_CONV 7829. 441-9511408 Loans_CONV 7830. 441-9514344 Loans_SL 7831. 441-9516130 Loans_CONV 7832. 441-9520187 Loans_CONV 7833. 441-9525937 Loans_CONV 7834. 441-9529577 Loans_SL 7835. 441-9532002 Loans_SL 7836. 441-9540769 Loans_CONV 7837. 441-9543460 Loans_CONV 7838. 441-9543772 Loans_CONV 7839. 441-9545070 Loans_CONV 7840. 441-9549303 Loans_CONV 7841. 441-9565125 Loans_CONV 7842. 441-9566353 Loans_CONV 7843. 441-9568984 Loans_CONV 7844. 441-9572001 Loans_CONV 7845. 441-9573780 Loans_SL 7846. 441-9578430 Loans_CONV 7847. 441-9584719 Loans_CONV 7848. 441-9586177 Loans_CONV 7849. 441-9588710 Loans_CONV 7850. 441-9593523 Loans_SL 7851. 441-9597134 Loans_CONV 7852. 441-9599339 Loans_CONV 7853. 441-9602132 Loans_SL 7854. 441-9603360 Loans_CONV 7855. 441-9614311 Loans_SL 7856. 441-9617353 Loans_CONV 7857. 441-9624535 Loans_CONV 7858. 441-9625372 Loans_CONV 7859. 441-9625563 Loans_SL 7860. 441-9628928 Loans_CONV 7861. 441-9640675 Loans_CONV 7862. 441-9641250 Loans_CONV 7863. 441-9647542 Loans_CONV 7864. 441-9648309 Loans_CONV case_nbr Default Universe 7865. 441-9649813 Loans_CONV 7866. 441-9654680 Loans_CONV 7867. 441-9661420 Loans_CONV 7868. 441-9667422 Loans_CONV 7869. 441-9668638 Loans_CONV 7870. 441-9675747 Loans_SL 7871. 441-9678250 Loans_CONV 7872. 441-9681085 Loans_CONV 7873. 441-9681605 Loans_CONV 7874. 441-9681657 Loans_CONV 7875. 441-9683142 Loans_CONV 7876. 441-9684913 Loans_CONV 7877. 441-9691211 Loans_CONV 7878. 441-9698833 Loans_CONV 7879. 441-9700371 Loans_CONV 7880. 441-9702077 Loans_CONV 7881. 441-9709624 Loans_CONV 7882. 441-9709653 Loans_CONV 7883. 441-9710680 Loans_CONV 7884. 441-9717903 Loans_CONV 7885. 441-9718501 Loans_CONV 7886. 441-9721625 Loans_CONV 7887. 441-9722672 Loans_CONV 7888. 441-9726861 Loans_CONV 7889. 442-2926208 Loans_CONV 7890. 442-2976291 Loans_CONV 7891. 442-2980497 Loans_CONV 7892. 442-2987610 Loans_SL 7893. 442-2990077 Loans_CONV 7894. 442-2990127 Loans_CONV 7895. 442-2993724 Loans_CONV 7896. 442-3014397 Loans_CONV 7897. 442-3015587 Loans_CONV 7898. 442-3035397 Loans_SL 7899. 442-3036305 Loans_CONV 7900. 442-3042300 Loans_CONV 7901. 442-3045388 Loans_CONV 7902. 442-3046672 Loans_SL

case_nbr Default Universe 7903. 442-3054026 Loans_CONV 7904. 442-3057182 Loans_CONV 7905. 442-3057760 Loans_CONV 7906. 442-3059262 Loans_CONV 7907. 442-3061549 Loans_CONV 7908. 442-3063670 Loans_CONV 7909. 442-3063753 Loans_CONV 7910. 442-3065216 Loans_CONV 7911. 442-3071914 Loans_CONV 7912. 442-3076957 Loans_SL 7913. 442-3079510 Loans_CONV 7914. 442-3085942 Loans_CONV 7915. 442-3087190 Loans_CONV 7916. 442-3091274 Loans_CONV 7917. 442-3093173 Loans_CONV 7918. 442-3101211 Loans_CONV 7919. 442-3114497 Loans_CONV 7920. 442-3122161 Loans_CONV 7921. 442-3123614 Loans_CONV 7922. 442-3125895 Loans_CONV 7923. 442-3127776 Loans_CONV 7924. 442-3132225 Loans_CONV 7925. 442-3144115 Loans_CONV 7926. 442-3164835 Loans_CONV 7927. 442-3167752 Loans_SL 7928. 442-3174680 Loans_CONV 7929. 442-3175401 Loans_CONV 7930. 442-3179528 Loans_CONV 7931. 442-3182556 Loans_CONV 7932. 442-3183726 Loans_CONV 7933. 442-3184563 Loans_CONV 7934. 442-3186745 Loans_CONV 7935. 442-3187212 Loans_CONV 7936. 442-3190966 Loans_CONV 7937. 442-3202486 Loans_CONV 7938. 442-3203350 Loans_CONV 7939. 442-3206232 Loans_SL 7940. 442-3208285 Loans_SL case_nbr Default Universe 7941. 442-3224315 Loans_CONV 7942. 442-3236523 Loans_CONV 7943. 442-3258955 Loans_CONV 7944. 442-3263587 Loans_CONV 7945. 442-3272081 Loans_CONV 7946. 442-3279354 Loans_CONV 7947. 442-3280579 Loans_CONV 7948. 442-3289430 Loans_CONV 7949. 442-3293674 Loans_CONV 7950. 442-3314535 Loans_CONV 7951. 442-3326448 Loans_CONV 7952. 442-3328280 Loans_CONV 7953. 442-3375954 Loans_CONV 7954. 442-3424431 Loans_CONV 7955. 442-3424743 Loans_CONV 7956. 442-3452330 Loans_CONV 7957. 442-3469710 Loans_CONV 7958. 442-3472032 Loans_CONV 7959. 442-3508741 Loans_CONV 7960. 446-0005093 Loans_CONV 7961. 446-0012196 Loans_CONV 7962. 446-0023118 Loans_CONV 7963. 446-0030568 Loans_CONV 7964. 446-0032450 Loans_CONV 7965. 446-0032908 Loans_CONV 7966. 446-0033961 Loans_CONV 7967. 446-0034083 Loans_CONV 7968. 446-0035565 Loans_CONV 7969. 446-0036423 Loans_CONV 7970. 446-0040349 Loans_CONV 7971. 446-0040507 Loans_CONV 7972. 446-0045454 Loans_CONV 7973. 446-0045789 Loans_CONV 7974. 446-0046994 Loans_CONV 7975. 446-0048450 Loans_CONV 7976. 446-0049456 Loans_CONV 7977. 446-0055343 Loans_CONV 7978. 446-0059844 Loans_CONV

case_nbr Default Universe 7979. 446-0060156 Loans_CONV 7980. 446-0062758 Loans_CONV 7981. 446-0065311 Loans_CONV 7982. 446-0071317 Loans_CONV 7983. 446-0082513 Loans_CONV 7984. 446-0093017 Loans_CONV 7985. 446-0097661 Loans_CONV 7986. 446-0099787 Loans_CONV 7987. 446-0114724 Loans_CONV 7988. 446-0116856 Loans_CONV 7989. 446-0139840 Loans_SL 7990. 446-0142669 Loans_CONV 7991. 446-0142760 Loans_CONV 7992. 446-0144408 Loans_CONV 7993. 446-0149116 Loans_CONV 7994. 446-0151683 Loans_CONV 7995. 446-0155373 Loans_CONV 7996. 446-0156277 Loans_CONV 7997. 446-0157759 Loans_CONV 7998. 446-0159194 Loans_CONV 7999. 446-0161123 Loans_CONV 8000. 446-0163182 Loans_CONV 8001. 446-0171954 Loans_CONV 8002. 446-0179935 Loans_CONV 8003. 446-0181373 Loans_CONV 8004. 446-0185982 Loans_CONV 8005. 446-0192954 Loans_CONV 8006. 446-0193812 Loans_CONV 8007. 446-0195661 Loans_CONV 8008. 446-0198701 Loans_CONV 8009. 446-0198928 Loans_CONV 8010. 446-0200857 Loans_CONV 8011. 446-0204110 Loans_CONV 8012. 446-0205139 Loans_CONV 8013. 446-0208555 Loans_CONV 8014. 446-0208605 Loans_CONV 8015. 446-0211850 Loans_CONV 8016. 446-0212730 Loans_CONV case_nbr Default Universe 8017. 446-0213351 Loans_CONV 8018. 446-0224491 Loans_CONV 8019. 446-0232032 Loans_CONV 8020. 446-0232078 Loans_CONV 8021. 446-0240970 Loans_CONV 8022. 446-0255981 Loans_CONV 8023. 446-0261374 Loans_CONV 8024. 446-0265234 Loans_CONV 8025. 446-0265581 Loans_CONV 8026. 446-0270581 Loans_CONV 8027. 446-0271325 Loans_CONV 8028. 446-0275231 Loans_CONV 8029. 446-0281482 Loans_CONV 8030. 446-0290070 Loans_CONV 8031. 446-0297838 Loans_CONV 8032. 446-0300995 Loans_CONV 8033. 446-0303927 Loans_CONV 8034. 446-0318439 Loans_CONV 8035. 446-0320831 Loans_CONV 8036. 446-0323110 Loans_CONV 8037. 446-0327815 Loans_CONV 8038. 446-0355425 Loans_CONV 8039. 446-0356834 Loans_SL 8040. 446-0362898 Loans_CONV 8041. 446-0364024 Loans_CONV 8042. 446-0367367 Loans_CONV 8043. 446-0367980 Loans_CONV 8044. 446-0379887 Loans_CONV 8045. 446-0384835 Loans_CONV 8046. 446-0385325 Loans_CONV 8047. 446-0386763 Loans_CONV 8048. 446-0387180 Loans_CONV 8049. 446-0394718 Loans_CONV 8050. 446-0397113 Loans_CONV 8051. 446-0398443 Loans_CONV 8052. 446-0399659 Loans_CONV 8053. 446-0400763 Loans_CONV 8054. 446-0409648 Loans_CONV

case_nbr Default Universe 8055. 446-0412472 Loans_CONV 8056. 446-0424928 Loans_CONV 8057. 446-0431203 Loans_CONV 8058. 446-0439843 Loans_CONV 8059. 446-0458547 Loans_CONV 8060. 446-0459985 Loans_CONV 8061. 446-0460239 Loans_CONV 8062. 446-0466391 Loans_CONV 8063. 446-0466487 Loans_CONV 8064. 446-0480466 Loans_CONV 8065. 446-0480784 Loans_CONV 8066. 446-0489311 Loans_CONV 8067. 446-0501225 Loans_CONV 8068. 446-0511318 Loans_CONV 8069. 446-0515053 Loans_CONV 8070. 446-0523170 Loans_CONV 8071. 446-0525851 Loans_CONV 8072. 446-0549841 Loans_SL 8073. 446-0552443 Loans_CONV 8074. 446-0552450 Loans_CONV 8075. 446-0562831 Loans_CONV 8076. 446-0592958 Loans_CONV 8077. 446-0602128 Loans_CONV 8078. 446-0614604 Loans_CONV 8079. 446-0614706 Loans_CONV 8080. 446-0615044 Loans_CONV 8081. 446-0626683 Loans_CONV 8082. 446-0643118 Loans_CONV 8083. 446-0646353 Loans_CONV 8084. 446-0647438 Loans_CONV 8085. 446-0650875 Loans_CONV 8086. 446-0661242 Loans_CONV 8087. 446-0666828 Loans_CONV 8088. 446-0670720 Loans_CONV 8089. 446-0725535 Loans_CONV 8090. 446-0735027 Loans_CONV 8091. 446-0746065 Loans_CONV 8092. 446-0753428 Loans_CONV case_nbr Default Universe 8093. 446-0766858 Loans_CONV 8094. 446-0773888 Loans_CONV 8095. 446-0778334 Loans_CONV 8096. 446-0782628 Loans_CONV 8097. 446-0834363 Loans_CONV 8098. 446-0838887 Loans_CONV 8099. 446-0842607 Loans_CONV 8100. 446-0846492 Loans_CONV 8101. 446-0850603 Loans_CONV 8102. 446-0852019 Loans_CONV 8103. 446-0866258 Loans_CONV 8104. 446-0866422 Loans_CONV 8105. 446-0875237 Loans_CONV 8106. 446-0886059 Loans_CONV 8107. 446-0908618 Loans_CONV 8108. 451-1028216 Loans_CONV 8109. 451-1030885 Loans_SL 8110. 451-1031011 Loans_CONV 8111. 451-1032892 Loans_CONV 8112. 451-1034727 Loans_CONV 8113. 451-1038519 Loans_SL 8114. 451-1040751 Loans_CONV 8115. 451-1041206 Loans_CONV 8116. 451-1045187 Loans_CONV 8117. 451-1047743 Loans_CONV 8118. 451-1050091 Loans_CONV 8119. 451-1054898 Loans_CONV 8120. 451-1055336 Loans_SL 8121. 451-1061666 Loans_CONV 8122. 451-1062127 Loans_CONV 8123. 451-1062451 Loans_CONV 8124. 451-1066686 Loans_SL 8125. 451-1067856 Loans_CONV 8126. 451-1074942 Loans_CONV 8127. 451-1085227 Loans_CONV 8128. 451-1089419 Loans_CONV 8129. 451-1092850 Loans_CONV 8130. 451-1104148 Loans_CONV

case_nbr Default Universe 8131. 451-1124641 Loans_CONV 8132. 451-1125453 Loans_CONV 8133. 451-1133393 Loans_CONV 8134. 451-1149042 Loans_SL 8135. 451-1168399 Loans_CONV 8136. 461-4550914 Loans_CONV 8137. 461-4618949 Loans_CONV 8138. 461-4627050 Loans_CONV 8139. 461-4643415 Loans_SL 8140. 461-4651326 Loans_CONV 8141. 461-4652469 Loans_CONV 8142. 461-4654900 Loans_SL 8143. 461-4661918 Loans_SL 8144. 461-4664569 Loans_CONV 8145. 461-4670926 Loans_CONV 8146. 461-4678023 Loans_CONV 8147. 461-4680692 Loans_CONV 8148. 461-4689192 Loans_CONV 8149. 461-4689446 Loans_CONV 8150. 461-4693230 Loans_SL 8151. 461-4699892 Loans_CONV 8152. 461-4700109 Loans_CONV 8153. 461-4701110 Loans_CONV 8154. 461-4701553 Loans_CONV 8155. 461-4705725 Loans_SL 8156. 461-4707658 Loans_CONV 8157. 461-4707901 Loans_SL 8158. 461-4708840 Loans_CONV 8159. 461-4709318 Loans_CONV 8160. 461-4709902 Loans_SL 8161. 461-4710605 Loans_CONV 8162. 461-4721701 Loans_CONV 8163. 461-4727203 Loans_CONV 8164. 461-4727215 Loans_CONV 8165. 461-4731771 Loans_SL 8166. 461-4738599 Loans_SL 8167. 461-4738950 Loans_CONV 8168. 461-4743162 Loans_SL case_nbr Default Universe 8169. 461-4744609 Loans_CONV 8170. 461-4744717 Loans_SL 8171. 461-4749880 Loans_SL 8172. 461-4751890 Loans_CONV 8173. 461-4757972 Loans_SL 8174. 461-4770428 Loans_CONV 8175. 461-4771288 Loans_CONV 8176. 461-4773900 Loans_CONV 8177. 461-4774182 Loans_CONV 8178. 461-4774249 Loans_CONV 8179. 461-4776597 Loans_CONV 8180. 461-4776718 Loans_CONV 8181. 461-4779768 Loans_CONV 8182. 461-4779882 Loans_CONV 8183. 461-4780289 Loans_CONV 8184. 461-4781023 Loans_CONV 8185. 461-4782484 Loans_CONV 8186. 461-4784042 Loans_CONV 8187. 461-4788566 Loans_CONV 8188. 461-4795987 Loans_CONV 8189. 461-4798114 Loans_CONV 8190. 461-4802169 Loans_CONV 8191. 461-4811732 Loans_CONV 8192. 461-4815241 Loans_CONV 8193. 461-4817820 Loans_CONV 8194. 461-4825097 Loans_CONV 8195. 461-4829581 Loans_CONV 8196. 461-4842696 Loans_CONV 8197. 461-4843974 Loans_SL 8198. 461-4846669 Loans_CONV 8199. 461-4854189 Loans_CONV 8200. 461-4856059 Loans_CONV 8201. 461-4859502 Loans_CONV 8202. 461-4860099 Loans_CONV 8203. 461-4860954 Loans_CONV 8204. 461-4863299 Loans_CONV 8205. 461-4866397 Loans_SL 8206. 461-4872097 Loans_SL

case_nbr Default Universe 8207. 461-4872118 Loans_CONV 8208. 461-4875528 Loans_CONV 8209. 461-4881053 Loans_CONV 8210. 461-4887316 Loans_CONV 8211. 461-4888754 Loans_CONV 8212. 461-4892322 Loans_CONV 8213. 461-4897704 Loans_CONV 8214. 461-4901424 Loans_CONV 8215. 461-4905715 Loans_CONV 8216. 461-4905796 Loans_CONV 8217. 461-4905831 Loans_CONV 8218. 461-4908576 Loans_CONV 8219. 461-4909043 Loans_CONV 8220. 461-4912614 Loans_CONV 8221. 461-4913967 Loans_CONV 8222. 461-4914384 Loans_CONV 8223. 461-4916310 Loans_CONV 8224. 461-4917937 Loans_CONV 8225. 461-4919113 Loans_CONV 8226. 461-4927205 Loans_SL 8227. 461-4930227 Loans_CONV 8228. 461-4930624 Loans_CONV 8229. 461-4935979 Loans_CONV 8230. 461-4936627 Loans_CONV 8231. 461-4938004 Loans_SL 8232. 461-4938091 Loans_CONV 8233. 461-4947251 Loans_CONV 8234. 461-4952931 Loans_CONV 8235. 461-4964033 Loans_CONV 8236. 461-4964883 Loans_CONV 8237. 461-4972959 Loans_CONV 8238. 461-4973902 Loans_CONV 8239. 461-4979776 Loans_CONV 8240. 461-4981141 Loans_CONV 8241. 461-4983026 Loans_CONV 8242. 461-4989403 Loans_CONV 8243. 461-4990605 Loans_CONV 8244. 461-5001944 Loans_CONV case_nbr Default Universe 8245. 461-5004435 Loans_CONV 8246. 461-5016150 Loans_CONV 8247. 461-5020683 Loans_CONV 8248. 461-5025225 Loans_CONV 8249. 461-5025639 Loans_CONV 8250. 461-5032719 Loans_CONV 8251. 461-5033606 Loans_CONV 8252. 461-5034551 Loans_CONV 8253. 461-5035449 Loans_CONV 8254. 461-5050140 Loans_CONV 8255. 461-5050604 Loans_CONV 8256. 461-5051971 Loans_CONV 8257. 461-5054425 Loans_CONV 8258. 461-5056852 Loans_CONV 8259. 461-5058797 Loans_CONV 8260. 461-5062103 Loans_CONV 8261. 461-5062324 Loans_CONV 8262. 461-5063150 Loans_CONV 8263. 461-5064366 Loans_CONV 8264. 461-5064684 Loans_CONV 8265. 461-5065434 Loans_SL 8266. 461-5077563 Loans_CONV 8267. 461-5079325 Loans_CONV 8268. 461-5080215 Loans_CONV 8269. 461-5081790 Loans_CONV 8270. 461-5082324 Loans_CONV 8271. 461-5082418 Loans_CONV 8272. 461-5088067 Loans_CONV 8273. 461-5089462 Loans_CONV 8274. 461-5098931 Loans_CONV 8275. 461-5103258 Loans_CONV 8276. 461-5103397 Loans_CONV 8277. 461-5103759 Loans_CONV 8278. 461-5110122 Loans_CONV 8279. 461-5121594 Loans_CONV 8280. 461-5125646 Loans_CONV 8281. 461-5134756 Loans_CONV 8282. 461-5135360 Loans_CONV

case_nbr Default Universe 8283. 461-5147708 Loans_CONV 8284. 461-5151261 Loans_CONV 8285. 461-5152591 Loans_CONV 8286. 461-5153227 Loans_CONV 8287. 461-5158276 Loans_CONV 8288. 461-5189317 Loans_CONV 8289. 461-5196029 Loans_CONV 8290. 461-5201193 Loans_CONV 8291. 461-5203086 Loans_CONV 8292. 461-5208235 Loans_CONV 8293. 461-5211018 Loans_CONV 8294. 461-5215436 Loans_CONV 8295. 461-5215741 Loans_CONV 8296. 461-5218169 Loans_SL 8297. 461-5221651 Loans_CONV 8298. 461-5222187 Loans_CONV 8299. 461-5226108 Loans_CONV 8300. 461-5242566 Loans_CONV 8301. 461-5244652 Loans_CONV 8302. 461-5254608 Loans_CONV 8303. 461-5272285 Loans_CONV 8304. 461-5298781 Loans_CONV 8305. 461-5339923 Loans_CONV 8306. 461-5341453 Loans_CONV 8307. 461-5352774 Loans_CONV 8308. 461-5354253 Loans_CONV 8309. 461-5364005 Loans_CONV 8310. 461-5366222 Loans_SL 8311. 461-5366817 Loans_CONV 8312. 461-5369054 Loans_CONV 8313. 461-5374395 Loans_CONV 8314. 461-5403088 Loans_CONV 8315. 471-1128765 Loans_CONV 8316. 471-1141597 Loans_CONV 8317. 471-1143076 Loans_CONV 8318. 471-1174668 Loans_CONV 8319. 471-1214403 Loans_CONV 8320. 481-2871138 Loans_SL case_nbr Default Universe 8321. 481-2878275 Loans_CONV 8322. 481-2897070 Loans_SL 8323. 481-2900321 Loans_CONV 8324. 481-2906505 Loans_SL 8325. 481-2936463 Loans_SL 8326. 481-2938680 Loans_CONV 8327. 481-2952046 Loans_SL 8328. 481-2963446 Loans_SL 8329. 481-2968857 Loans_CONV 8330. 481-2970187 Loans_CONV 8331. 481-2979032 Loans_SL 8332. 481-2983910 Loans_SL 8333. 481-2989790 Loans_CONV 8334. 481-3003910 Loans_CONV 8335. 481-3016228 Loans_CONV 8336. 481-3021569 Loans_CONV 8337. 481-3022115 Loans_CONV 8338. 481-3029591 Loans_CONV 8339. 481-3035177 Loans_SL 8340. 481-3037966 Loans_CONV 8341. 481-3041382 Loans_SL 8342. 481-3057852 Loans_CONV 8343. 481-3069044 Loans_SL 8344. 481-3071267 Loans_CONV 8345. 481-3077489 Loans_SL 8346. 481-3077661 Loans_SL 8347. 481-3085716 Loans_CONV 8348. 481-3094073 Loans_SL 8349. 481-3107285 Loans_CONV 8350. 481-3112306 Loans_CONV 8351. 481-3119152 Loans_CONV 8352. 481-3121921 Loans_SL 8353. 481-3127346 Loans_CONV 8354. 481-3152118 Loans_SL 8355. 481-3158389 Loans_CONV 8356. 481-3162653 Loans_CONV 8357. 481-3175437 Loans_CONV 8358. 481-3176382 Loans_CONV

case_nbr Default Universe 8359. 481-3187310 Loans_CONV 8360. 481-3199071 Loans_CONV 8361. 481-3200481 Loans_SL 8362. 481-3213200 Loans_CONV 8363. 481-3219596 Loans_CONV 8364. 481-3235632 Loans_CONV 8365. 481-3325991 Loans_SL 8366. 481-3330796 Loans_CONV 8367. 482-3978445 Loans_CONV 8368. 482-4056533 Loans_SL 8369. 482-4061976 Loans_CONV 8370. 482-4062778 Loans_SL 8371. 482-4066497 Loans_SL 8372. 482-4069009 Loans_SL 8373. 482-4074435 Loans_CONV 8374. 482-4074861 Loans_SL 8375. 482-4078936 Loans_CONV 8376. 482-4090394 Loans_CONV 8377. 482-4093326 Loans_SL 8378. 482-4099732 Loans_SL 8379. 482-4103084 Loans_CONV 8380. 482-4111856 Loans_CONV 8381. 482-4117497 Loans_CONV 8382. 482-4121217 Loans_SL 8383. 482-4121535 Loans_SL 8384. 482-4121990 Loans_CONV 8385. 482-4123014 Loans_CONV 8386. 482-4123276 Loans_SL 8387. 482-4126503 Loans_SL 8388. 482-4139276 Loans_SL 8389. 482-4145610 Loans_CONV 8390. 482-4153702 Loans_CONV 8391. 482-4153856 Loans_CONV 8392. 482-4160988 Loans_CONV 8393. 482-4164987 Loans_CONV 8394. 482-4170486 Loans_SL 8395. 482-4171084 Loans_CONV 8396. 482-4179275 Loans_CONV case_nbr Default Universe 8397. 482-4179529 Loans_SL 8398. 482-4195891 Loans_CONV 8399. 482-4200673 Loans_SL 8400. 482-4202826 Loans_SL 8401. 482-4204885 Loans_CONV 8402. 482-4217315 Loans_CONV 8403. 482-4220842 Loans_CONV 8404. 482-4231556 Loans_CONV 8405. 482-4306047 Loans_CONV 8406. 483-4011094 Loans_CONV 8407. 483-4067931 Loans_SL 8408. 483-4071913 Loans_SL 8409. 483-4112344 Loans_SL 8410. 483-4127904 Loans_SL 8411. 483-4151919 Loans_CONV 8412. 483-4152293 Loans_SL 8413. 483-4154554 Loans_CONV 8414. 483-4155254 Loans_CONV 8415. 483-4155553 Loans_CONV 8416. 483-4160096 Loans_CONV 8417. 483-4163737 Loans_CONV 8418. 483-4164098 Loans_SL 8419. 483-4169440 Loans_SL 8420. 483-4172024 Loans_SL 8421. 483-4172383 Loans_SL 8422. 483-4175758 Loans_CONV 8423. 483-4179339 Loans_CONV 8424. 483-4179795 Loans_SL 8425. 483-4180026 Loans_SL 8426. 483-4180814 Loans_CONV 8427. 483-4185959 Loans_SL 8428. 483-4190017 Loans_CONV 8429. 483-4197639 Loans_CONV 8430. 483-4198401 Loans_SL 8431. 483-4202751 Loans_SL 8432. 483-4207141 Loans_SL 8433. 483-4215834 Loans_CONV 8434. 483-4222205 Loans_CONV

case_nbr Default Universe 8435. 483-4222263 Loans_SL 8436. 483-4226367 Loans_CONV 8437. 483-4233821 Loans_CONV 8438. 483-4237449 Loans_CONV 8439. 483-4238727 Loans_CONV 8440. 483-4241597 Loans_CONV 8441. 483-4243648 Loans_SL 8442. 483-4245054 Loans_CONV 8443. 483-4253136 Loans_CONV 8444. 483-4259496 Loans_CONV 8445. 483-4264546 Loans_SL 8446. 483-4267746 Loans_CONV 8447. 483-4271191 Loans_CONV 8448. 483-4275322 Loans_CONV 8449. 483-4276675 Loans_CONV 8450. 483-4278665 Loans_SL 8451. 483-4281833 Loans_CONV 8452. 483-4286150 Loans_CONV 8453. 483-4288428 Loans_CONV 8454. 483-4289922 Loans_CONV 8455. 483-4290473 Loans_SL 8456. 483-4294207 Loans_SL 8457. 483-4300903 Loans_CONV 8458. 483-4301264 Loans_CONV 8459. 483-4303685 Loans_CONV 8460. 483-4312136 Loans_CONV 8461. 483-4317564 Loans_CONV 8462. 483-4322258 Loans_SL 8463. 483-4323513 Loans_SL 8464. 483-4327698 Loans_SL 8465. 483-4332794 Loans_SL 8466. 483-4338497 Loans_CONV 8467. 483-4351117 Loans_CONV 8468. 483-4355233 Loans_CONV 8469. 483-4356688 Loans_CONV 8470. 483-4366770 Loans_SL 8471. 483-4368736 Loans_SL 8472. 483-4370332 Loans_SL case_nbr Default Universe 8473. 483-4383966 Loans_CONV 8474. 483-4389170 Loans_SL 8475. 483-4395045 Loans_CONV 8476. 483-4398954 Loans_SL 8477. 483-4399908 Loans_CONV 8478. 483-4406574 Loans_CONV 8479. 483-4412592 Loans_CONV 8480. 483-4422288 Loans_CONV 8481. 483-4448495 Loans_CONV 8482. 483-4452999 Loans_CONV 8483. 483-4454245 Loans_CONV 8484. 483-4454461 Loans_CONV 8485. 483-4456882 Loans_CONV 8486. 483-4462141 Loans_CONV 8487. 483-4470826 Loans_CONV 8488. 483-4479037 Loans_CONV 8489. 483-4491701 Loans_CONV 8490. 483-4495522 Loans_SL 8491. 483-4497598 Loans_CONV 8492. 483-4509411 Loans_CONV 8493. 483-4517975 Loans_SL 8494. 483-4519708 Loans_CONV 8495. 483-4522896 Loans_CONV 8496. 483-4543106 Loans_CONV 8497. 483-4544436 Loans_CONV 8498. 483-4555031 Loans_SL 8499. 483-4577378 Loans_SL 8500. 483-4600016 Loans_CONV 8501. 483-4602630 Loans_CONV 8502. 483-4604569 Loans_CONV 8503. 483-4637993 Loans_SL 8504. 483-4669632 Loans_CONV 8505. 483-4676685 Loans_CONV 8506. 483-4699476 Loans_SL 8507. 483-4713917 Loans_CONV 8508. 483-4739602 Loans_SL 8509. 491-9376471 Loans_SL 8510. 491-9463186 Loans_CONV

case_nbr Default Universe 8511. 491-9466111 Loans_CONV 8512. 491-9513908 Loans_SL 8513. 491-9524237 Loans_SL 8514. 491-9535234 Loans_CONV 8515. 491-9552499 Loans_CONV 8516. 491-9557162 Loans_CONV 8517. 491-9558197 Loans_SL 8518. 491-9559627 Loans_SL 8519. 491-9562576 Loans_SL 8520. 491-9564396 Loans_CONV 8521. 491-9565073 Loans_SL 8522. 491-9578422 Loans_CONV 8523. 491-9583031 Loans_CONV 8524. 491-9587736 Loans_CONV 8525. 491-9592220 Loans_SL 8526. 491-9593080 Loans_SL 8527. 491-9606648 Loans_CONV 8528. 491-9617673 Loans_SL 8529. 491-9631347 Loans_SL 8530. 491-9643815 Loans_SL 8531. 491-9646240 Loans_SL 8532. 491-9649722 Loans_CONV 8533. 491-9651457 Loans_CONV 8534. 491-9654456 Loans_CONV 8535. 491-9662951 Loans_CONV 8536. 491-9670459 Loans_SL 8537. 491-9680932 Loans_CONV 8538. 491-9687897 Loans_SL 8539. 492-8283893 Loans_CONV 8540. 492-8350923 Loans_CONV 8541. 492-8356275 Loans_CONV 8542. 492-8387707 Loans_SL 8543. 492-8390712 Loans_CONV 8544. 492-8397598 Loans_CONV 8545. 492-8405852 Loans_SL 8546. 492-8412984 Loans_SL 8547. 492-8416855 Loans_CONV 8548. 492-8418638 Loans_CONV case_nbr Default Universe 8549. 492-8423203 Loans_SL 8550. 492-8426557 Loans_SL 8551. 492-8427631 Loans_SL 8552. 492-8427966 Loans_SL 8553. 492-8443821 Loans_CONV 8554. 492-8449360 Loans_SL 8555. 492-8457872 Loans_CONV 8556. 492-8465669 Loans_CONV 8557. 492-8474957 Loans_CONV 8558. 492-8475978 Loans_CONV 8559. 492-8477390 Loans_CONV 8560. 492-8489114 Loans_CONV 8561. 492-8508764 Loans_CONV 8562. 492-8520004 Loans_CONV 8563. 492-8525371 Loans_CONV 8564. 492-8544811 Loans_CONV 8565. 492-8546581 Loans_SL 8566. 492-8550195 Loans_SL 8567. 492-8557678 Loans_CONV 8568. 492-8558039 Loans_SL 8569. 492-8560321 Loans_CONV 8570. 492-8563833 Loans_CONV 8571. 492-8569185 Loans_SL 8572. 492-8577616 Loans_SL 8573. 492-8582855 Loans_SL 8574. 492-8585286 Loans_SL 8575. 492-8589433 Loans_SL 8576. 492-8598957 Loans_CONV 8577. 492-8599482 Loans_CONV 8578. 492-8599686 Loans_CONV 8579. 492-8613339 Loans_CONV 8580. 492-8634062 Loans_SL 8581. 492-8641816 Loans_SL 8582. 492-8644190 Loans_SL 8583. 492-8644286 Loans_CONV 8584. 492-8652037 Loans_CONV 8585. 492-8663965 Loans_CONV 8586. 492-8692456 Loans_CONV

case_nbr Default Universe 8587. 492-8700631 Loans_CONV 8588. 492-8700742 Loans_CONV 8589. 492-8701695 Loans_CONV 8590. 492-8707617 Loans_CONV 8591. 492-8725128 Loans_CONV 8592. 492-8746577 Loans_CONV 8593. 492-8747558 Loans_CONV 8594. 492-8812580 Loans_CONV 8595. 492-8827431 Loans_CONV 8596. 492-8830368 Loans_CONV 8597. 492-8831278 Loans_CONV 8598. 492-8897382 Loans_CONV 8599. 492-8926784 Loans_CONV 8600. 492-8928473 Loans_SL 8601. 492-8930057 Loans_CONV 8602. 492-8946171 Loans_CONV 8603. 492-8980324 Loans_CONV 8604. 492-8984373 Loans_SL 8605. 492-9002626 Loans_CONV 8606. 492-9048164 Loans_CONV 8607. 492-9055317 Loans_CONV 8608. 492-9059643 Loans_CONV 8609. 492-9101378 Loans_CONV 8610. 493-8805197 Loans_CONV 8611. 493-8890613 Loans_CONV 8612. 493-8923967 Loans_CONV 8613. 493-8931572 Loans_CONV 8614. 493-8951909 Loans_CONV 8615. 493-8968799 Loans_CONV 8616. 493-8974526 Loans_CONV 8617. 493-8979082 Loans_CONV 8618. 493-8988974 Loans_CONV 8619. 493-8992956 Loans_CONV 8620. 493-8997756 Loans_CONV 8621. 493-9004785 Loans_CONV 8622. 493-9014248 Loans_CONV 8623. 493-9019006 Loans_CONV 8624. 493-9028609 Loans_CONV case_nbr Default Universe 8625. 493-9040464 Loans_CONV 8626. 493-9041788 Loans_CONV 8627. 493-9042147 Loans_CONV 8628. 493-9049650 Loans_CONV 8629. 493-9051421 Loans_CONV 8630. 493-9053002 Loans_CONV 8631. 493-9053859 Loans_CONV 8632. 493-9054940 Loans_CONV 8633. 493-9055019 Loans_CONV 8634. 493-9064005 Loans_CONV 8635. 493-9067205 Loans_CONV 8636. 493-9070732 Loans_CONV 8637. 493-9076662 Loans_CONV 8638. 493-9079118 Loans_CONV 8639. 493-9085803 Loans_SL 8640. 493-9086647 Loans_CONV 8641. 493-9090352 Loans_CONV 8642. 493-9091778 Loans_CONV 8643. 493-9092557 Loans_CONV 8644. 493-9092592 Loans_SL 8645. 493-9092688 Loans_CONV 8646. 493-9096723 Loans_CONV 8647. 493-9096904 Loans_SL 8648. 493-9103853 Loans_CONV 8649. 493-9104054 Loans_SL 8650. 493-9104206 Loans_CONV 8651. 493-9107044 Loans_CONV 8652. 493-9110107 Loans_CONV 8653. 493-9116501 Loans_CONV 8654. 493-9117919 Loans_CONV 8655. 493-9121210 Loans_CONV 8656. 493-9124109 Loans_SL 8657. 493-9132808 Loans_CONV 8658. 493-9140118 Loans_CONV 8659. 493-9140573 Loans_CONV 8660. 493-9146786 Loans_SL 8661. 493-9147825 Loans_CONV 8662. 493-9148090 Loans_SL

case_nbr Default Universe 8663. 493-9167826 Loans_SL 8664. 493-9178591 Loans_CONV 8665. 493-9178612 Loans_CONV 8666. 493-9179279 Loans_CONV 8667. 493-9179971 Loans_CONV 8668. 493-9190484 Loans_CONV 8669. 493-9190977 Loans_CONV 8670. 493-9191552 Loans_CONV 8671. 493-9192173 Loans_CONV 8672. 493-9192637 Loans_CONV 8673. 493-9194854 Loans_CONV 8674. 493-9195945 Loans_CONV 8675. 493-9196123 Loans_CONV 8676. 493-9200292 Loans_CONV 8677. 493-9200710 Loans_CONV 8678. 493-9204560 Loans_CONV 8679. 493-9206316 Loans_CONV 8680. 493-9207386 Loans_CONV 8681. 493-9207862 Loans_CONV 8682. 493-9212582 Loans_CONV 8683. 493-9217427 Loans_CONV 8684. 493-9217462 Loans_CONV 8685. 493-9221727 Loans_CONV 8686. 493-9235466 Loans_CONV 8687. 493-9255250 Loans_CONV 8688. 493-9255381 Loans_CONV 8689. 493-9257399 Loans_CONV 8690. 493-9262540 Loans_SL 8691. 493-9266014 Loans_CONV 8692. 493-9267997 Loans_CONV 8693. 493-9268464 Loans_CONV 8694. 493-9270547 Loans_CONV 8695. 493-9270655 Loans_CONV 8696. 493-9273096 Loans_CONV 8697. 493-9275731 Loans_CONV 8698. 493-9277660 Loans_CONV 8699. 493-9291632 Loans_CONV 8700. 493-9293309 Loans_CONV case_nbr Default Universe 8701. 493-9293764 Loans_CONV 8702. 493-9293968 Loans_CONV 8703. 493-9295339 Loans_CONV 8704. 493-9295788 Loans_CONV 8705. 493-9297629 Loans_CONV 8706. 493-9298119 Loans_CONV 8707. 493-9302134 Loans_CONV 8708. 493-9304272 Loans_CONV 8709. 493-9319073 Loans_CONV 8710. 493-9320652 Loans_CONV 8711. 493-9324928 Loans_CONV 8712. 493-9327280 Loans_CONV 8713. 493-9339386 Loans_CONV 8714. 493-9340496 Loans_CONV 8715. 493-9345117 Loans_CONV 8716. 493-9348953 Loans_CONV 8717. 493-9349285 Loans_SL 8718. 493-9353369 Loans_SL 8719. 493-9371202 Loans_CONV 8720. 493-9376318 Loans_CONV 8721. 493-9383013 Loans_CONV 8722. 493-9387175 Loans_CONV 8723. 493-9388170 Loans_CONV 8724. 493-9388969 Loans_CONV 8725. 493-9389284 Loans_CONV 8726. 493-9391134 Loans_SL 8727. 493-9391974 Loans_CONV 8728. 493-9393345 Loans_CONV 8729. 493-9394334 Loans_CONV 8730. 493-9395431 Loans_CONV 8731. 493-9396414 Loans_CONV 8732. 493-9411671 Loans_CONV 8733. 493-9416593 Loans_CONV 8734. 493-9418322 Loans_CONV 8735. 493-9421758 Loans_CONV 8736. 493-9424906 Loans_SL 8737. 493-9429666 Loans_CONV 8738. 493-9434541 Loans_CONV

case_nbr Default Universe 8739. 493-9434608 Loans_CONV 8740. 493-9434666 Loans_CONV 8741. 493-9436696 Loans_CONV 8742. 493-9437916 Loans_CONV 8743. 493-9442560 Loans_CONV 8744. 493-9445421 Loans_CONV 8745. 493-9447840 Loans_CONV 8746. 493-9451510 Loans_CONV 8747. 493-9452279 Loans_CONV 8748. 493-9458758 Loans_CONV 8749. 493-9473039 Loans_CONV 8750. 493-9477439 Loans_CONV 8751. 493-9480546 Loans_CONV 8752. 493-9483276 Loans_CONV 8753. 493-9492827 Loans_CONV 8754. 493-9502766 Loans_CONV 8755. 493-9502960 Loans_CONV 8756. 493-9504773 Loans_CONV 8757. 493-9508650 Loans_CONV 8758. 493-9509220 Loans_CONV 8759. 493-9510444 Loans_CONV 8760. 493-9511246 Loans_CONV 8761. 493-9518708 Loans_CONV 8762. 493-9518766 Loans_CONV 8763. 493-9519046 Loans_CONV 8764. 493-9520555 Loans_CONV 8765. 493-9529066 Loans_CONV 8766. 493-9530274 Loans_CONV 8767. 493-9532433 Loans_CONV 8768. 493-9537809 Loans_CONV 8769. 493-9539801 Loans_CONV 8770. 493-9551006 Loans_CONV 8771. 493-9551898 Loans_CONV 8772. 493-9551925 Loans_CONV 8773. 493-9553869 Loans_CONV 8774. 493-9554395 Loans_CONV 8775. 493-9555201 Loans_CONV 8776. 493-9558345 Loans_CONV case_nbr Default Universe 8777. 493-9571160 Loans_CONV 8778. 493-9572898 Loans_CONV 8779. 493-9573812 Loans_CONV 8780. 493-9578572 Loans_CONV 8781. 493-9587306 Loans_CONV 8782. 493-9588490 Loans_CONV 8783. 493-9589806 Loans_CONV 8784. 493-9594001 Loans_CONV 8785. 493-9595230 Loans_CONV 8786. 493-9597174 Loans_CONV 8787. 493-9611355 Loans_CONV 8788. 493-9614258 Loans_CONV 8789. 493-9619966 Loans_CONV 8790. 493-9625990 Loans_CONV 8791. 493-9626705 Loans_CONV 8792. 493-9631973 Loans_CONV 8793. 493-9640934 Loans_CONV 8794. 493-9654758 Loans_CONV 8795. 493-9655073 Loans_CONV 8796. 493-9670064 Loans_CONV 8797. 493-9670108 Loans_CONV 8798. 493-9673162 Loans_CONV 8799. 493-9675003 Loans_CONV 8800. 493-9677170 Loans_CONV 8801. 493-9682555 Loans_CONV 8802. 493-9683068 Loans_CONV 8803. 493-9688348 Loans_CONV 8804. 493-9689757 Loans_CONV 8805. 493-9690653 Loans_CONV 8806. 493-9690959 Loans_CONV 8807. 493-9691137 Loans_CONV 8808. 493-9702167 Loans_CONV 8809. 494-3408899 Loans_CONV 8810. 494-3503443 Loans_CONV 8811. 494-3534731 Loans_CONV 8812. 494-3535026 Loans_CONV 8813. 494-3571472 Loans_SL 8814. 494-3573053 Loans_CONV

case_nbr Default Universe 8815. 494-3587154 Loans_CONV 8816. 494-3619660 Loans_SL 8817. 494-3645546 Loans_CONV 8818. 494-3646903 Loans_CONV 8819. 494-3700143 Loans_CONV 8820. 494-3719314 Loans_CONV 8821. 494-3730739 Loans_CONV 8822. 494-3742432 Loans_CONV 8823. 494-3747593 Loans_CONV 8824. 494-3777071 Loans_CONV 8825. 495-8159455 Loans_CONV 8826. 495-8167771 Loans_CONV 8827. 495-8230128 Loans_CONV 8828. 495-8257977 Loans_CONV 8829. 495-8264801 Loans_CONV 8830. 495-8279292 Loans_CONV 8831. 495-8287230 Loans_CONV 8832. 495-8292332 Loans_CONV 8833. 495-8292893 Loans_CONV 8834. 495-8293974 Loans_SL 8835. 495-8295887 Loans_CONV 8836. 495-8297092 Loans_CONV 8837. 495-8302519 Loans_CONV 8838. 495-8306658 Loans_SL 8839. 495-8308330 Loans_SL 8840. 495-8311579 Loans_SL 8841. 495-8313528 Loans_CONV 8842. 495-8327244 Loans_SL 8843. 495-8328516 Loans_CONV 8844. 495-8334006 Loans_CONV 8845. 495-8338428 Loans_CONV 8846. 495-8339951 Loans_CONV 8847. 495-8341360 Loans_CONV 8848. 495-8347702 Loans_CONV 8849. 495-8348346 Loans_SL 8850. 495-8359057 Loans_CONV 8851. 495-8366283 Loans_CONV 8852. 495-8371861 Loans_CONV case_nbr Default Universe 8853. 495-8376006 Loans_SL 8854. 495-8379270 Loans_CONV 8855. 495-8386452 Loans_CONV 8856. 495-8390230 Loans_CONV 8857. 495-8406744 Loans_CONV 8858. 495-8411087 Loans_CONV 8859. 495-8422470 Loans_CONV 8860. 495-8428619 Loans_CONV 8861. 495-8450544 Loans_SL 8862. 495-8452699 Loans_CONV 8863. 495-8454602 Loans_CONV 8864. 495-8455978 Loans_CONV 8865. 495-8467658 Loans_SL 8866. 495-8475263 Loans_CONV 8867. 495-8481007 Loans_SL 8868. 495-8486158 Loans_CONV 8869. 495-8520680 Loans_SL 8870. 495-8526336 Loans_CONV 8871. 495-8528734 Loans_CONV 8872. 495-8537838 Loans_CONV 8873. 495-8537844 Loans_CONV 8874. 495-8550177 Loans_CONV 8875. 495-8553535 Loans_CONV 8876. 495-8554185 Loans_CONV 8877. 495-8554684 Loans_CONV 8878. 495-8555174 Loans_CONV 8879. 495-8559147 Loans_CONV 8880. 495-8573359 Loans_CONV 8881. 495-8574462 Loans_CONV 8882. 495-8580626 Loans_CONV 8883. 495-8586011 Loans_CONV 8884. 495-8587125 Loans_CONV 8885. 495-8595200 Loans_CONV 8886. 495-8596293 Loans_CONV 8887. 495-8601358 Loans_CONV 8888. 495-8619047 Loans_CONV 8889. 495-8619415 Loans_CONV 8890. 495-8620147 Loans_CONV

case_nbr Default Universe 8891. 495-8622878 Loans_CONV 8892. 495-8624240 Loans_CONV 8893. 495-8634304 Loans_CONV 8894. 495-8638387 Loans_CONV 8895. 495-8638913 Loans_CONV 8896. 495-8640873 Loans_CONV 8897. 495-8647915 Loans_CONV 8898. 495-8649259 Loans_CONV 8899. 495-8653542 Loans_CONV 8900. 495-8667462 Loans_CONV 8901. 495-8669361 Loans_CONV 8902. 495-8677027 Loans_CONV 8903. 495-8682056 Loans_CONV 8904. 495-8682141 Loans_CONV 8905. 495-8683436 Loans_CONV 8906. 495-8687482 Loans_CONV 8907. 495-8691297 Loans_CONV 8908. 495-8703372 Loans_CONV 8909. 495-8707304 Loans_CONV 8910. 495-8709982 Loans_CONV 8911. 495-8736840 Loans_CONV 8912. 495-8743943 Loans_CONV 8913. 495-8750403 Loans_CONV 8914. 495-8753520 Loans_CONV 8915. 495-8753730 Loans_CONV 8916. 495-8755669 Loans_CONV 8917. 495-8768400 Loans_CONV 8918. 495-8783495 Loans_CONV 8919. 495-8788650 Loans_CONV 8920. 495-8790082 Loans_CONV 8921. 495-8803163 Loans_CONV 8922. 495-8824502 Loans_CONV 8923. 495-8826873 Loans_SL 8924. 495-8826946 Loans_SL 8925. 495-8827538 Loans_CONV 8926. 495-8842479 Loans_CONV 8927. 495-8868237 Loans_CONV 8928. 495-8873339 Loans_CONV case_nbr Default Universe 8929. 495-8881682 Loans_CONV 8930. 495-8905107 Loans_CONV 8931. 495-8980578 Loans_CONV 8932. 495-9020069 Loans_CONV 8933. 495-9041667 Loans_CONV 8934. 495-9123457 Loans_CONV 8935. 495-9151050 Loans_CONV 8936. 495-9198925 Loans_CONV 8937. 511-0004671 Loans_SL 8938. 511-0005394 Loans_SL 8939. 511-0007054 Loans_SL 8940. 511-0018273 Loans_CONV 8941. 511-0029638 Loans_CONV 8942. 511-0029933 Loans_SL 8943. 511-0030403 Loans_CONV 8944. 511-0036435 Loans_CONV 8945. 511-0040945 Loans_CONV 8946. 511-0046411 Loans_SL 8947. 511-0052001 Loans_SL 8948. 511-0059731 Loans_CONV 8949. 511-0061446 Loans_CONV 8950. 511-0063322 Loans_SL 8951. 511-0087279 Loans_SL 8952. 511-0088195 Loans_CONV 8953. 511-0092971 Loans_CONV 8954. 511-0101936 Loans_CONV 8955. 511-0114112 Loans_CONV 8956. 511-0118041 Loans_CONV 8957. 511-0118837 Loans_CONV 8958. 511-0123659 Loans_CONV 8959. 511-0124313 Loans_CONV 8960. 511-0142086 Loans_SL 8961. 511-0155327 Loans_CONV 8962. 511-0166263 Loans_CONV 8963. 511-0174066 Loans_CONV 8964. 511-0187307 Loans_CONV 8965. 511-0213783 Loans_CONV 8966. 511-0216318 Loans_SL

case_nbr Default Universe 8967. 511-0237607 Loans_CONV 8968. 511-0242715 Loans_CONV 8969. 511-0249692 Loans_CONV 8970. 511-0265325 Loans_CONV 8971. 511-0302405 Loans_CONV 8972. 511-0313119 Loans_SL 8973. 511-0376098 Loans_CONV 8974. 511-0380273 Loans_SL 8975. 511-0386384 Loans_CONV 8976. 511-0422367 Loans_CONV 8977. 511-0439152 Loans_CONV 8978. 512-0005045 Loans_CONV 8979. 512-0010509 Loans_CONV 8980. 512-0011629 Loans_CONV 8981. 512-0012647 Loans_CONV 8982. 512-0019470 Loans_SL 8983. 512-0022100 Loans_CONV 8984. 512-0031261 Loans_CONV 8985. 512-0033148 Loans_CONV 8986. 512-0033358 Loans_CONV 8987. 512-0034823 Loans_CONV 8988. 512-0040161 Loans_CONV 8989. 512-0040785 Loans_CONV 8990. 512-0051713 Loans_CONV 8991. 512-0054256 Loans_CONV 8992. 512-0056841 Loans_CONV 8993. 512-0059020 Loans_CONV 8994. 512-0080210 Loans_CONV 8995. 512-0086820 Loans_CONV 8996. 512-0090145 Loans_CONV 8997. 512-0098064 Loans_SL 8998. 512-0118503 Loans_CONV 8999. 512-0122645 Loans_CONV 9000. 512-0128228 Loans_CONV 9001. 512-0129150 Loans_CONV 9002. 512-0129167 Loans_CONV 9003. 512-0131749 Loans_CONV 9004. 512-0157615 Loans_CONV case_nbr Default Universe 9005. 512-0164861 Loans_CONV 9006. 512-0169120 Loans_CONV 9007. 512-0209820 Loans_CONV 9008. 512-0219247 Loans_CONV 9009. 512-0260513 Loans_CONV 9010. 512-0265641 Loans_CONV 9011. 512-0267280 Loans_CONV 9012. 512-0267659 Loans_CONV 9013. 512-0272222 Loans_CONV 9014. 512-0289240 Loans_CONV 9015. 512-0328787 Loans_CONV 9016. 512-0332696 Loans_CONV 9017. 512-0338551 Loans_CONV 9018. 512-0340193 Loans_SL 9019. 512-0369066 Loans_CONV 9020. 512-0376730 Loans_CONV 9021. 512-0387523 Loans_CONV 9022. 512-0399051 Loans_CONV 9023. 512-0414369 Loans_CONV 9024. 512-0437709 Loans_CONV 9025. 521-6879712 Loans_CONV 9026. 521-7044475 Loans_SL 9027. 521-7056473 Loans_SL 9028. 521-7074244 Loans_SL 9029. 521-7074335 Loans_CONV 9030. 521-7088679 Loans_CONV 9031. 521-7109518 Loans_CONV 9032. 521-7110443 Loans_SL 9033. 521-7118466 Loans_SL 9034. 521-7133841 Loans_CONV 9035. 521-7148744 Loans_CONV 9036. 521-7152240 Loans_CONV 9037. 521-7152886 Loans_CONV 9038. 521-7153846 Loans_SL 9039. 521-7165424 Loans_CONV 9040. 521-7168545 Loans_SL 9041. 521-7171777 Loans_SL 9042. 521-7174931 Loans_SL

case_nbr Default Universe 9043. 521-7178819 Loans_CONV 9044. 521-7178979 Loans_CONV 9045. 521-7183440 Loans_SL 9046. 521-7186465 Loans_SL 9047. 521-7217413 Loans_CONV 9048. 521-7231371 Loans_SL 9049. 521-7234332 Loans_CONV 9050. 521-7239419 Loans_SL 9051. 521-7260991 Loans_SL 9052. 521-7262464 Loans_SL 9053. 521-7271489 Loans_SL 9054. 521-7273155 Loans_SL 9055. 521-7287017 Loans_CONV 9056. 521-7299572 Loans_SL 9057. 521-7313878 Loans_CONV 9058. 521-7332463 Loans_SL 9059. 521-7346196 Loans_SL 9060. 521-7347395 Loans_CONV 9061. 521-7348696 Loans_CONV 9062. 521-7354013 Loans_SL 9063. 521-7357906 Loans_SL 9064. 521-7364994 Loans_CONV 9065. 521-7367751 Loans_SL 9066. 521-7370154 Loans_CONV 9067. 521-7373497 Loans_SL 9068. 521-7378567 Loans_CONV 9069. 521-7385703 Loans_SL 9070. 521-7391505 Loans_SL 9071. 521-7391623 Loans_SL 9072. 521-7401313 Loans_SL 9073. 521-7415125 Loans_CONV 9074. 521-7430696 Loans_SL 9075. 521-7434290 Loans_CONV 9076. 521-7435113 Loans_CONV 9077. 521-7439200 Loans_SL 9078. 521-7453044 Loans_CONV 9079. 521-7457942 Loans_CONV 9080. 521-7466241 Loans_CONV case_nbr Default Universe 9081. 521-7467746 Loans_SL 9082. 521-7469595 Loans_CONV 9083. 521-7470071 Loans_CONV 9084. 521-7473610 Loans_CONV 9085. 521-7482743 Loans_CONV 9086. 521-7483030 Loans_SL 9087. 521-7487734 Loans_SL 9088. 521-7494820 Loans_SL 9089. 521-7526969 Loans_CONV 9090. 521-7547713 Loans_CONV 9091. 521-7575897 Loans_CONV 9092. 521-7585445 Loans_CONV 9093. 521-7592560 Loans_SL 9094. 521-7598796 Loans_SL 9095. 521-7600066 Loans_CONV 9096. 521-7605244 Loans_CONV 9097. 521-7613444 Loans_CONV 9098. 521-7614404 Loans_CONV 9099. 521-7618327 Loans_CONV 9100. 521-7644556 Loans_CONV 9101. 521-7645295 Loans_CONV 9102. 521-7646646 Loans_CONV 9103. 521-7649817 Loans_CONV 9104. 521-7659294 Loans_CONV 9105. 521-7665327 Loans_CONV 9106. 521-7671040 Loans_CONV 9107. 521-7681496 Loans_CONV 9108. 521-7697619 Loans_SL 9109. 521-7701499 Loans_CONV 9110. 521-7708894 Loans_CONV 9111. 521-7726563 Loans_CONV 9112. 521-7727677 Loans_SL 9113. 521-7742362 Loans_CONV 9114. 521-7751241 Loans_SL 9115. 521-7768035 Loans_CONV 9116. 521-7847252 Loans_CONV 9117. 521-7905312 Loans_SL 9118. 521-7948974 Loans_CONV

case_nbr Default Universe 9119. 521-7965779 Loans_CONV 9120. 531-0265686 Loans_CONV 9121. 531-0266340 Loans_CONV 9122. 531-0266970 Loans_SL 9123. 531-0271783 Loans_CONV 9124. 531-0274636 Loans_CONV 9125. 541-8124889 Loans_CONV 9126. 541-8303789 Loans_SL 9127. 541-8331297 Loans_SL 9128. 541-8403426 Loans_CONV 9129. 541-8468984 Loans_SL 9130. 541-8496673 Loans_SL 9131. 541-8505332 Loans_SL 9132. 541-8515244 Loans_CONV 9133. 541-8517773 Loans_SL 9134. 541-8518263 Loans_SL 9135. 541-8523489 Loans_SL 9136. 541-8530763 Loans_SL 9137. 541-8532469 Loans_CONV 9138. 541-8543455 Loans_CONV 9139. 541-8543925 Loans_CONV 9140. 541-8544415 Loans_CONV 9141. 541-8549977 Loans_CONV 9142. 541-8550298 Loans_SL 9143. 541-8551468 Loans_SL 9144. 541-8555476 Loans_CONV 9145. 541-8559449 Loans_SL 9146. 541-8560815 Loans_SL 9147. 541-8564478 Loans_CONV 9148. 541-8566115 Loans_SL 9149. 541-8566689 Loans_CONV 9150. 541-8566695 Loans_CONV 9151. 541-8567859 Loans_CONV 9152. 541-8568230 Loans_CONV 9153. 541-8569633 Loans_SL 9154. 541-8573877 Loans_CONV 9155. 541-8574554 Loans_SL 9156. 541-8575050 Loans_SL case_nbr Default Universe 9157. 541-8575327 Loans_CONV 9158. 541-8578086 Loans_SL 9159. 541-8579119 Loans_CONV 9160. 541-8581742 Loans_SL 9161. 541-8582080 Loans_SL 9162. 541-8582515 Loans_SL 9163. 541-8585172 Loans_SL 9164. 541-8586569 Loans_CONV 9165. 541-8595373 Loans_SL 9166. 541-8597844 Loans_SL 9167. 541-8599346 Loans_CONV 9168. 541-8599918 Loans_CONV 9169. 541-8600835 Loans_SL 9170. 541-8601115 Loans_SL 9171. 541-8605198 Loans_SL 9172. 541-8610175 Loans_SL 9173. 541-8613658 Loans_CONV 9174. 541-8616286 Loans_CONV 9175. 541-8624910 Loans_CONV 9176. 541-8628471 Loans_SL 9177. 541-8633941 Loans_SL 9178. 541-8633970 Loans_SL 9179. 541-8635522 Loans_SL 9180. 541-8638109 Loans_SL 9181. 541-8638961 Loans_SL 9182. 541-8639921 Loans_CONV 9183. 541-8646396 Loans_CONV 9184. 541-8651951 Loans_CONV 9185. 541-8655381 Loans_SL 9186. 541-8661102 Loans_SL 9187. 541-8662274 Loans_CONV 9188. 541-8662455 Loans_SL 9189. 541-8663001 Loans_CONV 9190. 541-8667633 Loans_CONV 9191. 541-8668441 Loans_CONV 9192. 541-8675646 Loans_SL 9193. 541-8677370 Loans_SL 9194. 541-8682306 Loans_SL

case_nbr Default Universe 9195. 541-8686553 Loans_CONV 9196. 541-8690217 Loans_CONV 9197. 541-8697221 Loans_CONV 9198. 541-8699347 Loans_CONV 9199. 541-8700206 Loans_CONV 9200. 541-8715281 Loans_SL 9201. 541-8716191 Loans_CONV 9202. 541-8718396 Loans_SL 9203. 541-8724283 Loans_SL 9204. 541-8725663 Loans_SL 9205. 541-8730969 Loans_SL 9206. 541-8732057 Loans_SL 9207. 541-8744367 Loans_SL 9208. 541-8745181 Loans_SL 9209. 541-8745986 Loans_SL 9210. 541-8747130 Loans_CONV 9211. 541-8748113 Loans_SL 9212. 541-8752600 Loans_SL 9213. 541-8755058 Loans_CONV 9214. 541-8756785 Loans_SL 9215. 541-8773929 Loans_CONV 9216. 541-8774454 Loans_SL 9217. 541-8777806 Loans_SL 9218. 541-8778173 Loans_SL 9219. 541-8780828 Loans_SL 9220. 541-8782228 Loans_SL 9221. 541-8783643 Loans_CONV 9222. 541-8785507 Loans_SL 9223. 541-8788056 Loans_SL 9224. 541-8789827 Loans_CONV 9225. 541-8792073 Loans_SL 9226. 541-8792470 Loans_SL 9227. 541-8795924 Loans_CONV 9228. 541-8798161 Loans_SL 9229. 541-8803278 Loans_CONV 9230. 541-8806505 Loans_CONV 9231. 541-8808217 Loans_SL 9232. 541-8810046 Loans_SL case_nbr Default Universe 9233. 541-8823322 Loans_SL 9234. 541-8840148 Loans_CONV 9235. 541-8844164 Loans_CONV 9236. 541-8849234 Loans_CONV 9237. 541-8851737 Loans_CONV 9238. 541-8861019 Loans_SL 9239. 541-8864435 Loans_SL 9240. 541-8867296 Loans_SL 9241. 541-8872687 Loans_CONV 9242. 541-8872901 Loans_SL 9243. 541-8877996 Loans_CONV 9244. 541-8879469 Loans_SL 9245. 541-8881275 Loans_SL 9246. 541-8881608 Loans_CONV 9247. 541-8882372 Loans_CONV 9248. 541-8890435 Loans_CONV 9249. 541-8892284 Loans_SL 9250. 541-8898077 Loans_CONV 9251. 541-8903437 Loans_CONV 9252. 541-8905756 Loans_CONV 9253. 541-8907690 Loans_SL 9254. 541-8912083 Loans_SL 9255. 541-8917130 Loans_SL 9256. 541-8920697 Loans_SL 9257. 541-8922471 Loans_SL 9258. 541-8925613 Loans_SL 9259. 541-8926870 Loans_SL 9260. 541-8927722 Loans_SL 9261. 541-8943051 Loans_CONV 9262. 541-8950732 Loans_CONV 9263. 541-8968530 Loans_CONV 9264. 541-8972108 Loans_CONV 9265. 541-8977939 Loans_CONV 9266. 541-8994307 Loans_CONV 9267. 541-9023003 Loans_CONV 9268. 541-9034671 Loans_CONV 9269. 541-9042497 Loans_CONV 9270. 541-9062183 Loans_CONV

case_nbr Default Universe 9271. 541-9079944 Loans_CONV 9272. 541-9087464 Loans_CONV 9273. 541-9108281 Loans_CONV 9274. 541-9109871 Loans_CONV 9275. 541-9110039 Loans_CONV 9276. 541-9110312 Loans_CONV 9277. 541-9114031 Loans_CONV 9278. 541-9114308 Loans_CONV 9279. 541-9126046 Loans_CONV 9280. 541-9127324 Loans_CONV 9281. 541-9127628 Loans_CONV 9282. 541-9129653 Loans_CONV 9283. 541-9156921 Loans_CONV 9284. 541-9159009 Loans_CONV 9285. 541-9172839 Loans_SL 9286. 541-9177480 Loans_CONV 9287. 541-9201459 Loans_SL 9288. 541-9218448 Loans_CONV 9289. 541-9282502 Loans_CONV 9290. 541-9308680 Loans_SL 9291. 541-9316504 Loans_CONV 9292. 541-9343183 Loans_SL 9293. 541-9358273 Loans_CONV 9294. 541-9358549 Loans_CONV 9295. 541-9465246 Loans_CONV 9296. 541-9471185 Loans_CONV 9297. 541-9486144 Loans_CONV 9298. 541-9487950 Loans_CONV 9299. 541-9495537 Loans_CONV 9300. 541-9501002 Loans_SL 9301. 541-9523956 Loans_CONV 9302. 541-9557727 Loans_CONV 9303. 541-9607172 Loans_CONV 9304. 548-4601884 Loans_SL 9305. 548-4634065 Loans_SL 9306. 548-4655768 Loans_SL 9307. 548-4671199 Loans_SL 9308. 548-4671392 Loans_SL case_nbr Default Universe 9309. 548-4685928 Loans_SL 9310. 548-4688930 Loans_SL 9311. 548-4694732 Loans_CONV 9312. 548-4705625 Loans_SL 9313. 548-4708723 Loans_CONV 9314. 548-4712632 Loans_CONV 9315. 548-4714895 Loans_CONV 9316. 548-4721634 Loans_CONV 9317. 548-4730954 Loans_CONV 9318. 548-4732173 Loans_CONV 9319. 548-4732653 Loans_CONV 9320. 548-4734723 Loans_CONV 9321. 548-4761055 Loans_CONV 9322. 548-4764827 Loans_CONV 9323. 548-4772114 Loans_SL 9324. 548-4781854 Loans_CONV 9325. 548-4784351 Loans_CONV 9326. 548-4787335 Loans_CONV 9327. 548-4788715 Loans_CONV 9328. 548-4793012 Loans_CONV 9329. 548-4798032 Loans_CONV 9330. 548-4799543 Loans_SL 9331. 548-4800238 Loans_CONV 9332. 548-4804774 Loans_CONV 9333. 548-4812610 Loans_CONV 9334. 548-4812820 Loans_CONV 9335. 548-4813050 Loans_CONV 9336. 548-4819920 Loans_SL 9337. 548-4824756 Loans_CONV 9338. 548-4825797 Loans_CONV 9339. 548-4825932 Loans_CONV 9340. 548-4831270 Loans_CONV 9341. 548-4833646 Loans_SL 9342. 548-4836987 Loans_CONV 9343. 548-4838892 Loans_CONV 9344. 548-4861062 Loans_CONV 9345. 548-4861794 Loans_CONV 9346. 548-4872797 Loans_CONV

case_nbr Default Universe 9347. 548-4881812 Loans_CONV 9348. 548-4884961 Loans_SL 9349. 548-4899856 Loans_CONV 9350. 548-4904962 Loans_CONV 9351. 548-4916432 Loans_CONV 9352. 548-4917065 Loans_CONV 9353. 548-4919191 Loans_CONV 9354. 548-4923281 Loans_CONV 9355. 548-4923593 Loans_CONV 9356. 548-4928634 Loans_CONV 9357. 548-4932283 Loans_CONV 9358. 548-4932356 Loans_CONV 9359. 548-4932616 Loans_CONV 9360. 548-4944593 Loans_CONV 9361. 548-4953905 Loans_CONV 9362. 548-4993052 Loans_SL 9363. 548-5012229 Loans_CONV 9364. 548-5037896 Loans_CONV 9365. 548-5062890 Loans_CONV 9366. 548-5124359 Loans_CONV 9367. 548-5136124 Loans_CONV 9368. 548-5145908 Loans_CONV 9369. 548-5155073 Loans_CONV 9370. 561-8575511 Loans_CONV 9371. 561-8627697 Loans_CONV 9372. 561-8690447 Loans_CONV 9373. 561-8803491 Loans_CONV 9374. 561-8840856 Loans_SL 9375. 561-8883425 Loans_SL 9376. 561-8923156 Loans_SL 9377. 561-8937082 Loans_SL 9378. 561-8987020 Loans_CONV 9379. 561-8991888 Loans_SL 9380. 561-9012106 Loans_CONV 9381. 561-9012168 Loans_SL 9382. 561-9012735 Loans_SL 9383. 561-9021261 Loans_CONV 9384. 561-9025631 Loans_CONV case_nbr Default Universe 9385. 561-9032403 Loans_CONV 9386. 561-9037290 Loans_CONV 9387. 561-9046762 Loans_SL 9388. 561-9051693 Loans_SL 9389. 561-9061391 Loans_CONV 9390. 561-9064352 Loans_SL 9391. 561-9071817 Loans_CONV 9392. 561-9077391 Loans_CONV 9393. 561-9078368 Loans_CONV 9394. 561-9097338 Loans_SL 9395. 561-9102184 Loans_SL 9396. 561-9103456 Loans_CONV 9397. 561-9107009 Loans_CONV 9398. 561-9110565 Loans_SL 9399. 561-9113923 Loans_CONV 9400. 561-9114165 Loans_SL 9401. 561-9114810 Loans_SL 9402. 561-9116329 Loans_SL 9403. 561-9117948 Loans_SL 9404. 561-9120011 Loans_CONV 9405. 561-9120300 Loans_SL 9406. 561-9120708 Loans_SL 9407. 561-9123762 Loans_SL 9408. 561-9129671 Loans_SL 9409. 561-9132820 Loans_SL 9410. 561-9132889 Loans_SL 9411. 561-9133117 Loans_SL 9412. 561-9137119 Loans_SL 9413. 561-9139704 Loans_SL 9414. 561-9140340 Loans_CONV 9415. 561-9140407 Loans_SL 9416. 561-9140760 Loans_SL 9417. 561-9148895 Loans_CONV 9418. 561-9149096 Loans_SL 9419. 561-9149934 Loans_SL 9420. 561-9150088 Loans_SL 9421. 561-9150666 Loans_SL 9422. 561-9152457 Loans_SL

case_nbr Default Universe 9423. 561-9154225 Loans_SL 9424. 561-9155923 Loans_SL 9425. 561-9163154 Loans_SL 9426. 561-9164153 Loans_CONV 9427. 561-9164773 Loans_SL 9428. 561-9165943 Loans_CONV 9429. 561-9166252 Loans_CONV 9430. 561-9167776 Loans_CONV 9431. 561-9176794 Loans_SL 9432. 561-9177804 Loans_SL 9433. 561-9179075 Loans_SL 9434. 561-9180940 Loans_SL 9435. 561-9185268 Loans_SL 9436. 561-9186178 Loans_CONV 9437. 561-9188110 Loans_CONV 9438. 561-9189218 Loans_SL 9439. 561-9192269 Loans_CONV 9440. 561-9192462 Loans_SL 9441. 561-9193104 Loans_SL 9442. 561-9201672 Loans_CONV 9443. 561-9202060 Loans_SL 9444. 561-9202451 Loans_SL 9445. 561-9203116 Loans_SL 9446. 561-9220898 Loans_SL 9447. 561-9226730 Loans_CONV 9448. 561-9233702 Loans_SL 9449. 561-9233827 Loans_SL 9450. 561-9234496 Loans_SL 9451. 561-9235790 Loans_SL 9452. 561-9236324 Loans_CONV 9453. 561-9241999 Loans_SL 9454. 561-9242001 Loans_SL 9455. 561-9244603 Loans_CONV 9456. 561-9246367 Loans_CONV 9457. 561-9249885 Loans_CONV 9458. 561-9249891 Loans_SL 9459. 561-9261148 Loans_CONV 9460. 561-9269374 Loans_SL case_nbr Default Universe 9461. 561-9281209 Loans_CONV 9462. 561-9285739 Loans_CONV 9463. 561-9291661 Loans_CONV 9464. 561-9294081 Loans_CONV 9465. 561-9296970 Loans_SL 9466. 561-9297483 Loans_SL 9467. 561-9297822 Loans_CONV 9468. 561-9298907 Loans_CONV 9469. 561-9298942 Loans_SL 9470. 561-9307959 Loans_SL 9471. 561-9311562 Loans_SL 9472. 561-9317276 Loans_SL 9473. 561-9320689 Loans_SL 9474. 561-9321836 Loans_CONV 9475. 561-9327063 Loans_SL 9476. 561-9328508 Loans_CONV 9477. 561-9332381 Loans_SL 9478. 561-9333516 Loans_SL 9479. 561-9333942 Loans_CONV 9480. 561-9334137 Loans_CONV 9481. 561-9335496 Loans_SL 9482. 561-9335619 Loans_SL 9483. 561-9341926 Loans_SL 9484. 561-9342293 Loans_SL 9485. 561-9342480 Loans_SL 9486. 561-9346765 Loans_CONV 9487. 561-9348629 Loans_SL 9488. 561-9349279 Loans_SL 9489. 561-9351295 Loans_SL 9490. 561-9351692 Loans_CONV 9491. 561-9355251 Loans_CONV 9492. 561-9356762 Loans_CONV 9493. 561-9360064 Loans_SL 9494. 561-9361812 Loans_SL 9495. 561-9372316 Loans_CONV 9496. 561-9375784 Loans_SL 9497. 561-9379915 Loans_SL 9498. 561-9383801 Loans_SL

case_nbr Default Universe 9499. 561-9385428 Loans_SL 9500. 561-9388759 Loans_SL 9501. 561-9390174 Loans_SL 9502. 561-9392050 Loans_CONV 9503. 561-9395215 Loans_SL 9504. 561-9395352 Loans_CONV 9505. 561-9396618 Loans_CONV 9506. 561-9397881 Loans_CONV 9507. 561-9404028 Loans_SL 9508. 561-9411925 Loans_SL 9509. 561-9417304 Loans_CONV 9510. 561-9420985 Loans_SL 9511. 561-9424488 Loans_CONV 9512. 561-9427070 Loans_SL 9513. 561-9427715 Loans_SL 9514. 561-9431568 Loans_SL 9515. 561-9434903 Loans_SL 9516. 561-9435060 Loans_CONV 9517. 561-9437945 Loans_SL 9518. 561-9438697 Loans_SL 9519. 561-9439141 Loans_SL 9520. 561-9441303 Loans_CONV 9521. 561-9442735 Loans_SL 9522. 561-9446034 Loans_SL 9523. 561-9446527 Loans_CONV 9524. 561-9450600 Loans_SL 9525. 561-9455223 Loans_SL 9526. 561-9462043 Loans_SL 9527. 561-9464595 Loans_SL 9528. 561-9471328 Loans_SL 9529. 561-9471844 Loans_CONV 9530. 561-9474780 Loans_CONV 9531. 561-9476751 Loans_SL 9532. 561-9478933 Loans_CONV 9533. 561-9479469 Loans_SL 9534. 561-9480024 Loans_SL 9535. 561-9480914 Loans_SL 9536. 561-9482091 Loans_SL case_nbr Default Universe 9537. 561-9483428 Loans_SL 9538. 561-9485202 Loans_SL 9539. 561-9486193 Loans_SL 9540. 561-9486713 Loans_CONV 9541. 561-9487600 Loans_SL 9542. 561-9487906 Loans_CONV 9543. 561-9491969 Loans_SL 9544. 561-9492375 Loans_CONV 9545. 561-9492407 Loans_SL 9546. 561-9495983 Loans_CONV 9547. 561-9496047 Loans_SL 9548. 561-9498002 Loans_SL 9549. 561-9508565 Loans_SL 9550. 561-9511007 Loans_CONV 9551. 561-9514729 Loans_CONV 9552. 561-9518005 Loans_CONV 9553. 561-9519597 Loans_SL 9554. 561-9520572 Loans_SL 9555. 561-9529299 Loans_SL 9556. 561-9538413 Loans_CONV 9557. 561-9539136 Loans_CONV 9558. 561-9541009 Loans_CONV 9559. 561-9541084 Loans_SL 9560. 561-9543885 Loans_CONV 9561. 561-9544510 Loans_CONV 9562. 561-9546461 Loans_CONV 9563. 561-9551172 Loans_CONV 9564. 561-9557928 Loans_CONV 9565. 561-9558499 Loans_SL 9566. 561-9558759 Loans_CONV 9567. 561-9562181 Loans_SL 9568. 561-9577531 Loans_CONV 9569. 561-9579981 Loans_CONV 9570. 561-9585631 Loans_CONV 9571. 561-9592834 Loans_SL 9572. 561-9593875 Loans_CONV 9573. 561-9598078 Loans_SL 9574. 561-9606507 Loans_SL

case_nbr Default Universe 9575. 561-9609374 Loans_CONV 9576. 561-9613435 Loans_CONV 9577. 561-9621317 Loans_CONV 9578. 561-9622618 Loans_CONV 9579. 561-9625801 Loans_CONV 9580. 561-9627571 Loans_SL 9581. 561-9634254 Loans_CONV 9582. 561-9635499 Loans_CONV 9583. 561-9640164 Loans_SL 9584. 561-9645762 Loans_CONV 9585. 561-9646593 Loans_CONV 9586. 561-9652314 Loans_CONV 9587. 561-9660356 Loans_CONV 9588. 561-9661193 Loans_CONV 9589. 561-9664244 Loans_CONV 9590. 561-9665490 Loans_SL 9591. 561-9679425 Loans_CONV 9592. 561-9683964 Loans_SL 9593. 561-9696469 Loans_SL 9594. 561-9716954 Loans_CONV 9595. 561-9725310 Loans_SL 9596. 561-9727855 Loans_CONV 9597. 561-9730507 Loans_SL 9598. 562-2204354 Loans_SL 9599. 562-2212003 Loans_CONV 9600. 562-2237612 Loans_SL 9601. 562-2246275 Loans_CONV 9602. 562-2250677 Loans_CONV 9603. 562-2255293 Loans_SL 9604. 562-2257777 Loans_SL 9605. 562-2257810 Loans_CONV 9606. 562-2261339 Loans_CONV 9607. 562-2262731 Loans_SL 9608. 562-2264489 Loans_CONV 9609. 562-2265586 Loans_CONV 9610. 562-2266053 Loans_CONV 9611. 562-2285749 Loans_CONV 9612. 562-2291251 Loans_CONV case_nbr Default Universe 9613. 562-2297021 Loans_CONV 9614. 562-2297169 Loans_CONV 9615. 562-2301762 Loans_SL 9616. 562-2303792 Loans_SL 9617. 562-2303921 Loans_SL 9618. 562-2311464 Loans_SL 9619. 562-2312266 Loans_CONV 9620. 562-2321721 Loans_SL 9621. 562-2322806 Loans_CONV 9622. 562-2327992 Loans_CONV 9623. 562-2335078 Loans_CONV 9624. 562-2349044 Loans_CONV 9625. 562-2352381 Loans_CONV 9626. 562-2356057 Loans_SL 9627. 562-2361375 Loans_CONV 9628. 562-2372621 Loans_SL 9629. 562-2372825 Loans_SL 9630. 562-2430905 Loans_SL 9631. 562-2435363 Loans_SL 9632. 562-2442797 Loans_CONV 9633. 566-0015361 Loans_SL 9634. 566-0015644 Loans_CONV 9635. 566-0015910 Loans_SL 9636. 566-0026069 Loans_SL 9637. 566-0041883 Loans_SL 9638. 566-0054791 Loans_CONV 9639. 566-0056206 Loans_SL 9640. 566-0063236 Loans_CONV 9641. 566-0069586 Loans_SL 9642. 566-0076196 Loans_SL 9643. 566-0084128 Loans_CONV 9644. 566-0090940 Loans_SL 9645. 566-0092009 Loans_SL 9646. 566-0093737 Loans_SL 9647. 566-0094676 Loans_SL 9648. 566-0104534 Loans_CONV 9649. 566-0114843 Loans_SL 9650. 566-0116135 Loans_SL

case_nbr Default Universe 9651. 566-0116998 Loans_SL 9652. 566-0129769 Loans_CONV 9653. 566-0162992 Loans_CONV 9654. 566-0164261 Loans_CONV 9655. 566-0178905 Loans_CONV 9656. 566-0184867 Loans_CONV 9657. 566-0203336 Loans_CONV 9658. 566-0217000 Loans_CONV 9659. 566-0223954 Loans_SL 9660. 566-0225395 Loans_SL 9661. 566-0233078 Loans_CONV 9662. 566-0248769 Loans_CONV 9663. 566-0265376 Loans_SL 9664. 566-0306021 Loans_SL 9665. 566-0333873 Loans_CONV 9666. 566-0402507 Loans_SL 9667. 566-0405430 Loans_CONV 9668. 571-0925239 Loans_CONV 9669. 571-0926966 Loans_CONV 9670. 571-0929116 Loans_CONV 9671. 571-0929197 Loans_CONV 9672. 571-0929723 Loans_CONV 9673. 571-0930983 Loans_CONV 9674. 571-0937657 Loans_CONV 9675. 571-0949950 Loans_CONV 9676. 571-0950871 Loans_CONV 9677. 571-0953818 Loans_CONV 9678. 571-0953949 Loans_CONV 9679. 571-0954501 Loans_CONV 9680. 571-0955700 Loans_CONV 9681. 571-0961604 Loans_CONV 9682. 571-0962044 Loans_CONV 9683. 571-0962697 Loans_CONV 9684. 571-0966195 Loans_CONV 9685. 571-0984759 Loans_CONV 9686. 571-0985494 Loans_CONV 9687. 571-0988954 Loans_CONV 9688. 571-0992965 Loans_CONV case_nbr Default Universe 9689. 571-0993881 Loans_SL 9690. 571-0995109 Loans_CONV 9691. 571-0998452 Loans_CONV 9692. 571-1004759 Loans_CONV 9693. 571-1005794 Loans_CONV 9694. 571-1021308 Loans_CONV 9695. 571-1022860 Loans_CONV 9696. 571-1022877 Loans_CONV 9697. 571-1038174 Loans_CONV 9698. 571-1042133 Loans_CONV 9699. 571-1058350 Loans_CONV 9700. 581-3367610 Loans_SL 9701. 581-3385666 Loans_SL 9702. 581-3403928 Loans_SL 9703. 581-3432664 Loans_SL 9704. 581-3438723 Loans_SL 9705. 581-3442404 Loans_CONV 9706. 581-3465922 Loans_SL 9707. 581-3469113 Loans_SL 9708. 581-3474215 Loans_CONV 9709. 581-3481744 Loans_CONV 9710. 581-3481954 Loans_CONV 9711. 581-3482704 Loans_CONV 9712. 581-3488106 Loans_CONV 9713. 581-3490139 Loans_SL 9714. 581-3492520 Loans_SL 9715. 581-3493158 Loans_SL 9716. 581-3494521 Loans_CONV 9717. 581-3501776 Loans_CONV 9718. 581-3505102 Loans_SL 9719. 581-3505457 Loans_SL 9720. 581-3506571 Loans_CONV 9721. 581-3511528 Loans_SL 9722. 581-3513433 Loans_SL 9723. 581-3517957 Loans_SL 9724. 581-3519465 Loans_CONV 9725. 581-3520434 Loans_SL 9726. 581-3523850 Loans_SL

case_nbr Default Universe 9727. 581-3526545 Loans_SL 9728. 581-3527852 Loans_CONV 9729. 581-3539295 Loans_SL 9730. 581-3541565 Loans_SL 9731. 581-3541717 Loans_SL 9732. 581-3550885 Loans_SL 9733. 581-3555269 Loans_SL 9734. 581-3557470 Loans_SL 9735. 581-3559718 Loans_CONV 9736. 581-3575076 Loans_SL 9737. 581-3577740 Loans_CONV 9738. 581-3589472 Loans_SL 9739. 581-3595817 Loans_CONV 9740. 581-3601226 Loans_CONV 9741. 581-3633468 Loans_SL 9742. 581-3639142 Loans_SL 9743. 581-3639635 Loans_SL 9744. 581-3651403 Loans_CONV 9745. 581-3651925 Loans_CONV 9746. 581-3652099 Loans_CONV 9747. 581-3654229 Loans_SL 9748. 581-3655723 Loans_SL 9749. 581-3655985 Loans_SL 9750. 581-3658900 Loans_SL 9751. 581-3660650 Loans_CONV 9752. 581-3662435 Loans_SL 9753. 581-3664581 Loans_SL 9754. 581-3666017 Loans_SL 9755. 581-3667586 Loans_CONV 9756. 581-3669570 Loans_SL 9757. 581-3670431 Loans_SL 9758. 581-3677610 Loans_SL 9759. 581-3681116 Loans_SL 9760. 581-3682837 Loans_SL 9761. 581-3683038 Loans_CONV 9762. 581-3683096 Loans_SL 9763. 581-3683537 Loans_SL 9764. 581-3684243 Loans_SL case_nbr Default Universe 9765. 581-3690130 Loans_SL 9766. 581-3691238 Loans_SL 9767. 581-3692545 Loans_SL 9768. 581-3696439 Loans_SL 9769. 581-3699464 Loans_SL 9770. 581-3700005 Loans_SL 9771. 581-3701183 Loans_SL 9772. 581-3725298 Loans_SL 9773. 581-3731865 Loans_CONV 9774. 581-3734202 Loans_SL 9775. 581-3738682 Loans_CONV 9776. 581-3742805 Loans_SL 9777. 581-3751348 Loans_SL 9778. 581-3752518 Loans_CONV 9779. 581-3755849 Loans_SL 9780. 581-3757118 Loans_SL 9781. 581-3765557 Loans_SL 9782. 581-3768705 Loans_SL 9783. 581-3773740 Loans_CONV 9784. 581-3781134 Loans_SL 9785. 581-3792307 Loans_CONV 9786. 581-3793410 Loans_CONV 9787. 581-3813906 Loans_CONV 9788. 581-3821189 Loans_CONV 9789. 581-3836472 Loans_CONV 9790. 581-3836790 Loans_CONV 9791. 581-3857387 Loans_CONV 9792. 581-3898845 Loans_SL 9793. 581-3917582 Loans_CONV 9794. 581-3921722 Loans_CONV 9795. 581-3922287 Loans_CONV 9796. 581-3929755 Loans_CONV 9797. 581-3936018 Loans_CONV 9798. 581-3946674 Loans_SL 9799. 581-3966436 Loans_CONV 9800. 581-3982800 Loans_CONV 9801. 581-4003835 Loans_SL 9802. 581-4003972 Loans_SL

case_nbr Default Universe 9803. 581-4004144 Loans_CONV 9804. 581-4007866 Loans_CONV 9805. 581-4013100 Loans_CONV 9806. 581-4030173 Loans_SL 9807. 581-4035503 Loans_SL 9808. 581-4044006 Loans_CONV 9809. 581-4048116 Loans_CONV 9810. 581-4049452 Loans_CONV 9811. 581-4051984 Loans_SL 9812. 581-4053037 Loans_SL 9813. 581-4080140 Loans_SL 9814. 581-4093094 Loans_CONV 9815. 581-4120653 Loans_CONV 9816. 581-4150090 Loans_CONV 9817. 581-4163245 Loans_CONV 9818. 581-4176261 Loans_CONV 9819. 581-4204470 Loans_CONV 9820. 581-4224221 Loans_CONV case_nbr Default Universe 9821. 581-4236444 Loans_SL 9822. 581-4252729 Loans_SL 9823. 581-4257132 Loans_SL 9824. 581-4258059 Loans_SL 9825. 581-4276597 Loans_SL 9826. 591-1091000 Loans_CONV 9827. 591-1097396 Loans_SL 9828. 591-1101318 Loans_CONV 9829. 591-1105621 Loans_CONV 9830. 591-1118184 Loans_SL 9831. 591-1132032 Loans_CONV 9832. 591-1135891 Loans_CONV 9833. 591-1154202 Loans_CONV 9834. 591-1156305 Loans_CONV 9835. 591-1168746 Loans_CONV 9836. 591-1177232 Loans_SL 9837. 591-1183011 Loans_SL 9838. 591-1208737 Loans_CONV

    Exhibit 2 Model Department of Veterans Affairs (“VA”) Hold Harmless Agreement Concerning VA- Guaranteed Loans in Menu Item 1.A This Agreement is entered into by and between Bank of America (the Bank) and the Secretary of Veterans Affairs (VA) on this _____ day of ______________, 20XX. WHEREAS, Bank of America and the United States entered into a settlement agreement (the Settlement) effective the __ day of __________, 20XX. The Bank agreed in the Settlement to provide consumer relief to borrowers by offering loan modifications, principal reduction, and other relief. WHEREAS, the Settlement provided that, with regard to VA-guaranteed loans, credit toward the bank’s consumer relief obligations can only be earned where the following conditions are met: the loan is a Bank of America held-for-investment loan; principal reductions are completed in accordance with 38 C.F.R. § 36.4311; and Bank of America executes an indemnification agreement. Now, therefore, as provided in the Settlement, the Bank agrees that, notwithstanding a guaranty certificate issued by VA, the Bank will hold harmless VA for any loss to the Bank that the Bank may incur, or may have incurred, due to a borrower’s default on the following loan(s): [XXXXXXXXXXXXX] The Bank agrees to hold harmless VA for any loss to the Bank resulting from the modification(s) or the refinance(s) of the loan(s) identified. The Bank will not submit to VA a guaranty claim for the loan(s) identified and will not exercise any option it may have to convey to VA the security for such loan(s). The Bank will comply with all VA statutes, regulations, and policies for the servicing of loans guaranteed by VA. This agreement also applies to any successor or assign of the Bank. Signed: X______________________ The Secretary of Veterans Affairs, an Officer of the United States, by Mike Frueh, Director, Loan Guaranty Service, pursuant to the delegation of authority found at 38 C.F.R. § 36.4345. X____________________________ Name Position Bank of America

1 Annex 3 Tax Payments on Consumer Relief for Homeowners In accordance with Paragraph 2 (“Consumer Relief”) of the Settlement Agreement between Bank of America Corporation, Bank of America, N.A., and Banc of America Mortgage Securities (collectively, “Bank of America”) and the United States, the States of California, Delaware, Illinois, Maryland, and New York, and the Commonwealth of Kentucky, Bank of America shall pay or cause to be paid into the Tax Relief Payment Account the Total Tax Relief Payment Amount in respect of potential tax liabilities arising from the consumer relief it is providing under Annex 2. The Total Tax Relief Payment Amount shall be distributed as set forth in this Annex 3. In anticipation that consumer relief provided by Bank of America under Menu Items 1.A, 1.B, 1.D, 1.E, or 3.A of Annex 2 may result in the recipient of such consumer relief receiving income from discharge of indebtedness pursuant to section 61(a)(12) of the Internal Revenue Code, 26 U.S.C. § 61(a)(12), or any successor or subsequent provision of the Internal Revenue Code, the Monitor shall pay an amount set forth below from the Tax Relief Payment Account on behalf of such recipient in respect of a portion of the recipient’s potential federal income tax liability associated with the income from discharge of indebtedness (the “Tax Relief Payment”). The Monitor will pay such amount to the Internal Revenue Service (“IRS”) as an estimated payment of tax for the account of the recipient of the consumer relief as provided for herein. In accordance with Paragraph 2 of the Settlement Agreement, once Bank of America has deposited the Total Tax Relief Payment Amount into the Tax Relief Payment Account, all aspects of the Tax Relief Payments therefrom shall be handled by the Monitor provided for herein and shall not be the responsibility of Bank of America. 1. Notice to Monitor Until the earlier of: (1) August 31, 2018; (2) when the Tax Relief Payments equal to the Total Tax Relief Payment Amount; or (3) when any extension to the Mortgage Forgiveness Debt Relief Act of 2007 or its equivalent becomes effective through the end of 2015, for any consumer relief provided by Bank of America under Annex 2 that is expected to be reported as discharge of indebtedness income on IRS Form 1099-C, and as to which Bank of America expects to seek Credit under Annex 2 of this Agreement, Bank of America will provide monthly notice to the Monitor of the modifications and other actions completed1 within that month by no later than 10 days following the last calendar day of the month for which notice is being provided.2 Notwithstanding the foregoing, for 1 For purposes of this Annex 3, a modification under Menu Item 1.A shall be deemed “completed” on the first payment date for the completed modification. For purposes of this Annex 3, principal forgiveness of forbearance under Menu Item 1.B, extinguishment of second liens, junior liens, or unsecured mortgage debt under Menu Items 1.D or 1.E, and forgiveness of principal associated with a property where foreclosure is not pursued and liens are released under Menu Item 3.A shall be deemed “completed” 90 days after Bank of America communicates the action to the borrower, unless the borrower elects to opt-out of the action within that 90-day period. 2 The Monitor and Bank of America will agree in good faith to a reasonable monthly reporting schedule for loans in subservicing, it being understood that Bank of America may require additional time to provide notice to the Monitor for modifications completed by subservicers.

2 modifications under Menu Item 1.A that are expected to be completed within calendar year 2014, Bank of America will provide the Monitor with the status of any such modifications that are in the trial period as soon as practicable, and will provide notice to the Monitor of completion of those modifications as soon as practicable after completion. Until the earlier of: (1) August 31, 2018; (2) or when the Tax Relief Payments equal to the Total Tax Relief Payment Amount; or (3) when any extension to the Mortgage Forgiveness Debt Relief Act of 2007 or its equivalent becomes effective through the end of 2015, for principal forgiveness of forbearance under Menu Item 1.B, extinguishment of second liens, junior liens, or unsecured mortgage debt under Menu Items 1.D or 1.E, and forgiveness of principal associated with a property where foreclosure is not pursued and liens are released under Menu Item 3.A, Bank of America will also provide notice to the Monitor within 10 days of Bank of America’s communication of the action to the borrower for purposes of the Monitor’s additional tax disclosure to the borrower. In all instances, notice to the Monitor shall include the name of the borrower, Social Security Number or taxpayer ID number of borrower, current contact information for the borrower, and a present estimate of the amount of relief being provided. In the event that Bank of America is unable to provide timely notice to the Monitor despite using its best efforts (as confirmed by the Monitor), the Monitor shall provide Bank of America with flexibility on the timing of its Notices to the Monitor. 2. Determination of Tax Relief Payment For the consumer relief provided by Bank of America under Annex 2 that is expected to be reported as discharge of indebtedness income on IRS Form 1099-C, the Monitor shall calculate the consumer’s Tax Relief Payment as the smaller of: (1) 25% of the amount reportable as income from discharge of indebtedness on the IRS Form 1099-C; or (2) $25,000. The Monitor may revisit the figures set forth in this paragraph 2 on a quarterly basis and adjust either the percentage under subparagraph (1) and/or the dollar amount under subparagraph (2) as appropriate in light of the amount of Tax Relief Payments made and the likely remaining tax liability for consumers receiving consumer relief from Bank of America under Annex 2. 3. Payment of the Tax Relief Payment The Monitor will make the Tax Relief Payments in accordance with the appropriate IRS procedures. This Annex 3 does not create any third-party rights on behalf of consumers.

3 4. Reporting of the Tax Relief Payment The Monitor shall publicly report the amounts of the Tax Relief Payments quarterly as set forth in Annex 2. 5. Payment of Any Remainder The Monitor shall make Tax Relief Payments to the IRS for the accounts of consumers until the earlier of: (1) August 31, 2018; (2) or when the Tax Relief Payments equal to the Total Tax Relief Payment Amount; or (3) when any extension to the Mortgage Forgiveness Debt Relief Act of 2007 or its equivalent becomes effective through the end of 2015. If, at that time, the Monitor determines that the total of the Tax Relief Payments made under the Settlement Agreement and this Annex is less than the Total Tax Relief Payment Amount (the difference between the Total Tax Relief Payment Amount and the total Tax Relief Payments is defined as the “Surplus”), the Monitor shall pay (i) an amount equal to 25% of the Surplus to Neighborworks America, to provide housing counseling, neighborhoold stabilization, foreclosure prevention or similar programs, and (ii) an amount equal to 75% of the Surplus to state-based Interest on Lawyers’ Trust Account (IOLTA) organizations (or other statewide bar association affiliated intermediaries) that provide funds to legal aid organizations to be used for foreclosure prevention legal assistance and community redevelopment assistance.3 3 For purposes of the 75% Surplus payment to state-based Interest on Lawyers’ Trust Account (IOLTA) organizations (or other statewide bar association affiliated intermediaries), to the extent practicable, a minimum amount of $200,000 will be provided to the IOLTA or other eligible organization in each jurisdiction, with all remaining Surplus to be distributed pro rata among all jurisdictions based on poverty population data, in the manner employed for funding distribution by the Legal Services Corporation based on data collected by the U.S. Census Bureau.

Annex 4

Securitizations issued by Bank of America Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. ABFC 2003-AHL1 ABFC 2003-OPT1 ABFC 2003-WF1 ABFC 2003-WMC1 ABFC 2004-AHL1 ABFC 2004-FF1 ABFC 2004-HE1 ABFC 2004-OPT1 ABFC 2004-OPT2 ABFC 2004-OPT3 ABFC 2004-OPT4 ABFC 2004-OPT5 ABFC 2005-AQ1 ABFC 2005-HE1 ABFC 2005-HE2 ABFC 2005-OPT1 ABFC 2005-WF1 ABFC 2005-WMC1 ABFC 2006-HE1 ABFC 2006-OPT1 ABFC 2006-OPT2 ABFC 2006-OPT3 ABFC 2007-NC1 ABFC 2007-WMC1 BAFC 2003-1 BAFC 2003-2 BAFC 2003-3 BAFC 2004-1 BAFC 2004-2 BAFC 2004-3 BAFC 2004-4 BAFC 2004-5 BAFC 2004-A BAFC 2004-B BAFC 2004-C BAFC 2004-D BAFC 2005-1 BAFC 2005-2 BAFC 2005-3 BAFC 2005-4 BAFC 2005-5 BAFC 2005-6 BAFC 2005-7 BAFC 2005-8 BAFC 2005-A BAFC 2005-B BAFC 2005-C BAFC 2005-D BAFC 2005-E BAFC 2005-F BAFC 2005-G BAFC 2005-H BAFC 2006-1 BAFC 2006-2 BAFC 2006-3 BAFC 2006-4 BAFC 2006-5 BAFC 2006-6 BAFC 2006-7 BAFC 2006-8T2 BAFC 2006-A BAFC 2006-B BAFC 2006-C BAFC 2006-D BAFC 2006-E BAFC 2006-F BAFC 2006-G BAFC 2006-H BAFC 2006-I BAFC 2006-J BAFC 2007-1 BAFC 2007-2 BAFC 2007-3 BAFC 2007-4 BAFC 2007-5 BAFC 2007-6 BAFC 2007-7 BAFC 2007-8 BAFC 2007-A BAFC 2007-B BAFC 2007-C BAFC 2007-D BAFC 2007-E BAFC 2008-1 BAFC 2008-FT1 BOAA 2003-1 BOAA 2003-10 BOAA 2003-11 BOAA 2003-2 BOAA 2003-3 BOAA 2003-4 BOAA 2003-5 BOAA 2003-6 BOAA 2003-7 BOAA 2003-8 BOAA 2003-9 BOAA 2004-1 BOAA 2004-10 BOAA 2004-11 BOAA 2004-12 BOAA 2004-2 BOAA 2004-3 BOAA 2004-4 BOAA 2004-5 BOAA 2004-6 BOAA 2004-7 BOAA 2004-8 BOAA 2004-9 BOAA 2005-1 BOAA 2005-10 BOAA 2005-11 BOAA 2005-12 BOAA 2005-2 BOAA 2005-3 BOAA 2005-4 BOAA 2005-5 BOAA 2005-6 BOAA 2005-7 BOAA 2005-8 BOAA 2005-9

Securitizations issued by Bank of America Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. BOAA 2006-1 BOAA 2006-2 BOAA 2006-3 BOAA 2006-4 BOAA 2006-5 BOAA 2006-6 BOAA 2006-7 BOAA 2006-8 BOAA 2006-9 BOAA 2007-1 BOAA 2007-2 BOAMS 2003-1 BOAMS 2003-10 BOAMS 2003-2 BOAMS 2003-3 BOAMS 2003-4 BOAMS 2003-5 BOAMS 2003-6 BOAMS 2003-7 BOAMS 2003-8 BOAMS 2003-9 BOAMS 2003-A BOAMS 2003-B BOAMS 2003-C BOAMS 2003-D BOAMS 2003-E BOAMS 2003-F BOAMS 2003-G BOAMS 2003-H BOAMS 2003-I BOAMS 2003-J BOAMS 2003-K BOAMS 2003-L BOAMS 2004-1 BOAMS 2004-10 BOAMS 2004-11 BOAMS 2004-2 BOAMS 2004-3 BOAMS 2004-4 BOAMS 2004-5 BOAMS 2004-6 BOAMS 2004-7 BOAMS 2004-8 BOAMS 2004-9 BOAMS 2004-A BOAMS 2004-B BOAMS 2004-C BOAMS 2004-D BOAMS 2004-E BOAMS 2004-F BOAMS 2004-G BOAMS 2004-H BOAMS 2004-I BOAMS 2004-J BOAMS 2004-K BOAMS 2004-L BOAMS 2005-1 BOAMS 2005-10 BOAMS 2005-11 BOAMS 2005-12 BOAMS 2005-2 BOAMS 2005-3 BOAMS 2005-4 BOAMS 2005-5 BOAMS 2005-6 BOAMS 2005-7 BOAMS 2005-8 BOAMS 2005-9 BOAMS 2005-A BOAMS 2005-B BOAMS 2005-C BOAMS 2005-D BOAMS 2005-E BOAMS 2005-F BOAMS 2005-G BOAMS 2005-H BOAMS 2005-I BOAMS 2005-J BOAMS 2005-K BOAMS 2005-L BOAMS 2006-1 BOAMS 2006-2 BOAMS 2006-3 BOAMS 2006-A BOAMS 2006-B BOAMS 2007-1 BOAMS 2007-2 BOAMS 2007-3 BOAMS 2007-4 BOAMS 2008-A GMSL 2004-A GMSL 2005-A STALT 2005-1F

Securitizations issued by Countrywide Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. CPT 2004-EC1 CWALT 2003-10CB CWALT 2003-11T1 CWALT 2003-12CB CWALT 2003-13T1 CWALT 2003-14T1 CWALT 2003-15T2 CWALT 2003-16T1 CWALT 2003-17T2 CWALT 2003-18CB CWALT 2003-19CB CWALT 2003-1T1 CWALT 2003-20CB CWALT 2003-21T1 CWALT 2003-22CB CWALT 2003-2CB CWALT 2003-3T1 CWALT 2003-4CB CWALT 2003-5T2 CWALT 2003-6T2 CWALT 2003-7T1 CWALT 2003-8CB CWALT 2003-9T1 CWALT 2003-J1 CWALT 2003-J2 CWALT 2003-J3 CWALT 2004-10CB CWALT 2004-12CB CWALT 2004-13CB CWALT 2004-14T2 CWALT 2004-15 CWALT 2004-16CB CWALT 2004-17CB CWALT 2004-18CB CWALT 2004-1T1 CWALT 2004-20T1 CWALT 2004-22CB CWALT 2004-24CB CWALT 2004-25CB CWALT 2004-26T1 CWALT 2004-27CB CWALT 2004-28CB CWALT 2004-29CB CWALT 2004-2CB CWALT 2004-30CB CWALT 2004-32CB CWALT 2004-33 CWALT 2004-34T1 CWALT 2004-35T2 CWALT 2004-36CB CWALT 2004-3T1 CWALT 2004-4CB CWALT 2004-5CB CWALT 2004-6CB CWALT 2004-7T1 CWALT 2004-8CB CWALT 2004-9T1 CWALT 2004-J1 CWALT 2004-J10 CWALT 2004-J11 CWALT 2004-J12 CWALT 2004-J13 CWALT 2004-J2 CWALT 2004-J3 CWALT 2004-J4 CWALT 2004-J5 CWALT 2004-J6 CWALT 2004-J7 CWALT 2004-J8 CWALT 2004-J9 CWALT 2005-10CB CWALT 2005-11CB CWALT 2005-13CB CWALT 2005-14 CWALT 2005-16 CWALT 2005-17 CWALT 2005-18CB CWALT 2005-19CB CWALT 2005-1CB CWALT 2005-2 CWALT 2005-20CB CWALT 2005-21CB CWALT 2005-22T1 CWALT 2005-23CB CWALT 2005-24 CWALT 2005-25T1 CWALT 2005-26CB CWALT 2005-27 CWALT 2005-28CB CWALT 2005-29CB CWALT 2005-30CB CWALT 2005-31 CWALT 2005-32T1 CWALT 2005-33CB CWALT 2005-34CB CWALT 2005-35CB CWALT 2005-36 CWALT 2005-37T1 CWALT 2005-38 CWALT 2005-3CB CWALT 2005-4 CWALT 2005-40CB CWALT 2005-41 CWALT 2005-42CB CWALT 2005-43 CWALT 2005-44 CWALT 2005-45 CWALT 2005-46CB CWALT 2005-47CB CWALT 2005-48T1 CWALT 2005-49CB CWALT 2005-50CB CWALT 2005-51 CWALT 2005-52CB CWALT 2005-53T2 CWALT 2005-54CB CWALT 2005-55CB CWALT 2005-56 CWALT 2005-57CB CWALT 2005-58

Securitizations issued by Countrywide Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. CWALT 2005-59 CWALT 2005-60T1 CWALT 2005-61 CWALT 2005-62 CWALT 2005-63 CWALT 2005-64CB CWALT 2005-65CB CWALT 2005-66 CWALT 2005-67CB CWALT 2005-69 CWALT 2005-6CB CWALT 2005-70CB CWALT 2005-71 CWALT 2005-72 CWALT 2005-73CB CWALT 2005-74T1 CWALT 2005-75CB CWALT 2005-76 CWALT 2005-77T1 CWALT 2005-79CB CWALT 2005-7CB CWALT 2005-80CB CWALT 2005-81 CWALT 2005-82 CWALT 2005-83CB CWALT 2005-84 CWALT 2005-85CB CWALT 2005-86CB CWALT 2005-9CB CWALT 2005-AR1 CWALT 2005-IM1 CWALT 2005-J1 CWALT 2005-J10 CWALT 2005-J11 CWALT 2005-J12 CWALT 2005-J13 CWALT 2005-J14 CWALT 2005-J2 CWALT 2005-J3 CWALT 2005-J4 CWALT 2005-J5 CWALT 2005-J6 CWALT 2005-J7 CWALT 2005-J8 CWALT 2005-J9 CWALT 2006-11CB CWALT 2006-12CB CWALT 2006-13T1 CWALT 2006-14CB CWALT 2006-15CB CWALT 2006-16CB CWALT 2006-17T1 CWALT 2006-18CB CWALT 2006-19CB CWALT 2006-20CB CWALT 2006-21CB CWALT 2006-23CB CWALT 2006-24CB CWALT 2006-25CB CWALT 2006-26CB CWALT 2006-27CB CWALT 2006-28CB CWALT 2006-29T1 CWALT 2006-2CB CWALT 2006-30T1 CWALT 2006-31CB CWALT 2006-32CB CWALT 2006-33CB CWALT 2006-34 CWALT 2006-35CB CWALT 2006-36T2 CWALT 2006-39CB CWALT 2006-40T1 CWALT 2006-41CB CWALT 2006-42 CWALT 2006-43CB CWALT 2006-45T1 CWALT 2006-46 CWALT 2006-4CB CWALT 2006-5T2 CWALT 2006-6CB CWALT 2006-7CB CWALT 2006-8T1 CWALT 2006-9T1 CWALT 2006-HY10 CWALT 2006-HY11 CWALT 2006-HY12 CWALT 2006-HY13 CWALT 2006-HY3 CWALT 2006-J1 CWALT 2006-J2 CWALT 2006-J3 CWALT 2006-J4 CWALT 2006-J5 CWALT 2006-J6 CWALT 2006-J7 CWALT 2006-J8 CWALT 2006-OA1 CWALT 2006-OA10 CWALT 2006-OA11 CWALT 2006-OA12 CWALT 2006-OA14 CWALT 2006-OA16 CWALT 2006-OA17 CWALT 2006-OA18 CWALT 2006-OA19 CWALT 2006-OA2 CWALT 2006-OA21 CWALT 2006-OA22 CWALT 2006-OA3 CWALT 2006-OA6 CWALT 2006-OA7 CWALT 2006-OA8 CWALT 2006-OA9 CWALT 2006-OC1 CWALT 2006-OC10 CWALT 2006-OC11 CWALT 2006-OC2 CWALT 2006-OC3 CWALT 2006-OC4

Securitizations issued by Countrywide Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. CWALT 2006-OC5 CWALT 2006-OC6 CWALT 2006-OC7 CWALT 2006-OC8 CWALT 2006-OC9 CWALT 2007-10CB CWALT 2007-11T1 CWALT 2007-12T1 CWALT 2007-13 CWALT 2007-14T2 CWALT 2007-15CB CWALT 2007-16CB CWALT 2007-17CB CWALT 2007-18CB CWALT 2007-19 CWALT 2007-1T1 CWALT 2007-20 CWALT 2007-21CB CWALT 2007-22 CWALT 2007-23CB CWALT 2007-24 CWALT 2007-25 CWALT 2007-2CB CWALT 2007-3T1 CWALT 2007-4CB CWALT 2007-5CB CWALT 2007-6 CWALT 2007-7T2 CWALT 2007-8CB CWALT 2007-9T1 CWALT 2007-AL1 CWALT 2007-HY2 CWALT 2007-HY3 CWALT 2007-HY4 CWALT 2007-HY6 CWALT 2007-HY7C CWALT 2007-HY8C CWALT 2007-HY9 CWALT 2007-J1 CWALT 2007-J2 CWALT 2007-OA10 CWALT 2007-OA11 CWALT 2007-OA2 CWALT 2007-OA3 CWALT 2007-OA4 CWALT 2007-OA6 CWALT 2007-OA7 CWALT 2007-OA8 CWALT 2007-OA9 CWALT 2007-OH1 CWALT 2007-OH2 CWALT 2007-OH3 CWALT 2008-HY1 CWHEL 2003-A CWHEL 2003-B CWHEL 2003-C CWHEL 2003-D CWHEL 2003-E CWHEL 2004-A CWHEL 2004-B CWHEL 2004-C CWHEL 2004-D CWHEL 2004-E CWHEL 2004-F CWHEL 2004-G CWHEL 2004-I CWHEL 2004-J CWHEL 2004-K CWHEL 2004-L CWHEL 2004-M CWHEL 2004-N CWHEL 2004-O CWHEL 2004-P CWHEL 2004-Q CWHEL 2004-R CWHEL 2004-S CWHEL 2004-T CWHEL 2004-U CWHEL 2005-A CWHEL 2005-B CWHEL 2005-C CWHEL 2005-D CWHEL 2005-E CWHEL 2005-F CWHEL 2005-G CWHEL 2005-H CWHEL 2005-I CWHEL 2005-J CWHEL 2005-K CWHEL 2005-L CWHEL 2005-M CWHEL 2006-A CWHEL 2006-B CWHEL 2006-C CWHEL 2006-D CWHEL 2006-E CWHEL 2006-F CWHEL 2006-G CWHEL 2006-H CWHEL 2006-I CWHEL 2007-A CWHEL 2007-B CWHEL 2007-C CWHEL 2007-D CWHEL 2007-E CWHEL 2007-G CWHL 2003-1 CWHL 2003-10 CWHL 2003-11 CWHL 2003-14 CWHL 2003-15 CWHL 2003-18 CWHL 2003-2 CWHL 2003-20 CWHL 2003-21 CWHL 2003-24 CWHL 2003-26 CWHL 2003-27 CWHL 2003-28 CWHL 2003-29

Securitizations issued by Countrywide Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. CWHL 2003-3 CWHL 2003-34 CWHL 2003-35 CWHL 2003-37 CWHL 2003-39 CWHL 2003-4 CWHL 2003-40 CWHL 2003-41 CWHL 2003-42 CWHL 2003-43 CWHL 2003-44 CWHL 2003-46 CWHL 2003-48 CWHL 2003-49 CWHL 2003-50 CWHL 2003-52 CWHL 2003-53 CWHL 2003-54 CWHL 2003-56 CWHL 2003-57 CWHL 2003-58 CWHL 2003-60 CWHL 2003-7 CWHL 2003-8 CWHL 2003-HYB1 CWHL 2003-HYB2 CWHL 2003-HYB3 CWHL 2003-J1 CWHL 2003-J10 CWHL 2003-J13 CWHL 2003-J15 CWHL 2003-J2 CWHL 2003-J3 CWHL 2003-J4 CWHL 2003-J5 CWHL 2003-J6 CWHL 2003-J7 CWHL 2003-J8 CWHL 2003-J9 CWHL 2003-R1 CWHL 2003-R2 CWHL 2003-R3 CWHL 2003-R4 CWHL 2004-1 CWHL 2004-10 CWHL 2004-11 CWHL 2004-12 CWHL 2004-13 CWHL 2004-14 CWHL 2004-15 CWHL 2004-16 CWHL 2004-18 CWHL 2004-19 CWHL 2004-2 CWHL 2004-20 CWHL 2004-21 CWHL 2004-22 CWHL 2004-23 CWHL 2004-24 CWHL 2004-25 CWHL 2004-29 CWHL 2004-3 CWHL 2004-4 CWHL 2004-5 CWHL 2004-6 CWHL 2004-7 CWHL 2004-8 CWHL 2004-9 CWHL 2004-HYB1 CWHL 2004-HYB2 CWHL 2004-HYB3 CWHL 2004-HYB4 CWHL 2004-HYB5 CWHL 2004-HYB6 CWHL 2004-HYB7 CWHL 2004-HYB8 CWHL 2004-HYB9 CWHL 2004-J1 CWHL 2004-J2 CWHL 2004-J3 CWHL 2004-J4 CWHL 2004-J5 CWHL 2004-J6 CWHL 2004-J7 CWHL 2004-J8 CWHL 2004-J9 CWHL 2004-R1 CWHL 2004-R2 CWHL 2005-1 CWHL 2005-10 CWHL 2005-11 CWHL 2005-12 CWHL 2005-13 CWHL 2005-14 CWHL 2005-15 CWHL 2005-16 CWHL 2005-17 CWHL 2005-18 CWHL 2005-19 CWHL 2005-2 CWHL 2005-20 CWHL 2005-21 CWHL 2005-22 CWHL 2005-23 CWHL 2005-24 CWHL 2005-25 CWHL 2005-26 CWHL 2005-27 CWHL 2005-28 CWHL 2005-29 CWHL 2005-3 CWHL 2005-30 CWHL 2005-31 CWHL 2005-4 CWHL 2005-5 CWHL 2005-6 CWHL 2005-7 CWHL 2005-9 CWHL 2005-HY10 CWHL 2005-HYB1

Securitizations issued by Countrywide Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. CWHL 2005-HYB2 CWHL 2005-HYB3 CWHL 2005-HYB4 CWHL 2005-HYB5 CWHL 2005-HYB6 CWHL 2005-HYB7 CWHL 2005-HYB8 CWHL 2005-HYB9 CWHL 2005-J1 CWHL 2005-J2 CWHL 2005-J3 CWHL 2005-J4 CWHL 2005-R1 CWHL 2005-R2 CWHL 2005-R3 CWHL 2006-1 CWHL 2006-10 CWHL 2006-11 CWHL 2006-12 CWHL 2006-13 CWHL 2006-14 CWHL 2006-15 CWHL 2006-16 CWHL 2006-17 CWHL 2006-18 CWHL 2006-19 CWHL 2006-20 CWHL 2006-21 CWHL 2006-3 CWHL 2006-6 CWHL 2006-8 CWHL 2006-9 CWHL 2006-HYB1 CWHL 2006-HYB2 CWHL 2006-HYB3 CWHL 2006-HYB4 CWHL 2006-HYB5 CWHL 2006-J1 CWHL 2006-J2 CWHL 2006-J3 CWHL 2006-J4 CWHL 2006-OA4 CWHL 2006-OA5 CWHL 2006-R1 CWHL 2006-R2 CWHL 2006-TM1 CWHL 2007-1 CWHL 2007-10 CWHL 2007-11 CWHL 2007-12 CWHL 2007-13 CWHL 2007-14 CWHL 2007-15 CWHL 2007-16 CWHL 2007-17 CWHL 2007-18 CWHL 2007-19 CWHL 2007-2 CWHL 2007-20 CWHL 2007-21 CWHL 2007-3 CWHL 2007-4 CWHL 2007-5 CWHL 2007-6 CWHL 2007-7 CWHL 2007-8 CWHL 2007-9 CWHL 2007-HY1 CWHL 2007-HY3 CWHL 2007-HY4 CWHL 2007-HY5 CWHL 2007-HY6 CWHL 2007-HY7 CWHL 2007-HYB1 CWHL 2007-HYB2 CWHL 2007-J1 CWHL 2007-J2 CWHL 2007-J3 CWHL 2008-1 CWL 2003-1 CWL 2003-2 CWL 2003-3 CWL 2003-4 CWL 2003-5 CWL 2003-BC1 CWL 2003-BC2 CWL 2003-BC3 CWL 2003-BC4 CWL 2003-BC5 CWL 2003-BC6 CWL 2003-S1 CWL 2003-S2 CWL 2003-SC1 CWL 2003-SD1 CWL 2003-SD2 CWL 2003-SD3 CWL 2004-1 CWL 2004-10 CWL 2004-11 CWL 2004-12 CWL 2004-13 CWL 2004-14 CWL 2004-15 CWL 2004-2 CWL 2004-3 CWL 2004-4 CWL 2004-5 CWL 2004-6 CWL 2004-7 CWL 2004-8 CWL 2004-9 CWL 2004-AB1 CWL 2004-AB2 CWL 2004-BC1 CWL 2004-BC2 CWL 2004-BC3 CWL 2004-BC4 CWL 2004-BC5 CWL 2004-ECC1 CWL 2004-ECC2

Securitizations issued by Countrywide Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. CWL 2004-S1 CWL 2004-SD1 CWL 2004-SD2 CWL 2004-SD3 CWL 2004-SD4 CWL 2005-1 CWL 2005-10 CWL 2005-11 CWL 2005-12 CWL 2005-13 CWL 2005-14 CWL 2005-15 CWL 2005-16 CWL 2005-17 CWL 2005-2 CWL 2005-3 CWL 2005-4 CWL 2005-5 CWL 2005-6 CWL 2005-7 CWL 2005-8 CWL 2005-9 CWL 2005-AB1 CWL 2005-AB2 CWL 2005-AB3 CWL 2005-AB4 CWL 2005-AB5 CWL 2005-BC1 CWL 2005-BC2 CWL 2005-BC3 CWL 2005-BC4 CWL 2005-BC5 CWL 2005-IM1 CWL 2005-IM2 CWL 2005-IM3 CWL 2005-SD1 CWL 2005-SD2 CWL 2005-SD3 CWL 2006-1 CWL 2006-10 CWL 2006-11 CWL 2006-12 CWL 2006-13 CWL 2006-14 CWL 2006-15 CWL 2006-16 CWL 2006-17 CWL 2006-18 CWL 2006-19 CWL 2006-2 CWL 2006-20 CWL 2006-21 CWL 2006-22 CWL 2006-23 CWL 2006-24 CWL 2006-25 CWL 2006-26 CWL 2006-3 CWL 2006-4 CWL 2006-5 CWL 2006-6 CWL 2006-7 CWL 2006-8 CWL 2006-9 CWL 2006-ABC1 CWL 2006-BC1 CWL 2006-BC2 CWL 2006-BC3 CWL 2006-BC4 CWL 2006-BC5 CWL 2006-IM1 CWL 2006-QH1 CWL 2006-QH2 CWL 2006-S1 CWL 2006-S10 CWL 2006-S2 CWL 2006-S3 CWL 2006-S4 CWL 2006-S5 CWL 2006-S6 CWL 2006-S7 CWL 2006-S8 CWL 2006-S9 CWL 2006-SD1 CWL 2006-SD2 CWL 2006-SD3 CWL 2006-SD4 CWL 2006-SPS1 CWL 2006-SPS2 CWL 2007-1 CWL 2007-10 CWL 2007-11 CWL 2007-12 CWL 2007-13 CWL 2007-2 CWL 2007-3 CWL 2007-4 CWL 2007-5 CWL 2007-6 CWL 2007-7 CWL 2007-8 CWL 2007-9 CWL 2007-BC1 CWL 2007-BC2 CWL 2007-BC3 CWL 2007-QH1 CWL 2007-QH2 CWL 2007-QX1 CWL 2007-S1 CWL 2007-S2 CWL 2007-S3 CWL 2007-SD1 CWL 2007-SEA1 CWL 2007-SEA2 CWL 2008-1

Securitizations issued by Merrill Lynch

Deal Names*

FFMER 2007-1	MLCC 2007-W1	MLMI 2005-A8
MANA 2007-A1	MLCC 2007-WL2	MLMI 2005-A9
MANA 2007-A2	MLCC 2007-WL3	MLMI 2005-AR1
MANA 2007-A3	MLMBS 2007-1	MLMI 2005-FM1
MANA 2007-AF1	MLMBS 2007-2	MLMI 2005-HE1
MANA 2007-F1	MLMBS 2007-3	MLMI 2005-HE2
MANA 2007-OAR1	MLMI 2003-A1	MLMI 2005-HE3
MANA 2007-OAR2	MLMI 2003-A2	MLMI 2005-NC1
MANA 2007-OAR3	MLMI 2003-A3	MLMI 2005-NCA
MANA 2007-OAR4	MLMI 2003-A4	MLMI 2005-NCB
MANA 2007-OAR5	MLMI 2003-A5	MLMI 2005-SD1
MLCC 2003-A	MLMI 2003-A6	MLMI 2005-SL1
MLCC 2003-B	MLMI 2003-HE1	MLMI 2005-SL2
MLCC 2003-BNAS	MLMI 2003-OPT1	MLMI 2005-SL3
MLCC 2003-C	MLMI 2003-WMC1	MLMI 2005-WMC1
MLCC 2003-D	MLMI 2003-WMC2	MLMI 2005-WMC2
MLCC 2003-E	MLMI 2003-WMC3	MLMI 2006-A1
MLCC 2003-F	MLMI 2004-A1	MLMI 2006-A2
MLCC 2003-G	MLMI 2004-A2	MLMI 2006-A3
MLCC 2003-H	MLMI 2004-A3	MLMI 2006-A4
MLCC 2004-1	MLMI 2004-A4	MLMI 2006-AF1
MLCC 2004-A	MLMI 2004-FM1	MLMI 2006-AF2
MLCC 2004-B	MLMI 2004-HE1	MLMI 2006-AHL1
MLCC 2004-C	MLMI 2004-HE2	MLMI 2006-AR1
MLCC 2004-D	MLMI 2004-OPT1	MLMI 2006-F1
MLCC 2004-E	MLMI 2004-SL1	MLMI 2006-FF1
MLCC 2004-F	MLMI 2004-SL2	MLMI 2006-FM1
MLCC 2004-G	MLMI 2004-WMC1	MLMI 2006-HE1
MLCC 2004-HB1	MLMI 2004-WMC2	MLMI 2006-HE2
MLCC 2005-1	MLMI 2004-WMC3	MLMI 2006-HE3
MLCC 2005-2	MLMI 2004-WMC4	MLMI 2006-HE4
MLCC 2005-3	MLMI 2004-WMC5	MLMI 2006-HE5
MLCC 2005-A	MLMI 2005-A1	MLMI 2006-HE6
MLCC 2005-B	MLMI 2005-A10	MLMI 2006-MLN1
MLCC 2006-1	MLMI 2005-A2	MLMI 2006-OPT1
MLCC 2006-2	MLMI 2005-A3	MLMI 2006-RM1
MLCC 2006-3	MLMI 2005-A4	MLMI 2006-RM2
MLCC 2007-1	MLMI 2005-A5	MLMI 2006-RM3
MLCC 2007-2	MLMI 2005-A6	MLMI 2006-RM4
MLCC 2007-3	MLMI 2005-A7	MLMI 2006-RM5

*** Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its released affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed notwithstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, arranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed.**

Securitizations issued by Merrill Lynch Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. MLMI 2006-SD1 MLMI 2006-SL1 MLMI 2006-SL2 MLMI 2006-WMC1 MLMI 2006-WMC2 MLMI 2007-HE1 MLMI 2007-HE2 MLMI 2007-HE3 MLMI 2007-MLN1 MLMI 2007-SD1 MLMI 2007-SL1 OWNIT 2004-1 OWNIT 2005-1 OWNIT 2005-2 OWNIT 2005-3 OWNIT 2005-4 OWNIT 2005-5 OWNIT 2006-2 OWNIT 2006-3 OWNIT 2006-4 OWNIT 2006-5 OWNIT 2006-6 OWNIT 2006-7 SURF 2003-BC1 SURF 2003-BC2 SURF 2003-BC3 SURF 2003-BC4 SURF 2004-AA1 SURF 2004-BC1 SURF 2004-BC2 SURF 2004-BC3 SURF 2004-BC4 SURF 2005-AB1 SURF 2005-AB2 SURF 2005-AB3 SURF 2005-BC1 SURF 2005-BC2 SURF 2005-BC3 SURF 2005-BC4 SURF 2006-AB1 SURF 2006-AB2 SURF 2006-AB3 SURF 2006-BC1 SURF 2006-BC2 SURF 2006-BC3 SURF 2006-BC4 SURF 2006-BC5 SURF 2007-AB1 SURF 2007-BC1 SURF 2007-BC2

Securitizations issued by First Franklin Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. FFMER 2007-2 FFMER 2007-3 FFMER 2007-4 FFMER 2007-5 FFMER 2007-6 FFMER 2007-A FFMER 2007-H1 FFML 2003-FF1 FFML 2003-FF2 FFML 2003-FF3 FFML 2003-FF4 FFML 2003-FF5 FFML 2003-FFA FFML 2003-FFB FFML 2003-FFC FFML 2003-FFH1 FFML 2003-FFH2 FFML 2004-FF1 FFML 2004-FF10 FFML 2004-FF11 FFML 2004-FF2 FFML 2004-FF3 FFML 2004-FF5 FFML 2004-FF7 FFML 2004-FFA FFML 2004-FFB FFML 2004-FFC FFML 2004-FFH1 FFML 2004-FFH2 FFML 2004-FFH3 FFML 2004-FFH4 FFML 2005-FF1 FFML 2005-FF10 FFML 2005-FF11 FFML 2005-FF12 FFML 2005-FF2 FFML 2005-FF3 FFML 2005-FF4 FFML 2005-FF5 FFML 2005-FF6 FFML 2005-FF8 FFML 2005-FF9 FFML 2005-FFA FFML 2005-FFH1 FFML 2005-FFH2 FFML 2005-FFH3 FFML 2005-FFH4 FFML 2006-FF1 FFML 2006-FF10 FFML 2006-FF11 FFML 2006-FF12 FFML 2006-FF13 FFML 2006-FF14 FFML 2006-FF15 FFML 2006-FF16 FFML 2006-FF17 FFML 2006-FF18 FFML 2006-FF2 FFML 2006-FF3 FFML 2006-FF4 FFML 2006-FF5 FFML 2006-FF6 FFML 2006-FF7 FFML 2006-FF8 FFML 2006-FF9 FFML 2006-FFA FFML 2006-FFB FFML 2006-FFH1 FFML 2007-FF1 FFML 2007-FF2 FFML 2007-FFA FFML 2007-FFBS FFML 2007-FFC

Securitizations underwritten by Bank of America Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. ACCR 2004-2 ACCR 2007-1 AGFMT 2006-1 AMSI 2003-1 AMSI 2003-10 AMSI 2003-11 AMSI 2003-12 AMSI 2003-13 AMSI 2003-5 AMSI 2003-9 AMSI 2003-AR2 AMSI 2003-AR3 AMSI 2004-R1 AMSI 2004-R10 AMSI 2004-R12 AMSI 2004-R2 AMSI 2004-R3 AMSI 2004-R4 AMSI 2004-R9 AMSI 2005-R3 AMSI 2005-R5 ARSI 2003-W1 ARSI 2003-W2 ARSI 2003-W3 ARSI 2003-W8 ARSI 2004-W1 ARSI 2004-W3 ARSI 2004-W5 ARSI 2004-W6 ARSI 2004-W8 ARSI 2004-W9 ARSI 2005-W2 ARSI 2005-W3 ARSI 2005-W4 ARSI 2005-W5 ARSI 2006-W4 BFC 2004-1 BSABS 2003-3 BSABS 2004-1 BSABS 2004-FR3 BSABS 2004-HE1 BSABS 2004-HE3 CBASS 2003-CB2 CBASS 2003-CB4 CBASS 2004-CB1 CBASS 2004-CB5 CBASS 2005-CB2 CBASS 2005-CB5 CBASS 2006-CB3 CBASS 2006-CB6 CBASS 2006-CB9 CBASS 2007-CB5 CBASS 2007-SP1 CDCMC 2003-HE1 CDCMC 2003-HE2 CDCMC 2003-HE3 CDCMC 2003-HE4 CDCMC 2004-HE1 CHEC 2004-2 CITHE 2003-1 CMALT 2007-A7 CMSI 2007-6 CMSI 2007-8 CMSI 2007-9 CMSI 2008-1 CXHE 2003-A CXHE 2003-B CXHE 2003-C CXHE 2004-A CXHE 2004-B CXHE 2004-C CXHE 2004-D CXHE 2005-A CXHE 2005-B CXHE 2005-C CXHE 2005-D CXHE 2006-A FHAMS 2006-AA4 FHAMS 2006-FA4 FHAMS 2006-FA5 FHAMS 2006-FA7 FHAMS 2007-FA2 FHAMS 2007-FA4 FHASI 2004-4 FHASI 2005-AR4 FHASI 2005-AR5 FHASI 2005-AR6 FHASI 2006-2 FHASI 2006-3 FHASI 2006-4 FHASI 2006-AR1 FHASI 2006-AR3 FHASI 2007-4 FHASI 2007-5 FHASI 2007-AR1 FHASI 2007-AR2 FHASI 2007-AR3 FHLT 2003-1 FNR 2006-15 FNW 2003-W13 FNW 2003-W16 GMACM 2004-J1 HFCHC 2006-2 HFCHC 2006-4 HFCHC 2007-1 HFCHC 2007-2 HFCHC 2007-3 IMJA 2007-A3 INDX 2005-AR17 INDX 2006-AR39 IXIS 2004-HE4 IXIS 2005-HE1 IXIS 2005-HE2 IXIS 2005-HE3 IXIS 2005-HE4 IXIS 2006-HE1 IXIS 2006-HE2 IXIS 2006-HE3 LBMLT 2006-6 LBMLT 2006-9

Securitizations underwritten by Bank of America

Deal Names*

MDST 11	OOMLT 2007-FXD2	RASC 2003-KS11
NAA 2007-2	OOMLT 2007-HL1	RASC 2003-KS2
NAA 2007-3	OOWLT 2003-1	RASC 2003-KS3
NCHET 2003-3	OOWLT 2003-2	RASC 2003-KS5
NCHET 2003-4	PPSI 2005-WHQ1	RASC 2003-KS7
NCHET 2003-6	PPSI 2005-WHQ3	RASC 2003-KS8
NCHET 2004-1	PPSI 2005-WHQ4	RASC 2004-KS12
NCHET 2004-2	RALI 2003-QS1	RASC 2004-KS2
NCHET 2004-4	RALI 2003-QS13	RASC 2004-KS4
NCHET 2005-1	RALI 2003-QS14	RASC 2004-KS5
NCHET 2005-A	RALI 2003-QS5	RASC 2004-KS6
NSTR 2006-B	RALI 2004-QS11	RASC 2004-KS8
NSTR 2007-A	RAMC 2005-3	RASC 2005-EMX1
NSTR 2007-C	RAMC 2005-4W	RASC 2005-EMX2
NTIX 2007-HE2	RAMC 2006-1	RASC 2005-KS10
OOMLT 2003-1	RAMC 2006-2	RASC 2005-KS12
OOMLT 2003-2	RAMC 2006-3	RASC 2007-KS3
OOMLT 2003-3	RAMC 2006-4	RAST 2004-A10
OOMLT 2003-4	RAMC 2007-1	RESIF 2003-A
OOMLT 2003-5	RAMC 2007-2	RESIF 2003-B
OOMLT 2003-6	RAMC 2007-3	RESIF 2003-C
OOMLT 2004-1	RAMP 2003-RZ1	RESIF 2003-CB1
OOMLT 2004-2	RAMP 2003-RZ3	RESIF 2003-D
OOMLT 2004-3	RAMP 2003-RZ4	RESIF 2004-A
OOMLT 2005-1	RAMP 2003-RZ5	RESIF 2004-B
OOMLT 2005-2	RAMP 2004-RS1	RESIF 2004-C
OOMLT 2005-3	RAMP 2004-RS2	RESIF 2005-A
OOMLT 2005-4	RAMP 2004-RZ1	RESIF 2005-B
OOMLT 2005-5	RAMP 2004-RZ2	RESIF 2005-C
OOMLT 2006-1	RAMP 2005-EFC1	RESIX 2003-A
OOMLT 2006-2	RAMP 2005-RS6	RESIX 2003-B
OOMLT 2006-3	RAMP 2005-RS7	RESIX 2003-C
OOMLT 2007-1	RAMP 2006-EFC1	RESIX 2003-CB1
OOMLT 2007-2	RAMP 2006-RS1	RESIX 2003-D
OOMLT 2007-3	RAMP 2006-RS2	RESIX 2004-A
OOMLT 2007-4	RAMP 2006-RZ3	RESIX 2004-B
OOMLT 2007-5	RAMP 2006-RZ4	RESIX 2004-C
OOMLT 2007-6	RAMP 2007-RS2	RFMS2 2004-HS1
OOMLT 2007-CP1	RAMP 2007-RZ1	RFMS2 2005-HS1
OOMLT 2007-FXD1	RASC 2003-KS10	RFMS2 2005-HS2

*** Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its released affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed notwithstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, arranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed.**

Securitizations underwritten by Bank of America Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. RFMS2 2005-HSA1 RFMS2 2006-HI2 RFMSI 2003-S9 RFMSI 2004-S5 RFMSI 2006-S11 RFMSI 2006-S7 RFMSI 2006-SA3 SASIF 2006-A SAST 2005-2 SAST 2005-3 SAST 2005-4 SAST 2006-1 SAST 2006-2 SEMT 2003-2 SEMT 2003-3 SEMT 2003-5 SEMT 2003-8 SEMT 2004-1 SEMT 2004-10 SEMT 2004-11 SEMT 2004-12 SEMT 2004-3 SEMT 2004-4 SEMT 2004-5 SEMT 2004-6 SEMT 2004-7 SEMT 2004-8 SEMT 2004-9 SEMT 2005-1 SEMT 2005-2 SEMT 2005-3 SEMT 2005-4 SEMT 2006-1 SEMT 2007-2 SEMT 2007-4 SNMLT 2006-1 SNMLT 2006-2 SUMT 2003-1 TMST 2006-5 WAMU 2003-S1 WFALT 2003-1 WFHET 2004-2 WFMBS 2003-H WFMBS 2003-M WFMBS 2004-V WFMBS 2005-7 WFMBS 2005-AR10 WFMBS 2006-19 WFMBS 2006-20 WFMBS 2006-8 WFMBS 2006-9 WFMBS 2007-3 WFMBS 2007-5 WMABS 2006-HE2 WMHE 2007-HE1 WMHE 2007-HE2 WMHE 2007-HE4

Securitizations underwritten by Countrywide Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. AABST 2003-1 ABSHE 2004-HE8 ABSHE 2005-HE3 ABSHE 2005-HE5 ACE 2005-HE4 AHM 2007-1 AHMA 2006-6 AHMA 2007-2 AHMA 2007-5 AMIT 2005-1 AMIT 2005-2 AMIT 2005-4 AMIT 2006-1 AMSI 2003-7 AMSI 2003-8 BVMBS 2004-1 BVMBS 2004-2 BVMBS 2005-1 BVMBS 2005-2 CBASS 2006-SL1 CDCMC 2003-HE3 CDCMC 2003-HE4 CDCMC 2004-HE1 CDCMC 2004-HE2 CDCMC 2004-HE3 CFAB 2003-1 CFAB 2003-3 CMALT 2007-A7 ECR 2005-1 ECR 2005-2 ECR 2005-3 ECR 2005-4 FFML 2004-FF4 FFML 2004-FF6 FFML 2004-FF8 FFML 2005-FF7 FHAMS 2005-FA2 FHAMS 2005-FA3 FHAMS 2005-FA4 FHAMS 2006-FA3 FHASI 2004-2 FHASI 2005-1 FHASI 2006-AR4 FNW 2003-W1 FNW 2003-W10 FNW 2003-W13 FNW 2003-W16 FNW 2003-W4 FNW 2004-W13 FNW 2004-W15 FNW 2004-W2 FNW 2004-W4 FNW 2004-W8 FNW 2005-W2 FNW 2005-W3 FNW 2005-W4 FNW 2006-W1 FNW 2006-W2 FNW 2006-W3 FNW 2007-W1 FNW 2007-W10 GMACM 2004-J2 GMACM 2004-J6 GSAA 2005-10 GSAMP 2005-HE3 GSCC 2006-1 GSCC 2006-2 HASC 2006-HE1 HVMLT 2006-2 IMM 2003-1 IMM 2003-11 IMM 2003-4 IMM 2003-8 IMM 2004-10 IMM 2004-11 IMM 2004-3 IMM 2004-4 IMM 2004-5 IMM 2004-6 IMM 2004-7 IMM 2004-8 IMM 2004-9 IMM 2005-1 IMM 2005-2 IMM 2005-3 IMM 2005-4 IMM 2005-5 IMM 2005-7 IMM 2005-8 IMSA 2004-2 IMSA 2004-3 IMSA 2005-2 IMSA 2006-1 IMSA 2006-2 IMSA 2006-3 IMSA 2006-4 IMSA 2006-5 IMSA 2007-1 IMSA 2007-2 IMSA 2007-3 INDX 2004-AR15 INDX 2004-AR9 INDX 2005-AR1 INDX 2006-AR3 INHEL 2003-A INHEL 2004-A IXIS 2004-HE4 IXIS 2005-HE1 IXIS 2005-HE2 IXIS 2005-HE3 IXIS 2005-HE4 IXIS 2006-HE1 IXIS 2006-HE2 JPMAC 2005-FLD1 JPMAC 2006-FRE2 LUM 2006-1 MABS 2003-OPT2 MABS 2005-NC1 MARP 2005-1 MASTR 2004-1

Securitizations underwritten by Countrywide Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. MSAC 2003-NC10 MSAC 2004-HE1 MSAC 2004-HE2 MSAC 2004-HE4 MSAC 2004-HE5 MSAC 2004-HE6 MSAC 2004-HE7 MSAC 2004-HE8 MSAC 2004-HE9 MSAC 2004-NC2 MSAC 2004-NC3 MSAC 2004-NC5 MSAC 2004-NC8 MSAC 2004-WMC3 MSAC 2005-HE1 MSAC 2005-HE2 MSAC 2005-HE3 MSAC 2005-HE4 MSAC 2005-HE5 MSAC 2005-NC2 MSAC 2005-WMC1 MSAC 2005-WMC2 MSAC 2005-WMC3 MSAC 2005-WMC4 MSAC 2005-WMC5 MSAC 2005-WMC6 MSAC 2006-HE6 MSAC 2006-HE7 MSAC 2006-HE8 MSAC 2006-NC5 MSAC 2007-HE1 MSAC 2007-HE2 MSAC 2007-NC1 MSHEL 2006-1 MSHEL 2007-1 NAA 2004-R1 NCHET 2005-A NHELI 2005-FM1 PPSI 2004-WCW1 PPSI 2004-WCW2 PPSI 2005-WCW1 PPSI 2005-WCW2 PPSI 2005-WCW3 PPT 2004-1 RALI 2006-QS7 RAST 2003-A1 RAST 2003-A7 RAST 2004-A2 RAST 2005-A13 RAST 2005-A5 RAST 2006-A15 RAST 2006-A2 RAST 2006-A4 SABR 2004-DO1 SABR 2004-DO2 SABR 2005-EC1 SABR 2005-FR3 SABR 2005-FR4 SABR 2005-FR5 SABR 2005-HE1 SEMT 2004-3 SEMT 2004-5 SEMT 2004-6 SEMT 2004-7 SEMT 2006-1 SVHE 2004-WMC1 SVHE 2005-4 SVHE 2005-DO1 SVHE 2005-OPT3 SVHE 2005-OPT4 SVHE 2006-1 WFMBS 2006-13 WFMBS 2006-8 WFMBS 2007-9

Securitizations underwritten by Merrill Lynch Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. ACCR 2005-1 ACCR 2005-2 ACCR 2006-2 AHM 2005-3 AMSI 2003-10 AMSI 2003-13 AMSI 2003-5 AMSI 2003-9 AMSI 2003-AR2 AMSI 2004-R1 AMSI 2004-R11 AMSI 2004-R2 AMSI 2004-R3 AMSI 2004-R4 AMSI 2004-R6 AMSI 2004-R8 AMSI 2005-R8 AMSI 2005-R9 AMSI 2006-R1 ARSI 2003-W1 ARSI 2003-W3 ARSI 2003-W9 ARSI 2004-W10 ARSI 2004-W4 ARSI 2004-W8 ARSI 2005-W2 ARSI 2005-W4 ARSI 2006-M1 ARSI 2006-W4 ARSI 2006-W5 BAYRT 2005-E BAYV 2003-A BAYV 2004-A BAYV 2004-C BAYV 2004-D BAYV 2005-A BAYV 2005-B BAYV 2005-C BAYV 2005-D BAYV 2006-A BAYV 2006-B BAYV 2006-C BAYV 2006-D BAYV 2007-A BAYV 2007-B CBASS 2003-CB3 CBASS 2004-CB2 CBASS 2004-CB6 CBASS 2004-CB8 CBASS 2005-CB3 CBASS 2005-CB6 CBASS 2005-CB8 CBASS 2006-CB2 CBASS 2006-CB4 CBASS 2006-CB7 CBASS 2006-CB8 CBASS 2007-CB1 CBASS 2007-CB4 CFAB 2003-1 CFAB 2003-2 CFAB 2003-5 CFAB 2004-1 CFAB 2004-2 CFLAT 2003-C1 CFLAT 2004-AQ1 CHASE 2004-S4 CNTYW 2010-1 FBRSI 2005-1 FBRSI 2005-4 FHAMS 2005-AA4 FHAMS 2005-AA9 FHASI 2004-6 FHASI 2007-AR1 FMIC 2004-3 FMIC 2004-4 FMIC 2005-1 FMIC 2005-2 FMIC 2005-3 FMIC 2006-1 FMIC 2006-2 FMIC 2006-3 FMIC 2007-1 FNLC 2005-2 FNLC 2005-4 GEWMC 2005-1 GEWMC 2005-2 GMACM 2003-J6 GMACM 2004-J3 IMM 2003-11 IMM 2004-10 IMM 2004-11 IMM 2004-3 IMM 2004-5 IMM 2004-7 IMM 2004-8 IMM 2005-2 IMM 2005-3 IMM 2005-4 IMM 2005-6 IMSA 2006-1 IMSA 2006-2 IMSA 2006-5 IMSA 2007-1 IMSA 2007-2 INABS 2005-A INDA 2005-AR2 INDA 2007-AR3 INDA 2007-AR4 INDA 2007-AR5 INDA 2007-AR6 INDS 2006-2B INDS 2006-A INDX 2005-AR11 INDX 2005-AR15 INDX 2005-AR21 INDX 2005-AR23 INDX 2005-AR33 INDX 2005-AR5 INDX 2005-AR7 INDX 2006-AR12

Securitizations underwritten by Merrill Lynch Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. INDX 2006-AR19 INDX 2006-AR31 INDX 2006-AR5 INDX 2006-AR7 INDX 2007-FLX2 INDX 2007-FLX4 INDX 2007-FLX5 INDX 2007-FLX6 LBMLT 2006-5 MHL 2004-2 MHL 2005-1 MHL 2005-2 MHL 2005-3 MHL 2005-5 NAA 2006-AF2 NAA 2006-S3 NCHET 2004-4 NCHET 2005-1 NCHET 2006-S1 NHELI 2007-3 NSTR 2007-B OOMLT 2006-2 OOMLT 2007-1 OOMLT 2007-2 OOMLT 2007-3 OOMLT 2007-5 OOMLT 2007-FXD2 OWNIT 2006-1 PPSI 2004-MHQ1 PPSI 2004-WHQ2 PPSI 2005-WCW1 PPSI 2005-WCW3 PPSI 2005-WHQ1 PPSI 2005-WLL1 RAAC 2004-SP1 RAAC 2004-SP2 RAAC 2004-SP3 RAAC 2005-SP2 RAAC 2006-SP1 RAAC 2006-SP2 RALI 2005-QA10 RALI 2005-QA7 RALI 2006-QA1 RALI 2006-QS13 RALI 2006-QS17 RALI 2006-QS5 RALI 2007-QH7 RASC 2007-KS1 RAST 2006-A9CB RAST 2007-A7 RAST 2007-A9 RFMSI 2004-S6 RSMLT 2006-1 SAST 2003-1 SAST 2003-2 SAST 2003-3 SAST 2004-1 SAST 2004-2 SAST 2004-3 SAST 2005-1 SAST 2005-2 SAST 2005-3 SAST 2005-4 SAST 2006-1 SAST 2006-2 SEMT 2003-1 SEMT 2003-2 SEMT 2003-3 SEMT 2003-4 SEMT 2003-5 SEMT 2003-8 SEMT 2004-1 SEMT 2004-10 SEMT 2004-11 SEMT 2004-12 SEMT 2004-4 SEMT 2004-5 SEMT 2004-6 SEMT 2004-7 SEMT 2004-8 SEMT 2004-9 SEMT 2005-1 SEMT 2005-2 SEMT 2005-3 SEMT 2007-2 TMTS 2003-2HE TMTS 2003-4HE TMTS 2003-5SL TMTS 2003-8HE TMTS 2004-11HE TMTS 2004-22SL TMTS 2004-3HE TMTS 2004-5HE TMTS 2005-10HE TMTS 2005-12AL TMTS 2005-14HE TMTS 2005-16HE TMTS 2005-6HE TMTS 2006-4SL TMTS 2006-9HGA VENDE 2003-1 VENDE 2003-2 VENDE 2008-1 WFALT 2007-PA1 WFMBS 2004-AA WFMBS 2004-BB WFMBS 2005-AR14 WFMBS 2006-20 WFMBS 2007-AR10 WMABS 2006-HE1 WMHE 2007-HE3

Resecuritizations and Net Interest Margin Securities issued or underwritten by Bank of America Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. ABFC 2005-AQ1W ABFCN 2003-OPT1 ABFCN 2003-WF1 ABFCN 2003-WMC1 ABFCN 2004-AHL1 ABFCN 2004-FF1 ABFCN 2004-HE1 ABFCN 2004-OPT1 ABFCN 2004-OPT2 ABFCN 2004-OPT4 ABFCN 2004-OPT5 ABFCN 2005-AQ1A ABFCN 2005-AQ1X ABFCN 2005-HE1A ABFCN 2005-HE1X ABFCN 2005-HE2A ABFCN 2005-OP1A ABFCN 2005-OP1X ABFCN 2005-WF1A ABFCN 2005-WF1X ABFCN 2005-WMC1 ABFCN 2006-HE1A ABFCN 2006-OP1A ABFCN 2006-OP1X ABFCN 2006-OP2A ABFCN 2006-OP2X ABFCN 2006-OP3A ABFCN 2006-OP3X AQNIM 2003-N11 AQNIM 2003-N13 AQNIM 2003-N6 AQNIM 2004-RN2 AQNIM 2004-RN4 AQNIM 2004-RN8 AQNIM 2005-RN3 ARNIM 2003-N1 ARNIM 2003-N7 ARNIM 2004-WN3 ARNIM 2004-WN7 BAFC 2006-R1 BAFC 2006-R2 BAFC 2007-R1 BAFC 2008-R1 BAFC 2008-R2 BAFC 2008-R3 BAFC 2008-R4 BAFCN 2004-1 BAFCN 2005-1 BAFCN 2005-2 BAFCN 2006-1 BAFCN 2006-2 BAFCN 2006-3 BAFCN 2007-1 BAFCN 2007-10A BAFCN 2007-10X BAFCN 2007-11A BAFCN 2007-11X BAFCN 2007-2 BAFCN 2007-3 BAFCN 2007-4 BAFCN 2007-5 BAFCN 2007-6 BAFCN 2007-7 BAFCN 2007-8A BAFCN 2007-8I BAFCN 2007-8X BAFCN 2007-9A BAFCN 2007-9X CHECN 2004-2 FNGT 2003-T3 FNGT 2004-T9 GMSL 2004-X GMSL 2005-X NCHEN 2005-A NSTRN 2007-C OONIM 2003-1 OONIM 2003-2A OONIM 2003-2B OONIM 2003-3 OONIM 2003-4 OONIM 2003-5 OONIM 2003-6 OONIM 2003-6A OONIM 2004-1 OONIM 2004-2 OONIM 2005-2 OONIM 2005-3 OONIM 2006-3 OONIM 2007-2 OONIM 2007-FDX1 OONIM 2007-FXD2 OORNM 2005-2 OORNM 2007-1 PPSIN 2005-WHQ1 PPSIN 2005-WHQ4 RAMPN 2007-RZ1 RASCN 2007-NT3 WFHEN 2004-2

Resecuritizations and net interest margin securities issued or underwritten by Countrywide Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. AQNIM 2003-N8 CPTN 2004-EC1N CWALN 2004-J13 CWALN 2005-AR1 CWALN 2005-IM1 CWALN 2005-J4 CWALN 2006-OA11 CWALN 2006-OA16 CWALN 2006-OA18 CWALN 2006-OA6 CWALN 2006-OC1 CWALN 2006-OC10 CWALN 2006-OC11 CWALN 2006-OC2 CWALN 2006-OC3 CWALN 2006-OC4 CWALN 2006-OC5 CWALN 2006-OC6 CWALN 2006-OC7 CWALN 2006-OC8 CWALN 2007-AH1 CWALN 2007-J1 CWALN 2007-OH3 CWALT 2003-23T2 CWALT 2004-31T1 CWALT 2005-12R CWALT 2005-55CW CWALT 2005-58R CWALT 2005-59R CWALT 2005-5R CWALT 2006-22R CWALT 2006-37R CWALT 2007-26R CWALT 2007-HY5R CWALT 2008-1R CWALT 2008-2R CWALT 2008-3R CWHEL 2006-HW CWHEL 2006-RES CWHEL 2007-GW CWHL 2004-28R CWHL 2005-8R CWHL 2008-2R CWHL 2008-3R CWLN 2003-5NF CWLN 2003-5NV CWLN 2003-BC3 CWLN 2003-BC6 CWLN 2003-S2 CWLN 2004-1 CWLN 2004-11 CWLN 2004-14 CWLN 2004-2 CWLN 2004-3 CWLN 2004-5 CWLN 2004-6 CWLN 2004-8 CWLN 2004-BC1 CWLN 2004-BC4 CWLN 2005-10 CWLN 2005-13 CWLN 2005-14 CWLN 2005-16 CWLN 2005-17 CWLN 2005-2 CWLN 2005-4 CWLN 2005-5 CWLN 2005-8 CWLN 2005-9 CWLN 2005-AB3 CWLN 2005-AB4 CWLN 2005-AB5 CWLN 2005-BC1 CWLN 2005-BC4 CWLN 2005-BC5 CWLN 2005-IM1 CWLN 2005-IM2 CWLN 2005-IM3 CWLN 2006-1 CWLN 2006-10 CWLN 2006-11 CWLN 2006-12 CWLN 2006-13 CWLN 2006-14 CWLN 2006-15 CWLN 2006-16 CWLN 2006-17 CWLN 2006-18 CWLN 2006-19 CWLN 2006-2 CWLN 2006-20 CWLN 2006-21 CWLN 2006-22 CWLN 2006-23 CWLN 2006-24 CWLN 2006-25 CWLN 2006-26 CWLN 2006-3 CWLN 2006-5 CWLN 2006-6 CWLN 2006-AC1 CWLN 2006-BC2 CWLN 2006-BC3 CWLN 2006-BC4 CWLN 2006-BC5 CWLN 2006-IM1 CWLN 2006-QH1 CWLN 2006-QH2 CWLN 2006-SD2 CWLN 2006-SD3 CWLN 2006-SD4 CWLN 2006-SP1 CWLN 2006-SP2 CWLN 2007-1 CWLN 2007-2 CWLN 2007-BC2 CWLN 2007-BC3

Resecuritizations and net interest margin securities issued or underwritten by Countrywide

Deal Names*

CWLN 2007-QH1
CWLN 2007-QH2
CWLN 2007-QX1
CWLN 2007-SD1
CWLN 2007-SEA1
CWRT 2004-1R
FNGT 2003-T3
FNGT 2003-T4
FNGT 2005-T3
FSPC T-54
FSPC T-56
FSPC T-58
IMNIM 2003-A
IMSAN 2004-1
IMSAN 2005-2
IMSAN 2006-3
IMSAN 2007-1

*** Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its released affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed notwithstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, arranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed.**

Resecuritizations and net interest margin securities issued or underwritten by Merrill Lynch Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. AQNIM 2003-N12 AQNIM 2004-RN3 AQNIM 2004-RN5 ARNIM 2004-WN9 BAYV 2004-B BFAT 2003-SSR BFAT 2004-SSR BFAT 2007-SR1 CBASS 2003-CB3N FFMEN 2007-5 FFMEN 2007-H1 GEWMN 2005-1 MLCC 2004-HB1X MLCC 2007-3X MLMI 2006-RM1W MLMIN 2003-HE1 MLMIN 2003-OPT1 MLMIN 2003-WMC1 MLMIN 2003-WMC3 MLMIN 2004-FM1A MLMIN 2004-FM1I MLMIN 2004-HE1 MLMIN 2004-HE2 MLMIN 2004-OPT1 MLMIN 2004-WM3A MLMIN 2004-WM3X MLMIN 2004-WMC1 MLMIN 2004-WMC2 MLMIN 2004-WMC4 MLMIN 2004-WMC5 MLMIN 2005-AR1 MLMIN 2005-FF6 MLMIN 2005-FFH1 MLMIN 2005-FM1 MLMIN 2005-HE1 MLMIN 2005-HE2 MLMIN 2005-NC1 MLMIN 2005-WMC1 MLMIN 2005-WMC2 MLMIN 2006-AMC1 MLMIN 2006-AR1 MLMIN 2006-OA1 MLMIN 2007-HE1 MLMIN 2007-HE2 MLMIN 2007-MLN1 MLMIN 2007-RFC1 MLMS 2005-ACR1 OONIM 2007-1 OWNIM 2004-1N OWNIM 2005-2 OWNIM 2005-3N OWNIM 2005-4N OWNIM 2005-5 PPSIN 2005-WHQ1 SURFN 2006-AB1 SURFN 2006-AB2 SURFN 2006-AB2X SURFN 2006-AB3 SURFN 2007-AB1 SURFN 2007-AB1X SURFN 2007-BC2A SURFN 2007-BC2X

Resecuritizations and net interest margin securities issued or underwritten by First Franklin Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its re- leased affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed not- withstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, ar- ranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. FFML 2005-FH2X FFML 2006-F10X FFNT 2003-FF1 FFNT 2003-FF2 FFNT 2003-FF3A FFNT 2003-FF3X FFNT 2003-FF4 FFNT 2003-FF5 FFNT 2003-FFB FFNT 2003-FFC FFNT 2003-FFH1 FFNT 2003-FFH2 FFNT 2004-FF1 FFNT 2004-FF10 FFNT 2004-FF11 FFNT 2004-FF2 FFNT 2004-FF3 FFNT 2004-FF4A FFNT 2004-FF4X FFNT 2004-FF5 FFNT 2004-FF6A FFNT 2004-FF6X FFNT 2004-FF7A FFNT 2004-FF7X FFNT 2004-FF8A FFNT 2004-FF8X FFNT 2004-FFA FFNT 2004-FFH1 FFNT 2004-FFH2 FFNT 2004-FFH3 FFNT 2004-FFH4 FFNT 2005-F10A FFNT 2005-F10X FFNT 2005-FF11 FFNT 2005-FF1N FFNT 2005-FF2 FFNT 2005-FF4N FFNT 2005-FF4X FFNT 2005-FF5A FFNT 2005-FF5X FFNT 2005-FF7 FFNT 2005-FF8A FFNT 2005-FF9N FFNT 2005-FF9X FFNT 2005-FFH2 FFNT 2005-FFH3 FFNT 2005-FFH4 FFNT 2006-F10A FFNT 2006-F10X FFNT 2006-F12A FFNT 2006-F12X FFNT 2006-F13A FFNT 2006-F14A FFNT 2006-F14X FFNT 2006-F15A FFNT 2006-F15X FFNT 2006-F16A FFNT 2006-F16X FFNT 2006-F17A FFNT 2006-F17X FFNT 2006-FF2A FFNT 2006-FF2X FFNT 2006-FF3N FFNT 2006-FF4N FFNT 2006-FF6N FFNT 2006-FF8N FFNT 2007-F1F2

CDOs Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its released affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed notwithstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, arranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. 6th Avenue Funding 2006-1 Abacus 2004-1 Abacus 2004-2 Abacus 2004-3 Abacus 2005-1 Abacus 2005-2 Abacus 2005-3 Abacus 2005-4 Abacus 2005-5 Abacus 2005-7 Abacus 2005-CB1 Abacus 2006-10 Abacus 2006-11 Abacus 2006-12 Abacus 2006-13 Abacus 2006-14 Abacus 2006-15 Abacus 2006-17 Abacus 2006-8 Abacus 2006-9 Abacus 2006-HGS1 Abacus 2006-NS1 Abacus 2006-NS2 Abacus 2007-18 ACA ABS 2003-1 ACA ABS 2003-2 ACA ABS 2004-1 ACA ABS 2005-1 ACA ABS 2005-2 ACA ABS 2007-2 ACA ABS 2007-3 Acacia CDO 10 Acacia CDO 8 Acacia CDO 9 Acacia Option ARM 1 CDO Adirondack 2005-1 Adirondack 2005-2 Adrastea SHG 2007-1 ALESCO Preferred Funding I ALESCO Preferred Funding II ALESCO Preferred Funding III ALESCO Preferred Funding IV ALESCO Preferred Funding IX ALESCO Preferred Funding V ALESCO Preferred Funding VI ALESCO Preferred Funding VII ALESCO Preferred Funding VIII ALESCO Preferred Funding X ALESCO Preferred Funding XI ALESCO Preferred Funding XV Alpha Mezz CDO 2007-1 Altius I Funding Altius II Funding Altius IV Funding AMAC CDO Funding I Ambassador Structured Finance CDO Amstel Securitisation of Contingent Obliga- tions 2006-1 Anderson Mezzanine Funding 2007-1 Anderson Valley CDO Anderson Valley II CDO Ansley Park ABS CDO Ansonia CDO 2006-1 Ansonia CDO 2007-1 Anthracite 2005-HY2 Anthracite CDO III Arbor Realty Mortgage Securities Series 2005- 1 Arbor Realty Mortgage Securities, Series 2004-1 ARCap 2003-1 Resecuritization Trust ARCap 2004-1 Resecuritization Trust Armitage ABS CDO ART CDO 2006-1 Attentus CDO III Auriga CDO AVANTI Funding 2006-1

CDOs Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its released affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed notwithstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, arranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. Avebury Finance CDO PLC Aventine Hill CDO I Ayresome CDO I Bantry Bay CDO I Bernard National Loan Investors Bernoulli High Grade CDO I Bernoulli High Grade CDO II BFC Ajax CDO Biltmore CDO 2007-1 Blue Bell Funding Blue Edge ABS CDO Boyne Valley B.V. Brascan Real Estate CDO, Series 2004-1 Brascan Structured Notes 2005-2 Broadwick Funding Broderick CDO 2 Broderick CDO 3 Broderick CDO I LTD Brooklands Euro Referenced Linked Notes, Series 2004-1 Brookville CDO I Brushfield CDO 2007-1 Burnham Harbor CDO 2006-1 Bushnell Loan Fund Bushnell Loan Fund II Cairn High Grade ABS CDO II Cairn Mezz ABS CDO II Cairn Mezz ABS CDO III Cairn Mezz ABS CDO IV Caldecott CDO I Camber 6 PLC Capital Trust RE CDO 2004-1 Capital Trust RE CDO 2005-1 Caplease CDO 2005-1 Capmark VI Carbon Capital II Real Estate CDO 2005-1 Cascade Funding CDO I Castle Harbor II C-BASS CBO VI C-BASS CBO X C-BASS CBO XI C-BASS CBO XII C-BASS CBO XIII C-BASS CBO XIV C-BASS CBO XIX C-BASS CBO XV C-BASS CBO XVI C-BASS CBO XVIII CBRE Realty Finance CDO 2006-1 CBRE Realty Finance CDO 2007-1 Ceago ABS CDO 2007-1 Centre Square CDO Cetus ABS CDO 2006-1 Cetus ABS CDO 2006-2 Cetus ABS CDO 2006-3 Cetus ABS CDO 2006-4 Cheyne High Grade ABS CDO Cimarron CDO Citius I Funding Class V Funding Class V Funding II Class V Funding III Clifton CDO I Coda CDO 2007-1 Commodore CDO III Commodore CDO V Concord Real Estate CDO 2006-1 Coolidge Funding Corona Borealis CDO Coronado CDO Costa Bella CDO Credico Funding 2 CREST 2003-1 CREST 2004-1 CREST Dartmouth Street, Series 2003-1 CREST Exeter Street Solar 2004-1

CDOs Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its released affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed notwithstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, arranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. CREST, Series 2003-2 Crystal Cove CDO CT CDO III CT CDO IV CTX CDO I Davenport CDO I, Ltd. Davis Square Funding I Davis Square Funding II Davis Square Funding III Davis Square Funding IV Davis Square Funding V Davis Square Funding VII Dekania CDO I Dekania CDO II Dekania Europe CDO 1 Dekania Europe CDO II Dekania Europe CDO III Diogenes CDO I Diversey Harbor ABS CDO Duke Funding HG 1 Duke Funding V Duke Funding VI Duke Funding VII Duke Funding XI Dunhill ABS CDO Durant CDO 2007-1 E Trade ABS CDO II E Trade ABS CDO III E Trade ABS CDO IV ESP Funding I Euler ABS CDO I Euromax IV MBS Euromax V ABS Excalibur Funding No. 1 Fairfield Street Solar, Series 2004-1 FAXTOR ABS 2005-1 B.V. Faxtor HG 2007-1 FMC Real Estate CDO 2005-1 Forge ABS High Grade CDO I Fort Dearborn CDO I Fort Denison Funding Fort Duquesne CDO 2006-1 Fort Point CDO II Fort Sheridan ABS CDO Fourth Street Funding Fox Trot CDO Gemstone Gemstone CDO II Gemstone CDO III Gemstone CDO IV Gemstone CDO V Gennaker I CDO G-FORCE CDO, Series 2003-1 G-FORCE CDO, Series 2006-1 Glacier Funding CDO I Glacier Funding CDO II Glacier Funding CDO III Glacier Funding CDO IV Glacier Funding CDO V Gloucester Street ABS CDO I GoldenTree Capital Opportunities Gramercy Real Estate CDO 2005-1 GSC ABS CDO 2006-1C LTD GSC ABS CDO 2006-2M LTD GSC ABS CDO 2006-3G GSC ABS CDO 2006-4U GSC CDO 2007-1R G-STAR 2003-3 G-STAR 2004-4 G-STAR 2005-5 Guggenheim Structured Real Estate Funding 2005-1 Hamilton Gardens CDO Harp High Grade CDO I Hartshorne CDO I HG-COLL 2007-1

CDOs Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its released affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed notwithstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, arranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. High Grade Structured Credit CDO 2005-1 High Grade Structured Credit CDO 2007-1 Highgate ABS CDO Highland Park CDO I Highridge ABS CDO I Highridge ABS CDO II Hillcrest CDO I House of Europe Funding IV Hout Bay 2006-1 Hout Bay 2006-1 Trust HSPI Diversified CDO Fund II Hudson Mezzanine Funding 2006-2 Huntington CDO IMAC CDO 2006-1 IMAC CDO 2007-2 Independence IV CDO Independence V CDO Independence VI CDO Independence VII CDO Ipswich Street CDO Ischus CDO I Ischus CDO II Ischus Mezzanine CDO III Ischus Mezzanine CDO IV Ischus Synthetic ABS CDO 2006-1 Ischus Synthetic ABS CDO 2006-2 Istana High Grade ABS CDO I IXIS ABS CDO 2 IXIS ABS CDO 3 IXIS ABS CDO I Jupiter High-Grade CDO Jupiter High-Grade CDO II Jupiter High-Grade CDO III Jupiter High-Grade CDO IV Jupiter High-Grade CDO V Jupiter High-Grade CDO VI Jupiter High-Grade CDO VII Kent Funding Kent Funding II Kent Funding III Khaleej II CDO Kleros Preferred Funding Kleros Preferred Funding II Kleros Preferred Funding III Kleros Preferred Funding IV Kleros Preferred Funding V Kleros Preferred Funding VII Kleros Real Estate CDO I Kleros Real Estate CDO II Kleros Real Estate CDO III Kleros Real Estate CDO IV Klio Funding Klio Funding II Klio III Funding Klio Structured Investments 2005-1 Lacerta ABS CDO 2006-1 Laguna Seca Funding I Lakeside CDO I Lakeside CDO II Lancer Funding II Legg Mason Real Estate CDO II Lenox CDO Lenox Street 2007-1 Lexington Capital Funding Lexington Capital Funding II Lexington Capital Funding III Lexington Capital Funding V Libertas Preferred Funding I Libertas Preferred Funding III Libertas Preferred Funding IV Libertas Preferred Funding V Liberty Harbour CDO 2005-1 Liberty Harbour II CDO Libra CDO Lincoln Avenue ABS CDO LNR CDO III, Series 2005-1

CDOs Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its released affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed notwithstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, arranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. LNR CDO IV, Series 2006-1 LNR CDO V, Series 2007-1 LNR CDO VI, Series 2007-2 LNR CDO, Series 2003-1 Longridge ABS CDO I Longshore CDO Funding 2007-3 Longstreet CDO I Madaket Funding I Mantoloking CDO 2006-1 Marathon Real Estate CDO 2006-1 Marathon Structured Finance CDO I Mars CDO I Maxim High Grade CDO I Maxim High Grade CDO II Mayflower CDO I McKinley Funding Mercury CDO II Mercury CDO III Mercury CDO, Series 2004-1 Midori CDO Millennium Park CDO I Millstone III CDO MKP CBO III MKP CBO IV Momentum Capital Fund Monroe Harbor CDO 2005-1 Montauk Point CDO Montauk Point CDO II Monterey CDO Montrose Harbor CDO I Mugello ABS CDO 2006-1 Mulberry Street CDO II Mystic Point CDO Nautilus RMBS CDO I Nautilus RMBS CDO V Neo CDO 2007-1 Neptune CDO 2004-1 Neptune CDO II Newbury Street CDO Newcastle CDO II Newcastle CDO III Newcastle CDO IV Newcastle CDO IX Newcastle CDO V Newcastle CDO VI Newcastle CDO VII Newcastle CDO VIII Newcastle CDO X Nordic Valley 2007-1 CDO Norma CDO I North Cove CDO North Cove CDO II North Cove CDO III Northlake CDO I Northwall Funding CDO I N-Star Real Estate CDO I N-Star Real Estate CDO II N-Star Real Estate CDO III N-Star Real Estate CDO IX N-Star Real Estate CDO V N-Star Real Estate CDO VII Octans I CDO Orient Point CDO Orient Point CDO II Pacific Bay CDO Palmer ABS CDO 2007-1 Panther CDO III Panther CDO IV Panther CDO V Parapet 2006 Parkridge Lane Structured Finance Special Opportunities CDO I PASA Funding 2007 Pine Mountain CDO Pine Mountain CDO II Pinnacle Point Funding

CDOs Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its released affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed notwithstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, arranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. Pinnacle Point Funding II Pioneer Valley Structured Credit CDO I Plettenberg Bay CDO Point Pleasant Funding 2007-1 Port Jackson CDO 2007-1 Porter Square CDO I Porter Square CDO II PPM Riviera Loan Fund Prima Capital CDO 2005-1 Proventus European ABS CDO PSION Synthetic CDO I PLC PULS CDO 2006-1 PULS CDO 2007-1 Putnam Structured Product CDO 2002-1 Putnam Structured Product Funding Series 2003-1 Pyxis ABS CDO 2006-1 Pyxis ABS CDO 2007-1 Raffles Place Funding Reservoir Funding Resource Real Estate Funding CDO 2006-1 Resource Real Estate Funding CDO 2007-1 Rhodium 1 River North CDO Robeco High Grade CDO I Rockbound CDO I Rockville CDO I Sandelman Finance 2006-1 Sandstone CDO Saturn Ventures 2004 - Fund America Inves- tors III Saturn Ventures 2005-1 Saturn Ventures I Saturn Ventures II Scorpius CDO SERVES 2006-1 SERVES, Series 2004-1 Sherwood Funding CDO Sherwood Funding CDO II LTD Silver Elms CDO Silver Marlin ABS CDO I Solstice ABS CBO III Sorin Real Estate CDO II LTD Sorin Real Estate CDO III LTD South Coast Funding III South Coast Funding IV South Coast Funding IX South Coast Funding V South Coast Funding VI South Coast Funding VII South Coast Funding VIII Squared CDO 2007-1 STACK 2004-1 STACK 2005-2 STACK 2007-2 Stanton ABS I PLC Stanton MBS I STATIC Residential CDO 2005-A STAtic ResidenTial CDO 2005-B STAtic ResidenTial CDO 2005-C STAtic ResidenTial CDO 2006-A STAtic ResidenTial CDO 2006-B STAtic ResidenTial CDO 2006-C Stone Tower CDO III Straits Global ABS CDO I Streeterville ABS CDO Summer Street 2005-HG1 Summer Street 2007-1 Summit RMBS CDO I Taberna Europe CDO I Taberna Europe CDO II TABERNA Preferred Funding I TABERNA Preferred Funding II TABERNA Preferred Funding III TABERNA Preferred Funding IV LTD TABERNA Preferred Funding VI TABERNA Preferred Funding VIII

CDOs Deal Names* * Should an RMBS or CDO inadvertently be listed notwithstanding that Bank of America or one of its released affiliates served solely as trustee, that securitization will be treated as if it were not listed. Should an RMBS or CDO consisting of, or backed by, RMBS or residential mortgages inadvertently not be listed notwithstanding that Bank of America or one of its released affiliates served as the structurer, underwriter, arranger, dealer, collateral manager, depositor, or issuer, that RMBS or CDO will be treated as if it were listed. TABS 2004-1 TABS 2005-2 Oakville TABS 2005-3 TABS 2005-4 Tahoma CDO Tahoma CDO II Tahoma CDO III Tallships Funding Tasman CDO Tazlina Funding CDO I Tazlina Funding CDO II Term CDO 2007-1 TIAA Real Estate CDO, Series 2003-1 Toro ABS CDO I Toro ABS CDO II Tourmaline CDO II LTD. Triaxx Prime CDO 2006-1 Triaxx Prime CDO 2006-2 Triaxx Prime CDO 2007-1 Tricadia CDO 2004-2 Tricadia CDO 2006-7 Verde CDO Vermeer Funding Vermeer Funding II Vertical ABS CDO 2005-1 Vertical CDO 2003-1 Vertical CDO 2004-1 Volans Funding 2007-1 Webster CDO I West Coast Funding I West Trade Funding CDO I West Trade Funding CDO II West Trade Funding CDO III Western Springs CDO Whately CDO I Whitehawk CDO Funding Wicker Park CDO I Witherspoon CDO Funding Wrightwood Capital Real Estate CDO 2005-1 Zenith Funding

SETTLEMENT AND RELEASE AGREEMENT This Settlement and Release Agreement ("Agreement") is made as of this 20th day of August, 2014, by, between, and among the following undersigned parties (collectively, "Parties," and each a "Party"): the Federal Deposit Insurance Corporation ("FDIC") as Receiver for 1st Pacific Bank of California, the FDIC as Receiver for Affinity Bank, the FDIC as Receiver for CF Bancorp, the FDIC as Receiver for Citizens National Bank ("FDIC-R-Citizens"), the FDIC as Receiver for Colonial Bank ("FDIC-R-Colonial"), the FDIC as Receiver for Eurobank, the FDIC as Receiver for First Banking Center, the FDIC as Receiver for First Dupage Bank, the FDIC as Receiver for Franklin Bank, S.S.B. ("FDIC-R-Franklin"), the FDIC as Receiver for Guaranty Bank ("FDIC-R-Guaranty"), the FDIC as Receiver for Horizon Bank, the FDIC as Receiver for Imperial Capital Bank, the FDIC as Receiver for Independent Bankers Bank, the FDIC as Receiver for Los Padres Bank, the FDIC as Receiver for Palos Bank &Trust Co., the FDIC as Receiver for Platinum Community Bank ("FDIC-R-Platinum"), the FDIC as Receiver for Prosperan Bank, the FDIC as Receiver for SCB Bank, the FDIC as Receiver for Security Savings Bank ("FDIC-R-Security"), the FDIC as Receiver for ShoreBank, the FDIC as Receiver for Statewide Bank, the FDIC as Receiver for Strategic Capital Bank ("FDIC-R-Strategic"), the FDIC as Receiver for United Western Bank, F.S.B. ("FDIC-R-UWB"), the FDIC as Receiver for USA Bank, the FDIC as Receiver for Venture Bank, and the FDIC as Receiver for Warren Bank (the FDIC in its capacity as receiver for each of the Failed Banks referred to as "FDIC-R"),1 on the one hand, and Bank of America Corporation, Banc of America Funding Corporation, Banc of America Securities LLC, Banc of America Mortgage Securities, Inc., Bank of America, N.A., NB Holdings, Inc., Countrywide Financial Corporation, Countrywide Securities Corporation, Countrywide Home Loans, Inc., CWMBS, Inc., CWALT, Inc., CWABS, Inc., CWHEQ, Inc., Countrywide Capital Markets, LLC, Merrill Lynch Mortgage Capital Inc., Merrill Lynch Mortgage Investors Inc., and Merrill Lynch, Pierce, Fenner &Smith Inc. (collectively, `BofA Entities"), on the other. wxE~As: The Failed Banks were depository institutions organized and existing under the laws of United States and certain States. When each Failed Bank was closed, the FDIC was appointed Receiver pursuant to 12 U.S.C. § 1821(c). In accordance with 12 U.S.C. § 1821(d), the FDIC as Receiver succeeded to all rights, titles, powers and privileges of each Failed Bank, including those with respect to its assets. 1st Pacific Bank of California, Affinity Bank, CF Bancorp, Citizens National Bank, Colonial Bank, Eurobank, First Banking Center, First Dupage Bank, Franklin Bank, S.S.B., Guaranty Bank, Horizon Bank, Imperial Capital Bank, Independent Bankers Bank, Los Padres Bank, Palos Bank &Trust Co., Platinum Community Bank, Prosperan Bank, SCB Bank, Security Savings Bank, ShoreBank, Statewide Bank, Strategic Capital Bank, United Western Bank, F.S.B., USA Bank, Venture Bank, and Warren Bank will collectively be referred to herein as the "Failed Banks." -1-

Among the assets of the Failed Banks to which the FDIC-R succeeded were any and all of the Failed Banks' claims, demands, and causes of action arising from any action or inaction related to any loss incurred by the Failed Banks.

FDIC-R-7[2] commenced 14 residential mortgage-backed securities ("RMBS") lawsuits against BofA Entities ("RMBS Actions").[3] A list of the Certificates in the RMBS Actions is set forth in Exhibit A.

In *Maine State Retirement System v. Countrywide Fin. Corp.*, Case No. 10-cv-302-MRP, *Luther v. Countrywide Fin. Corp.*, Case No. 12-cv-5125-MRP, and *Western Conference of Teamsters Pension Trust Fund v. Countrywide Fin. Corp.*, Case No. 12-cv-5122-MRP (C.D. Cal.) ("Class Actions"), FDIC-R-19[4] objected to the proposed class action settlements ("Class Actions Objection"). A list of the Certificates in the Class Action Objection is set forth in Exhibit B. FDIC-R-19's appeals of the district court's order granting final approval of the class action settlement in those cases are pending in the U.S. Court of Appeals for the Ninth Circuit, Appeal Nos. 14-55121, 14-55128, and 14-55120.

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[2] FDIC-R-7 are: FDIC-R-Citizens, FDIC-R-Colonial, FDIC-R-Franklin, FDIC-R-Guaranty, FDIC-R-Security, FDIC-R-Strategic, and FDIC-R-UWB.

[3] The RMBS Actions are: *FDIC as Receiver for United Western Bank, F.S.B. v. Countrywide Fin. Corp., et al.*, No. 2:11-cv-10400-MRP (C.D. Cal.); *FDIC as Receiver for Franklin Bank, S.S.B. v. Countrywide Securities Corp., et al.*, No. 12-cv-03279-MRP (C.D. Cal.); *FDIC as Receiver for Citizens National Bank and as Receiver for Strategic Capital Bank v. Bear Stearns Asset Backed Securities I LLC, et al.*, No. 12 Civ. 4000 (S.D.N.Y.); *FDIC as Receiver for Guaranty Bank v. Merrill Lynch, et al.*, No. 1:14-cv-00126-SS (W.D. Tex.); *FDIC as Receiver for Colonial Bank v. Chase Mortgage Finance Corp., et al.*, No. 12 Civ. 6166 (S.D.N.Y.); *FDIC as Receiver for Colonial Bank v. Banc of America Funding Corp., et al.*, No. 03-CV-2012-901035.000 (Cir. Ct. of Montgomery County, Ala.); *FDIC as Receiver for Colonial Bank v. Countrywide Securities Corp., et al.*, No. 12-cv-08317 (C.D. Cal); *FDIC as Receiver for Security Savings Bank v. Banc of America Securities LLC, et al.*, No. 12-cv-06690-MRP (C.D. Cal.); *FDIC as Receiver for United Western Bank, F.S.B. v. Banc of America Funding Corp., et al.*, No. 1:14-cv-00418- PAB-MJW (D. Colo.); *FDIC as Receiver for Guaranty Bank v. Countrywide Securities Corp., et al.*, No. 12-cv-08558-MRP (C.D. Cal.), *on appeal*, No. 13-56675 (9th Cir.); *FDIC as Receiver for Strategic Capital Bank v. Countrywide Fin. Corp., et al.*, No. 12-cv-04354-MRP (C.D. Cal.), *on appeal*, No. 12-57299 (9th Cir.); *FDIC as Receiver for Strategic Capital Bank v. J.P. Morgan Securities LLC, et al.*, No. 12-cv-08415-MRP (C.D. Cal.), *on appeal*, No. 13-56781 (9th Cir.); *FDIC as Receiver for Colonial Bank v. Countrywide Securities Corp., et al.*, No. 12-cv-06911-MRP, *on appeal*, No. 13-56783 (9th Cir.); and *FDIC as Receiver for Security Savings Bank v. Countrywide Fin. Corp., et al.*, No. 12-cv-06692-MRP (C.D. Cal.), *on appeal* No. 13-56613 (9th Cir.).

[4] FDIC-R-19 are: FDIC as Receiver for 1st Pacific Bank of California, FDIC as Receiver for Affinity Bank, FDIC as Receiver for CF Bancorp, FDIC-R-Citizens, FDIC as Receiver for Eurobank, FDIC as Receiver for First Banking Center, FDIC as Receiver for First Dupage Bank, FDIC as Receiver for Horizon Bank, FDIC as Receiver for Imperial Capital Bank, FDIC as Receiver for Independent Bankers Bank, FDIC as Receiver for Los Padres Bank, FDIC as Receiver for Palos Bank & Trust Co., FDIC as Receiver for Prosperan Bank, FDIC as Receiver for SCB Bank, FDIC as Receiver for ShoreBank, FDIC as Receiver for Statewide Bank, FDIC as Receiver for USA Bank, FDIC as Receiver for Venture Bank, and FDIC as Receiver for Warren Bank.

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Bank of America, N.A. commenced (1) a lawsuit against FDIC-R-Colonial and FDIC-R- Platinum in the U.S. District Court for the District of Columbia, Bank ofAmerica, N.A. v. FDIC in its capacity as Receiver for Colonial Bank and in its capacity as Receiver for Platinum Community Bank, Case No. 1:10-cv-01681-BJR (the "Ocala Action"), and (2) a lawsuit against FDIC-R-Colonial in the U.S. District Court for the District of Columbia, Bank ofAmerica, N.A. v. Federal Deposit Insurance Corporation, Case No. 1:13-cv-01119-BJR (the "APA Action"). FDIC-R-Colonial commenced counterclaims in the Ocala Action against Bank of America, N.A. In connection with the Ocala Action and the APA Action, a law firm representing Bank of America, N.A., has commenced a lawsuit under the Freedom of Information Act in the U.S. District Court for the District of Columbia, Hunton &Williams v. Federal Deposit Insurance Corporation, Case No. 1:13-cv-Ol 123-BJR (the "FOIA Action"). The BofA Entities deny all liability with respect to all claims that the FDIC-R has brought or threatened to bring on behalf of the Failed Banks. FDIC-R-Colonial and FDIC-R- Platinum deny all liability with respect to the Ocala Action. FDIC-R-Colonial denies all liability with respect to the APA Action. FDIC denies all liability with respect to the FOIA Action. The Parties deem it in their best interests to enter into this Agreement to avoid the uncertainty, trouble, and expense of further litigation of the RMBS Actions, the Class Action Objection, the Ocala Action, the APA Action, and the FOIA Action (collectively, "Actions"). NOW, THEREFORE, in consideration of the promises, undertakings, payments, and releases stated herein, the sufficiency of which consideration is hereby acknowledged, the Parties agree, each with the other, as follows: 1. Payment. As an essential covenant and condition to this Agreement, and as consideration for the releases and dismissals contained herein, certain of the BofA Entities shall pay or cause to be paid ONE BILLION, THIRTY-ONE MILLION DOLLARS ($1,031,000,000.00) to the FDIC-R ("Settlement Funds") in accordance with the terms of the agreement dated August 20, 2014, among the United States Department of Justice ("DOJ"), those BofA Entities and certain States (the "DOJ Agreement"). In the event that the Settlement Funds are not delivered to the DOJ in accordance with the terms of the DOJ Agreement, interest shall accrue on all unpaid amounts at the rate of 5 percent per annum from the date the payment was due under the terms of the DOJ Agreement, which shall be no earlier than October 1, 2014, until the date the DOJ receives payment. Without waiving any other rights that the FDIC-R may have, in the event that all Settlement Funds are not received by the DOJ in accordance with the terms of the DOJ Agreement, or all accrued interest is not received by the DOJ within a reasonable time, then the FDIC-R, in its sole discretion, shall have the right to declare this Agreement null and void, shall have the right to extend this Agreement for any period of time until it receives all Settlement Funds (including all accrued interest), and/or shall have the right to enforce this Agreement, in which event the BofA Entities agree to jurisdiction in the United States District Court for the District of Columbia. The prevailing party in any -3-

such litigation agrees to pay the other's reasonable attorney's fees. Any decision by the FDIC-R to extend the terms of this Agreement or to accept a portion of the Settlement Funds shall not prejudice its rights to declare this Agreement null and void at any time prior to receipt by the DOJ of all Settlement Funds (including all accrued interest) or to enforce the terms of this Settlement Agreement; provided however, that in the event the FDIC-R declares this Agreement null and void, the FDIC-R will return to the BofA Entities any and all amounts paid to it under this Agreement. 2. Dismissals. a. Upon receipt of the Settlement Funds by the DOJ, (i) the FDIC-R-7 shall move to dismiss the BofA Entities from the RMBS Actions with prejudice, including dismissing all appeals filed in such actions; (ii) FDIC-R-19 shall withdraw from the Class Actions, including by withdrawing its Class Action Objections with prejudice and dismissing any pending appeals related to the Class Action Objections with prejudice, and shall not take any action to oppose (A) the settlement of the Class Actions (including providing assistance to any other objector) or (B) any amendment or modification thereto; and (iii) FDIC-R- Colonial shall move to dismiss Bank of America, N.A. from the Ocala Action with prejudice. b. Upon the FDIC-R's submission of motions or other appropriate papers to dismiss Bank of America, N.A. from the Ocala Action, Bank of America, N.A. shall (i) move to dismiss FDIC-R-Colonial and FDIC-R-Platinum from the Ocala Action with prejudice, (ii) move to dismiss the FDIC-R-Colonial from the APA Action with prejudice, and (iii) instruct its attorneys to enter into a stipulation with FDIC to dismiss the FOIA Action with prejudice. c. The FDIC-R and the BofA Entities agree to enter into stipulations providing that the dismissals in the Actions, including the FOIA Action, shall be with prejudice, with each party to bear its own costs and attorney's fees. 3. FDIC-R Releases. Upon dismissal of the Actions with prejudice, the FDIC-R hereby releases and discharges the BofA Entities and all of their respective current or former direct or indirect parents, subsidiaries, and affiliates, together with each of their respective successors and each of their respective current or former shareholders, officers, directors, employees, attorneys and other agents, but solely in their capacities as such (collectively, the `BofA Entities Releasees"), from any and all claims, demands, actions, causes of action, and liabilities of any type, whether known or unknown, whether asserted or unasserted, whether disclosed or undisclosed, whether accrued or unaccrued, whether fixed or contingent, whether direct or indirect, and whether at law or in equity, based upon or relating to: a. any Failed Bank's purchase, ownership, or sale of the RMBS certificates identified on Exhibit A or Exhibit B, including but not limited to the facts, transactions, representations, or omissions alleged in the complaints and amended complaints filed in the RMBS Actions and the Class Actions (the FDIC-R does not release its claims against the non-BofA Entities .defendants in the RMBS Actions); and b. the facts and circumstances alleged in the counterclaims filed by FDIC-R- Colonial in the Ocala Action. 4. BofA Entities Releases. Upon dismissal of the Actions with prejudice, the BofA Entities, on behalf of themselves and the other BofA Entities Releasees, hereby release and discharge the FDIC-R and the FDIC, and their current or former employees, officers, directors, representatives, successors, and assigns, from any and all claims, demands, actions, causes of action, and liabilities of any type, whether known or unknown, whether asserted or unasserted, whether disclosed or undisclosed, whether accrued or unaccrued, whether fixed or contingent, whether direct or indirect, and whether at law or in equity, based upon or relating to the facts, transactions, representations, or omissions alleged in the complaints and amended complaints filed in the Actions. 5. Release of Certain Indemnification Claims Against FDIC Corporate and Against FDIC as Receiver. The BofA Entities hereby irrevocably waive any rights that they otherwise might have to seek (and in any event agree that they shall not seek) any form of indemnification, reimbursement or contribution from the FDIC in any capacity, including the FDIC in its Corporate Capacity or the FDIC in its Receiver Capacity, for any payment that is a portion of the Settlement Funds or the Amount set forth in Paragraph 1 of the DOJ Agreement or of the Consumer Relief set forth in Paragraph 2 of the DOJ Agreement, including payments to the United States and the States (California, Delaware, Illinois, Kentucky, Maryland, and New York), made pursuant to Paragraphs 1 and 2 of the DOJ Agreement. 6. Release of Unknown Claims. Each of the FDIC-R and the BofA Entities acknowledge that they have been advised by their attorneys concerning, and are familiar with, California Civil Code Section 1542 and expressly waive any and all provisions, rights, and benefits conferred by California Civil Code Section 1542 or any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to the provisions of the California Civil Code Section 1542, including that provision itself, which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR." The Parties acknowledge that inclusion of the provisions of this Paragraph 6 of this Agreement was a material and separately bargained-for element of this Agreement. The Parties further acknowledge that the releases granted herein are specific releases, not general releases. -5-

7. Authority. The FDIC-R represents that under the Federal Deposit Insurance Act, the FDIC is authorized to be appointed as receiver for failed depository institutions and that it succeeded to all rights, titles, powers, and privileges of the Failed Banks, and any shareholder, member, accountholder, depositor, officer, and director of the Failed Banks with respect to each Failed Bank and the assets of that Failed Bank, including, but not limited to, the Failed Banks' claims against the BofA Entities. The FDIC-R further represents that it is empowered to sue and complain in any court of law to pursue, inter alia, the claims against the BofA Entities asserted in the Actions. Each Party represents that it has full authority to enter into this Agreement and that it has the full power and authority to bind such Party to each and every provision of the Agreement. 8. Certain FDIC Claims Not Released. Notwithstanding the releases in Paragraph 3 above, the FDIC, in any capacity, shall not release, and expressly preserves fully and to the same extent as if the Agreement had not been executed (provided, that this provision shall not be construed as an acknowledgment that any such claims or causes of action exist or are valid): a. any claims or causes of action against the BofA Entities or any other person or entity for liability, if any, incurred as the maker, endorser or guarantor of any promissory note or indebtedness payable or owed by them to the FDIC, to any financial institutions in receivership, to other financial institutions, or to any other person or entity (including without limitation any claims acquired by the FDIC as successor in interest to any financial institutions in receivership or any person or entity, excluding for avoidance of doubt any claims or causes of action expressly released in the Agreement); b. any claims or causes of action against the BofA Entities or any other person or entity relating in any way to the London Interbank Offered Rate; c. any claims or causes of action against the BofA Entities or any other person relating in any way to the BofA Entities' performance of duties or obligations as trustee for structured finance securities, including, but not limited to RMBS, purchased by any failed financial institution; d. any claims or causes of action by the FDIC in any capacity other than as Receiver for the Failed Banks; and e. any claims or causes of action against any person or entity not expressly released in this Agreement. 9. Enforcement. Except as otherwise expressly stated herein, nothing in the Agreement shall be construed or interpreted as limiting, waiving, releasing or compromising the jurisdiction and authority of the FDIC in the exercise of its supervisory or regulatory authority or to diminish its ability to institute administrative enforcement proceedings seeking removal, prohibition, or any other administrative enforcement action which may arise by operation of law, rule, or regulation. 10. Actions of the United States. Notwithstanding any other provision of this Agreement, this Agreement shall not be construed as or interpreted as waiving, or intending to waive, any claims that could be brought by the United States ox any department, agency, or instrumentality thereof (other than the FDIC-R), including, but not limited to, through the United States Department of Justice or any United States Attorney's Office. 11. No Confidentiality. The BofA Entities and the FDIC-R acknowledge and agree that this Agreement shall not be confidential and will be disclosed pursuant to the FDIC's applicable policies, procedures, and other legal requirements. 12. No Admission of Liability. The Parties each acknowledge and agree that the matters set forth in this Agreement constitute the settlement and compromise of disputed claims and that the Agreement is not an admission or evidence of liability or the insufficiency of any defense by any of them regarding any claim, all of which are expressly disputed. The Parties further acknowledge that they may not base any claim of waiver or estoppel in any other matter upon the execution of the Agreement or payment of consideration described herein. 13. Representations and Acknowledgements. a. Execution in Counterparts. This Agreement may be executed in counterparts by one or more of the Parties and all such counterparts when so executed shall together constitute the final Agreement, as if one document had been signed by all Parties hereto; and each such counterpart, upon execution and delivery, shall be deemed a complete original, binding the Party or Parties subscribed thereto upon the execution by ail Parties to the Agreement. b. Bindin Eg ffect. Each of the Parties represents and warrants that they are a Party hereto or are authorized to sign this Agreement on behalf of the respective Party, and that they have the full power and authority to bind such Party to each and every provision of the Agreement. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, representatives, successors and assigns. c. Choice of Law. This Agreement shall be interpreted, construed and enforced according to applicable federal law, or in its absence, the laws of the state of New York, without regard to conflicts of law principles. d. Jurisdiction. All Parties hereto submit to the personal jurisdiction of the United States District Court for the District of Columbia for purposes of implementing and enforcing the settlement embodied in this Agreement. -7-

e. Entire Agreement and Amendments. Except as otherwise provided herein, .this Agreement constitutes the entire agreement and understanding between and among the Parties concerning the matters set forth herein and replaces all prior negotiations and terms proposed or discussed, whether in writing or orally, about such matters. The Agreement may not be amended or modified except by another written instrument signed by the Parties. f. Reasonable Cooperation. The Parties agree to cooperate in good faith to effectuate all the terms and conditions of this Agreement, including doing or causing their agents and attorneys to do whatever is reasonably necessary to effectuate the signing, delivery, and execution of any documents necessary to perform the terms of this Agreement. g. Advice of Counsel. Each Party hereby acknowledges that it has consulted with and obtained the advice of counsel prior to executing this Agreement, and that the Agreement has been explained to that Party by his or her counsel. h. Notices. Notices required by this Agreement shall be communicated by email and any form of overnight mail or in person to: Federal Deposit Insurance Corporation Attn: Deputy General Counsel —Litigation and Resolutions Branch 3501 Fairfax Drive Arlington, VA 22226 With copies to: Federal Deposit Insurance Corporation Attn: Assistant General Counsel — Professional Liability &Financial Crimes Section 3501 Fairfax Drive Arlington, VA 22226 and Federal Deposit Insurance Corporation Attn: Assistant General Counsel — General Litigation Section 3501 Fairfax Drive Arlington, VA 22226 and

David J. Grais (dgrais@graiselisworth.com) Grais &Ellsworth LLP 1211 Avenue of the Americas New York, New York 10036 and Benjamin L. Bailey (bbailey@baileyglasser.com) Bailey &Glasser LLP 209 Capitol Street Charleston, VW 25301 Attorneys for FDIC-R Brian E. Pastuszenski (bpastuszenski@goodwinprocter.com) Inez H. Friedman-Boyce (ifriedmanboyce@goodwinprocter.com) Goodwin Procter LLP Exchange Place 53 State Street Boston, Massachusetts 02109 FTT:I Marc T.G. Dworsky (marc.dworsky@mto.com) James C. Rutten (james.rutten@mto.com) Munger, Tolles &Olson LLP 355 South Grand Avenue, 35th Floor Los Angeles, California 90071 Attorneys for the BofA Entities IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by each of them or their duly authorized representatives on the dates hereinafter subscribed. ~~

FDIC AS RECEIVER FOR 1ST PACIFIC BANK OF CALIFORNIA; FDIC AS RECEIVER FOR AFFINITY BANK; FDIC AS RECEIVER FOR CF BANCORP; FDIC AS RECEIVER FOR CITIZENS NATIONAL BANK; FDIC AS RECEIVER FOR COLONIAL BANK; FDIC AS RECEIVER FOR EUROBANK; FDIC AS RECEIVER FOR FIRST BANKING CENTER; FDIC AS RECEIVER FOR FIRST DUPAGE BANK; FDIC AS RECEIVER FOR FRANKLIN BANK, S.S.B.; FDIC AS RECEIVER FOR GUARANTY BANK; FDIC AS RECEIVER FOR HORIZON BANK; FDIC AS RECEIVER FOR IMPERIAL CAPITAL BANK; FDIC AS RECEIVER FOR INDEPENDENT BANKERS BANK; FDIC AS RECEIVER FOR LOS PADRES BANK; FDIC AS RECEIVER FOR PALOS BANK & TRUST CO.; FDIC AS RECEIVER FOR PLATINUM COMMUNITY BANK; FDIC AS RECEIVER FOR PROSPERAN BANK; FDIC AS RECEIVER FOR SCB BANK; FDIC AS RECEIVER FOR SECURITY SAVINGS BANK; FDIC AS RECEIVER FOR SHOREBANK; FDIC AS RECEIVER FOR STATEWIDE BANK; FDIC AS RECEIVER FOR STRATEGIC CAPITAL BANK; FDIC AS RECEIVER FOR UNITED WESTERN BANK, F.S.B.; FDIC AS RECEIVER FOR USA BANK; FDIC AS RECEIVER FOR VENTURE BANK; AND FDIC AS RECEIVER FOR WARREN BANK

Date: Aug. 20, 2014

BY: Floyd I. Robinson

PRINT NAME: Floyd I. Robinson

TITLE: Acting Deputy General Counsel –

Litigation and Resolution Branch

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Exhibit A BAFC 2005-7 2A3 CWALT 2005-81 A4 CWALT 2006-OA2 A7 BAFC 2006-C 2A2 CWALT 2005-83CB B2 CWALT 2007-15CB Al2 BAFC 2006-E 2A4 CWALT 2005-86CB Al CWALT 2007-16CB SA4 BOAR 2005-11 1CB5 CWALT 2005-J10 2A3 CWALT 2007-18CB 2A20 BOAMS 2004-H 2A1 CWALT 2005-J13 lA3 CWALT 2007-SCB lAl BOAMS 2006-A lA2 CWALT 2006-12CB lA8 CWALT 2007-SCB lAl 1 BOAMS 2006-A 2A2 CWALT 2006-21CB B2 CWALT 2007-SCB lA4 CMSI 2007-6 lA4 CWALT 2006-25CB Al CWHL 2005-31 2A1 CWALT 2005-13CB A8 CWALT 2006-26CB A18 CWHL 2005-HYB8 4A2 CWALT 2005-38 A2 CWALT 2006-26CB B2 CWHL 2006-13 1A19 CWALT 2005-41 2A1 CWALT 2006-28CB A14 CWHL 2006-14 AS CWALT 2005-43 lA2 CWALT 2006-28CB A4 CWHL 2006-J1 3A1 CWALT 2005-46CB A14 CWALT 2006-29T1 3A7 CWHL 2007-17 3A1 CWALT 2005-51 3A1 CWALT 2006-29T1 Bl CWHL 2007-3 Al CWALT 2005-52CB A4 CWALT 2006-2CB A13 CWHL 2007-5 A51 CWALT 2005-58 A3 CWALT 2006-2CB A9 CWHL 2007-7 A9 CWALT 2005-62 lA2 CWALT 2006-30T1 lA5 FHAMS 2006-FA7 A4 CWALT 2005-65CB 2A4 CWALT 2006-30T1 2A6 FHAMS 2007-FA2 lA4 CWALT 2005-74T1 Al CWALT 2006-J1 lA6 FHAMS 2007-FA4 lA4 CWALT 2005-74T1 AS CWALT 2006-JS lA5 MANA 2007-F1 2A1 CWALT 2005-76 lA2 CWALT 2006-J8 A2 CWHL 2005-HYB3 2A3A

Exhibit B CWALT 2005-11CB 2A5 CWALT 2006-26CB A2 CWALT 2006-7CB lA9 CWALT 2005-14 2B2 CWALT 2006-27CB A3 CWALT 2006-7CB 3A2 CWALT 2005-26CB Al CWALT 2006-28CB A19 CWALT 2006-8T1 2A3 CWALT 2005-27 3A1 CWALT 2006-28CB A8 CWALT 2006-8T1 2A3 CWALT 2005-30CB lA2 CWALT 2006-29T1 2A5 CWALT 2006-9T1 A7 CWALT 2005-32T1 Al CWALT 2006-2CB A3 CWALT 2006-J1 lA3 CWALT 2005-46CB Al CWALT 2006-30T1 lA3 CWALT 2006-J3 lA5 CWALT 2005-46CB A14 CWALT 2006-31CB A15 CWALT 2006-J8 A2 CWALT 2005-49CB A7 CWALT 2006-31CB A15 CWALT 2007-12T1 Al CWALT 2005-54CB lA5 CWALT 2006-32CB A16 CWALT 2007-19 lA8 CWALT 2005-57CB 3A3 CWALT 2006-32CB A16 CWALT 2007-26R CWALT 2005-59 B2 CWALT 2006-32CB A3 CWALT 2007-2CB lA4 CWALT 2005-75CB A3 CWALT 2006-36T2 2A2 CWALT 2007-2CB 2A3 CWALT 2005-75CB A3 CWALT 2006-40T1 2A4 CWALT 2007-9T1 2A2 CWALT 2005-75CB A4 CWALT 2006-41CB lA7 CWALT 2007-J2 2A1 CWALT 2005-80CB 2A1 CWALT 2006-41CB lA7 CWALT 2007-J2 2A3 CWALT 2005-85CB 2A2 CWALT 2006-42 lA3 CWHL 20.05-16 A4 CWALT 2005-J14 A3 CWALT 2006-43CB lA4 CWHL 2005-16 A9 CWALT 2005-J6 lA5 CWALT 2006-43CB 3B1 CWHL 2005-24 A17 CWALT 2006-11CB lA2 CWALT 2006-4CB 2A3 CWHL 2005-25 A17 CWALT 2006-11CB 2A1 CWALT 2006-ST2 A3 CWHL 2005-HYB6 SAl CWALT 2006-23CB lA6 CWALT 2006-6CB lA8 CWHL 2005-HYB8 lAl CWALT 2006-23CB 2A9 CWALT 2006-7CB 1A16 CWHL 2005-HYB8 2A1 CWALT 2006-26CB Al2 CWALT 2006-7CB lA6 CWHL 2006-10 lAl 1 CWALT 2006-26CB A14 CWALT 2006-7CB lA9 CWHL 2006-18 2A7

Exhibit B

CWHL 2006-18 2A7

CWHL 2006-18 2A7

CWHL 2006-21 A16

CWHL 2006-21 A18

CWHL 2006-HYB1 1A1

CWHL 2006-HYB3 M

CWHL 2006-HYB4 1A1

CWHL 2006-J2 1A1

CWHL 2006-J4 A3

CWHL 2007-2 A15

CWHL 2007-J2 2A4

CWHL 2007-J2 2A5

CWL 2005-13 AF6

CWL 2006-15 A6

CWL 2006-19 2A2

CWL 2006-BC4 2A2

CWL 2007-13 2M1

UNITED STATES OF AMERICA Before the SECURITIES AND EXCHANGE COMMISSION SECURITIES EXCHANGE ACT OF 1934 Release No. ADMINISTRATIVE PROCEEDING File No. In the Matter of BANK OF AMERICA CORPORATION, Respondent. ORDER INSTITUTING CEASE-AND- DESIST PROCEEDINGS PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING CEASE-AND-DESIST ORDER AND CIVIL PENALTY I. The Securities and Exchange Commission (“Commission”) deems it appropriate that public cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”), against Bank of America Corporation (“Respondent” or “Bank of America”). II. In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Bank of America admits the facts contained in Annex A attached hereto and acknowledges that its conduct as set forth in Annex A violated the federal securities law, admits the Commission’s jurisdiction over it and the subject matter of these proceedings, and consents to the entry of this Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and- Desist Order and Civil Penalty (“Order”) as set forth below.

2 III. On the basis of this Order and the Respondent’s Offer, the Commission finds1 that: A. SUMMARY 1. This matter involves the failure by Bank of America to make required disclosures in the Management’s Discussion and Analysis and Results of Operations (“MD&A”) sections of periodic filings. Regulation S-K Item 303 requires a registrant to disclose in its MD&A sections “any known trends or uncertainties that have had or that the registrant reasonably expects will have a material … unfavorable impact on net sales or revenues or income from continuing operations.” The failure to comply with Regulation S- K constitutes a violation of Section 13(a) of the Exchange Act. 2. Between 2004 and the first half of 2008, Bank of America and certain companies that it acquired in the second half of 2008 (the “acquired companies”) sold approximately $2.1 trillion of mortgage loans and residential mortgage backed securities (“RMBS”). Of the $2.1 trillion total, approximately $1.1 trillion were mortgage loans sold to Government-Sponsored Enterprises (“GSEs”), primarily the Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”). The remaining $963 billion were sold to whole loan investors and into private label securitizations, frequently bought by large institutions. Roughly $160 billion of mortgage loans were sold into private label securitizations containing a credit enhancement provided by a monoline insurer. Approximately $1.8 trillion of the overall loan amounts remained outstanding as of December 31, 2009. 3. In connection with the sale of these mortgage loans and RMBS securitizations, and credit enhancements provided by monoline insurers, Bank of America, or the acquired companies, made contractual representations and warranties regarding the underlying mortgage loans. While terms varied by agreement and counterparty, examples of the types of representations and warranties upon which claims could be based included good title, conformity with underwriting guidelines, enforceability of mortgage documents, lien position, and compliance with applicable laws. 4. If a purchaser of these loans or RMBS securitizations determined that there had been a breach of a representation and warranty, the purchaser could assert a claim against Bank of America or the acquired companies and demand that the related mortgage loan be repurchased at its outstanding unpaid principal balance. Bank of America or the acquired companies would review such claims and either agree to repurchase the loan or deny the claim. Pursuant to the review process, Bank of America or the acquired companies might request that the purchaser reconsider that claim. Negotiations could lead 1 The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity, in this or any other proceeding.

3 the counterparty to rescind the claim. When the parties could not reach an agreement as to the resolution of the claim, the claim was considered to be at an impasse. 5. Following the appointment of a conservator for Fannie Mae in September 2008, Bank of America received information indicating that Fannie Mae may be adopting a more aggressive approach to asserting and contesting repurchase claims. Through the second and third quarters of 2009, Fannie Mae increased its rate and volume of repurchase requests. Fannie Mae submitted a combined $3 billion of claims during the final quarter of 2008 and the first three quarters of 2009. During this same time period, Fannie Mae’s rescission rate (the percentage of claims appealed by Bank of America and subsequently rescinded by Fannie Mae) declined. As a result, the number of “contested” or “impasse” Fannie Mae claims grew from $41 million at Q3 2008 to $512 million at Q3 2009 and continued to rise steadily thereafter. During the second and third quarters of 2009, a known uncertainty existed as to whether future repurchase obligations to Fannie Mae would have a material effect on Bank of America’s future income from continuing operations. 6. Between 2004 and 2008, Bank of America and the acquired companies sold approximately $160 billion of RMBS with monoline insurance. Bank of America did not reserve for claims not yet submitted by the monoline insurers, or for claims submitted and rejected by Bank of America, but not rescinded by the monoline insurers. These contested claims increased from $203 million at September 30, 2008 to nearly $1.7 billion at September 30, 2009. During the second and third quarters of 2009, there was a known uncertainty as to whether future costs related to loans Bank of America would ultimately be required to repurchase from the monolines would have a material effect on Bank of America’s future income from continuing operations. 7. Bank of America failed to disclose these known uncertainties in its Forms 10-Q for the second and third quarters of 2009 (filed on August 7, and November 6, 2009). A Bank of America registration statement supplement effective in December 2009 incorporated by reference the periodic filings. In each of these filings, Bank of America’s MD&A failed to comply with the disclosure requirements of Item 303 of Regulation S-K. As a result of its failure to comply with Regulation S-K, Bank of America violated Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-13 thereunder. B. RESPONDENT 8. Bank of America Corporation, a Delaware corporation, is a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. Bank of America’s principal offices are located in Charlotte, North Carolina. Bank of America’s common stock is registered with the Commission pursuant to Section 12(b) of the Exchange Act and trades on the New York Stock Exchange. Bank of America acquired Countrywide Financial Corporation (“Countrywide”) in a transaction which was completed as of July 2008.

4 C. UNCERTAINTIES REGARDING CLAIMS Fannie Mae 9. Between 2004 and 2008, Bank of America sold approximately $1.1 trillion of mortgage loans to the GSEs, including Fannie Mae, which purchased $826 billion or 75% of that amount. 10. The GSEs purchased and securitized mortgage loans as part of their goal to provide government supported funding to the housing market. They were the largest purchasers of mortgage loans and they also had the strongest representations and warranties contact rights. The GSEs had a long history with Countrywide of asserting and resolving repurchase claim requests. 11. Bank of America reserved for GSE repurchase expenses using historical loss experience, including past GSE repurchase rates. 12. From at least 2005 through mid-2008, Fannie Mae served as Countrywide’s GSE “alliance partner.” Under this arrangement, which Bank of America later continued, Countrywide sold most of its mortgage inventory to Fannie Mae. Based on that relationship, Fannie routinely rescinded certain types of claims rather than fully assert its contractual rights to have the repurchase claims paid. 13. By the time Bank of America completed its Countrywide acquisition in July 2008, housing market conditions had deteriorated. On September 6, 2008, the Federal Housing Finance Agency placed both Fannie Mae and Freddie Mac into conservatorship. 14. Through the first three quarters of 2009, Fannie Mae greatly increased the amount of repurchase claims submitted to Bank of America and increased the claim rate per loan default at which it was submitting claims. The claims continued to increase thereafter. Fannie Mae also became more restrictive in rescinding those requests. 15. In addition, there was a continuing increase in accumulated “contested” or “impasse” claims—Fannie Mae repurchase claims reviewed and denied by Bank of America, but which Fannie Mae did not rescind. The cumulative amount of Fannie Mae contested claims grew from $41 million at Q3 2008 to $512 million at Q3 2009 and continued to rise steadily thereafter. 16. Bank of America managers in the Home Loans & Insurance (“HL&I”) division, which was responsible for handling the repurchase claims, were aware of other information which also indicated that Fannie Mae might be adopting a more aggressive repurchase policy. During February 2009, Fannie Mae circulated a draft policy to Bank of America, enunciating a more aggressive approach to repurchase claims. Although that policy did not become effective, Fannie Mae conveyed its intention to alter its position on the resolution of certain types of repurchase claims by promulgating and implementing new policies. In the second and third quarter of 2009, Fannie Mae began to promulgate and implement these new policies, which took a harder line and more contractual rights based

5 approach to certain types of repurchase claims. As a result, Bank of America observed the increase in Fannie Mae contested claims and received reports that detailed the status of representation and warranty repurchase claims. 17. In a letter received by Bank of America on October 20, 2009, Fannie Mae documented its position on “policy misalignments” i.e., disagreements as to the standards which should be applied in resolving claims. The letter stated that Fannie Mae “expects and requires all lenders to honor the terms of their contracts and to abide by the rep and warrant policies.” Monolines 18. Monoline insurers provided credit enhancement in connection with RMBS in the form of a guarantee to RMBS investors that principal and interest payments would be made in the event there was insufficient cash flow from mortgage payments to meet the RMBS obligations. As part of the insurance agreement, Bank of America or the acquired companies made representations and warranties to the monoline insurance company regarding the mortgage loans that made up each insured securitization. 19. Monoline insurance companies insured approximately 17% of the mortgage loans sold by Bank of America and its acquired companies to private label investors, mostly large financial institutions. Between 2004 and 2008, Bank of America and the acquired companies sold approximately $160 billion of RMBS with monoline insurance. 20. Managers in the HL&I division, which was responsible for handling the repurchase claims, received reports that detailed the status of representation and warranty repurchase claims and observed the increase in contested monoline claims. By at least as early as November 24, 2008, Bank of America’s internal auditors identified monoline repurchase claims exposure as an “emerging risk.” Bank of America management was aware of the increasing claims. As one example, in June 2009, an internal Bank of America report contained a “Trends Summary” showing monoline claims outstanding trending up from $326 million in May 2008 to $2.3 billion in May 2009. 21. Bank of America did not reserve for claims not yet submitted, or for claims submitted and rejected by Bank of America, but not rescinded by monolines. The number of defaulted loans within the securitizations was steadily increasing and was forecasted by Bank of America to continue increasing. D. BANK OF AMERICA’S REPRESENTATIONS AND WARRANTIES RESERVING PROCESS 22. Bank of America, at all relevant times, established a reserve for its representations and warranties liability. Bank of America calculated its repurchase reserve using default and severity models, past repurchase data and experience relating to sold loans, and various current conditions—home price index, interest rates, and unemployment rates, for example—existing as of the quarter close.

6 23. The repurchase reserve was calculated by the HL&I line of business, with oversight from the Finance and Accounting team, Risk team, and Internal Audit. Representatives from HL&I and each of these oversight teams participated in twice monthly meetings at which the reserve process and calculation was discussed and evaluated. 24. During the relevant period, Bank of America used one process to calculate a reserve for loans sold to most counterparties and used a different process to calculate its repurchase reserve for the monolines. GSEs 25. The calculation for the reserve associated with GSEs and private investors, including whole loan sales and securitizations, was based on an estimate of lifetime collateral losses calculated for sold loans based on the probability of default, the probability of repurchase, and expected severity. This calculation of expected lifetime repurchase losses was not based on claims that were actually asserted as of any given point in time, or possible future changes in repurchase or rescission rates, but was based on historical loss experience, including past GSE repurchase rates. Monolines 26. During the relevant period, the monoline reserve was calculated differently. Bank of America lacked historical repurchase experience with monoline insurers. Moreover, some of the monolines had begun to resort to litigation. As a result, the monoline reserve was calculated by applying the actual experienced repurchase rate to all approved and “under review” repurchase requests. The expected repurchase rate applied was different for each monoline, based upon the actual computed repurchase rate for prior claims reviewed and adjudged. During the relevant period, the monoline reserve did not include a projection of expected losses for “contested” claims, that is, claims that had been reviewed by Bank of America and refused for repurchase, but not rescinded by the monolines; nor did it anticipate future projected losses on monoline repurchase requests not yet received. E. BANK OF AMERICA’S DISCLOSURE PROCESS Reporting Structure 27. Bank of America was structured for management and disclosure purposes around its various business units. The business units were supported by enterprise control functions, including Finance, Risk, and Legal, and also by Internal Audit. HL&I was one of Bank of America’s business lines. Within the MD&A section of Bank of America’s 2008 Form 10-K, Bank of America described how it managed the various types of risks to which it was subject, identifying the line of business as the first line of defense, enterprise control functions as the second line of defense, and Internal Audit, as the third. 28. Each enterprise control organization had its own reporting line, separate and apart from the business it supported. The Risk organization reported up to the Chief Risk

7 Officer. The Legal Department reported up to the Chief Legal Officer. Each line of business had a Chief Financial Officer and Controller assigned to support the business and those individuals ultimately reported up to Bank of America’s Chief Financial Officer and Chief Accounting Officer, respectively. 29. Representatives of the enterprise control functions participated in HL&I business meetings. Financial Reporting 30. Bank of America had a formal financial reporting process. The financial reporting process began with the preparation of a forecast for the year. Each business line’s Finance and Accounting team prepared an annual forecast, and then undertook weekly and monthly re-forecasting based on the actual data. These data were reviewed and/or incorporated in successive processes until they were aggregated at the corporate level. 31. At month-end and at quarter-end, Bank of America closed its books. During this time, data from across Bank of America were collected. Like every other line of business, HL&I provided monthly written financial reports. In addition, at quarter end, each business line presented its financial results, as well as operational activities, opportunities, and risks. 32. Shortly after the quarter close, the Bank reported its earnings and provided information to analysts and interested parties through the earnings release process. Preparation for the earnings release presentation and filing served as the starting place for the quarterly financial disclosure filing process, which followed immediately thereafter. The analysis for these disclosure efforts was based on the actual data gathered in closing the Bank’s books. 33. During the Relevant Period, after quarter close, relevant Bank personnel evaluated what the Bank needed to disclose in the upcoming quarterly filing. F. THE RELEVANT DISCLOSURES 34. The Forms 10-Q for the second and third quarters of 2009 included a Risk Factor addressing the severe downturn in the United States economy and the impact that falling housing prices, unemployment and underemployment levels, and increasing foreclosures was having on the credit performance of mortgage loans generally and on Bank of America’s business overall. 35. In addition, those periodic filings included a financial statement disclosure that described the nature of the repurchase liability and the dollar amount of loans repurchased from securitization trusts for the period. (Most of the loans, including loans sold to GSEs, were securitized.) The text of the disclosure during this period stated, in relevant part: The Corporation sells loans with various representations and warranties related to, among other things, the ownership of the loan, validity of the lien securing the loan,

8 absence of delinquent taxes or liens against the property securing the loan, the process used in selecting the loans for inclusion in a transaction, the loan’s compliance with any applicable loan criteria established by the buyer, and the loan’s compliance with applicable local, state and federal laws. Under the Corporation’s representations and warranties, the Corporation may be required to either repurchase the mortgage loans with the identified defects or indemnify the investor or insurer. In such cases, the Corporation bears any subsequent credit loss on the mortgage loans. The Corporation’s representations and warranties are generally not subject to stated limits. However, the Corporation’s contractual liability arises only when the representations and warranties are breached. A review of the repurchase amounts disclosed each quarter shows that the amount of repurchased loans from all counterparties was $448 million for 2008 (which comprised only the last two quarters of 2008), reported in the 2008 Form 10-K; $360 million in the first quarter of 2009, $222 million in the second quarter of 2009, and $340 million in the third quarter of 2009. 36. In addition, each quarter’s disclosure noted where in Bank of America’s consolidated financial statement the repurchase reserve and provision was recorded: “The Corporation records its liability for representations and warranties, and corporate guarantees in accrued expenses and other liabilities and records the related expense through mortgage banking income.” 37. The MD&A for the second and third quarter of 2009 included a discussion and table for Mortgage Banking Income, which noted that Mortgage Banking production income included “costs related to representations and warranties given in the sales transaction and other obligations incurred in the sales of mortgage loans.” 38. The Forms 10-Q for the second and third quarters of 2009 did not identify or describe uncertainties relating to (1) Fannie Mae’s more aggressive approach to asserting and contesting repurchase claims and the increasing number of claims and increasing inventory of contested claims from Fannie Mae; or (2) repurchase claims from monoline insurance companies or the amount of future claims and pending contested claims. 39. Bank of America’s 2009 Form 10-K included a Risk Factor relating to the economic conditions, which also added a note disclosing, for the first time, an overall increase in repurchase demands from, and increasing disputes with, loan purchasers and monoline insurers. The same language was included in the MD&A, with the additional bracketed language, which did not appear in the Risk Factor: We have experienced and continue to experience increasing repurchase and similar demands from, and disputes with buyers and insurers. {We expect to contest such demands that we do not believe are valid.} In the event that we are required to repurchase loans that have been the subject of repurchase demands or otherwise provide indemnification or other recourse, this could significantly increase our losses and thereby affect our future earnings.

9 G. APPLICABLE LAW Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-13 require every issuer of a security registered pursuant to Section 12 of the Exchange Act to file with the Commission information, documents, and quarterly reports as the Commission may require, and mandate that periodic reports contain such further material information as may be necessary to make the required statements not misleading. “The reporting provisions of the Exchange Act are clear and unequivocal, and they are satisfied only by the filing of complete, accurate, and timely reports.” SEC v. Savoy Industries, 587 F.2d 1149, 1165 (D.C. Cir. 1978). Rule 12b-20 of the Exchange Act requires an issuer to include in a statement or report filed with the Commission any information necessary to make the required statements in the filing not materially misleading. Item 303 of Regulation S-K requires MD&A as a part of reports filed pursuant to Section 13(a). Item 303(a) of Regulation S-K requires registrants to disclose in annual filings “any known trends or uncertainties that have had or that the registrant reasonably expects will have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations” and “information that the registrant believes to be necessary to an understanding of its financial conditions [or] changes in [its] financial conditions.” Instruction 3 to Item 303(a) further provides that “[t]he discussion and analysis shall focus specifically on material events and uncertainties known to management that would cause reported financial information not to be necessarily indicative of future operating results or of future financial condition. This would include descriptions and amounts of…matters that would have an impact on future operations and have not had an impact in the past….” Item 303(b) applies the identical disclosure requirements to interim reports, specifically stating that MD&A relating to interim period financial statements “shall include a discussion of material changes in those items specifically listed in paragraph (a) of this Item, except that the impact of inflation and changing prices on operations for interim periods need not be addressed.” The Commission reiterated and emphasized these interim period disclosure requirements in an Interpretive Release issued in 1989, stating: “The second sentence of Item 303(b) states that MD&A relating to interim period financial statements ‘shall include a discussion of material changes in those items specifically listed in paragraph (a) of this Item, except that the impact of inflation and changing prices on operations for interim periods need not be addressed.’ As this sentence indicates, material changes to each and every specific disclosure requirement contained in paragraph (a), with the noted exception, should be discussed (emphasis added). The purpose of MD&A is “to give the investor an opportunity to look at the company through the eyes of management by providing both a short and long-term analysis of the business of the company.” SEC Interpretation: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Certain Investment Company Disclosures, Exchange Act Release No. 26831 (May 18, 1989) (“MD&A Release”).

10 The MD&A Release also sets forth a test concerning these disclosure requirements. If a trend, demand, commitment, event or uncertainty is known, management must make two assessments: (1) Is the known trend, demand, commitment, event or uncertainty likely to come to fruition? If management determines that it is not reasonably likely to occur, no disclosure is required; and (2) If management cannot make that determination, it must evaluate objectively the consequences of the known trend, demand, commitment, event or uncertainty, on the assumption that it will come to fruition. Disclosure is then required unless management determines that a material effect on the registrant’s financial condition or results of operations is not reasonably likely to occur. The Commission also has explained that “reasonably likely” is a lower disclosure threshold than “more likely than not.” Commission Statement About Management’s Discussion and Analysis of Financial Condition and Results of Operations, Release Nos. 33-8056 and 34-45321 (January 25, 2002). During the relevant period, Bank of America failed to disclose known material uncertainties relating to (1) whether Fannie Mae had changed their repurchase practices after being put into conservatorship, and the increasing number of claims and increasing inventory of contested claims from Fannie Mae; and (2) the future volume of repurchase claims from monoline insurers and the ultimate resolution of mounting contested monoline claims. With regard to these uncertainties, Bank of America neither determined that they were not reasonably likely to come to fruition, nor determined that, if they came to fruition, they would not have a material impact on income from continuing operations. These uncertainties indicated a material risk to future income from continuing operations. Accordingly, disclosure was required. See Panther Partners, Inc. v. Ikanos Communications, Inc., 681 F.3d 114, 122 (2d Cir. 2012) (concluding that Item 303 required disclosure of known uncertainty regarding potential returns of product and risk to future income). H. VIOLATIONS Based on the foregoing conduct, Bank of America violated Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-13. IV. In view of the foregoing, the Commission deems it appropriate, to impose the sanctions agreed to in Respondent Bank of America’s Offer. Accordingly, pursuant to Section 21C of the Exchange Act, it is hereby ORDERED that:

11 A. Respondent Bank of America cease and desist from committing or causing any violations and any future violations of Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-13 promulgated thereunder. B. Respondent shall, within ten days of the entry of this Order, pay a civil money penalty in the amount of $20 million to the Securities and Exchange Commission. Such payment will be deemed satisfied by Respondents’ payment in accordance with the terms of the agreement dated August 20, 2014 among Bank of America, the United States Department of Justice, and certain States. By the Commission. Jill M. Peterson Assistant Secretary

12 ANNEX A Bank of America admits to the facts set forth below and acknowledges that its conduct violated the federal securities laws. 1. Between 2004 and the first half of 2008, Bank of America and certain companies that it acquired in the second half of 2008 (the “acquired companies”) created and sold approximately 1,300 securitizations comprised of first and second lien residential mortgages. Bank of America and the acquired companies also sold whole loans to investors. The total unpaid principal balance of these mortgage loans at securitization and/or sale during the period was approximately $2.1 trillion. Approximately $1.8 trillion of the overall loan amounts remained outstanding as of December 31, 2009. In connection with the sale of these mortgage loans and RMBS securitizations, and the obtaining of related credit enhancements provided by monoline insurance companies, Bank of America, or the acquired companies, made contractual representations and warranties regarding the underlying mortgage loans. Generally, in response to a claimed breach of a representation or warranty, Bank of America or the acquired companies evaluated whether to repurchase the related mortgage loan at its outstanding unpaid principal balance. 2. Between 2004 and the first half of 2008, Bank of America and the acquired companies sold approximately $826 billion of mortgage loans to Fannie Mae. Beginning in the third quarter of 2008, Bank of America recorded an accounting reserve for its expected liability related to future representation and warranty expenses for these loans based, in part, upon its past loss experience, including experienced Fannie Mae repurchase rates. On September 6, 2008, the Federal Housing Finance Agency placed Fannie Mae into conservatorship. Through the second and third quarters of 2009, Bank of America became aware of information creating uncertainty as to whether Fannie Mae was adopting an approach to representation and warranty repurchase claims which would increase the future costs of Bank of America in connection with such claims. During that period, Fannie Mae greatly increased the amount of repurchase claims submitted to Bank of America and began rescinding claims at a lower rate than it had during previous periods. 3. Monoline insurers provided credit enhancement in connection with RMBS in the form of a guarantee to RMBS investors that principal and interest payments would be made in the event there was insufficient cash flow from mortgage payments to meet the RMBS obligations. Monoline insurance companies insured approximately 17% of the mortgage loans sold by Bank of America and the acquired companies to private investors, mostly large financial institutions. During the period from the third quarter of 2008 through at least the third quarter of 2009, Bank of America did not reserve for claims not yet submitted by the monolines, or for claims received, reviewed and rejected by Bank of America but not rescinded by the monolines. As of the second quarter of 2009, Bank of America was aware of an uncertainty regarding the future costs related to monoline repurchase claims alleging breaches of representations and warranties. Bank of America was aware of an increase in contested monoline claims and had identified monoline repurchase claims exposure as an emerging risk. The number of defaulted loans within the securitizations was forecasted by Bank of America to continue increasing.

13 4. During the second and third quarters of 2009, Bank of America did not disclose that there were known uncertainties relating to (1) whether Fannie Mae had changed its repurchase practices after being put into conservatorship, and the increasing number of overall claims and contested claims from Fannie Mae; and (2) the future volume of repurchase claims from monoline insurers and the ultimate resolution of monoline claims that Bank of America had reviewed and refused to repurchase, but had not been rescinded.